     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE   , 2000
                                                    REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                        SOUTHERN MICHIGAN BANCORP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               MICHIGAN                                 6711                                38-2407501
     (STATE OR OTHER JURISDICTION           (PRIMARY STANDARD INDUSTRIAL                 (I.R.S. EMPLOYER
  OF INCORPORATION OR ORGANIZATION)         CLASSIFICATION CODE NUMBER)                IDENTIFICATION NO.)

                              51 WEST PEARL STREET
                           COLDWATER, MICHIGAN 49036
                                 (517) 279-5500
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                               JAMES T. GROHALSKI
                        SOUTHERN MICHIGAN BANCORP, INC.
                51 WEST PEARL STREET, COLDWATER, MICHIGAN 49036
                                 (517) 279-5500
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

                   JOHN R. COOK, ESQ                                      JOHN R. DRESSER, ESQ.
      MILLER, CANFIELD, PADDOCK AND STONE, P.L.C.                 DRESSER, DRESSER, GILBERT & HAAS, P.C.
                444 WEST MICHIGAN AVENUE                                 112 SOUTH MONROE STREET
             KALAMAZOO, MICHIGAN 49007-3714                              STURGIS, MICHIGAN 49091
                     (616) 383-5832                                           (616) 651-3281

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this registration statement is declared effective and the consolidation of Sturgis Bank & Trust Company and the registrant pursuant to the Agreement and Plan of Consolidation dated as of February 15, 2000 between the registrant and Sturgis Bank & Trust Company, is completed.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                PROPOSED MAXIMUM           PROPOSED
         TITLE OF EACH CLASS OF             AMOUNT TO BE         OFFERING PRICE       MAXIMUM AGGREGATE          AMOUNT OF
      SECURITIES TO BE REGISTERED            REGISTERED         PER SHARE(1)(2)      OFFERING PRICE(1)(2)  REGISTRATION FEE(2)(3)
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, $2.50 par value per
  share.................................  1,300,000 shares           $6.437               $8,368,100               $2,210
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee.

(2) The proposed maximum offering price per share was determined by dividing the proposed maximum aggregate offering price for such shares by the number of shares being registered.

(3) The proposed maximum aggregate offering price is based on, and the registration fee has been computed pursuant to, Rule 457(f)(1) under the Securities Act of 1933, as amended. The proposed maximum aggregate offering price and the registration fee attributable to the shares of common stock of the registrant to be exchanged for shares of common stock of Sturgis Bank & Trust Company are based on the average of the bid and asked price for shares of common stock of Sturgis Bank & Trust Company reported on the over-the-counter bulletin board on June 26, 2000 ($6.437) and the maximum number of such shares (1,300,000 shares) that may be exchanged for the shares of common stock of the registrant being registered.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   COVER PAGE TO PROXY STATEMENT/PROSPECTUS]

                              [STURGIS LETTERHEAD]

                                                                          , 2000

Dear Fellow Stockholder:

     You are cordially invited to a special meeting of stockholders of Sturgis Bank & Trust Company:

     - to approve the proposed consolidation of Sturgis Bank & Trust Company and Southern Michigan Bancorp, Inc.; and

     - to conduct other business properly brought before the meeting.

     If the consolidation is completed, you will receive .398 shares of Southern Michigan Bancorp common stock for each share of Sturgis Bank & Trust Company common stock that you own. Stockholders of Southern Michigan Bancorp will continue to own their existing shares of Southern Michigan Bancorp common stock.
On [             , 2000] the closing price of Southern Michigan Bancorp common
stock was [$          ], making .398 shares of Southern Michigan Bancorp common
stock worth [$          ]. The closing price of Sturgis Bank & Trust Company
common stock on that date was [$          ]. These prices will, however,
fluctuate between now and the consolidation. After the consolidation, Sturgis
Bank & Trust Company stockholders will own about [     %] of the outstanding
Southern Michigan Bancorp common stock and Southern Michigan Bancorp
stockholders will own about [     %] of the outstanding Southern Michigan
Bancorp common stock.

     THE CONSOLIDATION WILL BE TAX-FREE TO YOU FOR FEDERAL INCOME TAX PURPOSES, EXCEPT FOR TAXES ON CASH RECEIVED FOR A FRACTIONAL SHARE. Following the consolidation, you will have an interest in a bank holding company that will be
the                largest bank holding company headquartered in Michigan with
over                million in assets and over                offices.

     Your Board of Directors unanimously recommends that you vote FOR the consolidation.

     This proxy statement/prospectus provides you with detailed information about the matters to be considered at this meeting. We encourage you to read this entire document carefully. You can obtain additional information about Southern Michigan Bancorp from publicly available documents it has filed with the SEC. You can obtain additional information about Sturgis Bank & Trust Company from publicly available documents it has filed with the FDIC.

     YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend this meeting, please take the time to vote by completing and mailing the enclosed proxy card to us as soon as possible in the envelope we have provided.

                                          Leonard L. Eishen
                                          President and Chief Executive Officer

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     This proxy statement/prospectus is dated [             , 2000]. This proxy
statement/prospectus and a proxy card were mailed to the stockholders of Sturgis
Bank & Trust Company on or about [             , 2000].

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON [               , 2000]

     NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Sturgis
Bank & Trust Company will be held at [               , AT        ], local time,
on [               ], 2000, for the following purposes:

     - To consider and vote on a proposal to approve the Agreement and Plan of Consolidation dated as of February 15, 2000 between Southern Michigan Bancorp, Inc. and Sturgis Bank & Trust Company. The consolidation agreement provides for the consolidation of Sturgis Bank & Trust Company and Southern Michigan Bancorp through the merger of Sturgis Bank & Trust Company with a newly formed Michigan savings bank that is a wholly-owned subsidiary of Southern Michigan Bancorp. If the consolidation is completed, Sturgis Bank & Trust Company stockholders will receive .398 shares of Southern Michigan Bancorp common stock for each share of Sturgis Bank & Trust Company common stock that they own. Southern Michigan Bancorp stockholders will continue to own their existing shares of Southern Michigan Bancorp common stock after the consolidation. The consolidation and the exchange of Sturgis Bank & Trust Company common stock for Southern Michigan Bancorp, Inc. common stock, other than for cash paid for any fractional share, will be tax-free to Sturgis Bank & Trust Company and its stockholders for federal income tax purposes.

     - To conduct such other business as may properly come before this meeting or any adjournments or postponements of the meeting.

     Your Board of Directors is not aware of any other business to come before this meeting.

     Sturgis Bank & Trust Company common stock constitutes the only security of Sturgis Bank & Trust Company whose holders are entitled to vote upon the proposals to be presented at this meeting. The close of business on
[             , 2000] has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at this meeting and any adjournments or postponements of the meeting. Only stockholders of record at the close of business on such date are entitled to notice of and to vote at this meeting and any adjournments or postponements of the meeting.

     A complete list of stockholders entitled to vote at this meeting will be available for examination at the meeting.

     YOUR VOTE IS VERY IMPORTANT. Please sign, date and return the enclosed proxy without delay in the enclosed postage-paid envelope. You may revoke your proxy at any time prior to its exercise. Any stockholder of record present at this meeting or at any adjournments or postponements of the meeting may revoke his or her proxy and vote personally on each matter brought before the meeting.
                                          By order of the Board of Directors,

                                          Joyce L. Waltke
                                          Secretary of the Board
             , 2000

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                               TABLE OF CONTENTS

                           TOPIC                                PAGE
                           -----                                ----
Questions and Answers About the Consolidation and the
  Meeting...................................................       1
Summary.....................................................       2
Forward-Looking Statements..................................       6
Selected Condensed Consolidated Historical Financial and
  Operating Data of Southern Michigan Bancorp, Inc..........       7
Selected Condensed Consolidated Historical Financial and
  Operating Data of Sturgis Bank & Trust Company............       8
Selected Unaudited Pro Forma Financial Data of Southern
  Michigan Bancorp, Inc. After the Consolidation............       9
Unaudited Comparative Per Share Data of Southern Michigan
  Bancorp, Inc. and Sturgis Bank & Trust Company............      10
Comparative Stock Prices....................................      11
The Shareholder Meeting.....................................      12
  Date, time and place......................................      12
  Matters to be considered; Votes required..................      12
  Voting of proxies.........................................      12
  Revocability of proxies...................................      13
  Record dates; voting rights; quorums......................      13
  Dissenters' rights of appraisal...........................      13
  Solicitation of proxies...................................      14
The Consolidation...........................................      15
  General...................................................      15
  Exchange ratio............................................      15
  Treatment of stock options................................      16
  Procedures for exchanging certificates....................      16
  Background of the consolidation...........................      17
  Our reasons for the consolidation.........................      19
  Opinion of Sturgis Bank & Trust Company financial
     advisor................................................      23
  Opinion of Southern Michigan Bancorp financial advisor....      29
  Summary of the consolidation agreement....................      37
  Conditions to the consolidation...........................      41
  Termination of the consolidation agreement; expenses......      44
  No solicitation of transactions...........................      46
  Regulatory approvals required.............................      46
  Anticipated accounting treatment..........................      48
  Resale of Southern Michigan Bancorp common stock;
     restrictions on transfer...............................      50
  Termination fee...........................................
Material Federal Income Tax Consequences of the
  Consolidation.............................................      50
Unaudited Pro Forma Condensed Combined Financial
  Statements................................................      52
Management and Operations After the Consolidation...........      60
  Directors.................................................      60
  Executive officers........................................      62
  Dividends after the consolidation.........................      62
  Operations after the consolidation........................      62
Southern Michigan Bancorp Stock Ownership...................      63

                           TOPIC                                PAGE
                           -----                                ----
Interests of Certain Persons in the Consolidation...........      65
  General...................................................      65
  Employment agreements.....................................      65
  Other matters.............................................      67
Description of Southern Michigan Bancorp Capital Stock......      68
  General...................................................      68
  Preferred stock...........................................      68
  Common stock..............................................      69
  Transfer agent............................................      69
  Authorized but unissued shares............................      69
Regulatory Considerations...................................      70
  General...................................................      70
  Dividend restrictions.....................................      71
  Restrictions on transactions with affiliates..............      72
  Capital requirements......................................      72
  Liability for bank subsidiaries...........................      74
  Deposit insurance assessments.............................      74
  Depositor preference statute..............................      75
  Brokered deposits.........................................      76
  Regulation of proposed acquisitions.......................      76
  Other legislation.........................................      76
  Mortgage regulation.......................................      78
Comparison of Shareholder Rights............................      78
  General...................................................      78
  Board of directors; voting for directors; removal of
     directors..............................................      79
  Director nominations......................................      79
  Shareholder voting requirements...........................      80
  Anti-takeover laws and charter provisions.................      81
  Meetings of shareholders..................................      83
  Director liability and indemnification....................      84
  Payment of dividends......................................      84
  Charter amendments........................................      85
  Shareholder action without a meeting......................      85
  Dissenters' rights of appraisal...........................      85
  Mergers and consolidations................................      86
Selected Consolidated Financial Data of Sturgis Bank & Trust
  Company...................................................      87
Management's Discussion and Analysis of Financial Condition
  and Results of Operations of Sturgis Bank & Trust
  Company...................................................      88
  Overview..................................................
  Financial condition.......................................      88
  Results of operations.....................................      91
  Provision for loan losses.................................      96
  Cash flow changes.........................................      98
  Asset/liability management................................      98
  Liquidity and capital resources...........................     101
  Effect of interest rate fluctuations and inflation........     102
  Acquisitions..............................................     102
  Impact of Year 2000.......................................     102
  Accounting and regulatory developments....................     103

                           TOPIC                                PAGE
                           -----                                ----
Business and Properties of Sturgis Bank & Trust Company.....     104
  Overview..................................................     104
  Lending activities........................................     104
  Asset quality and credit risk management..................     108
  Interest rates and fee income.............................     108
  Nonperforming loans.......................................     109
  Investment activities.....................................     111
  Sources of funds..........................................     112
  Competition...............................................     115
  Trust department..........................................     115
  Subsidiaries..............................................     115
  Employees.................................................     116
  Supervision and regulation................................     116
  Properties................................................     116
  Legal proceedings.........................................     117
Directors...................................................     117
  Board committees and meetings.............................     119
  Director compensation.....................................     120
  Director nominations......................................     121
Executive Officers..........................................     121
  Summary compensation table................................     122
  Aggregate option/SAR grants in last fiscal year...........
  Aggregate option /SAR exercises in last fiscal year and
     FY-end option/SAR values...............................     122
  Compensation committee interlocks and insider
     participation..........................................     122
  Certain relationships and related transactions............     123
Sturgis Bank & Trust Company Stock Ownership................     123
Legal Matters...............................................     125
Experts.....................................................     125
Where You Can Find More Information.........................     126
Index to Financial Statements of Sturgis Bank & Trust
  Company...................................................    FS-1
Annex A -- Southern Michigan Bancorp, Inc. Annual Report on
           Form 10-K for the fiscal year ended December 31,
           1999.............................................     A-1
Annex B -- Southern Michigan Bancorp, Inc. Quarterly Report
           on Form 10-Q for the quarterly period ended March
           31, 2000.........................................     B-1
Annex C -- Section 706 of the Michigan Savings Bank Act.....     C-1
Annex D -- Opinion of Raymond James & Associates, Inc.......     D-1
Annex E -- Opinion of Austin Associates, Inc................     E-1
Annex F -- Agreement and Plan of Consolidation dated as of
           February 15, 2000 between Sturgis Bank & Trust
           Company and Southern Michigan Bancorp., Inc.
           (without any exhibits or schedules)..............     F-1

         QUESTIONS AND ANSWERS ABOUT THE CONSOLIDATION AND THE MEETING

     Q.  WHY ARE THE TWO COMPANIES PROPOSING TO CONSOLIDATE?

     A. We believe that combining Sturgis Bank & Trust Company and Southern Michigan Bancorp will create a stronger and more diversified company that will provide significant benefits to shareholders and customers alike. After the consolidation, the combined companies will realize economic benefits by combining computer operations, check processing systems, employee benefit programs, supply purchases, and corporate insurance needs. Further, additional benefits will be realized through the utilization of management expertise and expansion of market areas, products and services. The combined companies will have greater strengths and resources which will enable efficiencies and expertise that each bank operating alone would not achieve.

     Q.  WHAT AM I BEING ASKED TO VOTE ON?

     A. You are being asked to approve the proposed consolidation of Sturgis Bank & Trust Company and Southern Michigan Bancorp through the consolidation of Sturgis Bank & Trust Company with a newly formed Michigan savings bank that is a wholly owned subsidiary of Southern Michigan Bancorp.

     Q.  WHAT DO I NEED TO DO NOW?

     A. You need to read this proxy statement/prospectus and sign your proxy card and mail it to us in the enclosed return envelope as soon as possible.

     Q.  SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

     A. No. You will be sent written instructions for exchanging your stock certificates after the consolidation is completed.

     Q.  WHO CAN HELP ANSWER MY QUESTIONS?

     A. If you have more questions about the consolidation or the meeting, you should contact:

FOR SOUTHERN MICHIGAN BANCORP INFORMATION:   FOR STURGIS BANK & TRUST COMPANY
                                             INFORMATION:
Southern Michigan Bancorp                    Sturgis Bank & Trust Company
51 West Pearl Street                         125 E. Chicago Road
Coldwater, Michigan 49036                    P.O. Box 600
Attention: James T. Grohalski                Sturgis Bank & Trust Company, Michigan
(517) 279-5500                               49091
                                             Attention: Leonard L. Eishen
                                             (616) 651-9345

     A copy of Southern Michigan Bancorp's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 is attached to this proxy statement/prospectus as Annex A. A copy of Southern Michigan Bancorp's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000 is attached to this proxy statement/prospectus as Annex B.

     This proxy statement/prospectus incorporates by reference important business and financial information about Southern Michigan Bancorp that is not included in or delivered with this document. The information incorporated by reference is available without charge upon written or oral request to Mr. Grohalski at the above address and telephone number. IN ORDER TO ENSURE TIMELY DELIVERY OF THE INFORMATION INCORPORATED BY REFERENCE, YOUR REQUEST SHOULD BE
RECEIVED BY              , 2000 [INSERT DATE THAT IS FIVE BUSINESS DAYS PRIOR TO
MEETING DATE].

                                    SUMMARY

OUR COMPANIES PROVIDE FINANCIAL SERVICES (PAGES      )

     Southern Michigan Bancorp is a Michigan bank holding company. Its executive offices are located at 51 West Pearl Street, Coldwater, Michigan 49036; telephone: (517) 279-5500. Southern Michigan Bank & Trust, a wholly owned subsidiary of Southern Michigan Bancorp, operates twelve banking and mortgage banking offices in the primarily rural areas of Branch, Hillsdale, and Calhoun counties in southwestern Michigan.

     Sturgis Bank & Trust Company is a Michigan savings bank. It has 12 branches and its executive offices are located at 125 E. Chicago Road, Sturgis, Michigan 49091; telephone: (616) 651-9345. Sturgis Bank & Trust Company operates twelve banking and mortgage banking offices in St. Joseph, Branch, Kalamazoo and Van Buren Counties in southwestern Michigan. Sturgis Bank & Trust Company operates one limited service branch in Sturgis, Michigan.

EXCHANGE RATIO IS .398 SHARES OF SOUTHERN MICHIGAN BANCORP COMMON STOCK FOR EACH
STURGIS BANK & TRUST COMPANY SHARE (PAGE   )

     Sturgis Bank & Trust Company shareholders will receive .398 shares of Southern Michigan Bancorp common stock in exchange for each share of Sturgis Bank & Trust Company common stock, plus cash instead of any fractional share. The cash paid for any fractional share will be in an amount equal to such fraction multiplied by the closing price of Southern Michigan Bancorp common stock on the trading day immediately prior to the consolidation's completion. Southern Michigan Bancorp shareholders will continue to own their existing shares of Southern Michigan Bancorp common stock. After the consolidation, Sturgis Bank & Trust Company shareholders will own about 38.2% of the outstanding shares of Southern Michigan Bancorp common stock and Southern Michigan Bancorp shareholders will own about 61.8% of the outstanding shares of Southern Michigan Bancorp common stock.

     Example: If you own 10 shares of Sturgis Bank & Trust Company common stock, then after the consolidation you will be entitled to receive 3 shares of Southern Michigan Bancorp common stock and a check for the market value of .98 of a share. If you own 10 shares of Southern Michigan Bancorp common stock, then you will continue to hold those 10 shares after the consolidation.

     ON              , 2000 THE CLOSING PRICE OF SOUTHERN MICHIGAN BANCORP
COMMON STOCK WAS $          , MAKING .398 SHARES OF SOUTHERN MICHIGAN BANCORP
COMMON STOCK WORTH $          . THE CLOSING PRICE OF STURGIS BANK & TRUST
COMPANY COMMON STOCK ON THAT DATE WAS $          . You should obtain current
stock price quotations for Southern Michigan Bancorp common stock and Sturgis Bank & Trust Company common stock. These quotations are available from your stock broker, in major newspapers and on the Internet.

     You should note that the .398 exchange ratio will not change even if the market prices of Southern Michigan Bancorp common stock and Sturgis Bank & Trust Company common stock increase or decrease before the consolidation is completed. Because these stock prices fluctuate, you will not know when you vote what the shares will be worth when issued in the consolidation, and the market value of the shares at the time of the consolidation could be higher or lower than the current market value.

THE CONSOLIDATION WILL BE TAX-FREE TO YOU (PAGE   )

     The consolidation will be tax-free to Sturgis Bank & Trust Company shareholders for federal income tax purposes, except for taxes on cash received for a fractional share. The consolidation will also be tax-free to Sturgis Bank & Trust Company and to Southern Michigan Bancorp and its shareholders for federal income tax purposes. However, because tax matters are complicated, and tax results may vary among shareholders, we urge you to contact your own tax advisor to understand fully how the consolidation will affect you.

DIVIDENDS AFTER THE CONSOLIDATION (PAGE   )

     After the consolidation, it is anticipated that Southern Michigan Bancorp will continue to pay dividends at a rate consistent with past practices. However, the final decision as to what percentage will be paid in the future will be made after completion of the consolidation.

DISSENTERS' RIGHTS OF APPRAISAL (PAGE   )

     Holders of Sturgis Bank & Trust Company common stock WILL have dissenters' rights under Section 706 of the Michigan Savings Bank Act in connection with the consolidation. SUCH DISSENTERS' RIGHTS WILL BE LOST, HOWEVER, IF THE PROCEDURAL REQUIREMENTS OF SECTION 706 OF THE MICHIGAN SAVINGS BANK ACT ARE NOT FULLY AND PRECISELY SATISFIED.

     A copy of Section 706 of the Michigan Savings Bank Act is attached to this proxy/prospectus statement as Annex C.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU APPROVE THE CONSOLIDATION (PAGE   )

     Your Board of Directors believes that the consolidation is fair to you and in your best interests. It unanimously recommends that you vote FOR the consolidation.

TWO INVESTMENT BANKS SAY THE EXCHANGE RATIO IS FAIR FROM A FINANCIAL POINT OF
VIEW (PAGES   -  )

     In deciding to approve the consolidation, your Board of Directors considered an opinion from its financial advisor, Raymond James & Associates, Inc., as to the fairness of the exchange ratio from a financial point of view to the holders of Sturgis Bank & Trust Company common stock. Southern Michigan Bancorp also received an opinion from its financial advisor, Austin Associates, Inc., that the exchange ratio is fair from a financial point of view to Southern Michigan Bancorp. These opinions are attached to this proxy statement/prospectus as Annex D and Annex E. We encourage you to read these opinions completely and carefully.

WHAT WE NEED TO DO TO COMPLETE THE CONSOLIDATION (PAGE   )

     To complete the consolidation we must satisfy a number of conditions including:

     - approval of the consolidation by Sturgis Bank & Trust Company
       shareholders with no more than   shares entitled to dissent;

     - the absence of any legal restraints that prevent the completion of the consolidation;

     - approval of the consolidation by federal and state regulatory authorities;

     - the registration statement will have been declared effective and not be subject to a stop order of the SEC;

     - receipt of opinions about the federal income tax treatment of our companies and our shareholders;

     - to complete the consolidation as a pooling-of-interests, receipt of letters from our independent accountants that the consolidation will qualify for pooling-of-interests accounting treatment;

     - receipt of all consents or approvals of all persons;

     - receipt of a written fairness opinion from our financial consultant; and.

     - adoption of a new name for Southern Michigan Bancorp and the filing of an assumed name certificate.

     In the event that certain of these conditions are not met, we could decide to waive compliance with such conditions and complete the consolidation even though one or more of these conditions hasn't been met. We can't be certain when or if the conditions to the consolidation will be satisfied or waived, or that the consolidation will be completed.

TERMINATION FEE (PAGE   )

     If the consolidation agreement is terminated because one party failed to support the consolidation or to oppose an offer from a third party to acquire it, then that party must pay the other party a termination fee of $500,000. The termination fee is intended to increase the likelihood that the consolidation will be completed.

STURGIS BANK & TRUST COMPANY OFFICERS AND DIRECTORS MAY HAVE INTERESTS THAT ARE
DIFFERENT FROM YOUR INTERESTS (PAGE   )

     When considering the recommendation of your Board of Directors, you should be aware that some directors and officers of Sturgis Bank & Trust Company have interests in the consolidation that are different from, or in addition to, your interests as shareholders. These interests exist because of agreements that they have with Sturgis Bank & Trust Company, including employment agreements, and rights that they have under incentive compensation plans maintained by Sturgis Bank & Trust Company. Some of these agreements and plans will provide them with severance benefits if their employment is terminated after the consolidation. Employment Agreements are in effect between Sturgis Bank & Trust Company and Leonard L. Eishen, President and Chief Executive Officer, Eric L. Eishen, Executive Vice President and Chief Operations Officer and Brian P. Hoggatt, Vice President, Treasurer and Chief Financial Officer. Messrs. Eishen, Eishen and Hoggatt have signed a waiver waiving the severance benefits in their employment agreements for this transaction only and conditioned upon the execution and deliver of employment agreements satisfactory to them.

     These interests also arise from provisions in the consolidation agreement relating to appointments to the Board of Directors of Southern Michigan Bancorp and employment arrangements and employee benefits after the consolidation. We were aware of these interests and considered them, among other matters, in approving the consolidation agreement.

DIRECTORS AFTER THE CONSOLIDATION (PAGE   )

     If the consolidation is completed, then the Board of Directors of Southern Michigan Bancorp will consist of nine persons, who will be divided into three classes with staggered terms ranging from one year to three years. The members of the Board of Directors of Southern Michigan Bancorp after the consolidation will be: Raymond H. Dresser, Jr., Leonard L. Eishen, Lawrence A. Franks, James A. Goethals, H. Kenneth Cole, James
T. Grohalski, Nolan E. Hooker, James J. Morrison and Freeman E. Riddle.

     The present members of the Board of Directors of Sturgis Bank & Trust Company will continue to serve as the Board of Directors of Sturgis Bank & Trust Company following the consolidation, except that Mr. Grohalski will be appointed to the Board of Directors of Sturgis Bank & Trust Company.

EXECUTIVE OFFICERS AFTER THE CONSOLIDATION (PAGE   )

     The executive officers of Southern Michigan Bancorp after the consolidation will be: Leonard L. Eishen, who will be the President and Chief Executive Officer; James T. Grohalski, who will be the Vice-Chairman, Chief Operating Officer and Chief Financial Officer; James Morrison, who will be the Chairman; and James A. Goethals, who will be the Vice-Chairman.

     The present executive officers of Sturgis Bank & Trust Company will continue to serve as the executive officers of Sturgis Bank & Trust Company following the consolidation.

COMPARISON OF SHAREHOLDER RIGHTS

     There are significant differences between the rights of Sturgis Bank & Trust Company shareholders and the rights of Southern Michigan Bancorp shareholders. Among the material differences are differences in:

     - voting for directors and the right to remove directors (page   );

     - shareholder voting requirements (page   );

     - anti-takeover laws and charter provisions (page   );

     - the right to call special meetings of shareholders (page   );

     - the payment of dividends (page   );

     - the right and power to amend charter provisions (page   ); and

     - the right of shareholders to take action without a meeting (page   ).

     These differences exist because the rights of Southern Michigan Bancorp's shareholders are governed by the Michigan Business Corporation Act and Southern Michigan Bancorp's articles of incorporation and by-laws and the rights of Sturgis Bank & Trust Company's shareholders are currently governed by the Michigan Savings Bank Act and Sturgis Bank & Trust Company's articles of incorporation and by-laws. When the consolidation is completed, Sturgis Bank & Trust Company's shareholders will become Southern Michigan Bancorp shareholders and their rights will be governed by the Michigan Business Corporation Act and Southern Michigan Bancorp's articles of incorporation and by-laws.

THE CONSOLIDATION AND THE CONSOLIDATION AGREEMENT (PAGES   -  AND   -  )

     A copy of the consolidation agreement without any exhibits or schedules is attached to this proxy statement/prospectus as Annex F and is incorporated by reference. We encourage you to read the consolidation agreement completely and carefully as it is the legal document that governs the consolidation.

                           FORWARD-LOOKING STATEMENTS

     We have made forward-looking statements in this proxy statement/prospectus, and in our public documents to which we refer, that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our operations or the performance of the combined company after the consolidation. Also, when we use any of the words "intends," "believes," "expects," "anticipates," "estimates" or similar expressions we are making forward-looking statements.

     We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all of our forward-looking statements. While each of us believes that its forward-looking statements are reasonable, you should not place undue reliance on any such forward-looking statements, which speak only as of the date made. You should understand that the following important factors, in addition to those discussed elsewhere in this proxy statement/prospectus and in our public documents to which we refer, could affect the future results and performance of each of us and the combined company. This could cause those results to differ materially from those expressed in our forward-looking statements. Factors that might cause such a difference include the following:

     - lower than expected revenues after the consolidation, higher than expected restructuring charges after the consolidation, higher than expected operating costs after the consolidation, or higher than expected losses of deposits, customers and business after the consolidation;

     - lower than expected costs savings from the consolidation, or delays in obtaining, or an inability to obtain, the costs savings from the consolidation;

     - delays in obtaining regulatory approvals for the consolidation;

     - greater than expected difficulties in integrating our businesses or retaining key personnel;

     - significantly increased competition among depository and other financial institutions;

     - inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments;

     - general economic conditions, either nationally or in the combined company's market areas, that are worse than expected;

     - adverse changes in the securities markets;

     - legislative or regulatory changes that adversely affect our business; and

     - the ability to enter new markets successfully and capitalize on growth opportunities.

     For additional information regarding Southern Michigan Bancorp, Sturgis Bank & Trust Company and the combined company, please see the balance of this proxy statement/prospectus, especially "Where You Can Find More Information."

       SELECTED CONDENSED CONSOLIDATED HISTORICAL FINANCIAL AND OPERATING
                    DATA OF SOUTHERN MICHIGAN BANCORP, INC.
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     We are providing the following financial information regarding Southern Michigan Bancorp to aid you in your analysis of the financial aspects of the consolidation. We derived this information from Southern Michigan Bancorp's audited financial statements for 1995 through 1999 and unaudited financial statements for the three months ended March 31, 1999 and 2000. All information is presented in accordance with generally accepted accounting principles. The per common share data has been restated to reflect the issuance of stock dividends. The information is only a summary and you should read it in conjunction with Southern Michigan Bancorp's historical financial statements and related notes contained in the annual reports and other information that Southern Michigan Bancorp has filed with the SEC. See "Where You Can Find More Information," "Annex A -- Southern Michigan Bancorp Annual Report on Form 10-K for the fiscal year ended December 31, 1999," and "Annex B -- Southern Michigan Bancorp Annual Report on Form 10-Q for the quarterly period ended March 31, 2000." Interim unaudited data for the three months ended March 31, 1999 and 2000 reflect, in the opinion of management of Southern Michigan Bancorp, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data. Results for the three months ended March 31, 2000 are not necessarily indicative of results that may be expected for any other interim period or for the year as a whole.

                                  AT, OR FOR THE THREE
                                      MONTHS ENDED,
                                        MARCH 31,               AT, OR FOR THE YEAR, ENDED DECEMBER 31,
                                  ---------------------   ----------------------------------------------------
                                    2000        1999        1999       1998       1997       1996       1995
                                  ---------   ---------   --------   --------   --------   --------   --------
INCOME STATEMENT DATA:
Interest income.................  $  5,434    $  4,759    $ 20,051   $ 19,446   $ 18,669   $ 16,787   $ 15,476
Interest expense................     2,346       2,037       8,435      8,032      7,443      6,604      6,380
Provision for loan losses.......       150         150         852        600        460        267        222
Net interest income after
  Provision for loan losses.....     2,938       2,572      10,764     10,814     10,766      9,916      8,874
Non-interest income.............       694         664       3,025      3,196      2,459      1,924      1,671
Amortization of intangibles.....        65          69         327        358        168        168        168
Other non-interest expense......     2,541       2,175       9,157      8,918      8,940      7,464      6,927
Provision for federal income
  taxes.........................       269         211       1,005      1,185      1,085      1,150        835
Net income......................       757         781       3,300      3,549      3,032      3,058      2,615
PER COMMON SHARE DATA:
Net income -- basic.............      0.39         .38        1.64       1.70       1.44       1.46       1.27
Net income -- diluted...........      0.39         .38        1.64       1.70       1.44       1.46       1.27
Cash dividends declared.........      0.19         .16         .68        .60        .52        .48        .45
Book value at period-end(1).....     12.19       12.57       12.18      13.55      13.07      11.08      10.09
BALANCE SHEET DATA:
Total assets....................   283,399     263,221     275,825    266,851    238,531    235,562    209,977
Loans...........................   201,059     166,218     193,371    163,303    158,741    152,678    123,237
Allowance for loan losses.......     2,149       2,124       2,132      2,026      1,863      1,814      1,609
Deposits........................   231,528     229,631     233,303    233,361    207,065    209,467    185,524
Other borrowings................    15,000       5,000      15,000      5,000      3,000         --      1,000
Total shareholders' equity......    21,669      22,333      19,990     19,345     20,590     19.616     18,497
SIGNIFICANT RATIOS:
Return on average assets........      1.09%       1.16%       1.23%      1.42%      1.30%      1.45%      1.31%
Return on average equity........     12.39%      14.78%      16.37%     17.48%     14.96%     16.09%     14.64%
Operating efficiency ratio......     67.19%      64.24%      62.54%     61.04%     65.33%     61.65%     64.34%

-------------------------
(1) Book value per share includes common stock subject to ESOP repurchase obligations.

       SELECTED CONDENSED CONSOLIDATED HISTORICAL FINANCIAL AND OPERATING
                      DATA OF STURGIS BANK & TRUST COMPANY
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     We are providing the following financial information to aid you in your analysis of the financial aspects of the consolidation. We derived this information from Sturgis Bank & Trust Company's audited financial statements for 1995 through 1999 and unaudited financial statements for the three months ended March 31, 1999 and 2000. All information is presented in accordance with generally accepted accounting principles. The information is only a summary and you should read it in conjunction with Sturgis Bank & Trust Company's historical financial statements and related notes contained in this proxy statement/prospectus and in the annual reports and other information that Sturgis Bank & Trust Company has filed with the FDIC. See "Index to Financial Statements of Sturgis Bank & Trust Company." Interim unaudited data for the three months ended March 31, 1999 and 2000 reflect, in the opinion of management of Sturgis Bank & Trust Company, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data. Results for the three months ended March 31, 2000 are not necessarily indicative of results that may be expected for any other interim period or for the year as a whole.

                                  AT, OR FOR THE THREE
                                      MONTHS ENDED,
                                        MARCH 31,                AT, OR FOR THE YEAR ENDED DECEMBER 31,
                                  ---------------------   ----------------------------------------------------
                                    2000        1999        1999       1998       1997       1996       1995
                                  ---------   ---------   --------   --------   --------   --------   --------
INCOME STATEMENT DATA:
Interest income.................  $  4,515    $  4,102    $ 16,963   $ 15,890   $ 14,338   $ 11,989   $  8,876
Interest expense................     2,439       2,157       8,673      8,770      7,985      6,554      4,386
                                  --------    --------    --------   --------   --------   --------   --------
Net interest income.............     2,076       1,945       8,290      7,120      6,353      5,435      4,490
Provision for loan losses.......        38          39         104        174        338        155        115
                                  --------    --------    --------   --------   --------   --------   --------
Net interest income after
  provision for loan losses.....     2,038       1,906       8,186      6,946      6,015      5,280      4,375
Noninterest income..............       694         863       3,022      2,771      1,709      1,149        996
Amortization of intangibles.....       147         140         566        386        158        130         69
Other noninterest expense.......     1,968       1,982       7,951      6,981      5,151      4,796      3,273
Provision for federal income
  taxes.........................       199         200         688        635        713        413        603
                                  --------    --------    --------   --------   --------   --------   --------
Net income......................  $    418    $    447    $  2,003   $  1,715   $  1,702   $  1,090   $  1,426
                                  ========    ========    ========   ========   ========   ========   ========
PER COMMON SHARE DATA:
Net income -- basic.............  $   0.13    $   0.14    $   0.65   $   0.67   $   0.71   $   0.45   $   0.59
Net income -- diluted...........      0.13        0.14        0.65       0.65       0.69       0.44       0.59
Cash dividends declared.........      0.05        0.04        0.19       0.18       0.17       0.13       0.13
Book value at period-end........      8.27        7.84        8.19       7.74       6.78       6.25       5.93
BALANCE SHEET DATA:
Total assets....................  $258,533    $239,234    $251,596   $237,496   $201,310   $180,617   $123,088
Loans...........................   214,526     181,999     207,025    182,798    170,771    157,247    104,080
Allowance for loan losses.......       751         706         730        687        693        456        357
Deposits........................   175,604     176,222     163,680    172,440    124,825    104,037     82,514
Other borrowings................    53,978      36,361      59,113     38,662     57,502     59,850     24,667
Total shareholders' equity......    25,614      24,274      25,348     23,951     16,332     14,999     14,221
SIGNIFICANT RATIOS:
Return on average assets........      0.67%       0.77%       0.82%      0.78%      0.89%      0.72%      1.30%
Return on average equity........      6.56%       7.53%       8.13%      8.54%     10.87%      7.46%     10.44%
Operating efficiency ratio......     71.05%      70.58%      70.28%     70.58%     63.90%     72.84%     59.67%

                  SELECTED UNAUDITED PRO FORMA FINANCIAL DATA
           OF SOUTHERN MICHIGAN BANCORP, INC. AFTER THE CONSOLIDATION
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     The following selected unaudited pro forma financial data reflect the pooling-of-interests method of accounting and combine our historical results, in each case as of or for the fiscal years ended December 31, 1999, 1998 and 1997 and as of or for the three months ended March 31, 2000 and 1999. The unaudited pro forma condensed combined statements of income information gives effect to the consolidation as if it had occurred at the beginning of each period covered by such statements of income. The unaudited pro forma condensed combined balance sheet information gives effect to the consolidation as if it occurred at each period end.

     We expect that we will incur restructuring and consolidation related expenses as a result of combining our companies. We also anticipate that the consolidation will provide the combined company with financial benefits that include reduced operating expenses and the opportunity to earn more revenue. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, doesn't attempt to predict or suggest future results.

     The information in the following table is based on our historical financial information. See "Unaudited Pro Forma Condensed Combined Financial Statements" and "Where You Can Find More Information."

                                             AT, OR FOR THE THREE
                                            MONTHS ENDED MARCH 31,     AT, OR FOR THE YEAR ENDED DECEMBER 31,
                                           ------------------------    --------------------------------------
                                              2000          1999          1999          1998          1997
                                           ----------    ----------    ----------    ----------    ----------
INCOME STATEMENT DATA:
Net interest income......................  $    5,164    $    4,667    $   19,906    $   18,534    $   17,578
Provision for loan losses................         188           189           956           774           798
Net income available to common
  shareholders...........................       1,175         1,228         5,303         5,264         4,734
PER COMMON SHARE DATA:
Net income -- basic......................        0.37           .37          1.64          1.70          1.55
Net income -- diluted....................        0.37           .37          1.63          1.68          1.54
Book value at period end(1)..............       15.51         15.25         15.41         15.89         14.38
Weighted average shares
  outstanding -- basic...................   3,177,814     3,283,116     3,243,367     3,103,152     3,058,031
Weighted average shares outstanding --
  diluted................................   3,179,066     3,294,677     3,245,217     3,134,555     3,080,354
BALANCE SHEET DATA (AT PERIOD-END):
Total assets.............................     541,932       502,455       527,421       504,347       439,841
Net loans................................     412,687       345,387       396,771       338,962       325,586
Total deposits...........................     407,132       405,853       396,983       405,801       331,890
Total shareholders' equity...............      47,283        46,607        45,338        43,296        36,922
RATIOS:
Return on average assets.................        0.88%         0.98%         1.04%         1.10%         1.12%
Return on average common equity..........        9.41%        10.94%        11.85%        13.22%        13.19%
Average total equity to average assets...        9.33%         8.95%         8.76%         8.33%         8.48%

-------------------------
(1) Pro forma book value per share includes common stock subject to ESOP repurchase obligations of Southern Michigan Bancorp, Inc.

                      UNAUDITED COMPARATIVE PER SHARE DATA
                       OF SOUTHERN MICHIGAN BANCORP, INC.
                        AND STURGIS BANK & TRUST COMPANY

     The following table shows information about our net income per share, dividends per share and book value per share, and similar information reflecting the consolidation. In presenting the comparative pro forma information for certain time periods, we assumed that our companies had been merged throughout those periods.

     We also assumed that we will treat our companies as if they had always been combined for accounting and financial reporting purposes. The information listed as "Equivalent pro forma amount of Sturgis Bank & Trust Company " was obtained by multiplying the pro forma amounts by the exchange ratio of .398. We expect that we will incur restructuring and consolidation related expenses as a result of combining our companies. We also anticipate that the consolidation will provide the combined company with financial benefits that include reduced operating expenses and the opportunity to earn more revenue. You should not rely on the pro forma information as being indicative of the historical results that we would have had if we had been combined or the future results that we will experience after the consolidation.

     The information in the following table is based on our historical financial information. See "Unaudited Pro Forma Condensed Combined Financial Statements," "Where You Can Find More Information," and "Index to Financial Statements of Sturgis Bank & Trust Company."

                                                               AT, OR FOR THE
                                                                THREE MONTHS      AT, OR FOR THE YEAR ENDED,
                                                               ENDED MARCH 31            DECEMBER 31,
                                                              ----------------    --------------------------
                                                               2000      1999      1999      1998      1997
                                                              ------    ------    ------    ------    ------
NET INCOME PER COMMON SHARE
Historical
Southern Michigan Bancorp
  Basic.....................................................  $ 0.39    $ 0.38    $ 1.64    $ 1.70    $ 1.44
  Diluted...................................................    0.39      0.38      1.64      1.70      1.44
Sturgis Bank & Trust Company
  Basic.....................................................    0.13      0.14      0.65      0.67      0.71
  Diluted...................................................    0.13      0.14      0.65      0.65      0.69
Pro forma combined
  Basic.....................................................    0.37      0.37      1.64      1.70      1.55
  Diluted...................................................    0.37      0.37      1.63      1.68      1.54
Equivalent pro forma amount of Sturgis Bank & Trust Company
  Basic.....................................................    0.15      0.15      0.65      0.68      0.62
  Diluted...................................................    0.15      0.15      0.65      0.67      0.61
DIVIDENDS PER COMMON SHARE
Historical
  Southern Michigan Bancorp.................................    0.19      0.16      0.68      0.60      0.52
  Sturgis Bank & Trust Company..............................    0.05      0.04      0.19      0.18      0.17
  Pro forma combined........................................    0.17      0.13      0.61      0.56      0.51
  Equivalent pro forma amount of Sturgis Bank & Trust
    Company.................................................    0.07      0.05      0.24      0.22      0.21
BOOK VALUE PER COMMON SHARE AT PERIOD-END
Historical
  Southern Michigan Bancorp(1)..............................   12.19     12.57     12.18     13.55     13.07
  Sturgis Bank & Trust Company..............................    8.27      7.84      8.19      7.74      6.78
  Pro forma combined(1).....................................   15.51     15.25     15.41     15.89     14.38
  Equivalent pro forma amount of Sturgis Bank & Trust
    Company.................................................    6.17      6.07      6.13      6.32      5.72

-------------------------
(1) Book value and pro forma book value per share include common stock subject to ESOP repurchase obligation of Southern Michigan Bancorp, Inc.

                            COMPARATIVE STOCK PRICES

     Southern Michigan Bancorp common stock is traded on the over-the-counter market under the symbol "SOMC." Sturgis Bank & Trust Company common stock also is traded on the over-the-counter market under the symbol "STUR." Although transactions in Southern Michigan Bancorp common stock and Sturgis Bank & Trust Company common stock have been, and are expected to continue to be, facilitated by market-makers including National Association of Securities Dealer Over the Counter Bulletin, there can be no assurance that an established or liquid trading market in Southern Michigan Bancorp common stock or Sturgis Bank & Trust Company common stock will develop or continue.

     The following table sets forth, for the periods indicated, the high and low closing sale prices per share of Southern Michigan Bancorp common stock and Sturgis Bank & Trust Company common stock as reported by The NASDAQ Stock Market, Inc., Trading & Marketing Services Historical Research Service and cash dividends declared per share. The stock price and cash dividend information have been adjusted to reflect all stock dividends and stock splits on Southern Michigan Bancorp common stock and Sturgis Bank & Trust Company common stock.

                                       SOUTHERN MICHIGAN BANCORP             STURGIS BANK & TRUST COMPANY
                                              COMMON STOCK                           COMMON STOCK
                                   ----------------------------------      --------------------------------
                                                              CASH                                  CASH
                                                            DIVIDENDS                             DIVIDENDS
                                    HIGH         LOW        DECLARED        HIGH        LOW       DECLARED
                                   -------      ------      ---------      ------      -----      ---------
1997  First Quarter..............  $21.15       $19.35         .11          8.84        7.25        0.04
      Second Quarter.............   22.17        20.25         .12         10.50        8.50        0.04
      Third Quarter..............   25.20        21.72         .12         10.06        7.00        0.04
      Fourth Quarter.............   30.60        25.20         .18          9.17        7.92        0.06
1998  First Quarter..............   37.80        30.60         .13         11.00        9.04        0.04
      Second Quarter.............   46.13        37.13         .13         21.25        8.00        0.04
      Third Quarter..............   40.50        37.13         .15         17.75       11.00        0.04
      Fourth Quarter.............   37.80        29.48         .19         13.38       10.25        0.06
1999  First Quarter..............   33.08        27.00         .16         11.875       9.75        0.04
      Second Quarter.............   32.40        27.23         .17         11.50        9.25        0.05
      Third Quarter..............   29.70        26.10         .17         10.00       7.625        0.05
      Fourth Quarter.............   30.60        27.23         .18          9.125       5.50        0.05
2000  First Quarter..............   32.00        18.00         .19          8.75        5.00        0.05
      Second Quarter.............   21.125       18.25          --          7.25        5.25          --
      (through May 31, 2000)

     The last sales prices of Southern Michigan Bancorp common stock and Sturgis Bank & Trust Company common stock prior to the public announcement of the consolidation agreement on February 15, 2000 were $27.25 and $6.75. The last sales prices of Southern Michigan Bancorp common stock and Sturgis Bank & Trust
Company common stock on              , 2000, the last practicable trading day
prior to the mailing of this proxy statement/prospectus, were [$          ] and
[$          ].

     As of the record date for the meeting, Southern Michigan Bancorp had issued
and outstanding about [               ] shares of common stock and Sturgis Bank
& Trust Company had issued and outstanding about [               ]shares of
Sturgis Bank & Trust Company common stock.

                            THE SHAREHOLDER MEETING

DATE, TIME AND PLACE

     This proxy statement/prospectus is being furnished to Sturgis Bank & Trust Company shareholders in connection with the solicitation by the Board of Directors of Sturgis Bank & Trust Company of proxies to be used at the special meeting of shareholders of Sturgis Bank & Trust Company to be held at
[               ], at [               ], local time, on [               ].

MATTERS TO BE CONSIDERED; VOTES REQUIRED

     You will have one vote at the meeting for each share of Sturgis Bank & Trust Company common stock owned by you at the close of business on
[             , 2000].

     To complete the consolidation, at least two-thirds of the outstanding shares of Sturgis Bank & Trust Company common stock must vote FOR the consolidation.

     If any other action is to be taken by a shareholder vote at the meeting, it will be authorized by a majority of the votes cast by the holders of the shares of Sturgis Bank & Trust Company common stock present in person or represented by proxy at the meeting and entitled to vote on the action.

     YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE CONSOLIDATION.

     On the record date for the meeting, Sturgis Bank & Trust Company's
directors and executive officers and their affiliates owned [               ],
about [       ], of the outstanding shares of Sturgis Bank & Trust Company
common stock (including [               ] shares of Sturgis Bank & Trust Company
common stock which may be acquired upon the exercise of options which are exercisable within 60 days of such date). The directors and executive officers of Sturgis Bank & Trust Company and of Southern Michigan Bancorp have indicated that they intend to vote all shares of Sturgis Bank & Trust Company common stock owned by them FOR the consolidation.

     On the record date for the meeting, neither Sturgis Bank & Trust Company nor any of its subsidiaries had or shared the right to vote any of the outstanding shares of Sturgis Bank & Trust Company common stock, except for any right to vote held in a fiduciary capacity. On the record date for the meeting, neither Southern Michigan Bancorp nor its subsidiaries had or shared the right to vote any of the outstanding shares of Sturgis Bank & Trust Company common stock, except for any right to vote held in a fiduciary capacity.

     The affirmative vote of a majority of the votes present in person or represented by proxy at the meeting may authorize the adjournment or postponement of the meeting. However, no proxy that was voted against any proposal will be voted in favor of adjournment or postponement to solicit further proxies for such proposal.

VOTING OF PROXIES

     All shares of Sturgis Bank & Trust Company common stock represented by properly executed proxies received at or prior to the meeting, and not revoked, will be voted at that meeting in accordance with the instructions indicated in those proxies.

     Properly executed proxies which do not contain voting instructions will be voted FOR the consolidation.

     Brokers who hold shares of Sturgis Bank & Trust Company common stock for customers are NOT authorized to vote on the consolidation without specific voting instructions (a "broker nonvote").

However, solely for purposes of determining whether the consolidation has received the vote of shareholders required for approval, each "broker nonvote" and each abstention is functionally equivalent to a vote "against" the consolidation. If any other matters are properly presented at a meeting for consideration, including, among other things, consideration of a motion to adjourn or postpone that meeting to another time and/or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the relevant form of proxy enclosed herewith and acting thereunder will have discretion to vote on such matters in accordance with their best judgment; provided, however, that no proxy voted against any proposal will be voted in favor of adjournment or postponement to solicit further proxies for such proposal.

     We do not know of any other matters to be brought before the meeting other than those referred to in this proxy statement/prospectus, but if any other business should properly come before a meeting, the persons named in the proxy, or authorized substitutes, intend to vote in accordance with their best judgment.

REVOCABILITY OF PROXIES

     If your shares are held in your name and not through a broker or bank, then you can change your vote at any time before your proxy is voted at the applicable meeting. You can do this in three ways: First, you can send a written statement that you would like to revoke your proxy. Second, you can send a new proxy card. You should send your revocation or new proxy card to Joyce L. Waltke, Secretary of the Board, at Sturgis Bank & Trust Company, P.O. Box 600, 125 E. Chicago Road, Sturgis, Michigan 49091. Third, you can attend the applicable meeting and vote in person. However, your attendance alone will not revoke your proxy. If you instructed a broker to vote your shares, you must follow your broker's directions for changing those instructions.

RECORD DATES; VOTING RIGHTS; QUORUMS

     Only holders of record of Sturgis Bank & Trust Company common stock at the
close of business on [             , 2000] are entitled to receive notice of and
to vote at the meeting. As of the record date for the meeting,
[               ]shares of Sturgis Bank & Trust Company common stock were
outstanding. At least [               ] shares of Sturgis Bank & Trust Company
common stock must be represented in person or by proxy at the meeting in order for a quorum to be present. "Broker nonvotes" and abstentions are counted for purposes of determining a quorum. However, solely for purposes of determining whether the consolidation has received the shareholder vote required for approval, each "broker nonvote" and each abstention is functionally equivalent to a vote "against" the consolidation.

DISSENTERS' RIGHTS OF APPRAISAL

     Upon written request made to Sturgis Bank & Trust Company at any time within 30 days after the completion of the consolidation and upon surrender of his or her stock certificate, a shareholder of Sturgis Bank & Trust Company who votes against the consolidation, or who, at or prior to the meeting, has given written notice to Sturgis Bank & Trust Company that he or she dissents from the consolidation, is entitled to receive in cash from Southern Michigan Bancorp, the fair value of all shares held by him or her, if and when the consolidation is completed. Upon the filing of the written request and the surrender of stock certificates, the shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his or her shares. Once the request is made, it may not be withdrawn except with the written consent of Sturgis Bank & Trust Company.

     Upon an application in writing by a dissenting shareholder or by Sturgis Bank & Trust Company filed with the commissioner of the financial institutions bureau, the fair value of the shares shall be determined, as of the date of the meeting, by a qualified and independent appraiser selected by the commissioner of the financial institutions bureau. The appraiser selected shall file a written report of his or her appraisal with the commissioner of the financial institutions bureau, who in turn shall forward copies to all interested parties. The valuation determined by the appraiser is final and binding on all parties. Within 30 days following the receipt of the written report of the appraiser, Southern Michigan Bancorp shall pay to each dissenting shareholder the fair value of the shares. The fees and expenses of the appraisal, which shall be approved by the commissioner of the Office of Financial and Insurance Services, shall be paid by Southern Michigan Bancorp.

     A failure to vote against the consolidation will not be considered a waiver or otherwise result in a loss of dissenters' rights. However, any shareholder who executes a proxy and who desires to assert dissenters' rights must mark the proxy "against" the consolidation because, if the proxy is left blank, it will be voted FOR the consolidation.

     If you intend to dissent from the consolidation then you should carefully review Section 706 of the Michigan Savings Bank Act and Annex C of this proxy statement/prospectus. IF YOU FAIL TO STRICTLY FOLLOW THE PROCEDURE SET FORTH IN
SECTION 706 OF THE MICHIGAN SAVINGS BANK ACT THEN YOU WILL FORFEIT YOUR DISSENTERS' RIGHTS.

SOLICITATION OF PROXIES

     Sturgis Bank & Trust Company will bear the cost of soliciting proxies from its shareholders, including the cost of printing and mailing this proxy statement/prospectus to its shareholders. In addition to solicitation by mail, proxies may be solicited by telephone, telegram, datagram, in person or by other forms of communication. Arrangements will be made with brokerage firms, nominees, fiduciaries and other custodians for the forwarding of solicitation materials to the beneficial owners of shares held of record by such persons, and each company will reimburse such persons for their reasonable out-of-pocket expenses in connection therewith.

     Proxies may be solicited on behalf of Sturgis Bank & Trust Company by mail or personally, or by telephone, telegraph, datagram or other forms of communication, by directors, officers and regular employees of Sturgis Bank & Trust Company and its subsidiaries (none of whom will receive any additional compensation for such services, but will be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation).

     Corporate Investor Communications will assist in the solicitation of proxies by Sturgis Bank & Trust Company for a fee of approximately $5,000.00, plus reasonable out-of-pocket expenses.

           DO NOT SEND YOUR STOCK CERTIFICATES WITH YOUR PROXY CARD.

                               THE CONSOLIDATION

     The following discussion describes the material aspects of the consolidation. Because this discussion is a summary, it may not contain all of the information that is important to you. To understand the consolidation fully, and for a more complete description of the legal terms of the consolidation, you should read carefully this entire proxy statement/prospectus and the documents we have referred you to. See "Where You Can Find More Information."

     A copy of the consolidation agreement without any exhibits or schedules is attached as Annex F to this proxy statement/prospectus and is incorporated by reference. We encourage you to read the consolidation agreement completely and carefully as it is the legal document that governs the consolidation.

GENERAL

     Our Boards have unanimously approved the consolidation. When the consolidation is completed:

     - Southern Michigan Bancorp will own all of the issued and outstanding stock of Sturgis Bank & Trust Company;

     - the articles of incorporation and by-laws of Sturgis Bank & Trust Company then in effect will remain the charter documents of Sturgis Bank & Trust Company; and

     - shareholders of Sturgis Bank & Trust Company will become shareholders of Southern Michigan Bancorp.

EXCHANGE RATIO

     Sturgis Bank & Trust Company shareholders will receive .398 shares of Southern Michigan Bancorp common stock in exchange for each share of Sturgis Bank & Trust Company common stock owned, plus cash instead of any fractional share. The cash paid for any fractional share will be in an amount equal to such fraction multiplied by the closing price of Southern Michigan Bancorp common stock on the trading day immediately prior to the consolidation's completion.

     Example: If you own 10 shares of Sturgis Bank & Trust Company common stock, then after the consolidation you will be entitled to receive 3 shares of Southern Michigan Bancorp common stock and a check for the market value of .98 of a share. If you own 10 shares of Southern Michigan Bancorp common stock, then you will continue to hold those 10 shares after the consolidation.

     ON [               ] THE CLOSING PRICE OF SOUTHERN MICHIGAN BANCORP COMMON
STOCK WAS [$          ], MAKING THE VALUE OF .398 SHARES OF SOUTHERN MICHIGAN
BANCORP COMMON STOCK EQUAL TO [$          ]. THE CLOSING PRICE OF STURGIS BANK &
TRUST COMPANY COMMON STOCK ON THAT DATE WAS [               ]. You should obtain
current stock price quotations for Southern Michigan Bancorp common stock and Sturgis Bank & Trust Company common stock. These quotations are available from your stock broker, in major newspapers and on the Internet.

     You should note that the .398 exchange ratio will not change even if the market prices of Southern Michigan Bancorp common stock and Sturgis Bank & Trust Company common stock increase or decrease before the consolidation is completed. Because these stock prices fluctuate, you will not know when you vote what the shares will be worth when issued in the consolidation, and the market value of the shares at the time of the consolidation could be higher or lower than the current market value.

     Each share of Southern Michigan Bancorp common stock outstanding immediately prior to the completion of the consolidation will remain outstanding and unchanged as a result of the consolidation.

     After the consolidation, Sturgis Bank & Trust Company shareholders will own about 38.2% of the outstanding shares of Southern Michigan Bancorp common stock and Southern Michigan Bancorp shareholders will own about 61.8% of the outstanding shares of Southern Michigan Bancorp common stock.

TREATMENT OF STOCK OPTIONS

     The consolidation will not cause any changes to the price or terms of outstanding Southern Michigan Bancorp stock options.

     When the consolidation is completed, each Sturgis Bank & Trust Company stock option then outstanding will be converted automatically into an option to purchase shares of Southern Michigan Bancorp common stock. However, the number of shares subject to, and the exercise price of, each of those Sturgis Bank & Trust Company stock options will be adjusted as follows:

     - the number of shares of Southern Michigan Bancorp common stock to be subject to the new options will be equal to the product of the number of shares of Sturgis Bank & Trust Company common stock subject to the original Sturgis Bank & Trust Company stock option and .398, after adjustments for stock splits provided that any fractional shares of Southern Michigan Bancorp common stock resulting from such multiplication will be rounded down to the nearest whole share; and

     - the exercise price per share of Southern Michigan Bancorp common stock under the new option will be equal to the exercise price per share of Sturgis Bank & Trust Company common stock under the original Sturgis Bank & Trust Company stock option divided by .398, after adjustments for stock splits, provided that such exercised price will be rounded down to the nearest whole cent.

     With respect to any Sturgis Bank & Trust Company stock option that is an incentive stock option under Section 422 of the Internal Revenue Code of 1986, this adjustment will be effected in a manner consistent with Section 424(a) of the Internal Revenue Code. The vesting, duration and other terms of the new option will be the same as the original Sturgis Bank & Trust Company stock option except that all references to Sturgis Bank & Trust Company will be deemed to be references to Southern Michigan Bancorp.

PROCEDURES FOR EXCHANGING CERTIFICATES

     After the consolidation is completed, Registrar and Transfer Company, as the exchange agent, will send a notice and transmittal form to each Sturgis Bank & Trust Company shareholder of record advising him or her of the effectiveness of the consolidation and the procedure for surrendering to the exchange agent outstanding certificates formerly representing Sturgis Bank & Trust Company common stock in exchange for new certificates for Southern Michigan Bancorp common stock. Upon surrender, each certificate representing Sturgis Bank & Trust Company common stock will be cancelled.

     STURGIS BANK & TRUST COMPANY COMMON STOCK CERTIFICATES SHOULD NOT BE RETURNED WITH THE ENCLOSED PROXY AND SHOULD NOT BE FORWARDED TO THE EXCHANGE AGENT UNLESS AND UNTIL YOU RECEIVE THE NOTICE AND TRANSMITTAL FORM.

     Until surrendered for exchange, all outstanding certificates which, before completion of the consolidation, represented Sturgis Bank & Trust Company common stock (other than those representing shares cancelled upon completion of the consolidation pursuant to the consolidation agreement) will be deemed for all corporate purposes to represent the number of whole shares of Southern Michigan Bancorp common stock into which the shares of Sturgis Bank & Trust Company common stock formerly represented thereby were converted and the right to receive cash instead of a fractional share interest. However, until such outstanding certificates are surrendered for exchange, no dividend or distribution payable to holders of record of Southern Michigan Bancorp common stock will be paid to any holder of those outstanding certificates. However, when those certificates are surrendered, any unpaid dividends or distributions will be paid, without interest. After the consolidation is completed, there will be no transfers of Sturgis Bank & Trust Company common stock on the records of Sturgis Bank & Trust Company. If a certificate formerly representing shares of Sturgis Bank & Trust Company common stock is presented to Southern Michigan Bancorp or Sturgis Bank & Trust Company, it will be forwarded to the exchange agent for cancellation and exchanged for a certificate representing shares of Southern Michigan Bancorp common stock and cash for any fractional share interest, if any.

     None of Sturgis Bank & Trust Company, Southern Michigan Bancorp, the exchange agent or any other person will be liable to any former holder of shares of Sturgis Bank & Trust Company common stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

     For a description of Southern Michigan Bancorp common stock, see "Description of Southern Michigan Bancorp Capital Stock." For a description of the differences between the rights of the holders of Southern Michigan Bancorp common stock, on the one hand, and Sturgis Bank & Trust Company common stock, on the other hand, see "Comparison of Shareholder Rights."

BACKGROUND OF THE CONSOLIDATION

     Over the last several years the financial services industry has become increasingly competitive and has undergone industry-wide consolidation. Sturgis Bank & Trust Company, on an ongoing basis, has considered strategic options for increasing stockholder value, including branch acquisitions from other institutions as well as monitoring the financial services market for potential combinations with other community banks.

     In July 1999, at its regular board meeting, Sturgis Bank & Trust Company was informed of an inquiry received from two local community banks (one being Southern Michigan Bancorp) regarding whether Sturgis Bank & Trust Company was interested in exploring a potential business combination. Sturgis Bank & Trust Company discussed the unsolicited inquiries, as well as other strategic alternatives available to it, including remaining an independent company or pursuing a consolidation.

     On August 3, 1999, the Chairman and Chief Executive Officer of Sturgis Bank & Trust Company met with a member of the board of directors and the President/Chief Executive Officer of Southern Michigan Bancorp to discuss the possibility of a business combination between Sturgis Bank & Trust Company and Southern Michigan Bancorp. On August 10, 1999, the board of directors of Sturgis Bank & Trust Company met to discuss the results of the August 3, 1999 meeting.

     Near that time, the second bank made another contact and Sturgis Bank & Trust Company management informed its board of directors that a meeting had been scheduled to discuss a business combination with the second company. At that time, the board of directors decided to place the Southern Michigan Bancorp discussions on hold and appointed a committee consisting of two representatives from the board of directors and two from management to meet with the second bank.

On August 17, 1999, the second bank and Sturgis Bank & Trust Company met to discuss the potential combination. The second bank's President/CEO, CFO and financial advisor were present at that meeting. A few days later, the second bank's financial advisor informed Sturgis Bank & Trust management that the second bank had determined not to pursue further discussions.

     In the meantime, Southern Michigan Bancorp informed Sturgis Bank & Trust Company management of its desire to enter into a confidentiality agreement in order to discuss the consolidation in more detail. The Sturgis Bank & Trust Company board of directors approved entering into a confidentiality agreement with Southern Michigan Bancorp at their August 10, 1999 meeting and dated on September 9, 1999.

     In October 1999, Raymond James and Associates, Inc. was retained as a financial advisor to assist Sturgis Bank & Trust Company to analyze, structure, negotiate and effect a possible strategic alliance with Southern Michigan Bancorp. In November, 1999, a committee of four Sturgis Bank & Trust Company board members, including the President and Chief Executive Officer were appointed to enter into negotiations with Southern Michigan Bancorp.

     Over the next several weeks, meetings were held between Raymond James and Associates, Inc. and Sturgis Bank & Trust Company management regarding strategies, processes and a potential business combination. A special meeting of the Sturgis Bank & Trust Company Board of Directors was held on December 30, 1999. Raymond James representatives presented and reviewed their financial analysis. The general criteria reviewed were:

     - the per share price;

     - employee job retention and sensitivities to the community;

     - liquidity of the potential combining institutions stock;

     - exchange ratios;

     - earnings potential of each institution; and

     - the potential of future acquisitions by the combined company.

     The Raymond James report indicated a consolidation of the two companies would be very favorable. They indicated the consolidation would combine institutions of complimentary size and would build a strong community bank. On December 30, 1999 the Sturgis Bank & Trust Company Board of Directors took action to proceed with the drafting of a definitive agreement and engaged its accounting firm to begin work with the due diligence review.

     On several occasions from late-September 1999, through mid-February 2000, discussions were held between Sturgis Bank & Trust Company's committee and financial advisor, and representatives from Southern Michigan Bancorp and their financial advisor to work out details of the consolidation. During these discussions, the parties discussed the proposals, including the proposed exchange ratio, as well as the business philosophies and future business plans and strategies of the respective institutions. The management representatives also discussed the potential benefits of operating as a combined entity, including the strength and reputation of both banks, the potential for increased liquidity for holders of their stock, the relative strength and market share of the respective institutions and the potential cost savings associated with the consolidation of data processing operations, employee benefit costs, general insurance coverage's, check processing systems and through attrition, administrative functions. It was determined during these discussions that any potential business combination would be structured as a consolidation-of-equals between Sturgis Bank & Trust Company and Southern Michigan Bancorp. In connection with these discussions, representatives of

Sturgis Bank & Trust Company and Dresser, Dresser, Gilbert & Haas, P.C., Sturgis Bank & Trust Company and its subsidiaries' legal counsel, undertook a due diligence investigation of Southern Michigan Bancorp and its subsidiaries, and Miller, Canfield, Paddock and Stone, P.L.C., Southern Michigan Bancorp's legal counsel, undertook a due diligence investigation of Sturgis Bank & Trust Company and its subsidiaries.

     On February 14, 2000, at a special meeting of the Board of Directors of Sturgis Bank & Trust Company, the Board met to consider the status of the proposed transaction with Southern Michigan Bancorp. At the request of the Board of Directors of Sturgis Bank & Trust Company, Raymond James outlined in detail the terms and conditions of the proposed consolidation agreement and other transaction documents which had been distributed, in advance of the meeting, to the directors. Legal counsel reviewed the consolidation agreement with the Sturgis Bank & Trust Company Board including such matters as the representations and warranties of the proposed consolidation agreement, the conditions to the completion of the consolidation and the termination provisions of the proposed consolidation agreement (including the operation of the proposed break up fee). Legal counsel also reviewed the treatment of the various other issues relating to the transaction, such as the conversion of existing Sturgis Bank & Trust Company stock options, as well as other matters related to employee benefit plans and the treatment of Sturgis Bank & Trust Company employees following the consolidation. Legal counsel also reviewed with members of Sturgis Bank & Trust Company Board of Directors their fiduciary duties and responsibilities in approving a transaction such as the consolidation, the expected timing of the transaction from signing the consolidation agreement through closing and required regulatory and stockholder approvals. Sturgis Bank & Trust Company management discussed various aspects of the consolidation, including a review of the possible synergies associated with the transaction and related matters. At the meeting, Raymond James made a presentation of the results of various financial analyses undertaken by Raymond James and advised the Sturgis Bank & Trust Company Board of Directors that, as of such date, the proposed exchange ratio of .398 shares of Southern Michigan Bancorp common stock per share of Sturgis Bank & Trust Company was fair, from a financial point of view, to the holders of Sturgis Bank & Trust Company common stock. The members of the Sturgis Bank & Trust Company Board of Directors discussed the presentations they had received at this and other meetings of the Sturgis Bank & Trust Company Board from management, Raymond James and Southern Michigan Bancorp senior management and, upon conclusion, unanimously approved the execution of the consolidation agreement.

OUR REASONS FOR THE CONSOLIDATION

     GENERAL. We expect the consolidation to create a stronger, more competitive entity with the size and capabilities to provide a broader array of financial products and services, and to take advantage of opportunities for geographic expansion, acquisitions, and internal growth and diversification that would not be available to either Southern Michigan Bancorp or Sturgis Bank & Trust Company on its own.

     When the consolidation is completed you will have a stake in one of the dozen or so, largest bank holding companies headquartered in Michigan, with over $500 million in assets. The combined company will have at least 23 offices covering seven counties in Michigan. The combined company will be a leading retail mortgage lender in their market area and is projected to have market capitalization in excess of $50 million. The consolidation should allow the combined company to achieve greater long-term growth, continue to provide competitive dividends, and create stockholder value in years to come.

     We also believe that by bringing our customers together, we can do a better job of increasing our combined revenues. We believe that the consolidation will enhance our profitability and strengthen our position as a competitor in the rapidly changing financial services business.

     Before approving the consolidation, our Boards determined that the consolidation was in the best interests of their respective entities and stockholders because of their belief that a consolidation uniting Southern Michigan Bancorp and Sturgis Bank & Trust Company, two financially sound entities of comparable size with complementary businesses and business strategies, represents a strategic alliance that will create a stronger combined company with greater size, flexibility, breadth of products and services, efficiency and capital strength than either Southern Michigan Bancorp or Sturgis Bank & Trust Company possesses on a stand-alone basis or would be able to achieve through internal growth or acquisitions of smaller financial institutions in their respective market areas. Our Boards believe that each entity is currently well managed and possesses management philosophies and a strategic focus compatible with that of the other; that each entity will contribute complementary business strengths resulting in a well-diversified combined company; and that the enhanced capitalization of the combined company will allow it to take advantage of future acquisition opportunities that might otherwise be unavailable to either entity.

     In evaluating the consolidation, our Boards and management's discussed the critical importance of successfully integrating, and building on the strengths of, the management teams and operational practices and policies of the combining entities, and considered the uncertainties inherent in any combination of sizable entities. Our Boards believe that if the perceived benefits of the consolidation can be achieved in a reasonable time frame, then the consolidation represents an opportunity for enhancements of future stock value and earnings per share. However, our Boards did not quantify these possible enhancements.

     STURGIS BANK & TRUST COMPANY. Before approving the consolidation, the Sturgis Bank & Trust Company Board of Directors consulted with its management and with its financial and legal advisors, and considered the factors described in this proxy statement/prospectus. The Sturgis Bank & Trust Company Board of Directors did not assign any relative or specific weights to such factors, and individual directors may have given differing weights to different factors. The factors considered by the Board consisted of the factors described above under "-- Background of the Consolidation" and "General" and the factors that follow:

     - The Sturgis Bank & Trust Company Board of Directors considered the effectiveness of the consolidation in implementing and accelerating Sturgis Bank & Trust Company's basic long-term external growth strategy. By providing it with immediate access to Southern Michigan Bancorp's existing operations, the consolidation is expected to provide it with a better opportunity to provide financial products and services in its market area.

     - The Sturgis Bank & Trust Company Board of Directors analyzed the financial condition, businesses and prospects of Southern Michigan Bancorp and Sturgis Bank & Trust Company. It considered the recent and historic stock performance of Southern Michigan Bancorp; the detailed financial analyses, pro forma and other information with respect to Southern Michigan Bancorp and Sturgis Bank & Trust Company discussed by its financial advisor; its own knowledge of Sturgis Bank & Trust Company, Southern Michigan Bancorp and their respective businesses; and the results of Sturgis Bank & Trust Company's due diligence review of Southern Michigan Bancorp's businesses. The Board concluded that the consolidation would create a stronger combined company with greater size, flexibility, breadth of products and services, efficiency, capital strength and profitability than either possesses alone or could achieve through internal growth or acquisitions of smaller financial institutions in their respective markets.

     - The Sturgis Bank & Trust Company Board of Directors considered the oral opinion of its financial advisor delivered on February 14, 2000, which opinion was subsequently confirmed in writing, that as of February 14, 2000, the consideration to be paid by Southern Michigan

       Bancorp in the consolidation was fair, from a financial point of view, to Sturgis Bank & Trust Company stockholders.

     - The Sturgis Bank & Trust Company Board of Directors considered (A) the terms and structure of the consolidation, (B) that Sturgis Bank & Trust Company would conduct significant corporate activities from its executive office in Sturgis, Michigan, and (C) the management, management philosophies, strategic focus and operations of each entity. It determined that each entity possesses management philosophies and a strategic focus compatible with that of the other, that each entity will contribute complementary business strengths resulting in a well-diversified combined company; and that Sturgis Bank & Trust Company directors, senior managers and stockholders would have the ability to influence and participate in the management of the combined company in a meaningful way.

     - The Sturgis Bank & Trust Company Board of Directors considered the effect on the bank and its stockholders continuing as an independent entity compared to the effect of combining with Southern Michigan Bancorp in light of the financial condition of the two entities as independent banks and of the combined company. In particular, it believes that the combined company will be in a better position to participate in the consolidation process currently occurring in the financial services industry and to generate revenue enhancements.

     - The Sturgis Bank & Trust Company Board of Directors also considered the current and prospective economic and competitive environment facing each entity and other financial institutions, and the likelihood of the consolidation being approved by regulatory authorities. Sturgis Bank & Trust Company believes that the consolidation presents a unique opportunity to expand the bank's existing operations and that the consolidation, by creating a combined company that will be larger and stronger than Sturgis Bank & Trust Company alone, will enhance acquisition and other opportunities for growth and diversification and will improve the competitive position of the combined company in a consolidating industry.

     - The Sturgis Bank & Trust Company Board of Directors concluded that the operations of Southern Michigan Bancorp and Sturgis Bank & Trust Company can be effectively consolidated and integrated within a reasonable time following completion of the consolidation.

     - The Sturgis Bank & Trust Company Board of Directors considered the expectation that the consolidation will be tax-free for federal income tax purposes to Sturgis Bank & Trust Company and its stockholders except for taxes on cash received for fractional shares.

     - The Sturgis Bank & Trust Company Board of Directors considered the effect of the consolidation on the Bank's other constituencies including its senior management and other employees, and the communities and stockholders its serves. It determined that its directors, senior managers and stockholders will have the ability to influence and participate in the management of the combined company in a meaningful way, and that, based on the compatibility of the corporate cultures, philosophies and strategies of Southern Michigan Bancorp and Sturgis Bank & Trust Company, the combined company resulting from a transaction with Southern Michigan Bancorp could be expected to provide service comparable to that of Sturgis Bank & Trust Company.

     - The Sturgis Bank & Trust Company Board of Directors considered the percentage ownership of Southern Michigan Bancorp common stock that would be held by stockholders of Sturgis Bank & Trust Company, as a group, after completion of the consolidation.

     In determining to approve the consolidation, the Sturgis Bank & Trust Company Board of Directors did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors. At a meeting held on February 14, 2000, and after deliberating with respect to the consolidation and considering, among other things, the matters discussed above, the Sturgis Bank & Trust Company Board of Directors unanimously approved and adopted the consolidation as being in the best interests of Sturgis Bank & Trust Company and its stockholders. THE STURGIS BANK & TRUST COMPANY BOARD IS UNANIMOUS IN ITS RECOMMENDATION THAT HOLDERS OF STURGIS BANK & TRUST COMPANY COMMON STOCK VOTE FOR THE CONSOLIDATION.

     SOUTHERN MICHIGAN BANCORP. Before approving the consolidation, the Southern Michigan Bancorp Board consulted with Southern Michigan Bank & Trust senior management and with its financial and legal advisors, and considered the factors described in this proxy statement/prospectus. The Southern Michigan Bancorp Board did not assign any relative or specific weights to such factors, and individual directors may have given differing weights to different factors. The factors considered by the Southern Michigan Bancorp Board consisted of the factors described above under "-- Background of the Merger" and "-- General" and the factors that follow:

     - The Southern Michigan Bancorp Board considered the economic conditions and prospects for the markets in which Southern Michigan Bancorp and Sturgis Bank & Trust Company operate, including competitive pressures in the financial services industries in general.

     - The Southern Michigan Bancorp Board considered the prospect for increased market liquidity provided by the combined company.

     - The Southern Michigan Bancorp Board considered the business, results of operations, asset quality and financial condition of Southern Michigan Bancorp and Sturgis Bank & Trust Company, and considered the compatibility of management and business philosophies and services and products offered to customers by Southern Michigan Bancorp and Sturgis Bank & Trust Company.

     - The Southern Michigan Bancorp Board analyzed the financial condition, businesses and prospects of Southern Michigan Bancorp and Sturgis Bank & Trust Company. The Southern Michigan Bancorp Board considered the detailed financial analyses, pro forma and other information with respect to Southern Michigan Bancorp and Sturgis Bank & Trust Company discussed by its financial advisor; its own knowledge of Southern Michigan Bancorp and Sturgis Bank & Trust and their respective businesses; and the results of Southern Michigan Bancorp's due diligence investigation of Sturgis Bank & Trust Companys' business. The Southern Michigan Bancorp Board concluded that the consolidation would create a stronger combined company with greater size, flexibility, breadth of products and services, efficiency, capital strength and profitability than either Southern Michigan Bancorp or Sturgis Bank & Trust Company possesses on a stand-alone basis or could achieve through internal growth or acquisitions of smaller financial institutions in their respective market areas.

     - The Southern Michigan Bancorp Board considered the oral opinion of its financial advisor delivered on February 14, 2000, which opinion was subsequently confirmed in writing, that as of February 14, 2000 the consideration to be paid by Southern Michigan Bancorp in the consolidation was fair, from a financial point of view, to Southern Michigan Bancorp.

     - The Southern Michigan Bancorp Board considered the effect on Southern Michigan Bancorp's stockholders' value of Southern Michigan Bancorp continuing as a stand-alone entity compared to the effect of Southern Michigan Bancorp's combining with Sturgis Bank & Trust Company in light of the financial condition and prospects of the entities on a stand-alone basis and of the combined company. In particular, the Southern Michigan Bancorp's Board believes that the combined company will be in a better position to participate in the consolidation process currently occurring in the financial services industry and to generate revenue enhancements.

     - The Southern Michigan Bancorp Board also considered the current and prospective economic and competitive environment facing each entity and other financial institutions, and the likelihood of the consolidation being approved by regulatory authorities. The Southern Michigan Bancorp Board determined that the consolidation presents a unique opportunity to expand Southern Michigan Bancorp's existing operations and that the consolidation, by creating a combined company that will be larger and stronger than Southern Michigan alone, will enhance acquisition and other opportunities for growth and diversification and will improve the competitive position of the combined company in a consolidating industry.

     - The Southern Michigan Bancorp Board considered the expectation that the consolidation would result in synergies for the combined company's operations, including expense savings from cost reductions and the possibility of enhancing revenues through cross-selling opportunities.

     - The Southern Michigan Bancorp Board considered the expectation that the consolidation will be tax-free for federal income tax purposes to Southern Michigan Bancorp and its stockholders.

     - The Southern Michigan Bancorp Board considered the effects of the consolidation on Southern Michigan Bancorp's other constituencies, including its senior management and other employees and the communities and stockholders served by Southern Michigan Bancorp. The Southern Michigan Bancorp Board determined that Southern Michigan Bancorp's directors, executives officers and stockholders will have the ability to influence and participate in the management of the combined company in a meaningful way.

     - The Southern Michigan Bancorp Board considered the percentage ownership of Southern Michigan Bancorp common stock that would be held by stockholders of Southern Michigan Bancorp, as a group, after the consolidation.

     In determining to approve the consolidation, the Southern Michigan Bancorp Board did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors. At a meeting held on February 14, 2000 and after deliberating with respect to the consolidation and considering, among other things, the matters discussed above, the Southern Michigan Bancorp Board unanimously (with 8 directors present and 2 directors absent) approved and adopted the consolidation agreement as being in the best interests of Southern Michigan Bancorp and its stockholders.

OPINION OF STURGIS BANK & TRUST COMPANY FINANCIAL ADVISOR

     Sturgis Bank & Trust Company retained Raymond James & Associates, Inc. to be its financial advisor in connection with the consolidation and related matters based upon Raymond James' qualifications, expertise and reputation, as well as Raymond James' prior investment banking relationship and general familiarity with Sturgis Bank & Trust Company.

     Raymond James has delivered to the Sturgis Bank & Trust Company Board its opinion that, based upon and subject to the various considerations set forth in its written opinion dated February 14, 2000, the exchange ratio is fair from a financial point of view to holders of shares of Sturgis Bank & Trust Company common stock as of that date. In requesting Raymond James' advice and opinion, no limitations were imposed by Sturgis Bank & Trust Company upon Raymond James with respect to the investigations made or procedures followed by it in rendering its opinion.

     Sturgis Bank & Trust Company retained Raymond James to express an opinion as to the fairness, from a financial point of view, to holders of shares of Sturgis Bank & Trust Company common stock of the exchange ratio. Raymond James did not address Sturgis Bank & Trust Companys' underlying business decision to proceed with the consolidation and did not make any recommendation to the Sturgis Bank & Trust Company Board or to Sturgis Bank & Trust Companys' stockholders with respect to any approval of the consolidation.

     The full text of Raymond James' opinion, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limits on the review undertaken by Raymond James, is attached as Annex D to this proxy statement/prospectus. Sturgis Bank & Trust Company stockholders are urged to read the opinion in its entirety. RAYMOND JAMES' OPINION IS DIRECTED ONLY TO THE EXCHANGE RATIO IN THE CONSOLIDATION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STURGIS BANK & TRUST COMPANY STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE STURGIS BANK & TRUST COMPANY MEETING. THE SUMMARY SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS OF RAYMOND JAMES' OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCES TO THE FULL TEXT OF THE OPINION ATTACHED TO THIS PROXY STATEMENT/PROSPECTUS AS ANNEX D.

     During the course of its engagement, and as a basis for arriving at its opinion, Raymond James reviewed and analyzed material bearing upon the financial and operating condition of Sturgis Bank & Trust Company and Southern Michigan Bancorp and material prepared in connection with the consolidation, including, among other things, the following:

     - the financial terms and conditions as stated in the consolidation agreement;

     - the unaudited financial statements of Sturgis Bank & Trust Company and Southern Michigan Bancorp as of and for the year ended December 31, 1999 furnished to Raymond James by the respective senior management's of Sturgis Bank & Trust Company and Southern Michigan Bancorp;

     - certain publicly-available information for Sturgis Bank & Trust Company and Southern Michigan Bancorp, including each of the Annual Reports on Form 10-K of Sturgis Bank & Trust Company and Southern Michigan Bancorp for each of the years ended December 31, 1996, 1997, and 1998, and each of the Quarterly Reports on Form l0-Q of Sturgis Bank & Trust Company and Southern Michigan Bancorp for each of the quarters ended March 31, June 30, and September 30, 1999;

     - certain information, including financial forecasts, relating to earnings, assets, liabilities and prospects of each of Sturgis Bank & Trust Company and Southern Michigan Bancorp furnished to Raymond James by the respective senior management's of Sturgis Bank & Trust Company and Southern Michigan Bancorp as well as the amount and timing of the cost savings and other synergies expected to be achieved by Sturgis Bank & Trust Company and Southern Michigan Bancorp as a result of the consolidation furnished to Raymond James by the senior management of Sturgis Bank & Trust Company;

     - discussions that Raymond James had with certain members of the management's of each of Sturgis Bank & Trust Company and Southern Michigan Bancorp concerning the historical and current business operations, financial conditions, and prospects of Sturgis Bank & Trust Company and Southern Michigan Bancorp and such other matters as Raymond James deemed relevant;

     - the reported price and trading histories of the shares of Sturgis Bank & Trust Company common stock and Southern Michigan Bancorp common stock as compared to the reported price and trading histories of certain publicly traded companies that Raymond James deemed relevant;

     - the respective financial condition of Sturgis Bank & Trust Company and Southern Michigan Bancorp as compared to the financial condition of certain other companies that Raymond James deemed relevant;

     - certain financial terms of the consolidation as compared to the financial terms of selected other business combinations that Raymond James deemed relevant; and

     - such other information, financial studies, analyses and investigations and such other factors that Raymond James deemed relevant for the purposes of its opinion.

     In conducting its review and arriving at its opinion, as contemplated under the terms of its engagement by Sturgis Bank & Trust Company, Raymond James, with the consent of Sturgis Bank & Trust Company, relied, without independent investigation, upon the accuracy and completeness of all financial and other information provided to it by Sturgis Bank & Trust Company and Southern Michigan Bancorp, respectively, or publicly available. Raymond James did not undertake any responsibility for the accuracy, completeness or reasonableness of, or any obligation independently to verify such information.

     The material financial information provided to Raymond James by the senior management of each of Sturgis Bank & Trust Company and Southern Michigan Bancorp and discussed during due diligence conversations related primarily to projected earnings for 2000 and to the cost savings and other synergies to be generated by the consolidation.

     The earnings projections of management constitute forward-looking statements and are subject to risks and uncertainties. They were based on assumptions concerning various factors, including the regulatory environment, economic conditions, and unanticipated changes in business conditions, the interest rate environment and inflation, all of which are difficult or impossible to predict and many of which are beyond the control of Sturgis Bank & Trust Company, Southern Michigan Bancorp, or the combined company. Consequently, there can be no assurances that Sturgis Bank & Trust Company, Southern Michigan Bancorp, or the combined company will achieve such results.

     Raymond James assumed that all information, including the earnings projections of management and the cost savings and other synergies, furnished to or discussed with Raymond James by Sturgis Bank & Trust Company or Southern Michigan Bancorp, was reasonably prepared and reflected the best currently available estimates and judgments of the senior management of Sturgis Bank & Trust Company and Southern Michigan Bancorp as to the future financial performance of Sturgis Bank & Trust Company, Southern Michigan Bancorp, or the combined entity, as the case may be. Sturgis Bank & Trust Company informed Raymond James, and Raymond James further assumed, that the consolidation would be recorded as a pooling-of-interests and will qualify as a tax free reorganization under generally accepted accounting principles. Raymond James did not make or obtain any independent evaluations, valuations or appraisals of the assets or liabilities of Sturgis Bank & Trust Company or Southern Michigan Bancorp, nor was Raymond James furnished with such materials. Raymond James assumed, without independent verification, that the aggregate allowances for credit losses for Sturgis Bank & Trust Company and Southern Michigan Bancorp were adequate to cover such losses. Raymond James' opinion was necessarily based upon economic and markets conditions and other circumstances as they existed and could be evaluated by Raymond James on the date of its opinion. Raymond James does not have any obligation to update its opinion, unless requested by Sturgis Bank & Trust Company in writing to do so, and Raymond James expressly disclaimed any responsibility to do so in the absence of any such request.

     The summary set forth below does not purport to be a complete description of either the analyses underlying Raymond James' opinion or the presentation made by Raymond James to the Sturgis Bank & Trust Company Board, but it does summarize all of the material analyses performed and presented by Raymond James. The preparation of a fairness opinion is a complex process involving subjective judgments. Accordingly, Raymond James believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without consideration of all factors and analyses, could create a misleading view of the analyses and the processes underlying Raymond James' opinion. Raymond James arrived at its opinion based on the results of all the analyses it undertook assessed as a whole and did not draw conclusions from or with regard to any one method of analysis. With respect to the comparable company analysis and comparable merger transaction analysis summarized below, no public company utilized as a comparison is identical to Sturgis Bank & Trust Company or Southern Michigan Bancorp. Such analyses necessarily involve complex considerations and judgements concerning the differences in financial and operating characteristics of the companies and other factors that could affect the acquisition or public trading values of the companies concerned.

     PREMIUM ANALYSIS. Based upon the closing price of Southern Michigan Bancorp common stock on February 10, 2000, two trading days prior to Raymond James' presentation to the Sturgis Bank & Trust Company Board, the exchange ratio results in an implied price of $12.74 per share of Sturgis Bank & Trust Company common stock, representing a premium of approximately 92.2% to the closing price of $6.63 of Sturgis Bank & Trust Company common stock as of February 10, 2000.

     IMPLIED OFFER VALUE ANALYSIS BASED ON SOUTHERN MICHIGAN BANCORP HISTORICAL TRADING VALUATION. Raymond James reviewed the implied offer value to Sturgis Bank & Trust Company common stock based on the price of Southern Michigan Bancorp common stock at different intervals during the period commencing 90 trading days prior to February 10, 2000 using the 5-day, 10-day, 15-day, 20-day, 30-day, 60-day, and 90-day average closing price of Southern Michigan Bancorp common stock during such period. Using such average closing prices, Raymond James observed that the implied value to Sturgis Bank & Trust Company common stock was between $10.21 and $11.07 during such period.

     DISCOUNTED CASH FLOW ANALYSIS. Raymond James performed a discounted cash flow analysis to determine a present value per share of Sturgis Bank & Trust Company common stock assuming Sturgis Bank & Trust Company continued to operate as a stand-alone entity and was acquired at a later date. This present value was determined by projecting Sturgis Bank & Trust Company's after-tax net income for the five years ended December 31, 2000 through 2004. The "terminal value" per share (i.e., the projected 2004 value per share) of Sturgis Bank & Trust Company common stock was determined by a price to earnings multiple of 13.0 times against Sturgis Bank & Trust Company's projected earnings at December 31, 2004. The present value of the terminal value was then determined using an annual discount rate of 14%, which Raymond James viewed as an appropriate discount for a company with Sturgis Bank & Trust Company's risk characteristics. The above calculations resulted in a net present value per fully diluted share of Sturgis Bank & Trust Company common stock of $10.79 per share. The implied value of $12.74 per share to Sturgis Bank & Trust Company stockholders, based on Southern Michigan Bancorp's closing price of $32.00 as of February 10, 2000, resulted in a premium of 18.0% to Sturgis Bank & Trust Company's net present value of $10.79 per share.

     CONTRIBUTION ANALYSIS. Raymond James prepared a contribution analysis showing percentages of assets, net loans, deposits, common equity, and net income as of December 31, 1999, and estimated 2000 net income that would be contributed to the combined company on a pro-forma basis by Sturgis Bank & Trust Company and Southern Michigan Bancorp. This analysis showed, assuming an exchange ratio of .398, that Sturgis Bank & Trust Company, as of December 31, 1999, would contribute 47.7% of pro forma consolidated total assets, 51.9% of net loans, 41.2% of total deposits, 50.8% of common equity, and 37.8% of net income, and 39.4% of estimated 2000 net income. This analysis showed that holders of Sturgis Bank & Trust Company common stock would own approximately 38.2% of the pro-forma common shares outstanding of Southern Michigan Bancorp.

     FINANCIAL IMPLICATIONS TO STURGIS BANK & TRUST COMPANY
STOCKHOLDERS. Raymond James prepared an analysis of the financial implications of the Southern Michigan Bancorp offer to a holder of Sturgis Bank & Trust Company common stock. This analysis indicated that on a pro forma basis, assuming the consolidation was completed at the exchange ratio of .398 and including potential cost savings provided by senior management of Sturgis Bank & Trust Company, a stockholder of Sturgis Bank & Trust Company would achieve approximately a 2.3% accretion in earnings per share, an increase in dividends per share of approximately 42.9% and a decrease in book value per share of approximately 24.3% in 2000 as a result of the consummation of the consolidation.

     COMPARATIVE STOCKHOLDER RETURNS. Raymond James presented an analysis of comparative theoretical stockholder returns in several scenarios, including Sturgis Bank & Trust Company remaining independent, Sturgis Bank & Trust Company being acquired in 2004, Sturgis Bank & Trust Company being acquired by Southern Michigan Bancorp through the consolidation and Sturgis Bank & Trust Company being acquired by Southern Michigan Bancorp through the consolidation with Southern Michigan Bancorp in turn being acquired in 2004. This analysis, which was based on the net present value of projected dividend streams and projected common stock valuations, using historical acquisition price-to-book multiples, indicated total stockholder returns of 10.03% if Sturgis Bank & Trust Company remained independent, 10.81% for a consolidation in 2004 on the terms specified in the following paragraph, 13.76% based on the acceptance of the offer from Southern Michigan Bancorp at the exchange ratio of .398 Southern Michigan Bancorp shares of common stock per Sturgis Bank & Trust Company share of common stock, and 20.02% based on the acceptance of the offer from Southern Michigan Bancorp at the exchange ratio of .398 Southern Michigan Bancorp shares of common stock per Sturgis Bank & Trust Company share of common stock and Southern Michigan Bancorp in turn being acquired in 2004.

     ANALYSIS OF SELECTED MERGERS. As part of its analysis, Raymond James reviewed comparable mergers involving thrifts nationwide that were announced after January 1, 1999, in which the total assets of the seller and buyer were less than $600 million, the equity to assets ratio of the seller was between 9% and 13% and the return on average assets of the seller was less than 1.00%. This merger group consisted of the following seven transactions:

                   BUYER                                         SELLER
                   -----                                         ------
East Texas Financial Services, Inc., Tyler,
  TX                                           Gilmer Financial Services Inc., Gilmer, TX
First Community Bancshares Inc.,               Blue River Federal Savings Bank, Edinburgh,
  Bargersville, IN                               IN
FNB Corp., Asheboro, NC                        Carolina Fincorp Inc., Rockingham, NC
Peoples Building Loan & Savings Company,       Harvest Home Financial Corporation,
  Lebanon, OH                                    Cheviot, OH
                                               Three Rivers Financial Corp., Three Rivers,
Peoples Bancorp, Auburn, IN                      MI
Virginia Commonwealth Financial
  Corporation, Culpeper, VA                    Caroline Savings Bank, Bowling Green, VA
                                               Adirondack Financial Services Bancorp,
CNB Bancorp Inc., Gloversville, NY               Gloversville, NY

     Raymond James calculated the medians and averages for the following relevant transaction ratios in the merger group: the multiple of the offer value to the acquired company's earnings for the twelve months preceding the announcement date of the transaction; the multiple of the offer value to the acquired company's book value and tangible book value, and the percentage of the offer value to the acquired company's total deposits and total assets, each as of the announcement date of the transaction. Raymond James compared these multiples and percentages with the corresponding multiples and percentages for the merger, valuing the shares of Southern Michigan Bancorp common stock that would be received pursuant to the merger agreement at $12.74 per share of Sturgis Bank & Trust Company common stock. In calculating the multiples and percentages for the merger, Raymond James used Sturgis Bank & Trust Company's earnings for the twelve months ended December 31, 1999, and Sturgis Bank & Trust Company's book value, tangible book value, total deposits and total assets at December 31, 1999. The results of this analysis are as follows:

                                                                    OFFER VALUE TO
                                               ---------------------------------------------------------
                                               PRECEDING    BOOK     TANGIBLE BOOK     TOTAL      TOTAL
                                               EARNINGS     VALUE        VALUE        DEPOSITS    ASSETS
                                                  (X)        (X)          (X)           (%)        (%)
                                               ---------    -----    -------------    --------    ------
Sturgis Bank & Trust Company...............      19.7       1.56         2.02           24.1       15.7
Merger group median........................      26.4       1.58         1.58           23.3       16.6
Merger group average.......................      29.3       1.53         1.53           23.4       17.6
Merger group high..........................      47.8       1.78         1.78           28.5       24.4
Merger group low...........................      20.6       1.22         1.23           19.6       13.7

     COMPARISON OF SELECTED COMPARABLE COMPANIES. Raymond James compared selected operating and stock market characteristics of Southern Michigan Bancorp to the publicly corresponding data of certain other companies that Raymond James deemed to be relevant, including Bank of Marin, FNB Corporation, GB&T Bancshares Inc., Mid Penn Bancorp, Inc., NMBT Corp., NSD Bancorp, Inc., TIB Financial Corp. and United Financial Holdings, Inc. (collectively, the "Peer Group"). Based on financial data as of September 30, 1999 and market prices as of February 10, 2000, this comparison showed with regard to stock trading multiples the following:

                                                     SOUTHERN                PEER GROUP
                                                     MICHIGAN    -----------------------------------
          MARKET PRICE AS A MULTIPLE OF              BANCORP     MEDIAN    AVERAGE    HIGH      LOW
          -----------------------------              --------    ------    -------    -----    -----
Book Value Per Share.............................     2.51x      1.81x      1.99x     2.62x    1.55x
Tangible Book Value Per Share....................     2.63x      1.92x      2.04x     2.62x    1.64x
Latest Twelve Months Earnings Per Share..........     19.8x      15.0x      15.7x     22.8x    11.8x

     PEER GROUP STOCK RETURN ANALYSIS. Raymond James analyzed the compound annual growth rates of the stock prices (excluding dividend reinvestments) of the companies in the Peer Group and those companies that are in the NASDAQ Bank and Thrift Index ("Index") as compared to Southern Michigan Bancorp, based on one-year, two-year, three-year, four-year, and five-year growth rates. This analysis showed the following:

                                                        SOUTHERN                  PEER GROUP
                                                        MICHIGAN               -----------------
                    GROWTH RATE                         BANCORP      INDEX     MEDIAN    AVERAGE
                    -----------                         --------    -------    ------    -------
One year............................................     (4.2)%     (11.7)%    (7.0)%    (1.4)%
Two year............................................     (1.1)%     (14.1)%    (3.5)%    (4.8)%
Three year..........................................     15.3 %       3.9 %    18.3 %    17.4 %
Four year...........................................     26.5 %      10.3 %    25.5 %    19.9 %
Five year...........................................     27.2 %      15.3 %    24.4 %    20.6 %

     The Sturgis Bank & Trust Company Board retained Raymond James based upon the recognized experience and expertise of Raymond James' financial institutions group. Raymond James is a recognized investment banking and advisory firm. Raymond James, as a part of its investment banking and advisory business, is continually engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Sturgis Bank & Trust Company selected Raymond James as its financial advisor because of its reputation and because of its substantial experience in transactions such as the merger. In the ordinary course of business, Raymond James may trade in the equity securities of Sturgis Bank & Trust Company and/or Southern Michigan Bancorp for its own account or for the accounts of its customers and, accordingly, at any time may hold a long or short position in such securities.

     Sturgis Bank & Trust Company and Raymond James have entered into a letter agreement, dated October 22, 1999, relating to the services to be provided by Raymond James in connection with the consolidation. Raymond James will receive a fee contingent upon the completion of the merger of approximately the greater of $275,000 and 0.75% of the value of the exchange ratio for services rendered in connection with advising Sturgis Bank & Trust Company regarding the consolidation agreement, including the fairness opinion and financial advisory services provided to Sturgis Bank & Trust Company, plus reimbursement of out-of-pocket expenses. Based on the average closing price of Southern Michigan Bancorp's common stock for the 20 consecutive trading days prior to signing the consolidation agreement on February 14, 2000, such fee would be approximately $275,000, and Raymond James has received approximately $60,000 of such fee. Sturgis Bank & Trust Company also has agreed to indemnify Raymond James against certain liabilities, including liabilities under the federal securities laws.

     Raymond James in the past from time to time has provided financial advisory and investment banking services to Sturgis Bank & Trust Company, for which services Raymond James has received customary fees. Sturgis Bank & Trust Company paid Raymond James a customary underwriting commission aggregating approximately $390,000 in connection with Sturgis Bank & Trust Company's October 1998 secondary offering of 632,500 shares of common stock.

OPINION OF SOUTHERN MICHIGAN BANCORP FINANCIAL ADVISOR

     Austin Associates, Inc. acted as financial advisor to Southern Michigan Bancorp in connection with the consolidation. Southern Michigan Bancorp selected Austin Associates based on its experience, expertise and familiarity with Southern Michigan Bancorp and its business. Austin Associates is a nationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions and valuations for corporate and other purposes.

     In connection with Austin Associates' engagement, Southern Michigan Bancorp requested Austin Associates to evaluate the fairness of the exchange ratio to Southern Michigan Bancorp and its stockholders, from a financial point of view. At the February 14, 2000, meeting of the Southern Michigan Bancorp board of directors, Austin Associates rendered to the Southern Michigan Bancorp board of directors an oral opinion that, as of February 14, 2000, the Southern Michigan Bancorp exchange ratio was fair, to Southern Michigan Bancorp stockholders, from a financial point of view. Austin Associates confirmed this oral opinion by delivery of a written opinion dated February 15, 2000, the date the consolidation agreement was signed. Austin Associates' written opinion has been
updated to [               ]. The written opinion dated as of the date of this
document is sometimes referred to as the Austin Associates Opinion.

     Attached in Appendix E is the full text of the Austin Associates Opinion, which describes the procedures followed, assumptions made, matters considered and limitations on the review undertaken in connection with that opinion. Austin Associates has consented to the inclusion of the Austin Associates Opinion as Appendix E and has reviewed and consented to the inclusion of this disclosure related to the Austin Associates Opinion.

     The Austin Associates Opinion is directed to the Southern Michigan Bancorp board of directors and shareholders. It relates only to the fairness of the transaction to Southern Michigan Bancorp stockholders, from a financial point of view. The summary of the Austin Associates Opinion in this document is qualified in its entirety by reference to the full text of that opinion.

     In arriving at its opinion, Austin Associates:

     - reviewed the consolidation agreement and publicly available business and financial information relating to Sturgis Bank & Trust Company and Southern Michigan Bancorp that it considered relevant;

     - reviewed other information relating to Sturgis Bank & Trust Company and Southern Michigan Bancorp, including internal financial forecasts for 2000 and forecasts of cost savings to be achieved in the consolidation, provided by Sturgis Bank & Trust Company and Southern Michigan Bancorp ;

     - met with Southern Michigan Bancorp and Sturgis Bank & Trust Company management to discuss the business and prospects of the pro forma company;

     - considered financial and stock market information about Sturgis Bank & Trust Company and Southern Michigan Bancorp and compared that information with similar information about other publicly held companies in similar businesses;

     - considered the financial terms of other recent business combinations and transactions; and

     - considered other information, financial studies, analyses and investigations, and financial, economic and market criteria that Austin Associates deemed relevant.

     In connection with its review, Austin Associates did not assume any responsibility for independent verification of any of the information provided to or otherwise reviewed by Austin Associates. Austin Associates relied on this information being complete and accurate in all material respects. As to the financial forecasts, including the estimates of future cost savings and operating synergies expected to be achieved as a result of the consolidation, Austin Associates assumed that these forecasts were reasonably prepared and reflected the best currently available estimates and judgments of the management of Sturgis Bank & Trust Company and Southern Michigan Bancorp as to the future financial performance of Sturgis Bank & Trust Company and Southern Michigan Bancorp. In addition, Southern Michigan Bancorp did not ask Austin Associates to make, and Austin Associates did not make, an independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of Sturgis Bank & Trust Company or Southern Michigan Bancorp, nor was Austin Associates furnished with any evaluations or appraisals of this kind. Southern Michigan Bancorp placed no limits on the scope of analysis performed, or opinion expressed, by Austin Associates.

     In preparing its opinion, Austin Associates performed a variety of financial and comparative analyses, the material aspects of which are described below. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances. Therefore, such an opinion is not readily susceptible of summary description. In arriving at its opinion, Austin Associates made qualitative judgments as to the significance and relevance of each analysis and factor considered by it. Accordingly, Austin Associates believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying its analyses and the Austin Associates Opinion.

     The following is a summary of the material financial analyses performed by Austin Associates in connection with its written opinion rendered to the Southern Michigan Bancorp board of directors on February 14, 2000. Certain of these summaries include information presented in tabular format. In order to fully understand the financial analyses used by Austin Associates, these tables must be read together with the accompanying narrative. The tables alone do not constitute a complete description of the applicable financial analysis.

     CONTRIBUTION ANALYSIS: Austin Associates analyzed selective pro forma financial measures that Southern Michigan Bancorp and Sturgis Bank & Trust Company would be contributing to the combined company, excluding any projected cost savings, and compared this to the pro forma ownership of Southern Michigan Bancorp and Sturgis Bank & Trust Company stockholders. Austin Associates noted that, based on the Southern Michigan Bancorp's exchange ratio and the number of shares of Southern Michigan Bancorp stock and Sturgis Bank & Trust Company stock outstanding at December 31, 1999, Southern Michigan Bancorp stockholders would own approximately 61.8% and Sturgis Bank & Trust Company stockholders would own approximately 38.2% of the pro forma shares outstanding. Austin Associates compared these percentages to the following pro forma data:

                       SELECTIVE CONTRIBUTION PERCENTAGES

                                                                  SOUTHERN        STURGIS BANK &
                                                              MICHIGAN BANCORP    TRUST COMPANY
                                                              ----------------    --------------
12/31/99 Book Value(1)....................................         49.2%              50.8%
12/31/99 Tangible Book Value(1)...........................         54.5%              45.5%
1999 Net Income (GAAP)....................................         62.2%              37.8%
1999 Net Income (CASH)(2).................................         59.0%              41.0%
Adjusted 1999 Net Income (GAAP)(3)........................         59.7%              40.3%
Budget 2000 Net Income (GAAP).............................         60.8%              39.2%
Budget 2000 Net Income (CASH)(2)..........................         57.9%              42.1%
Market Capitalization (02/10/00)(4).......................         71.1%              28.9%
PROPOSED OWNERSHIP........................................         61.8%              38.2%

-------------------------
(1) Book value contribution is calculated after adding back the ESOP repurchase obligation at Southern Michigan Bancorp.

(2) Based on net income excluding goodwill amortization expense

(3) Excluding nonrecurring income and expense items

(4) Based on 20-day average price ending February 10, 2000

     DISCOUNTED CASH FLOW ANALYSIS: Austin Associates analyzed the range of values of a share of Southern Michigan Bancorp and Sturgis Bank & Trust Company implied by the dividends per share that could be paid based on earnings projected over a five-year period and by the estimated value at the end of the five-year period. Austin Associates based the projected earnings of Southern Michigan Bancorp and Sturgis Bank & Trust Company on a review of forecasts provided by management of both Southern Michigan Bancorp and Sturgis Bank & Trust Company for 2000, excluding non-core net income items, and on the reasonable long-term growth rate for Southern Michigan Bancorp's and Sturgis Bank & Trust Company's earnings for 2001 through 2004. Earnings and dividends were adjusted to reflect an assumed constant ratio of common equity to assets that Austin Associates viewed as appropriate (8.00% in the case of both Southern Michigan Bancorp and Sturgis Bank & Trust Company). Based on these assumptions, Austin Associates determined the value of a share of Southern Michigan Bancorp and Sturgis Bank & Trust Company at the end of the five-year period by applying terminal multiples and discount rates that Austin Associates viewed as appropriate for companies with Southern Michigan Bancorp's and Sturgis Bank & Trust Company's respective risk characteristics. This analysis showed implied values per share of Southern Michigan Bancorp stock between $22.30 and $27.13 and values per share of Sturgis Bank & Trust Company stock between $9.54 and $11.72.

     The per share discounted cash flow analysis for Southern Michigan Bancorp is summarized in the chart below:

            DISCOUNTED CASH FLOW VALUE OF SOUTHERN MICHIGAN BANCORP

                                                                TERMINAL MULTIPLE OF 2004
                                                                        NET INCOME
                                                                --------------------------
                       DISCOUNT RATE                            12.0X     13.0X     14.0X
                       -------------                            ------    ------    ------
11.0%.......................................................    $24.21    $25.67    $27.13
12.0%.......................................................    $23.23    $24.63    $26.02
13.0%.......................................................    $22.30    $23.64    $24.97

     The per share discounted cash flow analysis for Sturgis Bank & Trust Company is summarized in the chart below:

           DISCOUNTED CASH FLOW VALUE OF STURGIS BANK & TRUST COMPANY

                                                                TERMINAL MULTIPLE OF 2004
                                                                        NET INCOME
                                                                --------------------------
                       DISCOUNT RATE                            12.0X     13.0X     14.0X
                       -------------                            ------    ------    ------
11.0%.......................................................    $10.40    $11.06    $11.72
12.0%.......................................................    $ 9.96    $10.59    $11.22
13.0%.......................................................    $ 9.54    $10.14    $10.74

     After a review of the discounted cash flow results, Austin Associates approximated an aggregate value for Southern Michigan Bancorp at $48.7 million ($24.72 per share) and Sturgis Bank & Trust Company at $32.9 million ($10.63 per share). Based on the aggregate results of the discounted cash flow analysis, Austin Associates concluded that Southern Michigan Bancorp's discounted cash flow value approximated 59.7% of relative contribution as compared to 40.3% to Sturgis Bank & Trust Company.

                                                              RELATIVE CONTRIBUTION PERCENTAGE
                                                              ---------------------------------
                                                              SOUTHERN MICHIGAN      STURGIS
                                                                   BANCORP         BANK & TRUST
                                                              -----------------    ------------
Discounted Cash Flow Value................................         59.7%              40.3%
PROPOSED OWNERSHIP........................................         61.8%              38.2%

     COMPARABLE COMPANY ANALYSIS: Austin Associates compared selected operating and stock market data for Southern Michigan Bancorp and Sturgis Bank & Trust Company to corresponding data for peer companies that Austin Associates selected and deemed to be relevant for this purpose based on their financial, operational and other characteristics. The Southern Michigan Bancorp peer group consisted of 12 publicly traded banks headquartered in the Midwest. Additional criteria included total assets between $100 to $500 million, tangible equity to assets ratio between 7.0% to 11.0% and last 12 months return on average equity between 10.0% and 15.0%. The companies included were:

                         COMPANY                                 CITY         STATE    SYMBOL
                         -------                             -------------    -----    ------
DCB Financial Corporation................................    Delaware         OH       DCBF
Cortland Bancorp.........................................    Cortland         OH       CLDB
United Bancorp, Inc. ....................................    Tecumseh         MI       UBMI
Monroe Bancorp...........................................    Bloomington      IN       MORE
Bourbon Bancshares, Inc. ................................    Paris            KY       BBON
Upbancorp, Incorporated..................................    Chicago          IL       UPBN
Mid-Wisconsin Financial Services, Inc. ..................    Medford          WI       MWFS
United Bancorp, Inc. ....................................    Martins Ferry    OH       UBCP
Combanc, Inc. ...........................................    Delphos          OH       COBI
Commercial National Financial Corporation................    Ithaca           MI       CEFC
Community Central Bank Corporation.......................    Mount Clemens    MI       CCBD
MetroBanCorp.............................................    Indianapolis     IN       METB

     The Sturgis Bank & Trust Company peer group consisted of 18 publicly traded thrifts headquartered in the Midwest. Additional criteria included total assets between $100 to $500 million, tangible equity to assets ratio between 6.0% to 10.0% and last 12 months return on average equity between 5.0% and 10.0%. The companies included were:

                        COMPANY                                   CITY           STATE    SYMBOL
                        -------                             -----------------    -----    ------
Winton Financial Corp. .................................    Cincinnati           OH       WFI
Ameriana Bancorp........................................    New Castle           IN       ASBI
FSF Financial Corp. ....................................    Hutchinson           MN       FFHH
Home Bancorp............................................    Fort Wayne           IN       HBFW
North Central Bancshares, Inc. .........................    Fort Dodge           IA       FFFD
MFB Corp. ..............................................    Mishawaka            IN       MFBC
LSB Financial Corp. ....................................    Lafayette            IN       LSBI
First Franklin Corporation..............................    Cincinnati           OH       FFHS
BankPlus, FSB...........................................    Morton               IL       BNKP
HFB Financial Corporation...............................    Middlesboro          KY       HFBA
Classic Bancshares, Inc. ...............................    Ashland              KY       CLAS
CBES Bancorp, Inc. .....................................    Excelsior Springs    MO       CBES
First Independence Corporation..........................    Independence         KS       FFSL
Hardin Bancorp, Inc. ...................................    Hardin               MO       HFSA
First Federal Bancorporation............................    Bemedji              MN       BDJI
AMB Financial Corp. ....................................    Munster              IN       AMFC
Community Investors Bancorp, Inc. ......................    Bucyrus              OH       CIBI
Washington Bancorp......................................    Washington           IA       WBIO

     The following table compares selected information derived by Austin Associates for Southern Michigan Bancorp with corresponding data for its peer group, as of February 10, 2000:

                                                            PEER      PEER      SOUTHERN MICHIGAN
                                                           MEDIAN    AVERAGE         BANCORP
                                                           ------    -------    -----------------
Price/Earnings.........................................     14.3       13.8            17.1
Price/Tangible Book Value..............................      165%       165%            234%
Return on Average Assets...............................     1.18%      1.20%           1.22%
Return on Average Equity...............................    11.98%     12.26%          13.06%
Tangible Equity/Tangible Assets........................     9.16%      9.23%           8.52%
NPAs/Assets............................................     0.38%      0.47%           0.40%
Total Assets ($ mils.).................................    $ 304     $  301          $  276

     The following table shows the corresponding analysis for Sturgis Bank & Trust Company:

                                                                 PEER      PEER      STURGIS BANK
                                                                MEDIAN    AVERAGE      & TRUST
                                                                ------    -------    ------------
Price/Earnings..............................................     10.9       11.7         10.2
Price/Tangible Book Value...................................       89%        95%         105%
Return on Average Assets....................................     0.77%      0.76%        0.82%
Return on Average Equity....................................     8.17%      7.92%        8.13%
Tangible Equity/Tangible Assets.............................     9.04%      8.73%        7.95%
NPAs/Assets.................................................     0.42%      0.51%        0.89%
Total Assets ($ mils.)......................................    $ 215      $ 251        $ 252

     The following chart summarizes the selected minority share trading multiples used by Austin Associates to estimate the market capitalization of Southern Michigan Bancorp and Sturgis Bank & Trust Company based on peer group data. The price to tangible book comparison indicated that Southern Michigan Bancorp's relative contribution would approximate 70.7% as compared to 29.3% to Sturgis Bank & Trust Company. The price to earnings multiple comparison indicated that Southern Michigan Bancorp's relative contribution would approximate 67.0% as compared to 33.0% to Sturgis Bank & Trust Company.

                                                                                    RELATIVE
                                                                                  CONTRIBUTION
                                                                                   PERCENTAGE
                                                                    STURGIS    -------------------
                                                        SOUTHERN    BANK &     SOUTHERN    STURGIS
                                                        MICHIGAN     TRUST     MICHIGAN    BANK &
                                                        BANCORP     COMPANY    BANCORP      TRUST
                                                        --------    -------    --------    -------
Selected Price to Tangible Book Ratio...............       165%         95%
  Comparable Price to Book Value ($ mils.)..........     $42.3       $17.8       70.7%      29.3%
Selected Price to Earnings Multiple.................      14.0        11.0
  Comparable Price to Earnings Value ($mils.).......     $44.9       $22.1       67.0%      33.0%
Proposed Ownership..................................                             61.8%      38.2%

     COMPARABLE SALE OF CONTROL ANALYSIS: Austin Associates compared a selected group of banks and thrifts which have sold since the beginning of 1999 to the operating and financial performance of Southern Michigan Bancorp and Sturgis Bank & Trust Company. Austin Associates then selected comparable sale of control multiples to Southern Michigan Bancorp's and Sturgis Bank & Trust Company's tangible book value and 1999 net income to determine estimated sale of control values for both companies. The Southern Michigan Bancorp group consisted of four bank transactions announced in 1999 with the seller headquartered in the Midwest. Additional criteria included seller's total assets between $100 to $500 million, tangible equity to assets ratio between 7.0% to 12.0% and year-to-date return on average equity between 10.0% and 15.0%. The following transactions were included:

BUYER                                                  SELLER
-----                                                  ------
First National of NE.................................  Commercial Bancshares (SD)
Gold Banc Corp. .....................................  First Business Bancshares (MO)
Park National Corp. .................................  SNB Corporation (OH)
Truman Bancshares....................................  Martin County National Bank (MN)

     The Sturgis Bank & Trust Company group consisted of five thrift transactions with the seller headquartered in the Midwest. Additional criteria included seller's total assets between $100 to $500 million, tangible equity to assets ratio between 6.0% to 10.0% and last 12 months return on average equity between 5.0% and 13.0%. The following transactions were included:

BUYER                                                       SELLER
-----                                                       ------
First Place Financial.....................................  Ravenna Savings Bank (OH)
Peoples Building Loan & Savings...........................  Harvest Home Financial (OH)
Provident Financial Group.................................  OHSL Financial Corp. (OH)
Oak Hill Financial........................................  Towne Financial Corp. (OH)
Mahaska Investment........................................  Midwest Bancshares, Inc. (IA)

     The following table compares selected information derived by Austin Associates for determining the sale of control market capitalization for Southern Michigan Bancorp with corresponding data for comparable transactions:

                                                           GROUP      GROUP     SOUTHERN MICHIGAN
SELLER'S FINANCIAL PERFORMANCE                             MEDIAN    AVERAGE         BANCORP
------------------------------                             ------    -------    -----------------
Total Assets ($mil.)...................................    $ 152     $  181          $  276
  Tangible Equity/Assets...............................    11.79%     10.94%           8.52%
  ROAA.................................................     1.31%      1.25%           1.22%
  ROAE.................................................    11.47%     11.31%          13.06%
  NPAs/Assets..........................................     0.87%      0.81%           0.40%
TRANSACTION RESULTS
Price/Tangible Book....................................      222%       211%            220%(1)
  Price to Earnings....................................     17.8       18.3            18.0(1)

-------------------------
(1) Selected by Austin Associates

     The following table shows the corresponding analysis for Sturgis Bank & Trust Company:

                                                              GROUP      GROUP     STURGIS BANK &
SELLER'S FINANCIAL PERFORMANCE                                MEDIAN    AVERAGE        TRUST
------------------------------                                ------    -------    --------------
Total Assets ($000).......................................    $ 161      $ 171         $ 252
  Tangible Equity/Assets..................................     7.36%      8.11%         7.95%
  ROAA....................................................     0.82%      0.77%         0.82%
  ROAE....................................................    10.59%      9.67%         8.13%
  NPAs/Assets.............................................     0.13%      0.27%         0.89%
TRANSACTION RESULTS
Price/Tangible Book.......................................      195%       182%          190%(1)
  Price to Earnings.......................................     17.9       20.3          19.0(1)

-------------------------
(1) Selected by Austin Associates

     The following chart summarizes the results of the sale of control market valuations for Southern Michigan Bancorp and Sturgis Bank & Trust Company. The price to tangible book comparison indicated that Southern Michigan Bancorp's relative contribution would approximate 61.6% as compared to 38.4% to Sturgis Bank & Trust Company. The price to earnings multiple comparison indicated that Southern Michigan Bancorp's relative contribution would approximate 60.2% as compared to 39.8% to Sturgis Bank & Trust Company.

                                                                           RELATIVE CONTRIBUTION
                                                                                PERCENTAGE
                                                              STURGIS    -------------------------
                                                  SOUTHERN    BANK &     SOUTHERN
                                                  MICHIGAN     TRUST     MICHIGAN   STURGIS BANK &
                                                  BANCORP     COMPANY    BANCORP    TRUST COMPANY
                                                  --------    -------    --------   --------------
Selected Price to Tangible Book Ratio...........     220%        190%
  Sale Comparable Price to Book Value ($
     mils.).....................................   $57.3       $35.7       61.6%         38.4%
Selected Price to Earnings Multiple.............    18.0        19.0
  Sale Comparable Price to Earnings Value
     ($mils.)...................................   $57.8       $38.2       60.2%         39.8%
Proposed Ownership..............................                           61.8%         38.2%

     PRO FORMA CONSOLIDATION ANALYSIS: Austin Associates analyzed the pro forma effect of the consolidation on the estimated earnings per share (GAAP) of Southern Michigan Bancorp and Sturgis Bank & Trust Company for 2000 and 2001. In performing this analysis, Austin Associates considered the cost savings expected to be achieved in 2000 and 2001. Pre-tax cost savings were estimated at $0 for 2000 and $1.0 million in 2001.

     Based on this analysis, Austin Associates calculated that the consolidation would be 1.7% accretive to Southern Michigan Bancorp's estimated earnings per share (GAAP) for 2000 excluding consolidation-related expenses. Austin Associates further calculated that the transaction would be 16.0% accretive to Southern Michigan Bancorp's estimated earnings per share (GAAP) for 2001.

     Austin Associates also analyzed the pro forma effect of the consolidation on the estimated tangible book value per share of Southern Michigan Bancorp for 2000 and 2001. Based on this analysis, Austin Associates calculated that the consolidation would be 31.3% accretive to Southern's estimated tangible book value per share for 2000 and the transaction would be 30.7% accretive to Southern Michigan Bancorp's estimated tangible book value per share for 2001.

     ENGAGEMENT OF AUSTIN ASSOCIATES: Under the terms of Austin Associates' engagement, Southern Michigan Bancorp has agreed to pay Austin Associates customary investment banking fees, a portion of the fees payable upon execution of the consolidation agreement, with the remaining fees payable upon the consummation of the consolidation. Southern Michigan Bancorp has also agreed to indemnify Austin Associates and various related persons and entities against various liabilities, including liabilities under the federal securities laws, arising out of Austin Associates' engagement, and to reimburse Austin Associates for its reasonable out-of-pocket expenses, including the reasonable fees and expenses of its legal counsel, incurred by Austin Associates in connection with its engagement. In the past, Austin Associates provided financial advisory and financial services to Southern Michigan Bancorp and received customary fees for those services. Austin Associates has not performed any services for Sturgis Bank & Trust Company.

SUMMARY OF THE CONSOLIDATION AGREEMENT

     The following discussion summarizes the material provisions of the consolidation agreement. A copy of the consolidation agreement without any exhibits or schedules is attached to this proxy statement/prospectus as Annex F and is incorporated by reference. We encourage you to read the consolidation agreement completely and carefully as it is the legal document that governs the consolidation.

     STRUCTURE OF THE CONSOLIDATION. Pursuant to the consolidation agreement, and in accordance with the Michigan Savings Bank Act, when the consolidation becomes effective Sturgis Bank & Trust Company will be consolidated with and into a newly formed Michigan savings bank that is a wholly-owned subsidiary of Southern Michigan Bancorp.

     The consolidation will become effective at the time and date when the consolidation agreement is filed with the commissioner of the Michigan Office of Financial and Insurance Services, Division of Financial Institutions and any other applicable filings or notices required by any state or federal governmental authority are filed. Such filings will occur immediately following the closing of the consolidation and on the same day as the closing if possible, or at such other date and time as may be agreed to by us.

     The closing of the consolidation will occur on a date specified by us that is no later than 30 days after the satisfaction or waiver of the latest to occur of the conditions precedent to the consolidation set forth in the consolidation agreement. We anticipate that the consolidation will be completed during the fiscal quarter ending December 31, 2000. However, completion of the consolidation could be delayed if there is a delay in obtaining the requisite regulatory approvals. There can be no assurances as to if or when such approvals will be obtained or that the consolidation will occur. If the consolidation is not completed by December 31, 2000 or such later date as we agree to in writing, then the consolidation agreement may be terminated by either of us, unless the party that wants to terminate the consolidation agreement is in violation of the consolidation agreement. See "-- Conditions to the consolidation" and "-- Regulatory approvals required."

     REPRESENTATIONS AND WARRANTIES. The consolidation agreement contains representations and warranties of Southern Michigan Bancorp and Sturgis Bank & Trust Company and our respective subsidiaries as to:

     - the organization and existence of each party and its subsidiaries;

     - the capitalization of each party and its subsidiaries;

     - the ownership of each party's subsidiaries;

     - the accuracy of each party's financial statements and filings with its regulator;

     - the absence of certain changes in each party's business since December 31, 1999;

     - the compliance of all prospectuses and proxy statements with any regulatory rules and the accuracy of any statements contained in such prospectuses or proxy statements;

     - each party's liability for brokers' fees in connection with the transactions contemplated by the consolidation agreement;

     - the absence of material legal proceedings;

     - each party's compliance with applicable laws;

     - the approval of the consolidation agreement by the Board of Directors of each party;

     - power and authority of each party and the compliance of the consolidation agreement with (A) the articles of incorporation of each party, (B) any regulatory restraint on the acquisition, (C) any law rule, ordinance or regulation or judgment, order, decree, award or governmental permit or license, and (D) certain material agreements;

     - the ability of each party to consummate the transactions contemplated by the consolidation agreement without obtaining any governmental and third-party approvals other than certain requisite regulatory approvals (see "-- Regulatory approvals required");

     - the absence of any agreements, plans or other arrangements with respect to employment, severance or other benefits with any current or former directors, officers or employees of it which may be terminated without penalty or expense on thirty (30) days' or less notice to any such person;

     - no information provided in any schedule, certificate or other document furnished contains or will contain any untrue statement of a material fact or omit to state any material fact;

     - all indebtedness is binding obligations except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally;

     - the absence of derivative contracts;

     - neither of us are an investment company or a company controlled by an investment company under applicable law;

     - the provisions and operation of each party's employee benefit plans and related matters;

     - the ownership of all assets reflected on the December 31, 1999 financial statements;

     - the absence of material defaults under certain contracts;

     - the filing and accuracy of each party's tax returns;

     - each party's real property interests and the absence of material environmental liabilities;

     - the ownership and status of each party's investment securities;

     - the ownership and status of each party's intellectual property;

     - the applicability of "pooling-of-interests" accounting treatment;

     - Year 2000 compliance;

     - the absence of any insider-trading; and

     - the possession of insurance.

     CONDUCT OF BUSINESS PENDING THE CONSOLIDATION. Each of us and our subsidiaries has agreed that prior to the completion of the consolidation or the termination of the consolidation agreement and except as otherwise provided in the consolidation agreement, it will:

     - conduct its business only in the ordinary course consistent with past practices;

     - maintain its books and records in accordance with past practices; and

     - use reasonable efforts to preserve in tact its business organizations and assets, to maintain its rights, franchises and existing relations with customers, suppliers, employees and business associates.

     Each of us has also agreed that, prior to the completion of the consolidation or the termination of the consolidation agreement and except as otherwise provided in the consolidation agreement, it will not:

     - take any action that would adversely affect the ability of it to obtain any governmental approvals or which would reasonably be expected to hinder or delay receipt of governmental approvals or adversely affect the ability to perform its obligations under the consolidation agreement;

     - declare, set aside or pay any dividend or make any other distribution with respect to its capital stock, except for dividends in accordance with past practice;

     - reacquire or buy any of its outstanding shares;

     - issue or sell any shares of capital stock of it, except shares of it issued pursuant to exercise of stock options previously issued and identified;

     - effect any stock split, stock dividend, reverse stock split or other reclassification or recapitalization of its common stock;

     - issue any options or other rights to purchase its capital stock;

     - sell, dispose of or pledge any significant assets of it other than in accordance with past practice;

     - merge or consolidate or acquire any other entity or acquire any significant assets, except in accordance with its written business plan in effect;

     - sell or pledge or agree to sell or pledge or permit any lien to exist on any stock of any of its subsidiaries owned by it;

     - change its articles of incorporation, charter, by-laws or other governing instruments of it;

     - engage in any lending activities other than in the ordinary course of business consistent with past practices;

     - form any new subsidiary or cause or permit a material change in the activities presently conducted by any subsidiary or make additional investments in subsidiaries in excess of $50,000;

     - engage in any off balance sheet interest rate swap arrangement, except to hedge interest rate risk on certificates of deposit or mortgage servicing rights, or to hedge interest rate risk and/or credit risk on commitments to extend consumer credit secured by residential mortgage;

     - engage in any material activity not contemplated by its written business plan in effect on the date of the consolidation agreement;

     - purchase any equity securities other than Federal Home Loan Bank stock or incur or assume any indebtedness except in the ordinary and usual course of business;

     - authorize capital expenditures other than in the ordinary course of business;

     - implement or adopt any change in its accounting principles, practices or methods other than as may be required by generally accepted accounting principles;

     - make any change to or take any action to amend, modify or terminate its contracts;

     - grant any general increase in compensation or benefits to its employees or officers or pay any bonuses to its employees or officers, except in accordance with policies in effect on the date of the consolidation agreement;

     - enter into, extend, renew, modify, amend or otherwise change any employment or severance agreements with any of its directors, officers or employees;

     - increase any fees, compensation or benefits to any of its present or former directors; or

     - establish or sponsor any new deferred compensation plans or arrangements or employee benefit plans ("Employee Plans"), or deferred compensation, stock option, stock appreciation right, severance pay, retirement, incentive, group or individual health insurance, welfare, or similar plan or arrangement (a "Benefit Arrangement"), or effect any material change in its Employee Plans or Benefit Arrangements (unless such change is contemplated by the consolidation agreement or is required by applicable law or, in the opinion of its counsel, is necessary to maintain continued qualification of tax-qualified plan that provides for retirement benefits).

     We have also agreed that before completing the consolidation we will use our best efforts, and will take all actions necessary or appropriate, to complete the consolidation at the earliest possible date. In addition, neither of us will, without the prior written consent of the other: take any action that would prevent or impede the consolidation from qualifying for "pooling-of-interests" accounting treatment or as a reorganization within the meaning of Section 368 of the Internal Revenue Code.

     Each of us has also agreed to use its best efforts to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on it or its subsidiaries to complete the consolidation, and to obtain, and to cooperate with the other to obtain, any consent, authorization, order or approval of, or any exemption by, any governmental entity or authority and any other third party which is required to be obtained by it or any of its subsidiaries in connection with the consolidation.

     We have also agreed to use our best efforts to promptly prepare and file all necessary documentation to effect all applications, notices, petitions and filings, and to obtain and to cooperate in obtaining permits, consents, approvals and authorizations of all third parties and governmental entities necessary or advisable to complete the consolidation and to comply with the terms and conditions of all such permits, consents, approvals and authorizations. Each party has also agreed to furnish upon request to the other all information concerning us and our subsidiaries, directors, officers and shareholders and such other matters as may be necessary or advisable in connection with the consolidation. See "-- Interests of Certain Persons in the Consolidation."

     Each of us has further agreed to give the other access to all of its properties, books, contracts, commitments and records and to furnish information concerning our businesses, properties and personnel, subject to the restrictions and for the purposes set forth in the consolidation agreement.

     EMPLOYEE BENEFIT PLANS. Following completion of the consolidation, we will honor in accordance with their terms all deferred compensation, stock option, stock appreciation right, severance pay, retirement, incentive, group or individual health insurance, welfare or similar plan or arrangement of Southern Michigan Bancorp and Sturgis Bank & Trust Company and all provisions for vested benefits or other vested amounts earned or accrued through such time period under all deferred compensation plans or arrangements and employee benefit plans of Southern Michigan Bancorp and Sturgis Bank & Trust Company.

     The Employee Plans will not be terminated by reason of the consolidation but will continue thereafter as plans of Southern Michigan Bancorp and Sturgis Bank & Trust Company until such time as the Employee Plans are integrated, subject to the terms and conditions specified in such plans and to such changes therein as may be necessary to reflect the completion of the consolidation.

     STOCK LISTING. Southern Michigan Bancorp has agreed to use commercially reasonable efforts to cause Southern Michigan Bancorp common stock to be listed on the Nasdaq National Market.

     AMENDMENT. The consolidation agreement may be amended, whether before or after any shareholder approval, by an agreement in writing executed in the same manner as the consolidation agreement and authorized or ratified by our Boards. However, once the consolidation agreement is approved by the shareholders of Sturgis Bank & Trust Company, no such amendment may change the amount or form of the consideration to be delivered to the holders of Sturgis Bank & Trust Company common stock without their approval.

     OTHER COVENANTS. All information disclosed by one of us to the other, whether prior or subsequent to the date of the consolidation agreement, must be kept confidential and cannot be used by the other except as contemplated by the consolidation agreement, all in accordance with the terms of the confidentiality agreement between us dated September 9, 1999.

     We have also agreed that if the consolidation agreement is terminated, then for a period of twelve months subsequent to such termination neither of us will, without first obtaining the prior written consent of the other, directly or indirectly, solicit the employment of any current director, officer or employee of the other or any subsidiary of the other, and neither of us will actively solicit business relationships with clients of the other or any subsidiary of such other solely as a result of review of any confidential information.

CONDITIONS TO THE CONSOLIDATION

     Each party's obligation to complete the consolidation is subject to the timely satisfaction or written waiver by such party, to the extent such condition is waivable, of the following conditions:

     - The holders of the outstanding shares of Sturgis Bank & Trust Company common stock must approve the consolidation agreement by the requisite affirmative votes.

     - No order restraining or prohibiting the consolidation in any legal, administrative, arbitration, investigatory or other proceedings by any governmental or judicial or other authority must be in effect. No statute, rule, regulation, order, injunction or decree of any governmental or regulatory authority which prohibits, materially restricts or makes illegal completion of the consolidation must be in effect.

     - All necessary approvals of or filings with any governmental or regulatory authority must have been obtained or made, and any applicable waiting periods must have expired. In addition, no such approval or filing must be conditioned or restricted in a manner that would have or result in a material adverse effect on Southern Michigan Bancorp or Sturgis Bank & Trust Company. All other statutory or regulatory requirements for the valid completion of the consolidation must be satisfied.

     - The registration statement must have been declared effective and must not be subject to a stop order of the SEC, and no proceedings for that purpose will have been initiated or threatened by the SEC, and, if the offer and sale of Southern Michigan Bancorp common stock in the consolidation is subject to the securities laws of any state, must not be subject to a stop order of any state securities authority.

     - Each party must receive an opinion of its independent accountants (Plante & Moran, LLP in the case of Sturgis Bank & Trust Company, and Crowe, Chizek and Company, LLP in the case of Southern Michigan Bancorp) dated as of the time the consolidation is completed, to the effect that for federal income tax purposes: (A) the consolidation will qualify as a reorganization under Section 368 of the Internal Revenue Code; (B) no gain or loss will be recognized by Southern Michigan Bancorp or by Sturgis Bank & Trust Company as a result of the consolidation; (C) no gain or loss will be recognized by any shareholder of Sturgis Bank & Trust Company upon the exchange of Sturgis Bank & Trust Company common stock solely for Southern Michigan Bancorp common stock in the consolidation; (D) the basis of the Southern Michigan Bancorp common stock received by each shareholder of Sturgis Bank & Trust Company who exchanges Sturgis Bank & Trust Company common stock for Southern Michigan Bancorp common stock in the consolidation will be the same as the basis of the Sturgis Bank & Trust Company common stock surrendered in exchange therefor (subject to any adjustments required as the result of receipt of cash in lieu of a fractional share of common stock of the combined company); (E) the holding period of the Southern Michigan Bancorp common stock received by a Sturgis Bank & Trust Company shareholder in the consolidation will include the holding period of the Sturgis Bank & Trust Company common stock surrendered in exchange therefore, provided that such shares of Sturgis Bank & Trust Company common stock were held as a capital asset at the time the consolidation is completed; and (F) cash received by a Sturgis Bank & Trust Company shareholder for a fractional share interest of Southern Michigan Bancorp common stock as part of the consolidation will be treated as having been received as a distribution in full payment in exchange for the fractional share interest of Southern Michigan Bancorp common stock which the shareholder would otherwise be entitled to receive and will qualify as capital gain or loss (assuming the Sturgis Bank & Trust Company common stock was a capital asset in the shareholder's hands at the time the consolidation is completed).

     - All consents or approvals of all persons required for the execution, delivery and performance of the consolidation agreement and the completion of the consolidation must have been obtained and be in full force and effect, unless the failure to obtain any such consent or approval is not reasonably likely to have, individually or in the aggregate, a material adverse effect on Southern Michigan Bancorp or Sturgis Bank & Trust Company.

     - If the consolidation is to be completed as a pooling-of-interests, then each party must have received a letter, effective as of the effective time, from its independent accountants to the effect that the consolidation will qualify for pooling-of-interests accounting treatment.

     - Each party must have received its written fairness opinion from its financial consultant.

     - Southern Michigan Bancorp must have entered into employment agreements in form and substance reasonably acceptable to us with Leonard L. Eishen, James T. Grohalski and such other individuals, if any, that are mutually agreed upon by Southern Michigan Bancorp and Sturgis Bank & Trust Company.

     - Southern Michigan Bancorp must have adopted an assumed name which is reasonably agreeable to us.

     Sturgis Bank & Trust Company's obligation to complete the consolidation is subject to the satisfaction or written waiver by Sturgis Bank & Trust Company of the following additional conditions:

     - Prior to the completion of the consolidation, Southern Michigan Bancorp must not have been affected by any event or change which has had or caused a material adverse effect or material adverse change on it.

     - (A) The representations and warranties of Southern Michigan Bancorp must be true and correct as of the date of the consolidation agreement and completion of the consolidation with the same effect as though made at the completion of the consolidation, or on the date when made in the case of any representation or warranty which specifically relates to an earlier date, except where the failure to be true and correct would not have, or would not reasonably be expected to have, a material adverse effect, on Southern Michigan Bancorp; (B) Southern Michigan Bancorp and its subsidiaries must have performed all obligations and complied with each covenant, in all material respects, and satisfied all conditions under the consolidation agreement on its part to be satisfied at or before the completion of the consolidation; and (C) Southern Michigan Bancorp must have delivered to Sturgis Bank & Trust Company a certificate, dated as of the date of completion of the consolidation and signed by the chief executive officer and chief financial officer certifying the satisfaction of clauses (A) and (B).

     - Neither Southern Michigan Bancorp nor any of its subsidiaries can be subject to any pending litigation which, if determined adversely to Southern Michigan Bancorp or such subsidiary, would have a material adverse effect on Southern Michigan Bancorp.

     - Southern Michigan Bancorp must have delivered to Sturgis Bank & Trust Company audited consolidated financial statements at and for the year ended December 31, 1999, including an unqualified opinion of Southern Michigan Bancorp's independent auditors related thereto.

     - Southern Michigan Bancorp must have delivered to Sturgis Bank & Trust Company such other certificates and instruments as Sturgis Bank & Trust Company and its counsel may reasonably request.

     - Southern Michigan Bancorp must have delivered to Sturgis Bank & Trust Company an opinion of Miller, Canfield, Paddock & Stone, P.L.C., counsel for Southern, dated as of the date of the Closing and in form reasonably satisfactory to counsel for Sturgis Bank & Trust Company.

     Southern Michigan Bancorp's obligation to complete the consolidation is subject to the satisfaction or written waiver by Southern Michigan Bancorp of the following additional conditions:

     - Prior to completion of the consolidation, Sturgis Bank & Trust Company must not have been affected by any event or change which has had or caused a material adverse effect or material adverse change on Sturgis Bank & Trust Company.

     - (A) The representations and warranties of Sturgis Bank & Trust Company must be true and correct as of the date of the consolidation agreement and at the completion of the consolidation with the same effect as though made at the completion of the consolidation, or on the date when made in the case of any representation or warranty which specifically relates to an earlier date, except where the failure to be true and correct would not have, or would not reasonably be expected to have, a material adverse effect on Sturgis Bank & Trust Company; (B) Sturgis Bank & Trust Company and its subsidiaries must have performed all obligations and complied with each covenant, in all material respects, and satisfied all conditions under the consolidation agreement on its part to be satisfied at or before the completion of the consolidation; and (C) Sturgis Bank & Trust Company must have delivered to Southern Michigan Bancorp a certificate, dated as of the date of completion of the consolidation and signed by the chief executive officer and chief financial officer certifying the satisfaction of clauses (A) and (B).

     - Neither Sturgis Bank & Trust Company nor any of its subsidiaries can be subject to any pending litigation which, if determined adversely to Sturgis Bank & Trust Company or such subsidiary, would have a material adverse effect on Sturgis Bank & Trust Company.

     - Sturgis Bank & Trust Company must have delivered to Southern Michigan Bancorp audited financial statements at and for the year ended December 31, 1999, including an unqualified opinion of Sturgis Bank & Trust Company's independent auditors related thereto.

     - Sturgis Bank & Trust Company must have delivered to Southern Michigan Bancorp such other certificates and instruments as Southern Michigan Bancorp and its counsel may request.

     - Sturgis Bank & Trust Company must have delivered to Southern Michigan Bancorp an opinion of Dresser, Dresser, Gilbert & Haas, P.C., counsel for Sturgis Bank & Trust Company, dated as of the date of closing and in form reasonably satisfactory to counsel for Southern Michigan Bancorp.

     No assurance can be provided as to if or when the requisite regulatory approvals necessary to consummate the consolidation will be obtained or whether all of the other conditions precedent to the consolidation will be satisfied or waived by the party permitted to do so. If the consolidation is not completed by December 31, 2000, then the consolidation agreement may be terminated by either Southern Michigan Bancorp or Sturgis Bank & Trust Company, unless the party that wants to terminate the consolidation agreement is in violation of the consolidation agreement.

TERMINATION OF THE CONSOLIDATION AGREEMENT; EXPENSES

     We can agree at any time to terminate the consolidation agreement without completing the consolidation, even if the shareholders of Sturgis Bank & Trust Company have approved it. Also, the consolidation agreement can be terminated:

     - At the election of either party if the consolidation is not completed by December 31, 2000; however, this right to terminate is not available to any party whose failure to perform an obligation under the consolidation agreement is the cause of, or resulted in, the failure of the consolidation to be completed on or before that date.

     - By either party (provided it has not breached the consolidation agreement to any material extent) upon delivery of written notice of termination to the other party if any event occurs (through no fault of the terminating party) which renders impossible the satisfaction in any material respect one or more of the conditions to the obligations of the terminating party to effect the consolidation hereof and non-compliance is not waived in writing by the terminating party.

     - By either party if there has been a material breach of the other party's representations and warranties, covenants or agreements set forth in the consolidation agreement of which written notice has been given to such breaching party and which has not been fully cured or cannot be fully cured within the earlier of thirty days after receipt of such notice or five days prior to the scheduled closing and which breach would, in the reasonable opinion of the non-breaching party, individually or in the aggregate, have, or be reasonably likely to have, a material adverse effect on the non-breaching party.

     - By Sturgis Bank & Trust Company if the Board of Directors of Southern Michigan Bancorp authorizes Southern Michigan Bancorp to enter into any agreement, letter of intent or agreement in principle with the intent to pursue or effect a take over proposal.

     - By Southern Michigan Bancorp if the Board of Directors of Sturgis Bank & Trust Company either withdraws, modifies or changes in any manner adverse to Southern Michigan Bancorp its recommendation that its shareholders approve and adopt the consolidation agreement, or authorizes Sturgis Bank & Trust Company to enter into any agreement, letter of intent or agreement in principle with the intent to pursue or effect a take over proposal.

     For purposes of the consolidation agreement, "take over proposal" means any proposal other than as contemplated by the consolidation agreement for a consolidation or other business combination involving either party or for the acquisition of a ten percent or a greater equity interest in either party or any of their respective subsidiaries or for the acquisition of a substantial portion of the assets of either party or any of their respective subsidiaries.

     Any termination pursuant to the foregoing must be made by written notice from the party seeking termination to the other party.

     In the event the consolidation agreement is terminated, it will become void and have no effect, except the provisions relating to the absence of broker's or finder's fees, publicity, confidentiality, and no employment solicitation will survive any such termination and abandonment. In addition, if the consolidation agreement is terminated under certain limited circumstances, the breaching party will not be relieved from liability for any uncured intentional breach of a representation, warranty, covenant or agreement giving rise to such termination and any liability for any costs and expenses in connection with the preparation, negotiation, execution and performance of the consolidation agreement (including reasonable legal and accounting fees).

     The consolidation agreement also provides that each party will pay its own expenses in connection with the consolidation. However, the payment of the costs and expenses of printing and mailing the proxy statement/prospectus, and all filing and other fees paid to the SEC in connection with the consolidation, will be divided equally.

     If the consolidation agreement is terminated because the Board of Directors of Southern Michigan Bancorp has authorized Southern Michigan Bancorp to enter into any agreement, letter of intent or agreement on principle with the intent to pursue or effect a takeover proposal, then Southern Michigan Bancorp must pay to Sturgis Bank & Trust Company a termination fee of $500,000 plus all costs, fees and expenses incurred by Sturgis Bank & Trust Company in connection with the preparation, negotiation, execution and performance of the consolidation agreement (including reasonable legal and accounting fees).

     If the consolidation agreement is terminated because the Board of Directors of Sturgis Bank & Trust Company has either withdrawn, modified or changed in any manner adverse to Southern

Michigan Bancorp its approval or recommendation that its shareholders approve and adopt the consolidation agreement, or authorized Sturgis Bank & Trust Company to enter into any agreement, letter of intent or agreement in principle with the intent to pursue or effect a takeover proposal, then Sturgis Bank & Trust Company must pay to Southern Michigan Bancorp a termination fee of $500,000 plus all costs, fees and expenses incurred by Southern Michigan Bancorp in connection with the preparation, negotiation, execution and performance of the consolidation agreement (including reasonable legal and accounting fees).

     For purposes of the foregoing, a "takeover proposal" means any proposal other than as contemplated by the consolidation agreement for a consolidation or other business combination involving either party or for the acquisition of a ten percent or a greater equity interest in either party or any of their respective subsidiaries or for the acquisition of a substantial portion of the assets of either party or any of their respective subsidiaries.

NO SOLICITATION OF TRANSACTIONS

     Each party has agreed on behalf of itself and each of its subsidiaries that it will not authorize or permit any director, officer, employee, investment banker, financial consultant, attorney, accountant or other representative of it, directly or indirectly to initiate contact with any person or entity in an effort to solicit, initiate or encourage any take over proposal. Except as the fiduciary duties of its Board of Directors may otherwise require (as determined in good faith after consultation with its legal counsel), each party has agreed that it will not authorize or permit any officer, director, employee, investment banker, financial consultant, attorney, accountant or other representative of it, directly or indirectly: to cooperate with, or furnish or cause to be furnished any non-public information concerning its business, properties or assets, to any person or entity in connection with any take over proposal, to negotiate any take over proposal with any person or entity, or to enter into any agreement, letter of intent or agreement in principle as to any take over proposal. Each party has also agreed that it will promptly give notice to the other upon becoming aware of any take over proposal, such notice to contain, at a minimum, the identity of the person submitting the take over proposal, a copy of any written inquiry or other communication, the terms of any take over proposal, any information requested or discussion sought to be initiated and the status of any request, negotiations or expression of interest.

REGULATORY APPROVALS REQUIRED

     We have agreed to use our best efforts to obtain the requisite regulatory approvals for the consolidation, which include approval from the Federal Reserve, Federal Deposit Insurance Corporation, and the Michigan Office of Financial and Insurance Services, Division of Financial Institutions and intend to complete the filing of applications and notifications to obtain such requisite regulatory approvals promptly after the date of this proxy statement/prospectus. The consolidation cannot be completed in the absence of the requisite regulatory approvals. There can be no assurance that such requisite regulatory approvals will be obtained, and, if obtained, there can be no assurance as to the date of any such approvals or the absence of any litigation challenging such approvals. There can also be no assurance that the United States Department of Justice (the "DOJ") or any state attorney general will not attempt to challenge the consolidation on antitrust grounds or, if such a challenge is made, as to the result thereof.

     We are not aware of any other material governmental approvals or actions that are required to complete the consolidation other than those described below. If any additional governmental approvals or actions are required, then we presently intend to obtain those approvals or actions. There can be no assurance, however, that any such additional approvals or actions will be obtained.

     FEDERAL RESERVE AND FDIC. The consolidation is subject to approval by the Federal Reserve pursuant to Section 3 of the Bank Holding Company Act of 1956, as amended (the "BHCA"), and Sections 25 and 25(a) of the Federal Reserve Act, as amended. It is also subject to approval by the FDIC, pursuant to Section 1828(c) of the Federal Deposit Insurance Act, as amended. The required applications and notifications will be timely filed with the Federal Reserve and the FDIC.

     The Federal Reserve and the FDIC are prohibited from approving any transaction that would result in a monopoly, or that would be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States; or may have the effect in any section of the United States of substantially lessening competition, or tending to create a monopoly, or resulting in a restraint of trade, unless they find that the anti-competitive effects of the transaction are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served.

     In reviewing a transaction, the Federal Reserve and the FDIC will consider the financial and managerial resources of each of us and the convenience and needs of the communities to be served. It is anticipated that they will also consider the regulatory status of each of us, current and projected economic conditions in the Midwest and the overall capital and safety and soundness standards established under the Federal Deposit Insurance Corporation Improvement Act of 1991.

     In addition, under the Community Reinvestment Act of 1977, the Federal Reserve and the FDIC must take into account the record of performance of each of us in meeting the credit needs of the entire community, including low and moderate income neighborhoods, served by each of them. Each of us has an outstanding CRA rating with the FDIC. Neither of us received any material negative comments from the FDIC in its last CRA examination relating to such ratings.

     The Federal Reserve will furnish notice and a copy of the application for approval of the consolidation to the FDIC, the Office of Thrift Supervision, the Office of the Comptroller of the Currency, the DOJ and the appropriate state regulatory authorities. These agencies have 30 days to submit their views and recommendations to the Federal Reserve. Furthermore, the BHCA and Federal Reserve regulations require publication of notice of, and the opportunity for public comment on, the applications submitted for approval of the consolidation and authorize the Federal Reserve to hold a public hearing in connection therewith if the Federal Reserve determines that such a hearing would be appropriate. Any such hearing or comments provided by third parties could prolong the period during which the application is subject to review by the Federal Reserve.

     The FDIC regulations also require publication of notice of, and the opportunity for public comment on, the applications submitted for approval of the consolidation. Any comments provided by third parties could prolong the period during which the application is subject to review by the FDIC.

     At any time the DOJ may challenge the consolidation on antitrust grounds and seek the divestiture of certain assets and liabilities. The commencement of an antitrust action by the DOJ would stay the effectiveness of regulatory approval of the consolidation unless a court specifically orders otherwise. In reviewing the consolidation, the DOJ could analyze the consolidation's effect on competition differently than the Federal Reserve or the FDIC, and thus it is possible that the DOJ could reach a different conclusion than the Federal Reserve or the FDIC regarding the consolidation's competitive effects. Failure of the DOJ to object to the consolidation may not prevent the filing of antitrust actions by private persons or state attorneys general.

     In general, the Federal Reserve and the DOJ will examine the impact of the consolidation on competition in various product and geographic markets, including competition for deposits and loans, especially loans to small and middle market businesses.

     STATE AUTHORITIES. The consolidation is also subject to approval by the Michigan Office of Financial and Insurance Services, Division of Financial Institutions ("DFI"). The required application and notification will be filed promptly with the DFI.

     In reviewing a transaction under the applicable statutes, the DFI will consider the financial and managerial resources of each of us and the convenience and needs of the communities to be served. As part of, or in addition to, consideration of the above factors, it is anticipated that the DFI will consider the regulatory status of Sturgis Bank & Trust Company, and the overall capital and safety and soundness standards established by the Michigan Savings Bank Act.

     The DFI regulations require publication of notice of, and the opportunity for public comment on, the applications submitted for approval of the consolidation. Any comments provided by third parties could prolong the period during which the application is subject to review by the DFI.

     The consolidation may be reviewed by the Michigan attorney general, who is empowered under the applicable state laws and regulations to investigate and/or disapprove the consolidation under the circumstances and based upon the review set forth in applicable state laws and regulations. There can be no assurance that the Michigan attorney general will not file an antitrust action to enjoin the consolidation.

     There can be no assurance that the regulatory authorities having jurisdiction will approve the consolidation and if the consolidation is approved, there can be no assurance as to the date of such approvals. There can also be no assurance that any such approvals will not contain a materially burdensome condition or requirement which causes such approvals to fail to satisfy the conditions to completion of the consolidation set forth in the consolidation agreement. There can likewise be no assurance that the DOJ or the Michigan attorney general will not challenge the consolidation, or if such a challenge is made, as to the result thereof.

ANTICIPATED ACCOUNTING TREATMENT

     We expect the consolidation to qualify as a pooling-of-interests, which means that we will treat our companies as if they had always been combined for accounting and financial reporting purposes.

     Under pooling-of-interests accounting, Sturgis Bank & Trust Company shareholders will be deemed to have combined their existing interests in Sturgis Bank & Trust Company with that of Southern Michigan Bancorp shareholders by exchanging their shares of Sturgis Bank & Trust Company common stock for shares of Southern Michigan Bancorp common stock. Accordingly, the book value of the assets, liabilities and shareholders' equity of Sturgis Bank & Trust Company, as reported on its consolidated balance sheet, will be carried over to the consolidated balance sheet of Southern Michigan Bancorp at their recorded amounts and no goodwill will be created. Southern Michigan Bancorp will be able to include in its consolidated income the consolidated income of Sturgis Bank & Trust Company and Southern Michigan Bancorp for the entire fiscal year in which the consolidation occurs (however, certain expenses incurred to effect the consolidation must be treated as current charges against income rather than adjustments to the balance sheet), and the reported income of the separate entities for prior periods will be combined and restated as income of the combined company.

     Under the pooling-of-interests method of accounting, shares purchased in stock repurchase programs, if considered "tainted" under applicable accounting principles, combined with intercorporate common stock holdings and fractional shares in lieu of which cash is issued, must be less than 10 percent of the shares expected to be issued in the consolidation. It is expected that this 10 percent de minimis test will be met when the consolidation is completed.

     The unaudited pro forma combined financial information contained in this proxy statement/prospectus has been prepared using pooling-of-interests accounting to account for the consolidation.

     A condition to completion of the consolidation as a pooling-of-interests is receipt by each party of letters from Crowe Chizek and Company, LLP and Plante & Moran, LLP to the effect that the consolidation will qualify for pooling-of-interests accounting treatment under generally accepted accounting principles if closed and consummated in accordance with the consolidation agreement. The receipt of such letters is a condition to completion of the consolidation as a pooling-of-interests that will not be waived by either party. There can be no assurances as to when and if such condition will be satisfied or that the consolidation will be completed as a pooling-of-interests.

     SEC guidelines regarding qualifying for pooling-of-interests accounting also limit sales of shares of the acquiring entity and the acquired entity by affiliates of either entity in a business combination. SEC guidelines indicate further that pooling-of-interests accounting will generally not be challenged on the basis of sales by affiliates of the acquiring entity or the acquired entity of the shares of the entity they own or shares of an entity they receive in connection with a business combination during the period beginning 30 days before the business combination is completed and ending when financial results covering at least 30 days of post-combination operations of the combined company have been published, if those sales are de minimis in amount. To be viewed as de minimis, the sales by such an affiliate must not be greater than ten percent of such affiliate's pre-combination (or equivalent post-combination) shares, and the aggregate sales by all affiliates of an entity party to the business combination must not exceed the equivalent of one percent of such entity's pre-combination outstanding shares.

     Sturgis Bank & Trust Company has agreed to use its best efforts to cause each person who is an affiliate (for purposes of Rule 145 and for purposes of qualifying the transactions contemplated by the consolidation agreement for pooling-of-interests accounting) of it to deliver to Southern Michigan Bancorp a written agreement to agree to comply with the Securities Act and preserve the ability to treat the consolidation as a pooling-of-interests. In addition, Southern Michigan Bancorp, as the surviving entity, has agreed to use its best efforts to publish not later than 45 days after the end of the first month after completion of the consolidation in which there are at least 30 days of post-consolidation combined operations, combined revenue and net income figures as contemplated by and in accordance with the terms of the SEC's Accounting Series Release No. 135.

     While we expect the consolidation to qualify as a pooling-of-interests, the consolidation will not qualify as a pooling-of-interests if the holders of more
than      shares of Sturgis Bank & Trust Company common stock either vote against the consolidation or give written notice that they dissent from the consolidation. If the consolidation cannot be completed as a pooling-of-interests, then, pursuant to Section 1.12(e) of the consolidation agreement, we intend to take all actions necessary to complete the consolidation as a "purchase" for accounting purposes. It is to be noted that under such circumstances, and among other actions that would have to be taken, it would be necessary to call a new meeting of the shareholders of Sturgis Bank & Trust and to resolicit the shareholders of Sturgis Bank & Trust Company for their approval of the consolidation.

     If the consolidation is treated as a purchase for accounting purposes, then the results of operations of Sturgis Bank & Trust Company will be included in the consolidated financial statements of Southern Michigan Bancorp and the purchase price (the aggregate consideration issued to the shareholders of Sturgis Bank & Trust Company) will be allocated based on the fair value of the assets acquired and the liabilities assumed. (Any such allocations would be made based upon valuations and other studies that have not yet been undertaken.) Any excess of the purchase price over the fair value of the net tangible assets of Sturgis Bank & Trust Company will be recorded as goodwill and other intangible assets. Such goodwill would then be amortized, and expensed, over a period determined in accordance with generally accepted accounting principles.

RESALE OF SOUTHERN MICHIGAN BANCORP COMMON STOCK; RESTRICTIONS ON TRANSFER

     The Southern Michigan Bancorp common stock issued to Sturgis Bank & Trust Company shareholders in the consolidation will be freely transferable under the Securities Act, except for shares issued to Sturgis Bank & Trust Company shareholders who may be deemed to be affiliates of Southern Michigan Bancorp for purposes of Rule 144 under the Securities Act or affiliates of Sturgis Bank & Trust Company for purposes of Rule 145 under the Securities Act. Affiliates will include persons, generally executive officers, directors and ten percent shareholders, who control, are controlled by, or are under common control with Southern Michigan Bancorp or Sturgis Bank & Trust Company at the time of the meeting, or the combined company at or after the completion of the consolidation.

     This proxy statement/prospectus does not cover any resales of Southern Michigan Bancorp common stock to be received by Sturgis Bank & Trust Company shareholders upon completion of the consolidation agreement, and no person is authorized to make use of this proxy statement/prospectus in connection with any such resale.

     SEC guidelines regarding qualifying for the pooling-of-interests method of accounting will also limit sales of shares of the acquiring entity and the acquired entity by affiliates of either entity in a business combination. See "--Anticipated accounting treatment."

         MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE CONSOLIDATION

     The following discussion summarizes all of the material anticipated federal income tax consequences of the consolidation to shareholders of Southern Michigan Bancorp and Sturgis Bank & Trust Company. It is based on the Internal Revenue Code of 1986, the regulations promulgated thereunder, existing administrative interpretations and court decisions. However, it is not a complete description of all of the federal income tax consequences of the consolidation. No information is provided with respect to the tax consequences of the consolidation under any other tax laws, including applicable state, local and foreign tax laws. In addition, the following discussion may not be applicable with respect to certain specific categories of shareholders, including but not limited to shareholders who are not citizens or residents of the United Sates, financial institutions, tax-exempt organizations, insurance companies, dealers in securities or shareholders who acquired their shares of Sturgis Bank & Trust Company common stock pursuant to the exercise of options or similar derivative securities and otherwise as compensation. It assumes that Sturgis Bank & Trust Company shareholders hold their shares as capital assets within the meaning of Section 1221 of the Internal Revenue Code. Because tax matters are complicated, and tax results may vary among shareholders, we urge you to contact your own tax advisor to understand fully how the consolidation will affect you. No ruling has been or will be requested from the IRS with respect to the tax effects of the consolidation.

     In connection with the filing of the registration statement, Crowe Chizek and Company, LLP is expected to deliver to Southern Michigan Bancorp, and Plante & Moran, LLP is expected to deliver to Sturgis Bank & Trust Company, an opinion that, based upon certain customary factual assumptions and representations with respect to certain aspects of their assets, liabilities, expenses and capital structures prior to and at the time the consolidation is completed and with respect to their plans concerning certain aspects of the combined company's assets, liabilities, expenses and capital structure following the consolidation:

     - the consolidation will qualify as a reorganization under Section 368(a) of the Internal Revenue Code;

     - no gain or loss will be recognized by Southern Michigan Bancorp or by Sturgis Bank & Trust Company as a result of the consolidation;

     - no gain or loss will be recognized by any shareholder of Sturgis Bank & Trust Company upon the exchange of Sturgis Bank & Trust Company common stock solely for Southern Michigan Bancorp common stock in the consolidation;

     - the basis of the Southern Michigan Bancorp common stock received by each shareholder of Sturgis Bank & Trust Company who exchanges Sturgis Bank & Trust Company common stock for Southern Michigan Bancorp common stock in the consolidation will be the same as the basis of the Sturgis Bank & Trust Company common stock surrendered in exchange therefor (subject to any adjustments required as the result of receipt of cash in lieu of a fractional share of common stock of Southern Michigan Bancorp);

     - the holding period of the Southern Michigan Bancorp common stock received by a Sturgis Bank & Trust Company shareholder in the consolidation will include the holding period of the Sturgis Bank & Trust Company common stock surrendered in exchange therefore, provided that such shares of Sturgis Bank & Trust Company common stock were held as a capital asset at the time the consolidation is completed; and

     - cash received by a Sturgis Bank & Trust Company shareholder for a fractional share interest of Southern Michigan Bancorp common stock as part of the consolidation will be treated as having been received as a distribution in full payment in exchange for the fractional share interest of Southern Michigan Bancorp common stock which the shareholder would otherwise be entitled to receive and will qualify as capital gain or loss (assuming the Sturgis Bank & Trust Company common stock was a capital asset in the shareholder's hands at the time the consolidation is completed).

     Completion of the consolidation is conditioned upon the receipt by Southern Michigan Bancorp and Sturgis Bank & Trust Company, at the closing of the consolidation, of an opinion from Crowe, Chizek and Company, LLP in the case of Southern, and Plante & Moran, LLP, in the case of Sturgis Bank & Trust Company, to the effect set forth in the preceding paragraph. These closing tax opinions will be rendered on the basis of facts, representations and assumptions set forth or referred to in such opinions which are consistent with the state of facts existing at the time the consolidation is completed.

     The receipt of such opinions is a condition to the completion of the consolidation that will not be waived by either Southern Michigan Bancorp or Sturgis Bank & Trust Company.

     Payments in respect of Sturgis Bank & Trust Company common stock may be subject to information reporting to the Internal Revenue Service and to a 31% backup withholding tax. Backup withholding will not apply, however, to a payment to a Sturgis Bank & Trust Company shareholder or other payee if the shareholder or payee completes and signs a substitute Form W-9 or otherwise proves to the combined company and the exchange agent that it is exempt from backup withholding.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed combined financial information and explanatory notes are presented to show the impact on our historical financial positions and results of operations of the consolidation under pooling-of-interests accounting. The unaudited pro forma condensed combined financial information combines our historical financial information as of March 31, 2000, for the three-month periods ended March 31, 2000 and 1999 and for the twelve-month periods ended December 31, 1999, 1998 and 1997, respectively. The unaudited pro forma condensed combined statements of income give effect to the consolidation as if the consolidation occurred at the beginning of each period covered by such statements of income. The pro forma condensed combined balance sheet assumes the consolidation was completed on March 31, 2000.

     The pro forma condensed combined financial information as of March 31, 2000, for the three-month periods ended March 31, 2000 and 1999 and for each of the three years ended December 31, 1999, 1998 and 1997, respectively, is based on and derived from, and should be read in conjunction with, the historical consolidated financial statements and the related notes thereto of Southern Michigan Bancorp, which are incorporated by reference, and the historical consolidated financial statements and the related notes thereto of Sturgis Bank & Trust Company, which are included in this proxy statement/prospectus. See "Where You Can Find More Information" and "Index to Financial Statements of Sturgis Bank & Trust Company."

     The pro forma data are presented for comparative purposes only and are not necessarily indicative of the future financial position or results of operations of the combined company or of the combined financial position or the results of operations that would have been realized had the consolidation been consummated during the periods or as of the dates for which the pro forma data are presented. The pro forma condensed combined financial statements do not give effect to the anticipated cost savings or potential revenue enhancements in connection with the consolidation.

                        SOUTHERN MICHIGAN BANCORP, INC.
                        AND STURGIS BANK & TRUST COMPANY

          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
                       THREE MONTHS ENDED MARCH 31, 2000
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                          SOUTHERN       STURGIS BANK
                                                          MICHIGAN         & TRUST       PRO FORMA
                                                        BANCORP, INC.      COMPANY        COMBINED
                                                        -------------    ------------    ----------
INTEREST INCOME
Loans, including fees...............................     $    4,649       $    4,284     $    8,933
Securities and other................................            785              231          1,016
                                                         ----------       ----------     ----------
Total interest income...............................          5,434            4,515          9,949
                                                         ----------       ----------     ----------
INTEREST EXPENSE
Deposits............................................          2,034            1,563          3,597
Borrowings..........................................            312              876          1,188
                                                         ----------       ----------     ----------
Total interest expense..............................          2,346            2,439          4,785
                                                         ----------       ----------     ----------
NET INTEREST INCOME.................................          3,088            2,076          5,164
PROVISION FOR LOAN LOSSES...........................            150               38            188
                                                         ----------       ----------     ----------
NET INTEREST INCOME AFTER PROVISION FOR LOAN
  LOSSES............................................          2,938            2,038          4,976
NON-INTEREST INCOME.................................            694              694          1,388
NON-INTEREST EXPENSES...............................          2,606            2,115          4,721
                                                         ----------       ----------     ----------
INCOME BEFORE INCOME TAXES..........................          1,026              617          1,643
INCOME TAXES........................................            269              199            468
                                                         ----------       ----------     ----------
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS.........     $      757       $      418     $    1,175
                                                         ==========       ==========     ==========
EARNINGS PER COMMON SHARE
Basic...............................................     $     0.39       $     0.13     $     0.37
                                                         ==========       ==========     ==========
Diluted.............................................     $     0.39       $     0.13     $     0.37
                                                         ==========       ==========     ==========
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic...............................................      1,946,047        3,094,893      3,177,814
Diluted.............................................      1,946,047        3,098,037      3,179,066

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

                        SOUTHERN MICHIGAN BANCORP, INC.
                        AND STURGIS BANK & TRUST COMPANY
          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
                       THREE MONTHS ENDED MARCH 31, 1999
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                          SOUTHERN       STURGIS BANK
                                                          MICHIGAN         & TRUST       PRO FORMA
                                                        BANCORP, INC.      COMPANY        COMBINED
                                                        -------------    ------------    ----------
INTEREST INCOME
Loans, including fees...............................     $    3,764       $    3,707     $    7,471
Securities and other................................            994              395          1,389
                                                         ----------       ----------     ----------
Total interest income...............................          4,759            4,102          8,861
                                                         ----------       ----------     ----------
INTEREST EXPENSE
Deposits............................................          1,919            1,627          3,546
Borrowings..........................................            118              530            648
                                                         ----------       ----------     ----------
Total interest expense..............................          2,037            2,157          4,194
                                                         ----------       ----------     ----------
NET INTEREST INCOME.................................          2,722            1,945          4,667
PROVISION FOR LOAN LOSSES...........................            150               39            189
                                                         ----------       ----------     ----------
NET INTEREST INCOME AFTER PROVISION FOR LOAN
  LOSSES............................................          2,572            1,906          4,478
NON-INTEREST INCOME.................................            664              863          1,527
NON-INTEREST EXPENSES...............................          2,244            2,122          4,366
                                                         ----------       ----------     ----------
INCOME BEFORE INCOME TAXES..........................            992              647          1,639
INCOME TAXES........................................            211              200            411
                                                         ----------       ----------     ----------
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS.........     $      781       $      447     $    1,228
                                                         ==========       ==========     ==========
EARNINGS PER COMMON SHARE
Basic...............................................     $     0.38       $     0.14     $     0.37
                                                         ==========       ==========     ==========
Diluted.............................................     $     0.38       $     0.14     $     0.37
                                                         ==========       ==========     ==========
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic...............................................      2,051,394        3,094,779      3,283,116
Diluted.............................................      2,051,394        3,123,827      3,294,677

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

                        SOUTHERN MICHIGAN BANCORP, INC.
                        AND STURGIS BANK & TRUST COMPANY
          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
                          YEAR ENDED DECEMBER 31, 1999
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                         SOUTHERN        STURGIS BANK
                                                         MICHIGAN          & TRUST        PRO FORMA
                                                       BANCORP, INC.       COMPANY        COMBINED
                                                       -------------    --------------    ---------
INTEREST INCOME
Loans, including fees..............................      $  16,577        $  15,591       $  32,168
Securities and other...............................          3,474            1,372           4,846
                                                         ---------        ---------       ---------
       Total interest income.......................         20,051           16,963          37,014
                                                         ---------        ---------       ---------
INTEREST EXPENSE
Deposits...........................................          7,738            6,364          14,102
Borrowings.........................................            697            2,309           3,006
                                                         ---------        ---------       ---------
       Total interest expense......................          8,435            8,673          17,108
NET INTEREST INCOME................................         11,616            8,290          19,906
PROVISION FOR LOAN LOSSES..........................            852              104             956
                                                         ---------        ---------       ---------
NET INTEREST INCOME AFTER PROVISION FOR LOAN
  LOSSES...........................................         10,764            8,186          18,950
NON-INTEREST INCOME................................          3,025            3,022           6,047
NON-INTEREST EXPENSE...............................          9,484            8,517          18,001
                                                         ---------        ---------       ---------
INCOME BEFORE INCOME TAXES.........................          4,305            2,691           6,996
INCOME TAXES.......................................          1,005              688           1,693
                                                         ---------        ---------       ---------
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS........      $   3,300        $   2,003       $   5,303
                                                         =========        =========       =========
EARNINGS PER COMMON SHARE
Basic..............................................      $    1.64        $    0.65       $    1.64
                                                         =========        =========       =========
Diluted............................................      $    1.64        $    0.65       $    1.63
                                                         =========        =========       =========
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic..............................................      2,011,615        3,094,854       3,243,367
Diluted............................................      2,011,615        3,099,503       3,245,217

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

                        SOUTHERN MICHIGAN BANCORP, INC.
                        AND STURGIS BANK & TRUST COMPANY

          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
                          YEAR ENDED DECEMBER 31, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                        SOUTHERN       STURGIS BANK &
                                                        MICHIGAN           TRUST         PRO FORMA
                                                      BANCORP, INC.       COMPANY         COMBINED
                                                      -------------    --------------    ----------
INTEREST INCOME
Loans, including fees.............................      $  15,781        $  14,855       $   30,636
Securities and other..............................          3,665            1,035            4,700
                                                        ---------        ---------       ----------
       Total interest income......................         19,446           15,890           35,336
                                                        ---------        ---------       ----------
INTEREST EXPENSE
Deposits..........................................          7,622            5,641           13,263
Borrowings........................................            410            3,129            3,539
                                                        ---------        ---------       ----------
       Total interest expense.....................          8,032            8,770           16,802
                                                        ---------        ---------       ----------
NET INTEREST INCOME...............................         11,414            7,120           18,534
PROVISION FOR LOAN LOSSES.........................            600              174              774
                                                        ---------        ---------       ----------
NET INTEREST INCOME AFTER PROVISION FOR LOAN
  LOSSES..........................................         10,814            6,946           17,760
NON-INTEREST INCOME...............................          3,196            2,771            5,967
NON-INTEREST EXPENSE..............................          9,276            7,367           16,643
                                                        ---------        ---------       ----------
INCOME BEFORE INCOME TAXES........................          4,734            2,350            7,084
INCOME TAXES......................................          1,185              635            1,820
                                                        ---------        ---------       ----------
NET INCOME........................................      $   3,549        $   1,715       $    5,264
                                                        =========        =========       ==========
EARNINGS PER COMMON SHARE
Basic.............................................      $    1.70        $    0.67       $     1.70
                                                        =========        =========       ==========
Diluted...........................................      $    1.70        $    0.65       $     1.68
                                                        =========        =========       ==========
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic.............................................      2,082,255        2,565,069        3,103,152
Diluted...........................................      2,082,255        2,643,970        3,134,555

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

                        SOUTHERN MICHIGAN BANCORP, INC.
                        AND STURGIS BANK & TRUST COMPANY

          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
                          YEAR ENDED DECEMBER 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                         SOUTHERN       STURGIS BANK &
                                                         MICHIGAN           TRUST         PRO FORMA
                                                       BANCORP, INC.       COMPANY        COMBINED
                                                       -------------    --------------    ---------
INTEREST INCOME
Loans, including fees..............................      $  15,545        $  13,554       $  29,099
Securities and other...............................          3,124              784           3,908
                                                         ---------        ---------       ---------
       Total interest income.......................         18,669           14,338          33,007
                                                         ---------        ---------       ---------
INTEREST EXPENSE
Deposits...........................................          7,260            4,589          11,849
Borrowings.........................................            183            3,396           3,579
                                                         ---------        ---------       ---------
       Total interest expense......................          7,443            7,985          15,428
                                                         ---------        ---------       ---------
NET INTEREST INCOME................................         11,226            6,353          17,579
PROVISION FOR LOAN LOSSES..........................            460              338             798
                                                         ---------        ---------       ---------
NET INTEREST INCOME AFTER PROVISION FOR LOAN
  LOSSES...........................................         10,766            6,015          16,781
NON-INTEREST INCOME................................          2,459            1,709           4,168
NON-INTEREST EXPENSE...............................          9,108            5,309          14,417
                                                         ---------        ---------       ---------
INCOME BEFORE INCOME TAXES.........................          4,117            2,415           6,532
INCOME TAXES.......................................          1,085              713           1,798
                                                         ---------        ---------       ---------
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS........      $   3,032        $   1,702       $   4,734
                                                         =========        =========       =========
EARNINGS PER COMMON SHARE
Basic..............................................      $    1.44        $    0.71       $    1.55
Diluted............................................      $    1.44        $    0.69       $    1.54
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic..............................................      2,101,494        2,403,360       3,058,031
Diluted............................................      2,101,494        2,459,448       3,080,354

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

        SOUTHERN MICHIGAN BANCORP, INC. AND STURGIS BANK & TRUST COMPANY

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 MARCH 31, 2000
                                 (IN THOUSANDS)

                                                         SOUTHERN       STURGIS BANK &
                                                         MICHIGAN           TRUST         PRO FORMA
                                                       BANCORP, INC.       COMPANY        COMBINED
                                                       -------------    --------------    ---------
ASSETS
Cash and cash equivalents..........................      $ 13,138          $ 10,160       $ 23,298
Securities held to maturity........................                          13,697         13,697
Securities available for sale......................        53,192                --         53,192
Loans, net.........................................       198,910           213,776        412,686
Premises and equipment.............................         6,755             7,044         13,799
Other assets.......................................        11,404            13,856         25,260
                                                         --------          --------       --------
       TOTAL ASSETS................................      $283,399          $258,533       $541,932
                                                         ========          ========       ========
LIABILITIES AND SHAREHOLDER'S EQUITY
Liabilities
  Deposits.........................................      $231,526          $175,604       $407,130
  Federal funds purchased..........................         9,740                --          9,740
  Accrued expenses and other liabilities...........         3,250             3,068          6,318
  Other borrowings.................................        15,000            54,247         69,247
                                                         --------          --------       --------
       TOTAL LIABILITIES...........................       259,516           232,919        482,695
                                                         --------          --------       --------
COMMON STOCK SUBJECT TO REPURCHASE OBLIGATION IN
  EMPLOYEE STOCK OWNERSHIP PLAN....................         2,214                --          2,214
                                                         --------          --------       --------
SHAREHOLDERS' EQUITY
Common stock.......................................         4,593             3,096          7,689
Additional paid-in capital.........................         9,866            10,412         20,278
Retained earnings..................................         8,337            12,106         20,443
Accumulated other comprehensive loss...............          (539)               --           (539)
Unearned Employee Stock Ownership Plan shares......          (588)               --           (588)
                                                         --------          --------       --------
       TOTAL SHAREHOLDERS' EQUITY..................        21,669            25,614         47,283
                                                         --------          --------       --------
       TOTAL LIABILITIES AND SHAREHOLDERS'
          EQUITY...................................      $283,399          $258,533       $541,932
                                                         ========          ========       ========

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

                    NOTES TO SOUTHERN MICHIGAN BANCORP, INC.
                        AND STURGIS BANK & TRUST COMPANY
          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     Reclassification of information has been made at times to provide consistency in the presentation of financial information for the companies involved. These reclassifications are not material in nature and had no effect on net income.

     Listed below are certain costs that are directly attributable to the consolidation which can reasonably be expected to be included in the expenses of Southern Michigan Bancorp, Inc. and Sturgis Bank & Trust Company in 2000. The following costs were not considered in the preparation of the pro-forma unaudited consolidated financial statements.

                                                     SOUTHERN MICHIGAN    STURGIS BANK
                                                       BANCORP, INC.        & TRUST       COMBINED
                                                     -----------------    ------------    --------
Legal............................................        $ 96,000           $ 98,000      $194,000
Accounting.......................................          77,000             84,000       161,000
Financial Advisor................................          80,000            375,000       455,000
Other............................................          25,000             10,000        35,000
                                                         --------           --------      --------
     Total.......................................        $278,000           $567,000      $845,000
                                                         ========           ========      ========

               MANAGEMENT AND OPERATIONS AFTER THE CONSOLIDATION

     There are no material relationships between Southern Michigan Bancorp or its directors or executive officers and Sturgis Bank & Trust Company or its directors and executive officers except as contemplated by the consolidation agreement or as described in this proxy statement/prospectus or in the materials incorporated by reference in this proxy statement/prospectus. In the ordinary course of business and from time to time each of Southern Michigan Bancorp and Sturgis Bank & Trust Company may do business with the other and their respective subsidiaries may enter into transactions with certain executive officers and affiliates of each of them.

DIRECTORS

     SOUTHERN MICHIGAN BANCORP. If the consolidation is completed, the Southern Michigan Bancorp Board will consist of nine persons with staggered three year terms and no director may stand for election after age seventy.

                                                                          CLASS OF         TERM
NAME                                                            AGE       DIRECTORS       ENDING
----                                                            ---       ---------       ------
Raymond H. Dresser, Jr. ....................................    69         III             2003
Leonard L. Eishen...........................................    63         III             2003
Lawrence A. Franks..........................................    66          II             2002
James A. Goethals...........................................    64          I              2001
H. Kenneth Cole.............................................    51          I              2001
James T. Grohalski..........................................    59          I              2001
Nolan E. Hooker.............................................    48          II             2002
James J. Morrison...........................................    52         III             2003
Freeman E. Riddle...........................................    67          II             2002

     Raymond H. Dresser, Jr. is a principal stockholder and serves as President of the law firm of Dresser, Dresser, Gilbert & Haas, P.C., which was founded in Sturgis, Michigan in 1898. The firm has served as legal counsel to Sturgis Bank & Trust Company for many years. Mr. Dresser is President and a Director of the Economic Development Corporation of the City of Sturgis and the Sturgis Improvement Association. He is active in many community and charitable organizations. He has served as an Officer and Director of the State Bar of Michigan and Chairman of the Probate and Estate Planning Council. Mr. Dresser was awarded the Roberts P. Hudson Award, the highest award from the State Bar of Michigan. Mr. Dresser received an AB in Economics from Amherst College and Juris Doctorate from The University of Michigan.

     Leonard L. Eishen has been President of Sturgis Bank & Trust Company since 1980 and Chief Executive Officer since 1976. He is past Chairman of the Michigan League of Savings Institutions. He has been a member of the Board of Directors of Sturgis Bank & Trust Company since 1977 and Vice Chairman of District V of the Michigan Chamber of Commerce since 1998. He is a past member of the Board of Directors of the Federal Home Loan Bank of Indianapolis having served as Vice-Chairman in 1996. He serves on the Board of Directors of America's Community Bankers. He is past President of the Sturgis Chamber of Commerce, Sturgis United Fund, Sturgis Rotary Club and past Chairman of the Sturgis Downtown Development Authority. He is also a Trustee of the Sturgis Foundation and serves on the Board of Directors of the Sturgis Neighborhood Program and the Sturgis Improvement Association.

     Lawrence A. Franks is President of Burr Oak Tool and Gauge Company, Inc. and Oak Products, Inc., and Chairman of the Board of Oak Japan. He is the past President of the Sturgis Historical Society and served as Chairman of the Sturgis Centennial Committee. He is Vice President of the

Sturgis Improvement Association and the Economic Development Corporation of the City of Sturgis. He is a Trustee (since 1984) and Chairman of the Board (since
1999) of Tri-State University, Angola, Indiana. He is a past member of the Board of Directors of Citizens Bank, Sturgis Michigan. He is a past President of the Sturgis Kiwanis Club and former Lieutenant Governor. Mr. Franks received a BS in Mechanical Engineering from Tri-State University and an Honorary Doctor of Engineering from Tri-State University in May, 2000.

     James A. Goethals is the President of Sturgis Foundry Corporation. He is a former President of the Sturgis Chamber of Commerce, Sturgis United Fund, and Sturgis Rotary Club. Mr. Goethals is a Trustee of the Sturgis Foundation. Mr. Goethals serves as Chairman of the Board of Directors of Sturgis Bank & Trust Company. Mr. Goethals received a BSC in Accounting from Notre Dame and a Juris Doctorate from Notre Dame.

     H. Kenneth Cole is Vice President and Treasurer of Hillsdale College. Mr. Cole is a resident of Hillsdale, Michigan and has been an administrator at Hillsdale College since 1982. He served as the Controller of Hillsdale College until 1988. Previously, Mr. Cole was an administrator at Western Michigan University. He is a former president of the Greater Hillsdale County Chamber of Commerce and has been active in many community organizations. Mr. Cole holds three degrees from Western Michigan University.

     James T. Grohalski has served as President and Chief Executive Officer of Southern Michigan Bancorp and Southern Michigan Bank & Trust since December 31, 1998. From January 1, 1984 until December 31, 1998, Mr. Grohalski served as Executive Vice President and Chief Financial Officer of Southern Michigan Bancorp and President of Southern Michigan Bank & Trust. Mr. Grohalski joined Southern Michigan Bank & Trust in 1967. Mr. Grohalski has a BA from Adrian College and an MBA from Western Michigan University.

     Nolan E. Hooker is the owner of Hooker Oil Company. Hooker Oil Company serves customers in Bronson, Union City, Burlington and Sherwood, Michigan with "in home" heating fuel and supplies farming customers with delivered packaged petroleum products, diesel fuel and gasoline. In 1984, Mr. Hooker and his wife purchased the Union City Car wash and since that time have added car washes in Battle Creek, Colon, Coldwater, Hillsdale, Quincy and Litchfield, Michigan.

     James J. Morrison owns and operates a life and disability income insurance agency which specializes in estate planning, deferred compensation and charitable giving through the use of the life insurance Mr. Morrison has served on the Coldwater School Board, Chamber of Commerce, and spent six years as a member of the Coldwater City Council. He is actively involved with the Catholic Church at both the local parish and dioceses levels. He received a BA in Communications from Michigan State University in 1970.

     Freeman E. Riddle owns and operates a grain farming operation. Mr. Riddle is also President and Secretary of Spoor & Parlin, Inc., a John Deere dealership that has been in business for 45 years. Spoor & Parlin, Inc. is engaged in the sale of John Deere farm equipment, consumer equipment, as well as compatible equipment from various other manufacturers. Mr. Riddle holds an engineering degree from Tri-State University in Angola, Indiana.

     Except as described in the next sentence, no director or executive officer of Southern Michigan Bancorp or Sturgis Bank & Trust Company is related to any other director or to any executive officer of Southern Michigan Bancorp or Sturgis Bank & Trust Company or of any of its subsidiaries by blood, marriage or adoption. Eric L. Eishen, the Executive Vice President and Chief Operations Officer of Sturgis Bank & Trust Company is the son of Leonard L. Eishen, the President and Chief Executive Officer of Sturgis Bank & Trust Company.

     There are no arrangements or understandings between a director or executive officer and any other person pursuant to which such person was elected a director or executive officer of Southern Michigan Bancorp or Sturgis Bank & Trust Company or any of their respective subsidiaries.

     No director or executive officer of either Southern Michigan Bancorp or Sturgis Bank & Trust Company is a party to any material legal proceeding, or has a material interest in any such legal proceeding that is adverse to either Southern Michigan Bancorp or Sturgis Bank & Trust Company or any of their subsidiaries.

     STURGIS BANK & TRUST COMPANY. The present members of the Board of Directors of Sturgis Bank & Trust Company will continue to serve as the Board of Directors of Sturgis Bank & Trust Company following the consolidation, except that Mr. Grohalski will be added to the Board of Directors of Sturgis Bank & Trust Company.

EXECUTIVE OFFICERS

     SOUTHERN MICHIGAN BANCORP. When the consolidation is completed, the executive officers of Southern Michigan Bancorp will consist of the persons set forth below. Executive officers are elected annually and serve at the pleasure of the Southern Michigan Bancorp Board.

NAME                                             AGE                      POSITION
----                                             ---    ---------------------------------------------
Leonard L. Eishen............................    63     President and Chief Executive Officer
James T. Grohalski...........................    59     Vice-Chairman, Chief Operating Officer, Chief
                                                        Financial Officer and Secretary
James J. Morrison............................    52     Chairman of the Board
James A. Goethals............................    64     Vice Chairman

     For information with respect to Messrs. Eishen, Grohalski, Morrison and Goethals, see "Directors" above.

     STURGIS BANK & TRUST COMPANY. The present executive officers of Sturgis Bank & Trust Company will continue to serve as executive officers of Sturgis Bank & Trust Company following the consolidation.

DIVIDENDS AFTER THE CONSOLIDATION

     After the consolidation, it is anticipated that Southern Michigan Bancorp will continue to pay dividends at a rate consistent with past practices. However, the final decision as to what percentage will be paid in the future will be made after completion of the consolidation.

OPERATIONS AFTER THE CONSOLIDATION

     Southern Michigan Bank & Trust and Sturgis Bank & Trust Company will be held by a multi-bank holding company. Each bank will have a governing board and the holding company Board of Directors will consist of members from each bank's board. The holding company will have nine board members, five from Southern Michigan Bank & Trust and four from Sturgis Bank & Trust Company. It will have two non-operating officers, a Chairman and Vice-Chairman, and two operating officers, a President/Chief Executive Officer and a Vice Chairman, Chief Financial Officer/Chief Operating Officer. The President of Southern Michigan Bank & Trust will become a member of Sturgis Bank & Trust Company's Board of Directors and the President of Sturgis Bank & Trust Company will become a member of Southern Michigan Bank & Trust's Board of Directors.

     The consolidated banks will achieve cost savings through efficiencies due to the consolidation. The efficiencies include combined computer operations, check processing systems, employee benefit programs, purchasing and accounting functions and corporate insurance needs.

     Additional benefits will be realized through the increased resources and expertise that each bank operating alone would not have as well as expansion of market areas, products and services. The consolidation will also broaden the geographical service for customers using ATM services as well as branch offices services.

     When the consolidation is completed, the By-laws of Southern Michigan Bancorp shall be amended to provide that Southern Michigan Bancorp shall not take any of the following actions unless such action is authorized by a vote of 75% of the members of the board of directors of Southern Michigan Bancorp:

     - amend the Articles of Incorporation or By-laws of Southern Michigan Bancorp;

     - approve any merger, share exchange or dissolution involving Southern Michigan Bancorp or its subsidiaries;

     - sell or transfer substantially all of the corporate assets of Southern Michigan Bancorp or its subsidiaries;

     - issue and/or sell any stock of Southern Michigan Bancorp, including the establishment of the consideration to be accepted by Southern Michigan Bancorp for the sale of any of its shares of stock;

     - acquire another business or operation by way of merger, share exchange, purchase of stock, purchase of assets or otherwise wherein the consideration paid or delivered exceeds either 10% of the book value of the assets of Southern Michigan Bancorp and its subsidiaries or 10% of the fair market value of the outstanding capital stock of Southern Michigan Bancorp;

     - any action taken by Southern Michigan Bancorp as shareholder of any subsidiary, including without limitation, Sturgis Bank & Trust Company and Southern Bank & Trust;

     - election of officers, nomination of directors and appointment of board of directors committee members.

                   SOUTHERN MICHIGAN BANCORP STOCK OWNERSHIP

     The following table shows the number of shares of Southern Michigan Bancorp common stock beneficially owned (as of April 30, 2000) by:

     - each person who is, or upon completion of the consolidation will become, an owner of more than 5% of those shares;

     - each person who is, or upon completion of the consolidation will become, a director of Southern Michigan Bancorp;

     - each person who is, or upon completion of the consolidation will become, an executive officer of Southern Michigan Bancorp; and

     - all persons who are, or upon completion of the consolidation will become, directors and executive officers of Southern Michigan Bancorp as a group.

                                     NUMBER OF SHARES                   PERCENTAGE OF OUTSTANDING SHARES
                          ---------------------------------------    ---------------------------------------
NAME OF BENEFICIAL OWNER  PRE-CONSOLIDATION    POST-CONSOLIDATION    PRE-CONSOLIDATION    POST-CONSOLIDATION
------------------------  -----------------    ------------------    -----------------    ------------------
Raymond H. Dresser,
  Jr....................             0               55,511(1)                0%
Leonard L. Eishen.......             0               38,839(1)                0%
Lawrence A. Franks......             0               40,456(1)                0%
James A. Goethals.......             0                9,021(1)                0%
H. Kenneth Cole.........           169                  169                  (6)
James T. Grohalski......        21,868               21,868(2,4)           1.13%
Nolan E. Hooker.........           950                  950(2,3)             (6)
James J. Morrison.......         2,928                2,928                  (6)
Freeman E. Riddle.......         7,000                7,000                  (6)
Gregory J. Hull.........         1,099                1,099(2,3)             (6)
Thomas E. Kolassa.......         1,541                1,541(2,3)             (6)
William E. Galliers.....         2,281                2,281(2,5)             (6)
Jane L. Randall.........         5,829                5,829(2,5)             (6)
James P. Briskey........        21,296               21,296(2,3)           1.10%
Southern Michigan Bank &
  Trust.................       250,293              250,293(7,8)
Harvey B. Randall.......       146,075              146,075(7,9)           7.52%
Newell A. Franks(10)....             0               74,505                   0%
All directors and
  executive officers as
  a group (14
  persons)..............        64,961              200,724                3.34%

-------------------------
 (1) Including shares which may be acquired within 60 days upon exercise of stock options.

 (2) Based upon information furnished to Southern Michigan Bancorp by the individual named and the members of the designated group. The nature of beneficial ownership for shares shown is sole voting and investment power except as set forth below. Shares have been rounded to the nearest whole share.

 (3) Shared voting and investment power.

 (4) Includes 19,385 shares held by the Bank's Employee Stock Ownership Plan (the "ESOP") as to which Mr. Grohalski has voting power only.

 (5) Shares indicated are held as trustee.

 (6) Less than one percent (1%).

 (7) Based upon information furnished to Sturgis Bank & Trust Company by the beneficial owners named above. The nature of beneficial ownership for shares shown is sole voting and investment power, except as set forth below. Shares have been rounded to the nearest whole share.

 (8) Shares held by the Trust Department of Southern Michigan Bank & Trust in various fiduciary capacities. 1,075 of such shares are voted by the Southern Michigan Bank & Trust Company with no investment power.

 (9) Includes 146,022 shares held by Mr. Randall as trustee.

(10) Newell A. Franks is the father of director Lawrence A. Franks.

               INTERESTS OF CERTAIN PERSONS IN THE CONSOLIDATION

GENERAL

     Certain members of Southern Michigan Bancorp's management and the Southern Michigan Bancorp Board, and Sturgis Bank & Trust Company's management and the Sturgis Bank & Trust Company Board, have interests in the consolidation that are in addition to their interests as shareholders of Southern Michigan Bancorp or shareholders.

     These interests arise from provisions in the consolidation agreement relating to appointments to the Board of Directors or executive positions of Southern Michigan Bancorp. See "Management and Operations After the Consolidation." They also arise from certain employment arrangements and employee benefits after the consolidation, and from certain employment agreements or plans of Sturgis Bank & Trust Company.

     OUR BOARDS CONSIDERED THESE INTERESTS, AMONG OTHER MATTERS, IN APPROVING THE CONSOLIDATION AGREEMENT.

     The directors, officers and principal shareholders of each of Southern Michigan Bancorp and Sturgis Bank & Trust Company may have had in the past, and expect to have in the future, transactions in the ordinary course of business with each of Southern, Sturgis Bank & Trust Company, and their respective subsidiaries. Such transactions were, and are expected to be, on substantially the same terms as those prevailing at the time for comparable transactions with others.

EMPLOYMENT AGREEMENTS

     GENERAL. Brian P. Hoggatt, the Vice-President, Chief Financial Officer and Treasurer of Sturgis Bank & Trust Company, Eric Eishen, the Executive Vice-President and Chief Operating Officer of Sturgis Bank & Trust Company and Leonard L. Eishen, President and Chief Executive Officer of Sturgis Bank & Trust Company each have an employment agreement with Sturgis Bank & Trust Company. The employment agreements provide for, among other things, a lump sum cash severance payment equal to three year's salary in accordance with Section 280G of the Internal Revenue Code in the event of a termination without cause or in the event that either Mr. Hoggatt, Eric Eishen or Leonard Eishen shall terminate their employment with good reason within five years of a change in control which occurs during the term of the employment contract. The consolidation constitutes a change in control for purposes of the employment agreements; nevertheless, Messrs. Hoggatt, Leonard Eishen and Eric Eishen have waived their right to any such payment.

     Immediately prior to the completion of the consolidation, Southern Michigan Bancorp and Southern Michigan Bank & Trust will offer to employ James T. Grohalski and Southern Michigan Bancorp and Sturgis Bank & Trust Company will offer to employ Leonard L. Eishen.

     Pursuant to his employment agreement, Mr. Grohalski shall serve as the Vice Chairman, Chief Operating Officer and Chief Financial Officer of Southern Michigan Bancorp, Inc. and President and Chief Executive Officer of Southern Michigan Bank & Trust. Mr. Grohalski's annual salary shall be $152,000 plus additional or special compensation based upon his performance as the Board of Directors, in its discretion, may from time to time determine.

     Pursuant to his employment agreement, Leonard Eishen shall serve as President and Chief Executive Officer of Southern Michigan Bancorp, Inc. and as President and Chief Executive Officer of Sturgis Bank & Trust Company. Leonard Eishen's annual salary shall be $174,000 plus additional or special compensation based upon his performance as the Board of Directors, in its discretion, may from time to time determine.

     It is anticipated that the two employment agreements will be virtually identical.

     Each employment agreement will provide that in the event Mr. Grohalski or Leonard Eishen is terminated for any reason other than for cause, or in the event of Mr. Grohalski's or Leonard Eishen's "voluntary termination for good reason," then in addition to receiving their compensation and benefits under their respective employment agreements, upon expiration of the term of their respective employment agreements, they will be entitled to monthly installments of 1/12th of their annual salary commencing thirty days after expiration of the term of the employment agreement and continuing on the same date of each month thereafter until the earlier of (i) death, (ii) the age of 65 or (iii) the date they receive twelve monthly installments.

     Under the employment agreements, the term "voluntary termination for good reason" means termination of employment without express written consent, and including (without limitation) any of the following actions unless consented to in writing: (i) the assignment of duties of a nonexecutive nature or for which they are not reasonably equipped by their skills and experience; (ii) without reasonable justification, reducing their salary, materially reducing the amount of paid vacations to which they are entitled, or materially reducing their fringe benefits and perquisites; (iii) requiring either of them to relocate their principal business office or their principal place of residence outside of a sixty mile radius from Coldwater, Michigan in the case of Mr. Grohalski or Sturgis in the case of Leonard Eishen, or assigning to them duties that would reasonably require such relocation; (iv) requiring them, or assigning duties to them which would reasonably require them to spend more than ninety normal working days away from Coldwater, Michigan in the case of Mr. Grohalski or Sturgis Michigan in the case of Leonard Eishen during any consecutive twelve month period; (v) failing to provide office facilities, secretarial services, and other administrative services which are substantially equivalent to the facilities and services provided on the date the employment agreement is executed; or (vi) terminating incentive and benefit plans or arrangements, or reducing or limiting Mr. Grohalski's or Leonard Eishen's participation therein relative to the level of participation of other executives of similar rank, to such an extent as to materially reduce the aggregate value of their incentive compensation and benefits below their aggregate value as of the date of the execution of the employment agreement.

     The employment agreement also provides that in the event of a "termination for cause," neither Mr. Grohalski nor Leonard Eishen shall be entitled to receive compensation or other benefits for any period after such termination. The term "termination for cause" means (i) termination of employment because of the conviction of any criminal violation involving dishonesty, fraud or breach of trust, (ii) willful engagement in any misconduct in the performance of their duties that materially injures Southern Michigan Bancorp or its subsidiaries,
(iii) performance of any act which, if known to the customers, clients or stockholders of Southern Michigan Bancorp or any of its subsidiaries would materially and adversely impact the business of Southern Michigan Bancorp or any of its subsidiaries, (iv) willful and substantial nonperformance of their duties if such nonperformance continues for more than ten days after written notice of such nonperformance and of Southern Michigan Bancorp's intention to terminate employment, (v) willful violation of the noncompetition and nondisclosure obligations contained in the employment agreement, (vi) suspension and/or temporary prohibition (or is removed and/or permanently prohibited) from participating in the conduct of Southern Michigan Bancorp's (or any of its affiliates') affairs by a notice, order, ruling or other finding of any state or federal agency (including, but not limited to, any federal reserve bank, the Federal Deposit Insurance Corporation, or Office of Financial and Insurance Services of the State of Michigan) or any such federal or state regulatory agency makes any determination or takes any action that the Board of Directors, in its sole discretion, determines to reflect adversely on Southern Michigan Bancorp and to be related to the duties of Mr. Grohalski or Leonard Eishen under their respective employment agreements.

     The employment agreements will also provide for a severance payment equal to two years salary in accordance with Section 280G of the Internal Revenue Code in the event of a termination of employment without cause or a voluntary termination with good reason within three years after a change in control which occurs during the term of the employment agreement. In the event that it is mutually in the best interest of Southern Michigan Bancorp and Mr. Grohalski or Leonard Eishen, Mr. Grohalski and Leonard Eishen shall have the right to elect to receive a cash payment equal to one year's salary and the remaining one year's salary on an installment basis in accordance with Section 280G of the Internal Revenue Code.

     The term "change in control" shall be deemed to occur on the earliest of:
(i) the acquisition by any entity, person, or group of beneficial ownership of more than fifty percent of the outstanding capital stock of Southern Michigan Bancorp entitled to vote for the election of directors; (ii) the commencement by any entity, person, or group (other than Southern Michigan Bancorp or a subsidiary of Southern Michigan Bancorp) of a tender offer or an exchange offer for more than twenty-five percent of the outstanding voting stock of Southern Michigan Bancorp entitled to vote for the election of directors; (iii) the effective time of (1) a merger or consolidation of Southern Michigan Bancorp with one or more other corporations as a result of which the holders of the outstanding voting stock entitled to vote of the election of directors of Southern Michigan Bancorp immediately prior to such merger hold less than fifty percent of the voting stock entitled to vote for the election of directors of the surviving or resulting corporation, or (2) a transfer of substantially all of the assets of Southern Michigan Bancorp other than to an entity of which Southern Michigan Bancorp owns at least eighty percent of the voting stock entitled to vote for the election of directors; or (iv) the election to the Board of Directors of Southern Michigan Bancorp without the recommendation or approval of the incumbent Board of Directors, of the lesser of three directors or directors constituting a majority of the number of Directors then in office.

     Furthermore, the employment agreements will provide that during the term of the agreements, and for a period of one year following the termination of employment, Mr. Grohalski and Leonard Eishen will not (i) within a geographic radius of seventy-five (75) miles from (x) Coldwater, Michigan, in the case of Mr. Grohalski and (y) Sturgis, Michigan, in the case of Leonard Eishen, engage in, or work for, manage, operate, control or participate in the ownership, management, operation or control of, or be connected with, or have any financial interest in, any individual, partnership, firm corporation or institution engaged in the same or similar activities to those now or hereafter carried on by Southern Michigan Bancorp; (ii) interfere with the relationship of Southern Michigan Bancorp and any of its employees, agents or representatives; and (iii) directly or indirectly divert or attempt to divert from Southern Michigan Bancorp any business in which Southern Michigan Bancorp has been actively engaged during the term of the employment agreement, nor interfere with the relationships of Southern Michigan Bancorp with its dealers, distributors, sources of supply or customers.

     Finally, the employment agreements will provide that neither Mr. Grohalski nor Leonard Eishen will during the term of their respective employment agreement or at any time thereafter, disclose or permit to be disclosed any confidential information of Southern Michigan Bancorp.

OTHER MATTERS

     SOUTHERN MICHIGAN BANCORP STOCK OPTIONS. When the consolidation is completed, each Southern Michigan Bancorp stock option then outstanding will be an option to purchase the same number of shares of Southern Michigan Bancorp common stock at the same exercise price. Each Southern Michigan Bancorp stock option will continue to be governed by the terms of the applicable Southern Michigan Bancorp stock option plan.

     STURGIS BANK & TRUST COMPANY STOCK OPTIONS. When the consolidation is completed, each Sturgis Bank & Trust Company stock option as adjusted for stock splits and outstanding will be converted automatically into an option to purchase shares of Southern Michigan Bancorp common stock. However, the number of shares subject to, and the exercise price of, each of those Sturgis Bank & Trust Company stock options will be adjusted to account for the exchange ratio in the consolidation. The vesting, duration and other terms of the new option will be the same as the original Sturgis Bank & Trust Company stock option except that all references to Sturgis Bank & Trust Company will be deemed to be references to Southern Michigan Bancorp.

             DESCRIPTION OF SOUTHERN MICHIGAN BANCORP CAPITAL STOCK

     The following description of Southern Michigan Bancorp's capital stock is subject to and qualified in its entirety by reference to Southern Michigan Bancorp's articles of incorporation and by-laws, which are exhibits to the registration statement of which this proxy statement/prospectus forms a part and are incorporated by reference. The following description should be read carefully by Sturgis Bank & Trust Company shareholders since, upon completion of the consolidation, they will become Southern Michigan Bancorp shareholders. See also "Comparison of Shareholder Rights."

GENERAL

     Southern Michigan Bancorp's total authorized capital stock currently consists of 4,000,000 shares of common stock, $2.50 par value per share and 100,000 preferred shares.

     On              , 2000, [       ] shares of Southern Michigan Bancorp
common stock were outstanding, and an aggregate of [       ] shares of Southern
Michigan Bancorp common stock were reserved for issuance pursuant to incentive compensation plans of Southern Michigan Bancorp. Upon completion of the
consolidation, about [       ] shares of Southern Michigan Bancorp common stock
will be outstanding and [       ] shares of Southern Michigan Bancorp common
stock will be reserved for issuance pursuant to incentive compensation plans of Southern Michigan Bancorp and Sturgis Bank & Trust Company.

PREFERRED STOCK

     Southern Michigan Bancorp preferred stock may be issued in one or more series at such time or times and for such consideration or considerations as the Board of Directors of Southern Michigan Bancorp determines. The Board of Directors of Southern Michigan Bancorp is expressly authorized at any time, and from time to time, to provide for the issuance of Southern Michigan Bancorp preferred stock with such voting powers, full or limited, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are expressed in the articles of incorporation of Southern Michigan Bancorp or in the resolutions of the Board of Directors of Southern Michigan Bancorp providing for the issuance thereof. The Board of Directors of Southern Michigan Bancorp is authorized to, among other things, designate the series and the number of shares comprising such series, the dividend rate or rates on the shares of such series, the redemption rights, if any, any purchase, retirement or sinking fund, any conversion rights and any special voting rights. Shares of Southern Michigan Bancorp preferred stock redeemed or acquired by Southern Michigan Bancorp return to the status of authorized and unissued shares of Southern Michigan Bancorp preferred stock, without designation as to series, and may be reissued by the Board of Directors of Southern Michigan Bancorp.

COMMON STOCK

     The holders of Southern Michigan Bancorp common stock are entitled to receive such dividends as may from time to time be declared by the Southern Michigan Bancorp Board. On every issue submitted to them as Southern Michigan Bancorp shareholders, they are entitled to one vote per share of Southern Michigan Bancorp common stock. See "Comparison of Shareholder Rights -- Board of directors; voting for directors; removal of directors."

     In the event of dissolution they are generally entitled, after provision for Southern Michigan Bancorp's debts, obligations and liabilities to share ratably in all assets of Southern Michigan Bancorp available for distribution to holders of Southern Michigan Bancorp common stock. Holders of Southern Michigan Bancorp common stock do not have preemptive rights. All shares of Southern Michigan Bancorp common stock now outstanding are fully paid and nonassessable.

TRANSFER AGENT

     The registrar and transfer agent for Southern Michigan Bancorp common stock is Registrar and Transfer Company.

AUTHORIZED BUT UNISSUED SHARES

     The Southern Michigan Bancorp Board believes that the availability of shares of Southern Michigan Bancorp common stock is advisable to provide Southern Michigan Bancorp with the flexibility to take advantage of opportunities to issue such stock in order to obtain capital, as consideration for possible acquisitions or for other purposes (including, without limitation, the issuance of additional shares of Southern Michigan Bancorp common stock through stock splits and stock dividends in appropriate circumstances). There are, at present, no plans, understandings, agreements or arrangements concerning the issuance of additional shares of Southern Michigan Bancorp common stock, except for the shares of Southern Michigan Bancorp common stock to be issued in the consolidation, and shares of Southern Michigan Bancorp common stock presently reserved for issuance.

     Uncommitted authorized but unissued shares of Southern Michigan Bancorp common stock may be issued from time to time to such persons and for such consideration as the Southern Michigan Bancorp Board may determine and holders of the then outstanding shares of Southern Michigan Bancorp common stock may or may not be given the opportunity to vote thereon, depending upon the nature of any such transactions, applicable law and the judgment of the Southern Michigan Bancorp Board regarding the submission of such issuance to Southern Michigan Bancorp's shareholders. Southern Michigan Bancorp shareholders have no preemptive rights to subscribe to newly issued shares.

     Moreover, it is possible that additional shares of Southern Michigan Bancorp common stock could be issued for the purpose of making an acquisition by an unwanted suitor of a controlling interest in Southern Michigan Bancorp more difficult, time-consuming or costly or to otherwise discourage an attempt to acquire control of Southern. Under these circumstances the availability of authorized and unissued shares of Southern Michigan Bancorp common stock may make it more difficult for shareholders to obtain a premium for their shares. These authorized and unissued shares could be used to create voting or other impediments or to frustrate a person seeking to obtain control of Southern Michigan Bancorp by means of a consolidation, tender offer, proxy contest or other means. They could also be privately placed with purchasers who might cooperate with the Southern Michigan Bancorp Board in opposing such an attempt by a third party to gain control of Southern. The issuance of new shares of Southern Michigan Bancorp common stock could also be used to

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

dilute ownership of a person or entity seeking to obtain control of Southern. Although Southern Michigan Bancorp does not currently contemplate taking such action, shares of Southern Michigan Bancorp common stock could be issued for the purposes and effects described above and the Southern Michigan Bancorp Board reserves its rights (if consistent with its fiduciary responsibilities) to issue such stock for such purposes.

                           REGULATORY CONSIDERATIONS

     The following discussion describes the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries and to state chartered savings banks and their subsidiaries. It provides certain specific information relevant to Southern Michigan Bancorp and Sturgis Bank & Trust Company. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance funds and not for the protection of security holders. To the extent that the following information describes statutory and regulatory provisions, it is qualified in its entirety by reference to those provisions. A change in the statutes, regulations or regulatory policies applicable to us or our subsidiaries may have a material effect on our businesses. The framework described in this section will also generally be applicable to Southern Michigan Bancorp following the consolidation.

GENERAL

     Southern Michigan Bancorp is a bank holding company and a legal entity separate and distinct from its subsidiaries. Its primary subsidiary is Southern Michigan Bank & Trust, a Michigan state banking corporation. Sturgis Bank & Trust Company is a Michigan savings bank and a legal entity separate and distinct from its subsidiaries.

     Financial institutions such as bank holding companies, banks, and savings banks are extensively regulated under both federal and state law. These regulations apply to, among other things, acquisitions, permissible types and amounts of loans, investments and other activities, capital adequacy, branching, interest rates on loans and on deposits and the safety and soundness of banking practices.

     The policies and regulations of financial institution regulatory authorities have had significant effect on the operating results of financial institutions in the past and are expected to have significant effects in the future. These policies and regulations may be influenced by many factors, including inflation, unemployment, short-term and long-term changes in the international trade balance and fiscal policies of the United States government.

     Periodically legislation is considered and adopted which has resulted in, or that could result in, further regulation or deregulation of financial institutions. In addition to the relaxation or elimination of geographic restrictions on banks and bank holding companies, a number of regulatory and legislative initiatives have recently eliminated many of the product line barriers presently separating the services offered by commercial banks from those offered by nonbanking institutions, including mutual funds, insurance companies, securities brokerage firms and investment banking firms. We cannot give any assurances as to whether any additional legislation will be adopted or as to the effect such legislation might have on our businesses.

     BANK HOLDING COMPANIES. As a bank holding company, Southern Michigan Bancorp is subject to regulation under the Bank Holding Company Act of 1956, as amended, and its examination and reporting requirements and is subject to the supervision of the Federal Reserve (the "BHCA").

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

     Banking laws and regulations restrict transactions by insured banks owned by a bank holding company, including loans to and certain purchases from the parent holding company, non-bank and bank subsidiaries of the parent holding company, principal shareholders, officers, directors and their affiliates, and investments by the subsidiary banks in the shares or securities of the parent holding company (or of any other non-bank or bank affiliates), and acceptance of such shares or securities as collateral security for loans to any borrower. The regulators also review other payments, such as management fees, made by subsidiary banks or affiliated companies.

     Under the BHCA, a bank holding company is prohibited, with certain limited exceptions, from engaging in activities other than those of banking or of managing or controlling banks and from acquiring or retaining direct or indirect ownership or control of voting shares or assets of any company which is not a bank or bank holding company, other than subsidiaries furnishing services to or performing services for its subsidiaries, and other subsidiaries engaged in activities which the Federal Reserve determines to be so closely related to banking or managing or controlling banks as to be a proper incident thereto.

     As a Michigan state banking corporation, Southern Michigan Bank & Trust is subject to regulation and examination by the Michigan Office of Financial and Insurance Services, Division of Financial Institutions. As an institution whose deposits are insured by the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation ("FDIC"), Southern Michigan Bank & Trust is also subject to regulation and examination by the FDIC.

     SAVINGS BANKS. As a Michigan savings bank, Sturgis Bank & Trust Company is subject to regulation and examination by the Michigan Office of Financial and Insurance Services, Division of Financial Institutions. As an institution whose deposits are insured by the Savings Association Insurance Fund ("SAIF") of the FDIC, Sturgis Bank & Trust Company is also subject to regulation and examination by the FDIC.

DIVIDEND RESTRICTIONS

     SOUTHERN MICHIGAN BANCORP. Southern Michigan Bancorp is a legal entity separate and distinct from its subsidiaries. Substantially all of Southern Michigan Bancorp's revenues result from dividends paid to it by Southern Michigan Bank & Trust and from earnings on investments. There are statutory and regulatory requirements applicable to the payment of dividends by Southern Michigan Bank & Trust as well as by Southern Michigan Bancorp to its shareholders.

     Under Michigan law, Southern Michigan Bank & Trust may not declare a cash dividend or a dividend in kind except out of net income then on hand after deducting all losses and bad debts, and then only if it will have a surplus amounting to not less than 20% of its capital after the payment of the dividend. Moreover, Southern Michigan Bank & Trust may not declare or pay any cash dividend or dividend in kind until the cumulative dividends on its preferred stock, if any, have been paid in full. Further, if the surplus of Southern Michigan Bank & Trust is at any time less than the amount of its capital, before the declaration of a cash dividend or dividend in kind, it must transfer to surplus not less than 10% of its net income for the preceding 6 months (in the case of quarterly or semi-annual dividends) or the preceding two consecutive 6 month periods (in the case of annual dividends). Based on Southern Michigan Bank & Trust's balance sheet as of December 31, 1999, under these dividend restrictions, Southern Michigan Bank & Trust, without obtaining governmental approvals, could have declared aggregate dividends in 1999 of at least $3,752,000 from retained net income.

     STURGIS BANK & TRUST COMPANY. Under Michigan law, Sturgis Bank & Trust Company may not declare a cash dividend or a dividend in kind except out of net income then on hand after deducting

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

all losses and bad debts, and then only if it will have a surplus amounting to not less than 20% of its capital after the payment of the dividend. Moreover, Sturgis Bank & Trust Company may not declare or pay any cash dividend or dividend in kind until the cumulative dividends on its preferred stock, if any, have been paid in full. Further, if the surplus of Sturgis Bank & Trust Company is at any time less than the amount of its capital, before the declaration of a cash dividend or dividend in kind, it must transfer to surplus not less than 10% of its net income for the preceding 6 months (in the case of quarterly or semi-annual dividends) or the preceding two consecutive 6 month periods (in the case of annual dividends). Under these dividend restrictions, Sturgis Bank & Trust Company, without obtaining governmental approvals, could have declared aggregate dividends in 1999 of at least $7,263,162 from retained net income.

     OTHER FACTORS. The payment of dividends by us and our subsidiaries may also be affected or limited by other factors, such as the requirements to maintain adequate capital above regulatory guidelines. In addition, if, in the opinion of the applicable regulatory authority, a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the bank, could include the payment of dividends), such authority may require, after notice and hearing, that such bank cease and desist from such practice or prohibit the payment of future dividends. The Federal Reserve has indicated that paying dividends that deplete a bank's capital base to an inadequate level would be an unsafe and unsound banking practice. The Federal Reserve, the FDIC and the DIF have issued policy statements which provide that bank holding companies and insured banks should generally only pay dividends out of current operating earnings.

RESTRICTIONS ON TRANSACTIONS WITH AFFILIATES

     BANK HOLDING COMPANIES. There are legal restrictions on the extent to which a bank holding company like Southern Michigan Bancorp and its nonbank subsidiaries can borrow or otherwise obtain credit from its bank subsidiaries (e.g., Southern Michigan Bank & Trust). The "covered transactions" that an insured bank such as Southern Michigan Bank & Trust and its subsidiaries are permitted to engage in with their nonbank bank affiliates are limited to the following amounts: in the case of any one such affiliate, the aggregate amount of "covered transactions" of the insured bank and its subsidiaries cannot exceed 10% of the capital stock and the surplus of the insured bank; and in the case of all affiliates, the aggregate amount of "covered transactions" of the insured bank and its subsidiaries cannot exceed 20% of the capital stock and surplus of the insured bank. "Covered transactions" are defined by statute to include a loan or extension of credit to the affiliate, a purchase of securities issued by an affiliate, a purchase of assets from the affiliate, unless otherwise exempted by the Federal Reserve, the acceptance of securities issued by the affiliate as collateral for a loan and the issuance of a guarantee, acceptance, or letter of credit for the benefit of an affiliate. Covered transactions must also be collateralized. Further, a bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property or furnishing of services.

CAPITAL REQUIREMENTS

     GENERAL. The Federal Reserve, FDIC, and state bank regulators require banks, thrifts and holding companies to maintain minimum ratios of primary and total capital to total assets. Regulatory authorities may increase the minimum requirements for all banks and bank holding companies or for specified banks or bank holding companies. Increases in the minimum required ratios could adversely affect us and our subsidiaries, including the ability to pay dividends.

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

     BANK HOLDING COMPANIES. The Federal Reserve has adopted risk-based capital guidelines for bank holding companies. When the guidelines became fully phased-in at the end of 1992, the minimum guidelines for the ratio of total capital ("Total Capital") to risk-weighted assets (including certain off-balance sheet activities, such as standby letters of credit) increased from 7.25% to 8.00%. At least half of Total Capital must be composed of common shareholders' equity, minority interests in the equity accounts of consolidated subsidiaries and a limited amount of perpetual preferred stock, less goodwill and certain other intangible assets ("Tier 1 Capital"). The remainder may consist of subordinated debt, other preferred stock and a limited amount of loan loss reserves. At June 30, 2000, Southern Michigan Bancorp's ratio of Tier 1 Capital
to risk-based assets was    %. At June 30 , 2000, on a pro forma basis after
giving effect to the consolidation, Southern Michigan Bancorp's ratio of Tier 1
Capital to risk-based assets is expected to be    %.

     In addition, the Federal Reserve has established minimum leverage ratio guidelines for bank holding companies which provide for a minimum leverage ratio of Tier 1 Capital to total assets, less goodwill and certain other intangible assets (the "Tier 1 Capital leverage ratio"), of 3% for bank holding companies that meet certain specified criteria, including having the highest regulatory rating. All other bank holding companies are required to maintain a minimum Tier 1 Capital leverage ratio of 4%. Southern Michigan Bancorp's Tier 1 Capital
leverage ratio at June 30, 2000 was    %. At June 30, 2000, on a pro forma
combined basis after giving effect to the consolidation, Southern Michigan
Bancorp's Tier 1 Capital leverage ratio is expected to be    %.

     The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the guidelines indicate that the Federal Reserve will continue to consider a "tangible Tier 1 Capital leverage ratio" (deducting all intangibles) in evaluating proposals for expansion or new activities. The Federal Reserve has not advised Southern Michigan Bancorp of any specific minimum Tier 1 Capital leverage ratio applicable to it.

     Southern Michigan Bank & Trust and Sturgis Bank & Trust Company are subject to similar capital requirements adopted by the FDIC. At June 30, 2000, each of Southern Michigan Bank & Trust and Sturgis Bank & Trust Company had a Tier 1 Capital ratio and a Total Capital ratio (computed under the 1992 guidelines) in excess of the fully phased-in requirements and a Tier 1 Capital to risk based
assets ratio in excess of    %. No regulatory agency has advised Southern
Michigan Bank & Trust or Sturgis Bank & Trust Company of any specific applicable minimum Tier 1 Capital leverage ratio. Failure to meet capital guidelines could subject an insured bank to a variety of enforcement remedies, including the termination of deposit insurance by the FDIC and a prohibition on the acceptance of brokered deposits.

     In December 1992, the Federal Reserve approved a final rule altering the method of computation of Tier 1 Capital of bank holding companies. Subject to certain exceptions, in calculating Tier 1 Capital under the revised rule, bank holding companies would be required to deduct all intangible assets other than readily marketable mortgage servicing assets, nonmortgage servicing assets, and purchased credit card relationships, each valued at least quarterly at the lesser of 90% of their fair market value or 100% of their book value, in an aggregate amount not exceeding 90% of Tier 1 Capital, with a separate sublimit of 25% of Tier 1 capital for purchased credit card relationships and nonmortgage servicing assets.

     The Federal Deposit Insurance Corporation Improvement Act of 1991 requires federal bank regulatory agencies biannually to review risk-based capital standards to ensure that they adequately address interest rate risk, concentration of credit risk and risks from non-traditional activities. On December 31, 1992, capital adequacy regulations adopted by the FDIC, the Federal Reserve and the

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

Comptroller of the Currency that incorporated interest rate risk into the calculation of risk-based capital and concentration of credit risk and risk from non-traditional activities into bank capital requirements became effective.

     Failure to meet the capital guidelines described above could subject an insured financial institution to a variety of sanctions, including asset growth restrictions and termination of deposit insurance by the FDIC.

     Southern Michigan Bancorp expects that each of Southern Michigan Bank & Trust and Sturgis Bank & Trust Company will continue to meet its fully phased-in capital requirements and its capital requirements after the consolidation.

LIABILITY FOR BANK SUBSIDIARIES

     Under Federal Reserve policy, Southern Michigan Bancorp is expected to act as a source of financial strength to each of its subsidiary banks and to commit resources to support each of such subsidiaries. This support may be required at times when, absent such Federal Reserve policy, Southern Michigan Bancorp would not otherwise be required to provide it. Any capital loans by a bank holding company to any subsidiary bank are subordinate in right of payment to deposits and to certain other indebtedness of such subsidiary bank. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.

     Under FIRREA, a depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC after August 9, 1989 in connection with the default of a commonly controlled FDIC-insured depository institution, or any assistance provided by the FDIC to any commonly controlled FDIC-insured depository institution "in danger of default." "Default" is defined generally as the appointment of a conservator or receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance. This right of recovery by the FDIC generally is superior to any claim of the shareholders of the depository institution that is liable or of any affiliate of such institution. Southern Michigan Bancorp's subsidiary banks are subject to such provisions of FIRREA and such right of recovery by the FDIC.

     Under Michigan law, if the capital of a Michigan-chartered bank is impaired by losses or otherwise, the Office of Financial and Insurance Services is authorized to require payment of the deficiency by assessment upon the bank's shareholders, pro rata, and to the extent necessary, if any such assessment is not paid by any shareholder after three months notice, to cause the sale of the stock of such shareholder to make good the deficiency.

DEPOSIT INSURANCE ASSESSMENTS

     The deposits of Southern Michigan Bank & Trust and Sturgis Bank & Trust Company are currently insured to a maximum of $100,000 per depositor, subject to certain aggregation rules. The FDIC establishes rates for the payment of premiums by federally insured banks, such as Southern Michigan Bank & Trust and Sturgis Bank & Trust Company, for deposit insurance. Separate insurance funds (BIF and SAIF) are maintained for commercial banks and thrifts, with insurance premiums from the industry used to offset losses from insurance payouts when banks and thrifts fail. Due to the high rate of failures in the recent past, the FDIC has adopted a risk-based deposit insurance premium system for all insured depository institutions, including Southern Michigan Bank & Trust and Sturgis Bank & Trust Company, which requires that a depository institution pay to

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

BIF from $.00 to $.27 per $100, or to SAIF from $.00 to $.27 per $100, of insured deposits depending on its capital levels and risk profile, as determined by its primary federal regulator on a semiannual basis. Under its risk-based assessment system, the FDIC may place a member in one of nine assessment risk categories based on certain capital and supervisory measures. The capital measures are "well capitalized," "adequately capitalized" and "undercapitalized." Within each capital group a member may be assigned to one of three supervisory subgroups: "financially sound," "demonstrated weaknesses" and "substantial probability of loss."

     A financial institution is "well capitalized" if it has a Total Capital to risk based assets of 10% or greater, a Tier 1 Capital of 6% or greater, and a Tier 1 leverage ratio of 5% or greater. A financial institution is "adequately capitalized" if it does not meet the standards for "well capitalized" but has a Total Capital to risk based assets of 8% or greater, a Tier 1 Capital of 4% or greater, and a Tier 1 leverage ratio of 4% or greater. A financial institution is "undercapitalized" if it does not meet the standards for "adequately capitalized."

     A "financially sound" financial institution is one that is financially sound with only a few minor weaknesses. A financial institution with "demonstrated weaknesses" is one with weaknesses which, if not corrected, could result in significant deterioration of the institution and increased risk of loss to BIF or SAIF. A financial institution raising a "substantial probability of loss" is one that poses a substantial probability of loss to BIF or SAIF unless effective corrective action is taken.

     The risk-related adjusted assessment schedule adopted by the FDIC with respect to deposits insured by BIF or SAIF is as follows:

                                                    FINANCIALLY    DEMONSTRATED        SUBSTANTIAL
                                                       SOUND        WEAKNESSES     PROBABILITY OF LOSS
                                                    -----------    ------------    -------------------
Well Capitalized................................         0               3                 17
Adequately Capitalized..........................         3              10                 24
Less than Adequately Capitalized................        10              24                 27

     The FDIC's adoption of risk-based insurance assessment schedules did not result in a significant increase in the insurance assessment costs of Southern Michigan Bank & Trust or Sturgis Bank & Trust Company.

     Since 1997, BIF insured financial institutions have serviced Financing Corp. ("FICO") bonds, which were funded by SAIF insured financial institutions. The FICO bonds were issued in the late 1980s in connection with government efforts to bail out the thrift industry. Since 1997, interest payments for FICO bonds have been borne by all FDIC insured institutions. FICO bond servicing currently requires BIF members to pay 2.08 cents for every $100 in insured deposits, and SAIF members to pay 2.08 cents for each $100 in insured deposits. The servicing payments have been collected electronically by the FDIC since January 2, 1997.

DEPOSITOR PREFERENCE STATUTE

     Federal legislation has been enacted providing that deposits and certain claims for administrative expenses and employee compensation against an insured depository institution would be afforded a priority over other general unsecured claims against such institution, including federal funds and letters of credit, in the "liquidation or other resolution" of the institution by any receiver.

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

BROKERED DEPOSITS

     Under FDIC regulations, no FDIC-insured depository institution can accept brokered deposits unless it is well capitalized, or is adequately capitalized and receives a waiver from the FDIC. In addition, these regulations prohibit any depository institution that is not well capitalized from paying an interest rate on deposits in excess of 75 basis points over certain prevailing market rates or offering "pass through" deposit insurance on certain employee benefit plan accounts unless it provides certain notice to affected depositors.

REGULATION OF PROPOSED ACQUISITIONS

     With certain limited exceptions, the BHCA prohibits bank holding companies, such as Southern Michigan Bancorp, from acquiring direct or indirect ownership or control of voting shares or assets of a bank without the prior approval of the Federal Reserve.

     In evaluating an application for its approval of such an acquisition, the Federal Reserve will consider whether the performance by an affiliate of Southern Michigan Bancorp of the activity can reasonably be expected to produce benefits to the public (such as greater convenience, increased competition, or gains in efficiency) that outweigh possible adverse effects (such as undue concentration of resources, decreased or unfair competition, conflicts of interest, or unsound banking practices). The Federal Reserve may apply different standards to activities proposed to be commenced de novo and activities commenced by acquisition, in whole or in part, of a going concern. The Federal Reserve's consideration will also include an evaluation of the financial and managerial resources of Southern Michigan Bancorp, including its existing subsidiaries, and of any entity to be acquired, and the effect of the proposed transaction on those resources. This required regulatory approval is subject to public notice and comment procedures, and adverse public comments received, or adverse considerations raised by regulatory agencies, may delay or prevent completion of such an acquisition.

OTHER LEGISLATION

     GRAMM-LEACH-BLILEY. Enacted late in 1999, the Gramm-Leach-Bliley Act ("Gramm-Leach-Bliley"), broadens the scope of financial services that banks may offer to consumers, essentially removing the barriers erected during the Depression that separated banks and securities firms, closes the loophole which permitted commercial enterprises to own and operate a thrift institution, and provides some new consumer protections with respect to privacy issues and ATM usage fees. Gramm-Leach-Bliley permits affiliations between banks, securities firms and insurance companies (which affiliations were previously prohibited under the Glass-Steagall Act). Under Gramm-Leach-Bliley, a bank holding company may qualify as a financial holding company and thereby offer expanded range of financial oriented products and services which products and services may not be offered by bank holding companies. To qualify as a financial holding company, a bank holding company's subsidiary depository institutions must be well-managed, well-capitalized and have received a "satisfactory" rating on its latest examination under the Community Reinvestment Act. Gramm-Leach-Bliley provides for some regulatory oversight by the SEC for bank holding companies engaged in certain activities, and reaffirms that insurance activities are to be regulated on the state level. States, however, may not prevent depository institutions and their affiliates from engaging in insurance activities. Commercial enterprises are no longer able to establish or acquire a thrift institution and thereby become a unitary thrift holding company. Thrift institutions may only be established or acquired by financial organizations. Gramm-Leach-Bliley provides new consumer protections with respect to the transfer and use of a consumer's nonpublic personal information and generally enables financial institution customers to "opt-out" of the dissemination of their personal financial information

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

to unaffiliated third parties. ATM operators who charge a fee to noncustomers for use of its ATM must disclose the fee on a sign placed on the ATM and before the transaction is made as a part of the on-screen display or by a paper notice issued by the machine.

     COMMUNITY DEVELOPMENT ACT. The Riegle Community Development and Regulatory Improvement Act (the "Community Development Act") was enacted to promote economic revitalization and community development and increase the protections afforded to individuals most at risk from abusive lending practices, particularly high-interest mortgages secured by the borrowers' homes.

     The Community Development Act provides a number of initiatives to lessen the regulatory burden placed upon depository institutions and also affects a number of the consumer compliance laws by allowing streamlined disclosures for radio advertising of consumer leases, providing consumers with information necessary to challenge an "adverse characterization" due to a credit reporting agency report and by clarifying the disclosure requirements under the Real Estate Settlement Procedures Act regarding the transfer of serviced mortgaged loans.

     INTERSTATE ACT. The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Act") was enacted to facilitate the interstate expansion and consolidation of banking organizations. It permits (1) bank holding companies that are adequately capitalized and managed to acquire banks located in states outside their home states regardless of whether such acquisitions are authorized under the law of the host state, (2) the interstate consolidation of banks after June 1, 1997, subject to the right of individual states to "opt in" or "opt out" of this authority prior to such date, (3) banks to establish new branches on an interstate basis provided that such action is specifically authorized by the law of the host state, (4) foreign banks to establish, with approval of the appropriate regulators in the United States, branches outside their home states to the same extent that national or state banks located in such state would be authorized to do so and (5) banks to receive deposits, renew time deposits, close loans, service loans and receive payments on loans and other obligations as agent for any bank or thrift affiliate, whether the affiliate is located in the same or different state.

     FDICIA. The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") substantially revised the bank regulatory and funding provisions of the Federal Deposit Insurance Act and revised several other federal banking statutes.

     FDICIA establishes five capital tiers: "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized." A depository institution is well capitalized if it significantly exceeds the minimum level required by regulation for each relevant capital measure, adequately capitalized if it meets each such measure, undercapitalized if it fails to meet any such measure, significantly undercapitalized if it is significantly below such measure and critically undercapitalized if it fails to meet any critical capital level set forth in regulations. The critical capital level is defined as a ratio of tangible equity to total assets of two percent or less. An institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position under certain circumstances.

     Among other things, FDICIA requires the federal bank regulatory authorities to take "prompt corrective action" in respect of any depository institution which does not meet specified minimum capital requirements. The scope and degree of regulatory intervention is linked to the extent of the shortfall of the depository institution's capital from required minimum standards. In the case of a depository institution which is "critically undercapitalized" (a term defined to include institutions which still have a positive net worth), the federal bank regulatory authorities are generally required to appoint a conservator or receiver. FDICIA also requires the holding company of any undercapitalized depository institution to guarantee, in part, such depository institution's capital plan in order for such

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

plan to be acceptable. FDICIA also prohibits a depository institution that is not well-capitalized from accepting brokered deposits and paying deposit interest rates which significantly exceed the prevailing rate in its own market or the national rate (as determined by the FDIC) for similar deposits. Implementing regulations for these provisions of FDICIA have not yet been adopted by the federal bank regulatory authorities.

     FDICIA generally prohibits a depository institution from making any capital distribution (including payment of a dividend) or paying any management fee to its holding company if the depository institution would thereafter be undercapitalized.

MORTGAGE REGULATION

     In the origination of mortgage loans, we are subject to various federal statutes, such as the Equal Credit Opportunity Act, Fair Credit Reporting Act, Truth in Lending Act, Real Estate Settlement Procedures Act, and Home Mortgage Disclosure Act, and the regulations promulgated thereunder, which prohibit discrimination and specify disclosures to be made to borrowers regarding credit and settlement costs.

     As sellers and servicers of mortgage loans, we are participants in the secondary mortgage market with some or all of the following: private institutional investors, Federal National Mortgage Association, Government National Mortgage Association, Federal Home Loan Mortgage Corporation, Veterans' Administration and Federal Housing Authority. In our dealings with these agencies, we are subject to various eligibility requirements prescribed by the agencies, including but not limited to net worth, quality control, bonding, financial reporting and compliance reporting requirements. The mortgage loans which we originate are subject to agency-prescribed procedures, including (without limitation) inspection and appraisal of properties, maximum loan-to-value ratios, and obtaining credit reports on prospective borrowers. On some types of loans, the agencies prescribe maximum loan amounts, interest rates and fees. When selling mortgage loans to FNMA and FHLMC, a seller must represent and warrant that all such mortgage loans conform to the requirements of FNMA and FHLMC. If the mortgage loans sold are found to be nonconforming mortgage loans, FNMA or FHLMC may require the seller to repurchase the nonconforming mortgage loans. Additionally, FNMA and FHLMC may require a seller/servicer to indemnify them against all losses arising from the seller/servicer's failure to perform its contractual obligations under the applicable selling or servicing contract.

                        COMPARISON OF SHAREHOLDER RIGHTS

GENERAL

     The rights of Southern Michigan Bancorp's shareholders are governed by the Michigan Business Corporation Act and Southern Michigan Bancorp's articles of incorporation and by-laws. The rights of Sturgis Bank & Trust Company shareholders' are governed by the Michigan Savings Bank Act and Sturgis Bank & Trust Company's articles of incorporation and by-laws. When the consolidation is completed, the rights of Sturgis Bank & Trust Company shareholders who become shareholders of Southern Michigan Bancorp in the consolidation will be governed by the Michigan Business Corporation Act and Southern Michigan Bancorp's articles of incorporation and by-laws.

     There are differences between the articles of incorporation and by-laws of Southern Michigan Bancorp and the articles of incorporation and by-laws of Sturgis Bank & Trust Company that will affect shareholders' rights. Furthermore, there are certain differences between the Michigan Business Corporation Act and the Michigan Savings Bank Act that will affect shareholders' rights.

     The following discussion describes and summarizes the material differences between the rights of Southern Michigan Bancorp shareholders and the rights of Sturgis Bank & Trust Company shareholders. It is qualified in its entirety by the Michigan Business Corporation Act, the Michigan Savings Bank Act and the respective articles of incorporation and by-laws of Southern Michigan Bancorp and Sturgis Bank & Trust Company.

BOARD OF DIRECTORS; VOTING FOR DIRECTORS; REMOVAL OF DIRECTORS

     The size of the whole Sturgis Bank & Trust Company Board consists of eight members and is divided into three classes with the term of office of one of such classes expiring in each year. At each annual meeting of the shareholders of Sturgis Bank & Trust Company, nominees to the Board of the class whose term is expiring are elected to hold office for a term of three years. The bylaws of Sturgis Bank & Trust Company further provide that each director will at all times be the beneficial holder of not less than 100 shares of capital stock of Sturgis Bank & Trust Company unless Sturgis Bank & Trust Company is a wholly owned subsidiary of a holding company. In order to serve on the board of directors, a director must have an intimate knowledge of the bank's market area, primarily the counties in which the bank's offices are located, in order to serve the needs of the community. No person 75 years of age or older is eligible for election, reelection, appointment or reappointment as a director of Sturgis Bank & Trust Company.

     In contrast, the size of the whole Southern Michigan Bancorp Board is determined and fixed from time to time by resolution of eighty percent of the directors then in office. The Southern Michigan Bancorp Board currently consists of 11 members, who are divided into three classes with staggered three year terms. If the consolidation is completed, the Southern Michigan Bancorp Board will consist of 9 persons with staggered three year terms, with no director of Southern Michigan Bancorp being eligible to stand for election after the age of 70 years. There is no express requirement that a board member be a shareholder of Southern Michigan Bancorp. See "Management and Operations After the Consolidation -- Directors."

     Sturgis Bank & Trust Company and Southern Michigan Bancorp have similar requirements with respect to the removal of directors. Sturgis Bank & Trust Company's by-laws provide that at a meeting of shareholders called expressly for that purpose, any director may be removed for cause by a vote of a majority of shares then entitled to vote at an election for directors. Pursuant to the Michigan Business Corporation Act, directors may be removed with or without cause unless the corporation's articles of incorporation provides otherwise.
Article XI of the articles of incorporation for Southern Michigan Bancorp states that any director may be removed only for cause and only by the affirmative vote of not less than a majority of the voting power of the then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, at any regular or special meeting of shareholders.

DIRECTOR NOMINATIONS

     Article II, Section 14 of Sturgis Bank & Trust Company's by-laws provides that no nominations for directors may be made except those made by the nominating committee of the Board of Directors of Sturgis Bank & Trust Company. However, nominations for directors may be made by shareholders provided the nominations are made in writing and delivered to the Secretary of Sturgis Bank & Trust Company at least five days prior to the annual meeting. In the event that the nominating committee fails or refuses to act at least 20 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any shareholder entitled to vote at that meeting.

     Article III, Section 3(1) of Southern Michigan Bancorp's by-laws provides that only a person who has a history of conducting his or her own personal and business affairs in a safe and sound manner, in a safe and sound condition, in accordance with applicable laws and regulations, and without substantial conflicts of interests may be nominated to serve as a director of Southern Michigan Bancorp. It also provides that the determination as to a person's eligibility to serve as a director is to be made by the Board of Directors of Southern Michigan Bancorp in accordance with the procedures set forth therein. The Board of Directors' determination as to a person's eligibility is binding and conclusive.

     Article III, Section 3(2), of Southern Michigan Bancorp's by-laws provides that nominations for elections to the Board of Directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors who gives timely written notice to the Chairman or the Secretary of Southern Michigan Bancorp. If the nomination relates to an election of directors involving a written proxy solicitation by the Board of Directors of Southern Michigan Bancorp, then the shareholder's notice must be delivered or mailed by December 31 of the year preceding the year in which the proxy solicitation is to occur . If the nomination does not relate to such an election, then the shareholder's notice must be received at least 30 days, but no more than 90 days, prior to the anniversary date of the record date for determination of shareholders entitled to vote in the immediately preceding annual meeting of shareholders.

     Southern Michigan Bancorp's by-laws also provide that the shareholder's notice must state that the shareholder is, and will be on the record date for the meeting, a beneficial owner or a holder of record of stock of Southern Michigan Bancorp entitled to vote at such meeting; that the shareholder has, and will have on the record date, full voting power with respect to such shares; and that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice. The shareholder's notice must also include the name and address of the shareholder who intends to make the nomination and of each person proposed to be nominated; a description of all arrangements or understandings between the shareholder and each proposed nominee and any other persons (naming such persons) pursuant to which the nomination(s) are to be made by the shareholder; the number and kinds of securities of Southern Michigan Bancorp held beneficially or of record by each proposed nominee; and the consent of each proposed nominee to serve as a director if so elected. In addition, the shareholder's notice must be accompanied by a director qualification, eligibility and disclosure questionnaire in a form approved by the Board of Directors and completed under oath by each proposed nominee.

     Any shareholder's nomination that does not fully comply with the foregoing requirements or which contains any information which is false or misleading, is void and of no effect.

     After the consolidation is completed, the by-laws of Southern Michigan Bancorp shall be amended to provide that the election of officers, nomination of directors and appointment of board of directors committee members shall require the approval of 75% of the members of the board of directors.

SHAREHOLDER VOTING REQUIREMENTS

     GENERAL. Except as described below, all matters submitted to a vote of the stockholders of Sturgis Bank & Trust Company or Southern Michigan Bancorp, other than the election of directors (for which the affirmative vote of a plurality of the votes cast at an election is required) are determined by a vote of the holders of shares entitling them to exercise a majority of the voting power of Sturgis Bank & Trust Company or Southern Michigan Bancorp.

     SUPERMAJORITY VOTING PROVISIONS OF STURGIS BANK & TRUST COMPANY CHARTER DOCUMENTS. Article Seventh of Sturgis Bank & Trust Company's articles of incorporation provides that no amendment, addition, alteration, change or repeal of those articles of incorporation may be made unless it is first proposed by the board of directors of Sturgis Bank & Trust Company and thereafter approved by the shareholders by a majority of the total votes eligible to be cast at a legal meeting.

     SUPERMAJORITY VOTING PROVISIONS OF SOUTHERN MICHIGAN BANCORP CHARTER DOCUMENTS. Article X of Southern Michigan Bancorp's articles of incorporation provides that Article IX, which generally relates to certain business combination transactions with any person who is the beneficial owner of 5% or more of Southern Michigan Bancorp's voting stock, may not be amended, modified or repealed without the affirmative vote of not less than two-thirds of the then outstanding shares of capital stock of Southern Michigan Bancorp entitled to vote generally in the election of directors, voting together as a single class.

     Article XII of Southern Michigan Bancorp's articles of incorporation provides that neither it nor Article X of those articles of incorporation may be amended, modified or repealed without the affirmative vote of not less than two-thirds of the then outstanding shares of capital stock of Southern Michigan Bancorp entitled to vote generally in the election of directors, voting together as a single class.

     Article XII of Southern Michigan Bancorp's articles of incorporation also prohibits the adoption of any provision providing for non-unanimous shareholder action without a meeting unless such provision is approved by the affirmative vote of the holders of not less than two-thirds of the then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

     Article XII of Southern Michigan Bancorp's articles of incorporation, and
Article XIII of its by-laws provide that Southern Michigan Bancorp's by-laws may be altered, amended or repealed by either the affirmative vote of a majority of the then outstanding shares of capital stock of Southern Michigan Bancorp entitled to vote generally in the election of directors, voting together as a single class, or by the affirmative vote of not less than a majority of the members of the Board of Directors then in office. However, any provision inconsistent with specified provisions of Southern Michigan Bancorp's by-laws must be adopted by either the affirmative vote of the holders of not less than two-thirds of the then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class or the affirmative vote of at least 80% of the directors then in office. The provisions of Southern Michigan Bancorp's by-laws that are subject to the latter requirement are Article II, Section 2 and Section 4, which relate to the calling and noticing of special meetings of shareholders, and Article III, Section 2,
Section 3, Section 6, and Section 11, which relate to the size of the Board of Directors, the nomination of directors, the calling of special meetings of the Board of Directors, and the filling of vacancies on the Board of Directors, and
Article XII, which relates to the redemption of control shares, and Article XIII, which relates to bylaw amendments.

     Article IX of Southern Michigan Bancorp's articles of incorporation provides that any plan of dissolution not recommended by the Board of Directors must be approved by the affirmative vote of the holders of not less than two-thirds of the outstanding shares of capital stock entitled to vote in the election of directors, voting as one class. However, if the Board of Directors recommends a plan for dissolution to the shareholders, then the provisions of the Michigan Business Corporation Act will apply.

ANTI-TAKEOVER LAWS AND CHARTER PROVISIONS

     Southern Michigan Bancorp is subject to the Michigan "Fair Price" statute (Chapter 7A of the Michigan Business Corporation Act), which applies to certain "business combinations" such as consolidations, substantial sales of assets or securities issuances and liquidation, recapitalization or reorganization plans. Chapter 7A requires, for a business combination with an "interested shareholder" (generally, the holder of 10% or more of a class of a corporation's voting stock), an advisory statement from the corporation's board of directors, the approval of holders of 90% of each class of the corporation's outstanding voting stock and the approval of two-thirds of the holders of each such class other than the interested shareholder. The supermajority voting requirements do not apply where the interested shareholder's offer meets certain price, form of consideration and procedural requirements designed to make such offers fair to all shareholders or where the board of directors has approved the transaction with respect to a particular interested shareholder prior to the interested shareholder becoming an interested shareholder.

     Southern Michigan Bancorp is also subject to the Michigan "Control Share Acquisition" statute (Chapter 7B of the Michigan Business Corporation Act). Chapter 7B provides that anyone who acquires "control shares" may vote the control shares on any matter only if a majority of all shares, and of all non-"interested shares," entitled to vote and of each class of stock entitled to vote as a class, approve such voting rights. "Interested shares" are defined generally as those shares owned by officers of the corporation, employee directors of the corporation and the entity making the control share acquisition. Control shares are defined generally as shares that when added to shares already owned by a person, would give the person voting power in the election of directors within any of three thresholds: one-fifth, one-third and a majority. The effect of the statute is to condition the acquisition of voting control of a Michigan corporation on the approval of a majority of its pre-existing disinterested shareholders.

     Chapter 7B gives a Michigan corporation the right to redeem "control shares" under limited circumstances so long as the redemption is authorized by the corporation's articles of incorporation or by-laws before a control share acquisition has occurred. Article XII of Southern Michigan Bancorp's by-laws authorizes the redemption of "control shares." Any such redemption by Southern Michigan Bancorp would occur pursuant to the procedures set forth in Article XII of its bylaws and at a value that is not less than the highest price paid per share by the acquiring person.

     The Michigan "Fair Price" statute does not apply to the consolidation because the consolidation will not alter the contract rights of the Southern Michigan Bancorp common stock. The Michigan "Control Share Acquisition" statute does not apply to the consolidation because Southern Michigan Bancorp is a party to the consolidation agreement and the consolidation will be effected in compliance with Chapter 7 of the Michigan Business Corporation Act.

     Article IX of Southern Michigan Bancorp's articles of incorporation provides that the affirmative vote of the holders of not less than two-thirds of the then outstanding shares of capital stock of Southern Michigan Bancorp entitled to vote generally in the election of directors, voting together as a single class, is required to approve certain mergers or consolidations, certain sales, leases, transfers, exchanges, mortgages, pledges or other dispositions of assets, or certain issuances or transfers of voting securities or securities convertible into voting securities, involving Southern Michigan Bancorp, or a subsidiary of Southern Michigan Bancorp, and any person who then owns, or at any time during the preceding 12 months owned, 5% or more of the outstanding shares of capital stock of Southern Michigan Bancorp entitled to vote in the election of directors. However, such supermajority voting provision will not apply to any such transaction with any such person if the Board of Directors of Southern Michigan Bancorp approves a memorandum of understanding with such other person setting forth the principal terms of such transaction and such transaction is substantially consistent therewith. Any such memorandum of understanding must be approved by a majority of those members of the Board of Directors who were duly elected and acting members of the Board of Directors prior to the time such other person became a 5% shareholder. Also, such supermajority voting provision will not apply to any transaction of which a majority of the outstanding shares of all classes of stock entitled to vote in elections of directors is owned by Southern Michigan Bancorp or its subsidiaries.

     Article IX of Southern Michigan Bancorp's articles of incorporation does not apply to the consolidation because it does not involve any 5% shareholder and because the consolidation agreement was unanimously approved by the Board of Directors of Southern Michigan Bancorp. After the consolidation is completed, the by-laws of Southern Michigan Bancorp shall be amended to provide that the approval of 75% of the members of the board of directors will be necessary to approve any merger, share exchange, sale of substantially all of the assets or dissolution of Southern Michigan Bancorp or its subsidiaries. The amendment to the by-laws will also provide that a 75% vote of the members of the board of directors will be required to issue any stock of Southern Michigan Bancorp and in connection with any action taken by Southern Michigan Bancorp as a shareholder of any subsidiary.

     Neither the Michigan Savings Bank Act nor the articles of incorporation of Sturgis Bank & Trust Company contain any similar provisions.

MEETINGS OF SHAREHOLDERS

     Sturgis Bank & Trust Company's by-laws provide that a special meeting of shareholders for any purpose or purposes may be called at any time by the Chairman of the Board, the President, or by a majority of the Board of Directors, and must be called by the Chairman of the Board, the President, or the Secretary upon the written request of the holders of not less than one-tenth of all of the outstanding capital stock of Sturgis Bank & Trust Company entitled to vote at the meeting. Such written request must state the purpose or purposes of the meeting and must be delivered to the home office of Sturgis Bank & Trust Company addressed to the chairman of the board, the president, or the secretary.

     Southern Michigan Bancorp's by-laws provide that a special meeting of shareholders may be called by the Chairman or the President, or the Board of Directors, or upon the written request of the holders of not less than two-thirds of the of the voting power of all of the issued and outstanding voting shares of Southern Michigan Bancorp entitled to vote generally in the election of directors. Notwithstanding the foregoing provisions of Southern Michigan Bancorp's by-laws, the Michigan Business Corporation Act entitles the holders of not less than ten percent of the shares of Southern Michigan Bancorp entitled to vote at a meeting to apply to the circuit court of Branch County, Michigan and, upon good cause shown, such court will order a special meeting of shareholders to be held.

     Article III, Section 4(2), of Southern Michigan Bancorp's by-laws provided that the only business that can be conducted at any annual meeting of Southern Michigan Bancorp's shareholders is business that is properly brought before the meeting. To be properly brought before the meeting such business must be brought before the meeting pursuant to Southern Michigan Bancorp's notice of meeting, by or at the direction of the Board of Directors, or by a shareholder.

     For business to be properly brought before Southern Michigan Bancorp's annual meeting by a shareholder, the shareholder must give written notice thereof to Southern Michigan Bancorp's Secretary at least 30 days, but no more than 90 days, prior to the anniversary date of the record date for determination of shareholders entitled to vote in the immediately preceding annual meeting of shareholders. The shareholder's notice must set forth as to each matter the shareholder proposes to bring before the meeting: a description of the business desired to be brought before the meeting, the reasons for conducting such business at the annual meeting, and any material interest of the shareholders in such business. It must also state the name and address of the shareholder, as they appear on the corporation's books, and the class and number of shares of the corporation that are owned beneficially and of record by such shareholder. The person presiding at the meeting must, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the foregoing provisions. If the person presiding at the meeting so determines, then he or she must so declare to the meeting and such business cannot be transacted.

     Article III, Section 4(1) of Southern Michigan Bancorp's by-laws provided that the only business that can be conducted at any special meeting of Southern Michigan Bancorp's shareholders is business brought before the meeting pursuant to the notice of the meeting. Notice of a special meeting of Southern Michigan Bancorp's shareholders must be given not less than 30 days nor more than 60 days before the date of such meeting.

DIRECTOR LIABILITY AND INDEMNIFICATION

     As permitted by the Michigan Business Corporation Act, Southern Michigan Bancorp's articles of incorporation provide that a director of will not be personally liable for monetary damages for breach of the director's fiduciary duty as a director. Under the Michigan Business Corporation Act, a limitation on a director's liability such as that contained in Southern Michigan Bancorp's articles of incorporation does not eliminate or limit the director's liability for breaches of the duty of loyalty, for acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law, the unlawful payment of dividends or for any transaction in which the director derived an improper personal benefit. Although the Michigan Savings Bank Act permits a similar provision to be included in Sturgis Bank & Trust Company's articles of incorporation, Sturgis Bank & Trust Company's articles of incorporation do not contain such a provision; therefore, the directors of Sturgis Bank & Trust Company are not provided with such protection.

     The Michigan Savings Bank Act and the Michigan Business Corporation Act provide similar rights to indemnity and expense advancement for directors of corporations. Accordingly, the rights to indemnity and expense advancement provided to the directors of Sturgis Bank & Trust Company and Southern Michigan Bancorp are essentially the same.

     INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING SOUTHERN MICHIGAN BANCORP PURSUANT TO THE FOREGOING PROVISIONS, SOUTHERN MICHIGAN BANCORP HAS BEEN INFORMED THAT IN THE OPINION OF THE SEC SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND IS THEREFORE UNENFORCEABLE. IN THE EVENT A CLAIM FOR INDEMNIFICATION AGAINST SUCH LIABILITIES (OTHER THAN THE PAYMENT BY SOUTHERN MICHIGAN BANCORP OF EXPENSES INCURRED OR PAID BY A DIRECTOR, OFFICER OR CONTROLLING PERSON OF SOUTHERN MICHIGAN BANCORP IN A SUCCESSFUL DEFENSE OF ANY ACTION, SUIT OR PROCEEDING) IS ASSERTED BY SUCH DIRECTOR, OFFICER OR CONTROLLING PERSON IN CONNECTION WITH THE SECURITIES BEING REGISTERED PURSUANT TO THE REGISTRATION STATEMENT, SOUTHERN MICHIGAN BANCORP WILL, UNLESS IN THE OPINION OF ITS COUNSEL THE MATTER HAS BEEN SETTLED BY CONTROLLING PRECEDENT, SUBMIT TO A COURT OF APPROPRIATE JURISDICTION THE QUESTION OF WHETHER SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND WILL BE GOVERNED BY THE FINAL ADJUDICATION OF SUCH ISSUE.

PAYMENT OF DIVIDENDS

     Pursuant to the Michigan Business Corporation Act, Southern Michigan Bancorp may not make distributions to its shareholders if, after giving effect to the distribution, the corporation would not be able to pay its debts as they become due in the usual course of business, or the corporation's total assets would be less than the sum of its total liabilities plus, unless the corporation's articles of incorporation permit otherwise, the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

     The ability of Sturgis Bank & Trust Company, Southern Michigan Bancorp, and their subsidiaries, to pay dividends are subject to regulatory restrictions. See "Regulatory Approvals Required".

CHARTER AMENDMENTS

     Under the Michigan Savings Bank Act, a savings bank's articles of incorporation may be amended by the affirmative vote of a majority of the voting shares of the savings bank, with the approval of the Michigan Office of Financial and Insurance Services, Division of Financial Institutions. Under the Michigan Business Corporation Act, a corporation's articles of incorporation may be amended by the affirmative vote of a majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock entitled to vote thereon as a class, subject to such supermajority vote requirements as may be provided for in the corporation's articles of incorporation.

     Except as otherwise provided in Article Seventh of Sturgis Bank & Trust Company's articles of incorporation, these articles of incorporation may be amended by the affirmative vote of a majority of the outstanding shares of Sturgis Bank & Trust Company common stock subject to the approval of the commissioner of the Division of Financial Institutions. Subject to the provisions of Articles IX, X, XI and XII its articles of incorporation may be amended by the affirmative vote of a majority of the outstanding shares of Southern Michigan Bancorp common stock.

     Under the Michigan Business Corporation Act, the shareholders or the board of directors of the corporation may adopt, amend or repeal the by-laws unless the articles of incorporation or by-laws of the corporation provide that the power to adopt new by-laws is reserved exclusively to the shareholders or that the by-laws or any particular by-law will not be altered or repealed by the board of directors. Subject to the provisions of Article XII of its articles of incorporation and Article XIII of its by-laws, Southern Michigan Bancorp's by-laws may be amended or repealed by a majority vote of the Southern Michigan Bancorp Board or by Southern Michigan Bancorp's shareholders.

     After the consolidation is completed, the By-laws of Southern Michigan Bancorp shall be amended to state that the Articles of Incorporation and By-laws of Southern Michigan Bancorp cannot be amended unless such amendment is approved by a vote of 75% of the members of the board of directors of Southern Michigan Bancorp.

SHAREHOLDER ACTION WITHOUT A MEETING

     Sturgis Bank & Trust Company's by-laws state that any action required to be taken at meeting of shareholders, or any other action which may be taken at a meeting of shareholders, may be taken without a meeting if consent in writing, setting forth the action so taken, is given by all shareholders entitled to vote with respect to the subject matter.

     Although the Michigan Business Corporation Act contains a provision permitting shareholder action by less than unanimous written consent, it requires a provision to that effect to be included in a corporation's articles of incorporation. Because Southern Michigan Bancorp's articles of incorporation do not contain a provision authorizing shareholder action by less than unanimous written consent, unanimous written consent is required.

DISSENTERS' RIGHTS OF APPRAISAL

     The Michigan Business Corporation Act provides somewhat broader dissenters' rights of appraisal than those provided under the Michigan Savings Bank Act. The Michigan Business Corporation Act expressly authorizes shareholders of a Michigan corporation to exercise dissenters' rights with respect to certain amendments to the articles of incorporation of such Michigan corporation which adversely affect the rights of the class of shares held by them, while the Michigan Savings Bank Act does not provide for dissenters' rights of appraisal for the foregoing situation. The Michigan Business Corporation Act and the Michigan Savings Bank Act expressly permit shareholders to exercise dissenters' rights of appraisal in connection with the sale or exchange of all or substantially all of the property of a Michigan corporation if the shareholder is entitled to vote thereon.

MERGERS AND CONSOLIDATIONS

     The Michigan Business Corporation Act and the Michigan Savings Bank Act differ in that the Michigan Business Corporation Act only provides for a majority vote of shareholders in certain mergers and consolidations and the Michigan Savings Bank Act requires a two-thirds vote of shareholders.

                    SELECTED CONSOLIDATED FINANCIAL DATA OF
       STURGIS BANK & TRUST COMPANY(IN THOUSANDS, EXCEPT PER SHARE DATA)

     We are providing the following financial information to aid you in your analysis of the financial aspects of the consolidation. We derived this information from Sturgis Bank & Trust Company's audited financial statements for 1995 through 1999 and unaudited financial statements for the three months ended March 31, 1999 and 2000. All information is presented in accordance with generally accepted accounting principles. The information is only a summary and you should read it in conjunction with Sturgis Bank & Trust Company's historical financial statements and related notes contained in this proxy statement/prospectus and in the annual reports and other information that Sturgis Bank & Trust Company has filed with the FDIC. See "Index to Financial Statements of Sturgis Bank & Trust Company." Interim unaudited data for the three months ended March 31, 1999 and 2000 reflect, in the opinion of management of Sturgis Bank and Trust, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data. Results for the three months ended March 31, 2000 are not necessarily indicative of results that may be expected for any other interim period or for the year as a whole.

                             AT, OR FOR THE THREE
                                    MONTHS
                               ENDED, MARCH 31,            AT, OR FOR THE YEAR ENDED, DECEMBER 31,
                             ---------------------   ----------------------------------------------------
                               2000        1999        1999       1998       1997       1996       1995
                             ---------   ---------   --------   --------   --------   --------   --------
INCOME STATEMENT DATA:
Interest income............  $  4,515    $  4,102    $ 16,963   $ 15,890   $ 14,338   $ 11,989   $  8,876
Interest expense...........     2,439       2,157       8,673      8,770      7,985      6,554      4,386
                             --------    --------    --------   --------   --------   --------   --------
Net interest income........     2,076       1,945       8,290      7,120      6,353      5,435      4,490
Provision for loan
  losses...................        38          39         104        174        338        155        115
                             --------    --------    --------   --------   --------   --------   --------
Net interest income after
  provision for loan
  losses...................     2,038       1,906       8,186      6,946      6,015      5,280      4,375
Noninterest income.........       694         863       3,022      2,771      1,709      1,149        996
Amortization of
  intangibles..............       147         140         566        386        158        130         69
Other noninterest
  expense..................     1,968       1,982       7,951      6,981      5,151      4,796      3,273
Provision for federal
  income taxes.............       199         200         688        635        713        413        603
                             --------    --------    --------   --------   --------   --------   --------
Net income.................  $    418    $    447    $  2,003   $  1,715   $  1,702   $  1,090   $  1,426
                             ========    ========    ========   ========   ========   ========   ========
PER COMMON SHARE DATA:
Net income -- basic........  $   0.13    $   0.14    $   0.65   $   0.67   $   0.71   $   0.45   $   0.59
Net income -- diluted......      0.13        0.14        0.65       0.65       0.69       0.44       0.59
Cash dividends declared....      0.05        0.04        0.19       0.18       0.17       0.13       0.13
Book value at period-end...      8.27        7.84        8.19       7.74       6.78       6.25       5.93
BALANCE SHEET DATA:
Total assets...............  $258,533    $239,234    $251,596   $237,496   $201,310   $180,617   $123,088
Loans......................   214,526     181,999     207,025    182,798    170,771    157,247    104,080
Allowance for loan
  losses...................       751         706         730        687        693        456        357
Deposits...................   175,604     176,222     163,680    172,440    124,825    104,037     82,514
Other borrowings...........    53,978      36,361      59,113     38,662     57,502     59,850     24,667
Total shareholders'
  equity...................    25,614      24,274      25,348     23,951     16,332     14,999     14,221
SIGNIFICANT RATIOS:
Return on average assets...      0.67%       0.77%       0.82%      0.78%      0.89%      0.72%      1.30%
Return on average equity...      6.56%       7.53%       8.13%      8.54%     10.87%      7.46%     10.44%
Operating efficiency
  ratio....................     71.05%      70.58%      70.28%     70.58%     63.90%     72.84%     59.67%

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF
                          STURGIS BANK & TRUST COMPANY

     The following discussion provides additional information regarding the financial condition and the results of operations for Sturgis Bank & Trust Company for each of the years ended December 31, 1999, 1998 and 1997 and for the three month periods ended March 31, 2000 and March 31, 1999. This discussion should be read in conjunction with the consolidated financial statements of Sturgis Bank & Trust Company, and the notes thereto, which appear elsewhere in this proxy statement/prospectus.

FORWARD LOOKING STATEMENTS

     This report contains statements that constitute forward-looking statements. These statements appear in several places in this report and include statements regarding intent, belief, outlook, objectives, efforts, estimates or expectations of Sturgis Bank & Trust Company, primarily with respect to future events and the future financial performance of Sturgis Bank & Trust Company. Any such forward-looking statements are not guarantees of future events or performance and involve risks and uncertainties, and actual results may differ materially from those in the forward-looking statement. Factors that could cause a difference between an ultimate actual outcome and a preceding forward-looking statement include, but are not limited to, changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking laws and regulations; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; government and regulatory policy changes; the outcome of any pending and future litigation and contingencies; trends in consumer behavior and ability to repay loans; and changes of the world, national and local economies. Sturgis Bank & Trust Company undertakes no obligation to update, amend or clarify forward-looking statements as a result of new information, future events, or otherwise.

FINANCIAL CONDITION

     ASSETS. Sturgis Bank & Trust's total assets at March 31, 2000 were $258.5 million compared to $239.2 million at March 31, 1999, an increase of $19.3 million or 8.1%. The increase was primarily attributable to a 20% increase in loans receivable which were $213.7 million at March 31, 2000 compared to $178.0 million at March 31, 1999. Sturgis Bank & Trust's total assets at December 31, 1999 were $251.6 million compared to $237.5 million at December 31, 1998, an increase of $14.1 million or 6%. The increase was attributable primarily to an increase in loans. Other short-term investments decreased $8.5 million, or 94.4%, from $9.0 million at December 31, 1998 to $0.5 million at December 31, 1999.

     LOANS. Sturgis Bank & Trust's net loans receivable increased to $213.7 million at March 31, 2000 from $178.0 million at March 31, 1999. This increase was accomplished by funding adjustable rate and shorter-term mortgages, which were retained as assets, with increases in advances from FHLB. During the first three months of 2000 and 1999, Sturgis Bank & Trust sold residential originations of fixed-rate mortgages with terms of 10 years or greater from its portfolio into the secondary market. The demand for fixed-rate mortgage loans was lower in 2000 than in 1999 due to higher interest rates during the period. The proceeds from sales of loans (fixed-rate, residential mortgages) were $1.1 million and $12.3 million for the three months ended March 31, 2000 and 1999, respectively. Mortgage loans originated for sale ($1.2 million during the three months ended March 31, 2000 and $12.7 million during the three months ended March 31, 1999) were primarily funded by secondary mortgage market sales. At March 31, 2000, outstanding loan commitments were $0.9 million and $10.7 million on fixed and variable-rate loans, respectively. These loan commitments will be funded by interest-bearing deposits, maturing assets, and additional FHLB borrowings, if needed. The decision to sell fixed-rate mortgages with original maturities of 10 years or greater protects Sturgis Bank & Trust from the interest rate risk inherent in holding these longer fixed-rate loans and provides a source of liquidity to fund loan demand.

     Sturgis Bank & Trust's net loans increased 15.6% to $206.3 million at December 31, 1999 from $178.4 million at December 31, 1998. This was accomplished by funding adjustable rate and shorter-term mortgages, which were retained as assets, with increases in deposits. During 1999 and 1998, Sturgis Bank & Trust sold residential originations of 10-year and longer term fixed-rate mortgages from its portfolio into the secondary market. The demand for fixed-rate mortgage loans in 1998 was higher due to low interest rates during the period. The proceeds from sales of loans (all fixed-rate, residential mortgages) were $23.2 million and $45.0 million for 1999 and 1998, respectively. The mortgage loans originated for sale ($19.1 million during 1999 and $47.4 million during 1998) were primarily funded by secondary mortgage market sales. At December 31, 1999, outstanding loan commitments were $0.9 million and $7.3 million on fixed and variable-rate loans, respectively. In addition to the loan commitments, Sturgis Bank & Trust holds $2.6 million pending disbursements from short-term, fixed-rate construction loans closed prior to December 31, 1999. These loan commitments will be funded by interest-bearing deposits, maturing assets, and additional FHLB borrowings, if needed. The decision to sell fixed-rate mortgages with original maturities of 10 years or greater protects Sturgis Bank & Trust from the interest rate risk inherent in holding these longer fixed-rate loans and provides a source of liquidity to fund loan demand.

     Loans serviced for others increased by 2.8%, or $2.6 million, to $94.5 million at March 31, 2000 from $91.9 million at March 31, 1999. Loans serviced for others increased by 8.8%, or $7.6 million, to $93.5 million at December 31, 1999 from $85.9 million at December 31, 1998. The entire servicing portfolio consists of loans originated by Sturgis Bank & Trust and sold in the secondary mortgage market with servicing retained by Sturgis Bank & Trust. Sturgis Bank & Trust has no purchased mortgage servicing portfolio.

     INVESTMENT SECURITIES. Investment securities were $12.2 million at March 31, 2000 compared to $11.8 million at March 31, 1999, an increase of $417,874. This 3.4% increase was due primarily to an increase in investments in municipal obligations. Investment securities were $11.6 million at December 31, 1999 compared to $11.8 million at December 31, 1998, a decrease of $184,128 or 2%.

     Most of the investment securities are investments in municipal obligations (St. Joseph County municipalities), U.S. Treasury and U.S. agency securities (FNMA, FHLMC and FHLB bonds). Investment securities that have matured have not necessarily been replaced with similar investments, because of Sturgis Bank & Trust's strong loan demand. Sturgis Bank & Trust has the intent and ability to hold investment securities to maturity. U.S. agency securities with a carrying value of $1.2 million are pledged as collateral for Sturgis Bank & Trust's trust deposits and federal tax payments.

     MORTGAGE-BACKED SECURITIES. Mortgage-backed securities were $1.5 million at March 31, 2000 compared to $1.8 million at March 31, 1999, a decrease of $367,980 or 20.4%. Mortgage-backed securities were $1.5 million at December 31, 1999 compared to $2.0 million at December 31, 1998, a decrease of $478,137 or 24%. These decrease are due primarily to principal reductions of the portfolio. There were no mortgage-backed securities purchased during the 12 months ended March 31, 2000.

     OFFICE PROPERTIES AND EQUIPMENT. Sturgis Bank & Trust's office properties and equipment, net of accumulated depreciation were $7.0 million at March 31, 2000 compared to $7.5 million at

March 31, 1999, a decrease of $435,921 or 6%. Sturgis Bank & Trust's office properties and equipment, net of accumulated depreciation were $7.2 million at December 31, 1999 compared to $7.6 million at December 31, 1998, a decrease of $390,732. The primary reasons for the decrease was the depreciation in excess of purchases.

     GOODWILL. Goodwill was $6.1 million at March 31, 2000 compared to $6.2 million at March 31, 1999, a decrease of $97,517 million. Oakleaf Financial Services, Inc., a wholly-owned subsidiary of Sturgis Bank & Trust, paid goodwill of $475,000 in the three months ended March 31, 2000 to purchase McKillen Financial Services, Inc. Sturgis Bank & Trust recorded amortization expense of $147,283 for the three months ended March 31, 2000 compared to $140,464 for the three months ended March 31, 1999. Goodwill was $5.8 million at December 31, 1999 compared to $6.3 million at December 31, 1998, a decrease of $515,378. This decrease is primarily the result of amortization expense. Sturgis Bank & Trust recorded amortization expense of $565,698 for the year ended December 31, 1999 compared to $385,936 for the year ended December 31, 1998. The primary reason for the increase in amortization expense is additional amortization related to the branch acquisitions in September 1998.

     DEPOSITS AND BORROWED FUNDS. Deposit accounts were $175.6 million at March 31, 2000 compared to $176.2 million at March 31, 1999, a decrease of $617,588 or 0.4%. Deposits were $163.7 million at December 31, 1999 compared to $172.4 million at December 31, 1998, a decrease of $8.7 million or 5%. These decreases were due primarily to reductions in the amount in certificates of deposit.

     Sturgis Bank & Trust has an available line of credit with the Federal Home Loan Bank of Indianapolis which provides for advances up to $10.0 million and matures February 28, 2001. All borrowings from FHLB are collateralized by FHLB stock, mortgage loans and mortgage-backed securities issued or guaranteed by the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association or the Government National Mortgage Association.

     The line of credit was in use $363,094 at March 31, 2000 and was not in use at March 31, 1999. Long-term advances were $53.6 million at March 31, 2000 compared to $36.4 million at March 31, 1999, an increase of $17.2 million or 47.3%. These borrowings have been used to fund the growth in loans receivable.

     Long-term advances were $35.6 million at December 31, 1999 compared to $38.7 million at December 31, 1998, a decrease of $3.1 million or 8%. This decrease and the decrease in deposits were funded by short-term advances, which were $23.5 million at December 31, 1999.

     Sturgis Bank & Trust 's certificates of deposit gradually decreased from $82.5 million at December 31, 1998 to $75.4 million at December 31, 1999. Sturgis Bank & Trust has been replacing its certificates of deposit with borrowings from FHLB. Although the rates paid on the borrowed funds is normally higher than the certificates being replaced, the long-term cost of the funding is lower. This is because the rates Sturgis Bank & Trust would have needed to offer to renew the certificates of deposit when they matured would have exceeded the comparable FHLB borrowing rate throughout the year. Sturgis Bank & Trust will continue to manage the rates offered on its time deposits and use borrowed funds when that strategy enhances net interest income.

CAPITAL

     Stockholders' equity of Sturgis Bank & Trust was $25.6 million at March 31, 2000 compared to $24.3 million at March 31, 1999, an increase of $1.3 million or 5.5%. This increase was primarily due to an increase in net income, net of dividends paid. Stockholders' equity represents 9.9% of total assets at March 31, 2000. The stockholders' equity of Sturgis Bank & Trust was $25.3 million at

December 31, 1999 compared to $24.0 million at December 31, 1998, an increase of $1.3 million or 6%. The primary reason for this increase was net income of $2.0 million less dividends paid of $588,024. Stockholders' equity represented 10.07% of total assets at December 31, 1999.

                                                             MARCH 31, 2000    DECEMBER 31, 1999
                                                             --------------    -----------------
Equity to assets.........................................         9.9%               10.1%
Tier I leverage..........................................         7.7%                8.2%
Risk-based:
  Tier I Capital.........................................        12.1%               12.6%
  Total Capital..........................................        12.6%               13.1%

RESULTS OF OPERATIONS

     Sturgis Bank & Trust reported net income of $417,710 or $0.13 per share in the quarter ended March 31, 2000 compared to net income of $447,078 or $0.14 per share in the quarter ended March 31, 1999. The primary reason for this decrease was a reduction in loan sales and recognition of related gains. Sturgis Bank & Trust reported net income of $2.0 million or $0.65 per basic share for the year ended December 31, 1999 as compared to net income of $1.7 million in each of the years ended December 31, 1998 and 1997. The branch acquisitions and secondary public offering provided cash in the last four months of 1998, which Sturgis Bank & Trust invested short-term in investments and interest-bearing deposits. The increase in net income from 1998 to 1999 was primarily due to the deployment of the cash and investment securities as they matured into loans.

INTEREST INCOME

     THREE MONTHS ENDED MARCH 31, 2000 COMPARED TO THREE MONTHS ENDED MARCH 31, 1999. Interest income increased $400,000, or 9.8%, from $4.1 million to $4.5 million. This increase was primarily due to an increase in average loans outstanding.

     1999 COMPARED TO 1998. Interest income increased $1.1 million from $15.9 million to $17.0 million. This increase was primarily due to an increase in average loans outstanding from $178.5 million in 1998 to $190.1 million in 1999. The average yield on interest-earning assets decreased from 8.06% in 1998 to 7.94% in 1999, reflecting larger percentage of average interest-earning assets in investments that resulted from the branch acquisitions and secondary public offering in the last four months of 1998. Loan demand was funded by maturing investments throughout 1999.

     1998 COMPARED TO 1997. Interest income increased $1.6 million, or 11.2%, from $14.3 million to $15.9 million. This increase was primarily due to the increase in average loans outstanding from $164.5 million in 1997 to $178.5 million in 1998. The average yield on loans from 8.24% in 1997 to 8.32% in 1998. Sturgis Bank & Trust's management used the proceeds from the December 1997 and September 1998 branch purchases to fund the growth in loans, investment securities and interest-bearing deposits.

INTEREST EXPENSE

     THREE MONTHS ENDED MARCH 31, 2000 COMPARED TO THREE MONTHS ENDED MARCH 31, 1999. Interest expense increased $200,000, from $2.2 million to $2.4 million, as primarily as a result of a decrease in rates paid on average interest-bearing liabilities of Sturgis Bank & Trust.

     1999 COMPARED TO 1998. Interest expense decreased $96,618, from $8.8 million in 1998 to $8.7 million, in 1999 reflecting a decrease in rates paid on average interest-bearing liabilities of Sturgis Bank & Trust. The rate paid on average interest- bearing liabilities decreased from 4.50% in

1998 to 4.05% in 1999, due to an increase in the percentage of average total interest-bearing liabilities represented by deposits. The deposits assumed in the branch acquisition of 1998 were used to pay down higher-rate FHLB advances.

     1998 COMPARED TO 1997. Interest expense increased $785,008, or 10%, from $8.0 million in 1997 to $8.8 million in 1998. This increase was primarily due to an increase in average deposits from $112.3 million in 1997 to $140.8 million in 1998. Sturgis Bank & Trust's management used this increase to fund the strong loan growth during 1998 and purchase investments and interest-bearing deposits. Deposits of $45.1 million were assumed in the branch acquisitions of September 1998.

NET INTEREST INCOME

     THREE MONTHS ENDED MARCH 31, 2000 COMPARED TO THREE MONTHS ENDED MARCH 31, 1999. Net interest income increased $130,595 from $1.9 million to $2.1 million. This increase was caused primarily by a increases in the average net interest-earning assets and the interest rate spread. The increase in the interest rate spread is attributable to the use of proceeds from the acquisitions in September 1998. These proceeds were used to pay off FHLB advances and to invest in overnight funds at FHLB, causing the interest rate spread to increase.

     1999 COMPARED TO 1998. Net interest income for the year ended December 31, 1999 was $8.3 million compared to $7.1 million for the year ended December 31, 1998, an increase of $1.2 million or 16%. The increase was caused primarily by increases in average interest-earning assets from $197.1 million in 1998 to $213.6 million in 1999, and interest-bearing liabilities from $194.9 million in 1998 to $214.3 million in 1999. Sturgis Bank & Trust's interest rate spread also increased from 3.56% during 1998 to 3.89% during 1999. The increase in the spread is primarily due to the lower cost of liabilities related to the branch acquisitions in September 1998. It is unlikely that the spread will continue to increase at the same rate in subsequent periods. Sturgis Bank & Trust's net interest margin increased from 3.61% for the year ended December 31, 1998 to 3.88% for the year ended December 31, 1999, primarily due to the large decrease in average rate paid on interest-bearing liabilities.

     1998 COMPARED TO 1997. Net interest income for the year ended December 31, 1998 was $7.1 million compared to $6.4 million for the year ended December 31, 1997, an increase of $767,449 or 12%. The increase was caused primarily by an increase in average interest-earning assets from $175.5 million in 1997 to $197.1 million in 1998, as offset by an increase in interest-bearing liabilities from $171.8 million in 1997 to $194.9 million in 1998. The increase also reflected an increase in Sturgis Bank & Trust's interest rate spread from 3.52% during 1997 to 3.56% during 1998 and a decrease in Sturgis Bank & Trust's net interest margin from 3.62% for the year ended December 31, 1997 to 3.61% for the year ended December 31, 1998.

     AVERAGE BALANCES, INTEREST RATES AND YIELDS. Net interest income is affected by the difference ("interest rate spread") between rates of interest earned on interest-earning assets and rates of interest paid on interest-bearing liabilities and the relative amounts of interest-bearing liabilities and interest-earning assets. When the total of interest-earning assets approximates or exceeds the total of interest-bearing liabilities, any positive interest rate spread will generate net interest income. Financial institutions have traditionally used interest rate spreads as a measure of net interest income. Another indication of an institution's net interest income is its "net yield on interest-earning assets" or "net interest margin," which is net interest income divided by average interest-earning assets.

     The following table presents information regarding the average yields received on loans and other assets and the rates paid on deposits and borrowings at the dates indicated. Non-accruing loans have been included in the table as loans carrying a zero yield.

                                                         AVERAGE BALANCES AND INTEREST RATES
                                                             YEAR ENDED DECEMBER 31, 1999
                                                   ------------------------------------------------
                                                   AVERAGE OUTSTANDING     INTEREST
                                                         BALANCE          EARNED/PAID    YIELD/RATE
                                                   -------------------    -----------    ----------
Interest-Earning Assets:
  Loans........................................       $190,083,571        $15,591,033      8.20%
  Mortgage-backed securities...................          1,715,275             97,324      5.67%
  Investment securities (1)....................         15,885,369            964,495      6.07%
  Interest-bearing deposits....................          5,894,198            310,757      5.27%
                                                      ------------        -----------      -----
     Total interest-earning assets.............       $213,578,413        $16,963,609      7.94%
                                                      ============        ===========      =====
Interest-Bearing Liabilities:
  Deposits.....................................       $172,914,335        $ 6,363,972      3.68%
  FHLB advances................................         41,418,668          2,309,307      5.58%
                                                      ------------        -----------      -----
     Total interest bearing liabilities........       $214,333,003        $ 8,673,279      4.05%
                                                      ============        ===========      =====
Net Interest Income............................                           $ 8,290,330
                                                                          ===========
Interest rate spread...........................                                            3.89%
                                                                                           -----
Net interest-earning assets(liabilities).......       $   (754,590)
                                                      ============
Net interest margin............................                                            3.88%
                                                                                           -----

-------------------------
(1) Yield on investment securities is reported on an actual and not a tax equivalent basis.

                                                         AVERAGE BALANCES AND INTEREST RATES
                                                             YEAR ENDED DECEMBER 31, 1998
                                                   ------------------------------------------------
                                                   AVERAGE OUTSTANDING     INTEREST
                                                         BALANCE          EARNED/PAID    YIELD/RATE
                                                   -------------------    -----------    ----------
Interest-Earning Assets:
  Loans........................................       $178,542,716        $14,855,409      8.32%
  Mortgage-backed securities...................          2,562,211            149,750      5.84%
  Investment securities(1).....................          9,017,368            477,824      5.17%
  Interest-bearing deposits....................          7,006,019            407,152      6.01%
                                                      ------------        -----------      -----
     Total interest-earning assets.............       $197,128,314        $15,890,135      8.06%
                                                      ============        ===========      =====
Interest-Bearing Liabilities:
  Deposits.....................................       $140,817,089        $ 5,640,755      4.01%
  FHLB advances................................         54,065,114          3,129,142      5.79%
                                                      ------------        -----------      -----
     Total interest bearing liabilities........       $194,882,203        $ 8,769,897      4.50%
                                                      ============        ===========      =====
Net Interest Income............................                           $ 7,120,238
                                                                          ===========
Interest rate spread...........................                                            3.56%
                                                                                           -----
Net interest-earning assets(liabilities).......       $  2,246,111
                                                      ============
Net interest margin............................                                            3.61%
                                                                                           -----

-------------------------
(1) Yield on investment securities is reported on an actual and not a tax equivalent basis.

                                                         AVERAGE BALANCES AND INTEREST RATES
                                                             YEAR ENDED DECEMBER 31, 1997
                                                   ------------------------------------------------
                                                   AVERAGE OUTSTANDING     INTEREST
                                                         BALANCE          EARNED/PAID    YIELD/RATE
                                                   -------------------    -----------    ----------
Interest-Earning Assets:
  Loans........................................       $164,478,823        $13,553,658       8.24%
  Mortgage-backed securities...................          3,539,831            220,329       6.22%
  Investment securities(1).....................          5,564,723            408,931       7.35%
  Interest-bearing deposits....................          1,870,280            154,760       8.27%
                                                      ------------        -----------       ----
       Total interest-earning liabilities......       $175,453,657        $14,337,678       8.17%
                                                      ============        ===========       ====
Interest-Bearing Liabilities:
  Deposits.....................................       $112,306,721        $ 4,589,028       4.09%
  FHLB advances................................         59,534,864          3,395,861       5.70%
                                                      ------------        -----------       ----
       Total interest bearing liabilities......       $171,841,585        $ 7,984,889       4.65%
                                                      ============        ===========       ====
Net Interest Income............................                           $ 6,352,789
                                                                          ===========
Interest rate spread...........................                                             3.52%
                                                                                            ----
Net interest-earning assets(liabilities).......       $  3,612,072
                                                      ============
Net interest margin............................                                             3.62%
                                                                                            ----

-------------------------
(1) Yield on investment securities is reported on an actual and not a tax equivalent basis

                                                                    AT DECEMBER 31,
                                                                -----------------------
                                                                1999     1998     1997
                                                                -----    -----    -----
WEIGHTED AVERAGE YIELD:
  Loans.....................................................    8.00%    8.05%    8.20%
  Mortgage-backed securities................................    6.40%    6.97%    6.81%
  Investments(1)............................................    5.87%    5.24%    6.12%
  Interest-bearing deposits.................................    4.65%    4.67%    5.70%
     All interest-earning assets............................    7.91%    7.76%    8.14%
WEIGHTED AVERAGE COST:
  Deposits..................................................    3.71%    3.84%    4.00%
  Borrowings................................................    5.04%    5.67%    5.85%
     All interest-bearing liabilities.......................    4.06%    4.16%    4.58%
Interest rate spread........................................    3.85%    3.60%    3.56%

-------------------------
(1) Yield on investment securities is reported on an actual and not a tax equivalent basis.

     RATE/VOLUME ANALYSIS. The following table sets forth certain information regarding changes in interest income and interest expense of Sturgis Bank & Trust for the periods indicated. For each category of interest-earning asset and interest-bearing liability, information is provided on changes attributable to:
(i) changes in volume (change in volume multiplied by the prior year rate) and

(ii) changes in rate (change in rate multiplied by the prior year volume). Rate/volume variances have been allocated proportionately to the change due to rate and the change due to volume.

                                                                 YEAR ENDED DECEMBER 31,
                                                                      1999 VS 1998
                                                               INCREASE (DECREASE) DUE TO:
                                                          -------------------------------------
                                                            VOLUME        RATE         TOTAL
                                                          ----------    ---------    ----------
Interest Income
  Loan portfolio......................................    $  791,820    $ (56,196)   $  735,624
  MBS portfolio.......................................       (41,425)     (11,001)      (52,426)
  Investment portfolio................................       642,346     (155,675)      486,671
  Other interest-earning assets.......................       (25,451)     (70,944)      (96,395)
                                                          ----------    ---------    ----------
       Total interest-earning assets..................     1,367,290     (293,816)    1,073,474
                                                          ----------    ---------    ----------
Interest Expense:
  Deposits............................................     1,289,947     (566,730)      723,217
  FHLB advances.......................................      (749,830)     (70,005)     (819,835)
                                                          ----------    ---------    ----------
       Total interest-bearing liabilities.............       540,117     (636,735)      (96,618)
                                                          ----------    ---------    ----------
Net Interest Income...................................    $  827,173    $ 342,919    $1,170,092
                                                          ==========    =========    ==========

                                                                 YEAR ENDED DECEMBER 31,
                                                                       1998 VS 1997
                                                               INCREASE (DECREASE) DUE TO:
                                                           ------------------------------------
                                                             VOLUME        RATE        TOTAL
                                                           ----------    --------    ----------
Interest Income
  Loan portfolio.......................................    $1,194,384    $107,367    $1,301,751
  MBS portfolio........................................       (60,192)    (10,387)      (70,579)
  Investment portfolio.................................       108,899     (40,006)       68,893
  Other interest-earning assets........................       305,261     (52,869)      252,392
                                                           ----------    --------    ----------
       Total interest-earning assets...................     1,548,352       4,105     1,552,457
                                                           ----------    --------    ----------
Interest Expense:
  Deposits.............................................     1,135,482     (83,755)    1,051,727
  FHLB advances........................................      (336,305)     69,586      (266,719)
                                                           ----------    --------    ----------
       Total interest-bearing liabilities..............       799,177     (14,169)      785,008
                                                           ----------    --------    ----------
Net Interest Income....................................    $  749,175    $ 18,274    $  767,449
                                                           ==========    ========    ==========

                                                                 YEAR ENDED DECEMBER 31,
                                                                       1997 VS 1996
                                                           ------------------------------------
                                                               INCREASE (DECREASE) DUE TO:
                                                           ------------------------------------
                                                             VOLUME        RATE        TOTAL
                                                           ----------    --------    ----------
Interest Income Loan portfolio.........................    $2,281,879    $118,860    $2,400,739
  MBS portfolio........................................       (82,902)    (10,550)      (93,452)
  Investment portfolio.................................        15,808     (37,565)      (21,757)
  Other interest-earning assets........................        22,713      40,544        63,257
                                                           ----------    --------    ----------
       Total interest-earning assets...................     2,237,498     111,289     2,348,787
                                                           ----------    --------    ----------

                                                                 YEAR ENDED DECEMBER 31,
                                                                       1997 VS 1996
                                                           ------------------------------------
                                                               INCREASE (DECREASE) DUE TO:
                                                           ------------------------------------
                                                             VOLUME        RATE        TOTAL
                                                           ----------    --------    ----------
Interest Expense:
  Deposits.............................................       520,865     (65,094)      455,771
  FHLB advances........................................     1,041,789     (66,876)      974,913
                                                           ----------    --------    ----------
       Total interest-bearing liabilities..............     1,562,654    (131,970)    1,430,684
                                                           ----------    --------    ----------
Net Interest Income....................................    $  674,844    $243,259    $  918,103
                                                           ==========    ========    ==========

PROVISION FOR LOAN LOSSES

     THREE MONTHS ENDED MARCH 31, 2000 COMPARED TO THREE MONTHS ENDED MARCH 31, 1999. The provision for loan losses was $37,500 in the quarter ended March 31, 2000 and $39,000 in the quarter ended March 31, 1999. The provision for loan losses was based upon management's assessment of relevant factors, including types and amounts of non-performing loans, historical and anticipated loss experience on such types of loans, and current and projected economic conditions.

     1999 COMPARED TO 1998. The provision for loan losses was $104,000 for the year ended December 31, 1999 and $173,913 for the year ended December 31, 1998, a decrease of $69,913. The provision for loan losses was based upon management's assessment of relevant factors, including types and amounts of non-performing loans, historical and anticipated loss experience on such types of loans, and current economic conditions.

     1998 COMPARED TO 1997. The provision for loan losses was $173,913 for the year ended December 31, 1998 and $338,314 for the year ended December 31, 1997, a decrease of $164,401. The provision for loan losses was based upon management's assessment of relevant factors, including types and amounts of non-performing loans, historical and anticipated loss experience on such types of loans, and current economic conditions. In the year ended December 31, 1997, reflecting its increase in loan volume generally, and its increase in non mortgage commercial loans in particular, management increased the general valuation allowance for loans to an amount that met Sturgis Bank & Trust's internally calculated requirement according Sturgis Bank & Trust's Asset Classification Policy. Although, Sturgis Bank & Trust has not experienced any significant losses in its commercial loan portfolio, management recognized that the increase in non mortgage commercial loans which are somewhat riskier than single family residential loan, posed an increased exposure to losses and, consequently, established appropriate general reserves.

     The allowance for loan losses as a percentage of total loans has decreased from 1998 to 1999. This decrease is due to the low historical charge-off losses and accelerated collection efforts reducing nonperforming loans as a percentage of total loans. Due to the increasing exposure of Sturgis Bank & Trust to commercial lending, Sturgis Bank & Trust will modify its reserve analysis methodology in 2000 to incorporate the higher risks related to commercial lending.

NONINTEREST INCOME

     THREE MONTHS ENDED MARCH 31, 2000 COMPARED TO THREE MONTHS ENDED MARCH 31, 1999. Noninterest income was $693,435 for the three months ended March 31, 2000 compared to $863,630 for the three months ended March 31, 1999, a decrease of $170,195, or 20%, reflecting a 91.5% decrease in gain on sale of loans. The gain on sale of loans decrease as a result of loan sales decreasing to $1.1 million for the three months ended March 31, 2000 from $12.4 million for the three months ended March 31, 1999. The loans that are sold by Sturgis Bank & Trust Company are generally longer-term fixed rate mortgages, which have been less attractive to borrowers in the first three months of 2000 due to rate increases.

     1999 COMPARED TO 1998. Noninterest income was $3.0 million in 1999 compared to $2.8 million in 1998, an increase of $250,711, or 7.2%. Fees and service charges increased 33.3% to $1.6 million in 1999 from $1.2 million in 1998, mostly due to the increase in deposit accounts related to the branch acquisitions of September 1998. Gain on sale of loans decreased to $359,214 in 1999 compared to $643,053 in 1998, due to a decrease in loans sold from $45.0 million in 1998 to $23.2 million in 1999. The decrease in loan sales reflected lower customer demand for fixed-rate mortgages, which Sturgis Bank & Trust typically sells. The higher 1998 loan sales volume was due to refinancing and economic activity, which were exceptionally strong that year. Trust fee income increased to $405,309 in 1999 compared to $229,903 in 1998 due to the growth in Sturgis Bank & Trust's Trust Department.

     1998 COMPARED TO 1997. Noninterest income was $2.8 million in 1998 compared to $1.7 million in 1997, an increase of $1.1 million or 64.7%. Gain on sale of loans increased 79% to $643,053 in 1998 from $359,289 in 1997. This increase is due to a 246% increase in loans sold from $13.3 million in 1997 to $45.0 million in 1998. Fees and service charges increased to $1.2 million 1998 compared to $862,784 in 1997, mostly due to the increase in deposit accounts related to the branch acquisitions. Trust fee income increase to $229,903 in 1998 compared to $131,861 in 1997 due to the growth in Sturgis Bank & Trust's Trust Department.

NONINTEREST EXPENSE

     THREE MONTHS ENDED MARCH 31, 2000 COMPARED TO THREE MONTHS ENDED MARCH 31, 1999. Noninterest expense was $2.1 million for the three months ended March 31, 2000 compared to $2.1 million for the three months ended March 31, 1999, a decrease of $7,732. The largest component of non-interest expense is compensation and related expenses, which was $987,323 for the three months ended March 31, 2000 and $949,465 for the three months ended March 31, 1999. Amortization of intangibles was $147,282 for the three months ended March 31, 2000 and $140,464 for the three months ended March 31, 1999.

     1999 COMPARED TO 1998. Noninterest expense was $8.5 million in 1999, compared to $7.4 million in 1998, an increase of $1.1 million or 16%. The largest component of this increase was compensation, payroll taxes and employee benefits, which were $3.7 million in 1999 compared to $3.4 million in 1998. This increase was due to compensation expenses related to the new branches purchased in September 1998, as well as annual salary adjustments that became effective in January 1999. Amortization of intangibles increased from $385,936 in 1998 to $565,698 in 1999. Office occupancy and equipment expense increased from $1.1 million in 1998 to $1.3 million in 1999. The increases in amortization of intangibles and office occupancy and equipment expenses were due to the branch acquisitions of September 1998.

     1998 COMPARED TO 1997. Noninterest expense was $7.4 million in 1998 compared to $5.3 million in 1997, an increase of $2.1 million or 39%. The largest component of this increase was compensation and related expenses, which increased to $3.4 million in 1998 from $2.5 million in 1997. This increase was due to compensation expenses related to the new branches purchased in December 1997 and September 1998, as well as annual salary adjustments which became effective January 1998. Amortization of intangibles increased from $157,616 in 1997 to $385,936 in 1998. Office occupancy and equipment expense increased from $765,759 in 1997 to $1.1 million in 1998. The increases in amortization of intangibles and office occupancy and equipment expenses were due to the branch acquisitions of December 1997 and September 1998.

     The effective federal income tax rates were 25.6% in 1999, 27.0% in 1998 and 29.5% in 1997.

CASH FLOW CHANGES

     OPERATING. Cash flows from operating activities are most significantly affected by net income, loans originated for sale and proceeds from the sale of loans. Loans originated for sale were $1.2 million and $12.7 million for the three months ended March 31, 2000 and 1999, respectively. Loans originated for sale were $19.1 million, $47.4 million, and $13.5 million for the years ended December 31, 1999, 1998 and 1997, respectively. Proceeds from the sale of loans were $1.1 million and $12.4 million during the three months ended March 31, 2000 and 1999, respectively. Proceeds from sales of loans were $23.2 million, $45.0 million, and $13.3 million during the years ended December 31, 1999, 1998 and 1997, respectively. Because Sturgis Bank & Trust Company generally has a policy of selling long-term fixed rate mortgage loans, the volume of loan sales varies with customer demand for these loans.

     INVESTING. Cash flows from investing activities are most significantly affected by the net increase in loans, changes in the investment portfolio and acquisitions of branches. Net loans increased by $7.4 million and $325,000 during the three months ended March 31, 2000 and 1999, respectively. Net loans increased by $28.3 million, $8.8 million, and $13.0 million during the years ended December 31, 1999, 1998 and 1997, respectively. Investment purchases and maturities also affect cash flows from investing activities. Sturgis Bank & Trust Company maintains investments at levels which provide itself with necessary return and liquidity. Sturgis Bank & Trust Company used $50,320 in the year ended December 31, 1999 and received cash of $41.3 million for the branch acquisition in September of 1998. Sturgis Bank & Trust Company received cash of $14.4 million for the branch acquisition in December of 1997.

     FINANCING. Cash flows from financing activities are most effected by changes in deposits and FHLB advances. Deposits increased $12.0 million and $3.8 million for the three months ended March 31, 1999 and 2000, respectively. Deposits decreased $8.8 million in the year ended December 31, 1999. Deposits increased $2.5 million and $3.9 million in the years ended December 31, 1998 and 1997, respectively. Sturgis Bank & Trust Company also uses Federal Home Loan Bank advances for financing its operating and investing activities. Federal Home Loan Bank advances increased $20.5 million during the year ended December 31, 1999, due to the strong demand for adjustable rate mortgage loans that year. Advances decreased $18.8 million and $2.3 million during the years ended December 31, 1998 and 1997, respectively, due to the use of proceeds form the branch acquisitions in September of 1998 and December of 1997.

ASSET/LIABILITY MANAGEMENT

     The primary component of Sturgis Bank & Trust's earnings is net interest income. Sturgis Bank & Trust's asset/liability management strategy is to maximize net interest income over time by reducing the impact of fluctuating interest rates. This is accomplished by matching the mix and maturities of its assets and liabilities. At the same time Sturgis Bank & Trust's asset/liability strategies for managing interest rate risk must also accommodate customer demands for particular types of deposit and loan products. Sturgis Bank & Trust uses various asset/liability management techniques in an attempt to maintain a profitable mix of financial assets and liabilities, provide deposit and loan products that meet the needs of its market area, and maintain control over interest rate risk resulting from changes in interest rates.

     Strategies employed by Sturgis Bank & Trust to manage the rate sensitivity of its assets include origination of adjustable rate mortgage and consumer loans and purchase of adjustable rate and short average life fixed rate investments. Sturgis Bank & Trust also attempts to reduce the rate sensitivity of its liabilities by emphasizing core deposits, which are less sensitive to changes in interest rates, attracting longer term certificates of deposits when the market permits, and using long-term Federal Home Loan Bank advances when such rates are competitive. Management will continue to monitor the impact of its borrowing and lending policies on Sturgis Bank & Trust's sensitivity to interest rate fluctuations.

     Net interest income, the primary component of Sturgis Bank & Trust's net income, is derived from the difference or "spread" between the yield on interest-earning assets and the cost of interest-bearing liabilities. Sturgis Bank & Trust has sought to reduce its exposure to changes in interest rates by matching more closely the effective maturities and repricings of its interest-sensitive assets and liabilities. At the same time, Sturgis Bank & Trust's asset/liability management strategies also must accommodate customer demands for particular types of deposit and loan products.

     While much of Sturgis Bank & Trust's asset/liability management efforts (in the current rising rate environment) involve strategies which increase the rate sensitivity of its loans and investments, such as the sale of long-term fixed rate loans, originations of adjustable rate loans and purchases of adjustable rate mortgage-backed securities or relatively short average life fixed-rate investments, it also uses certain techniques to reduce the rate sensitivity of its deposits and borrowed money. Those techniques include attracting longer term certificates of deposit when the market will permit, emphasizing core deposits which are less sensitive to changes in interest rates, and borrowing through long-term FHLB advances. Sturgis Bank & Trust 's asset/liability management strategy will appropriately change when market rates change.

     Sturgis Bank & Trust measures its exposure to interest rate fluctuations primarily by using a computer modeling system designed for savings institutions such as Sturgis Bank & Trust. The model uses assumptions which management believes are reasonable for the analysis. These assumptions include (but are not limited to) prepayment and decay rates based on nine interest rate scenarios. It allows Sturgis Bank & Trust to adjust its asset-liability mix based on the interest rate risk identified. The analysis estimates the changes in the market value of Sturgis Bank & Trust's equity using interest rate change scenarios ranging from +4% to -4%, in 1% increments from current market rates. At December 31, 1999, the following table illustrates the interest rate sensitivity of Sturgis Bank & Trust's equity to changes in market interest rates.

                                                                (IN THOUSANDS
                                                                 OF DOLLARS)
                                                                -------------
Book value of stockholders' equity..........................       $25,348
4% increase in market rates.................................        22,984
3% increase in market rates.................................        24,610
2% increase in market rates.................................        26,544
1% increase in market rates.................................        28,449
No change (current market value of equity)..................        29,736
1% decrease in market rates.................................        30,216
2% decrease in market rates.................................        30,589
3% decrease in market rates.................................        30,385
4% decrease in market rates.................................        29,983

     As the table shows, Sturgis Bank & Trust's book value of equity is less than estimated market value in most of the scenarios. That indicates that Sturgis Bank & Trust is able to withstand fluctuations in market interest rates without posting a significant threat to either Sturgis Bank & Trust's stockholders' equity or the federal deposit insurance system, and therefore, Sturgis Bank & Trust can be deliberate in its actions to adjust the asset-liability mix. Sturgis Bank & Trust would meet the regulatory minimum capital requirements in all of the interest-rate scenarios.

     Sturgis Bank & Trust has an Asset-Liability Management Committee (ALCO) that meets as needed. The purpose of this Committee is to communicate, coordinate, and monitor asset-liability management procedures. The Committee establishes and monitors the volume and mix of both assets and funding sources. The objective is to manage assets and funding sources to produce results consistent with Sturgis Bank & Trust's liquidity requirements, capital adequacy, growth, and profitability goals. To accomplish this objective, the ALCO uses internal budget variance reports, forecasts for changes in interest rates and consumer deposit activity, as well as forecasts of loan demand in each of Sturgis Bank & Trust's loan types, investment maturities and new investment alternatives, and various other internal and external reports.

STATIC GAP ANALYSIS

     The management of interest rate sensitivity includes monitoring the maturities and repricing opportunities of interest-earning assets and interest-bearing liabilities. The following table summarizes the interest rate repricing gaps for selected maturity periods as of December 31, 1999:

                                                                                             GREATER    GREATER
                                                                                              THAN       THAN
                           1 MONTH    2-3 MONTHS   4-6 MONTHS   7-9 MONTHS   10-12 MONTHS   1-5 YEARS   5 YEARS    TOTAL
                           --------   ----------   ----------   ----------   ------------   ---------   -------   -------
Non-loan interest-earning
  assets.................  $  4,120    $    461     $  1,548     $  3,600      $  2,999     $  4,408    $     0   $17,136
Loans....................    17,799      13,356       15,957       13,616        12,198      103,969     30,162   207,057
Total interest-earning
  assets.................    21,919      13,817       17,505       17,216        15,197      108,377     30,162   224,193
                           --------    --------     --------     --------      --------     --------    -------   -------
Savings accounts.........     2,041       4,081        6,122        6,122         6,122        6,133      3,504    34,125
Checking Accounts........     2,154       4,441        6,661        6,661         6,661       19,519      8,047    54,144
Certificates & Term
  IRA's..................     5,621       7,901       14,444        5,639         6,698       34,591        516    75,410
Certificates & Term
  IRA's..................    23,506       1,992          461            0           204       18,659     14,291    59,113
Total interest-bearing
  liabilities............    33,322      18,415       27,688       18,422        19,685       78,902     26,358   222,792
                           --------    --------     --------     --------      --------     --------    -------   -------
Interest-bearing assets
  less Interest-bearing
  liabilities............   (11,403)     (4,598)     (10,183)      (1,206)       (4,488)      29,475      3,804     1,401
Asset (liability) gap....   (11,403)     (4,598)     (10,193)      (1,206)       (4,488)      29,475      3,804     1,401
Cumulative asset gap.....   (11,403)    (16,001)     (26,184)     (27,390)      (31,878)      (2,403)     1,401
Cumulative gap as a
  percentage of
  cumulative earning
  assets.................     -52.0%      -44.8%       -49.2%       -38.9%        -37.2%        -1.2%      -0.6%

     Total interest-earning assets exceeded interest-bearing liabilities by $1.4 million at December 31, 1999. This difference was funded through non-interest-bearing liabilities and shareholders' equity. The above table shows that total liabilities maturing or repricing within one year exceed assets maturing or repricing within one year by $31.9 million. However, the repricing and cash flows of certain categories of assets and liabilities are subject to competitive and other influences that are beyond the control of Sturgis Bank & Trust. As a result, certain assets and liabilities indicated as maturing or repricing within a stated period may, in fact, mature or reprice in other periods or at different volumes.

SIMULATION

     Sturgis Bank & Trust recognizes the limitations of static gap analysis as a tool for managing its interest rate risk. Sturgis Bank & Trust also uses a computer-based earnings simulation model to estimate the effects of various interest rate environments on the balance sheet structure and net interest income. These simulation techniques involve changes in interest rate relationships, asset and liability mixes, and prepayment options inherent in financial instruments, as well as interest rate levels in order to quantify risk. Sturgis Bank & Trust's sensitivity is estimated by first forecasting the next twelve months of net interest income under an assumed environment of constant market interest rates. Next, immediate parallel interest rate shocks are constructed in the model. The rate shocks reflect changes of equal magnitude to all market interest forecast under each of the rate shock scenarios. The resulting change in net interest income is an indication of the sensitivity change in net earnings to directional changes in market interest rates. This model is based solely on parallel changes in market rates and does not reflect the levels of interest rate risk that may arise from other factors such as changes in the spreads between key market rates or in the shape of the Treasury yield curve. The net interest income simulation model includes both on-balance sheet loan, investment, deposit, and debt instruments as well as off-balance sheet interest rate swaps.

     Sturgis Bank & Trust's forecasted net interest income sensitivity is monitored by the ALCO which has established limits in the interest rate risk limit policy. Throughout 1999, the forecasted exposure was within Sturgis Bank & Trust's established policy limits.

NET INTEREST INCOME SENSITIVITY: CHANGE VS. PROJECTED RESULTS UNDER CONSTANT RATES YEAR-END 1999 12 MONTH PROJECTION

                                                                                                          ALCO
Rate Shock Amount.............................  (2.00)%    (1.00)%     0.00%       1.00%       2.00%     Policy
Percent change in net interest income vs
  constant rates..............................  4.627 %    2.004 %    0.000%     (3.310)%    (6.498)%    (8.000)%

EFFECT OF INTEREST RATE FLUCTUATIONS

     Sturgis Bank & Trust's consolidated results of operations depend to a large extent on the level of its net interest income, which is the difference between interest income earned on its loan and investment portfolios versus the interest paid on deposits and borrowed funds. If the cost of funds increases faster than the yield on its interest-earning assets, net interest income will be reduced. Sturgis Bank & Trust measures its interest rate risk primarily using simulation analysis.

     While Sturgis Bank & Trust uses various tools to monitor interest rate risk, it is unable to predict future fluctuations in interest rates or the specific impact thereof. The market value of most of Sturgis Bank & Trust's financial assets is sensitive to fluctuations in market interest rates. Fixed-rate investments including mortgage loans and mortgage-backed securities decline in value as interest rates rise. Adjustable-rate loans and securities generally have less market value volatility than do fixed-rate products.

LIQUIDITY AND CAPITAL RESOURCES

     Sturgis Bank & Trust maintains certain levels of liquid assets (the most liquid of which are cash and cash equivalents and investment securities) in order to meet demands from loan commitments, savings withdrawals and other obligations. Sturgis Bank & Trust manages liquidity by maintaining a portion of its liquid assets in overnight accounts and by keeping various maturities in its portfolio of investment securities. The primary sources of liquidity are loan repayments and sales, maturing investments, deposit accounts, and FHLB borrowings.

     Sturgis Bank & Trust's liquidity ratio (liquid assets to net withdrawable deposits plus short-term borrowings) was 6.0% at March 31, 2000 and 12.5% at March 31, 1999. This decrease was the due to the use of proceeds from the 1998 Acquired Branches to fund loans. Sturgis Bank & Trust's liquidity ratio was 5.95% at December 31, 1999, exceeding the 4% minimum regulatory liquidity ratio.

EFFECT OF INTEREST RATE FLUCTUATIONS AND INFLATION

     Sturgis Bank & Trust's consolidated results of operations depend to a large extent on the level of its net interest income, which is the difference between interest income earned on its loan and investment portfolios versus the interest paid on deposits and borrowed funds. If the cost of funds increases faster than the yield on its interest-earning assets, net interest income will be reduced. Sturgis Bank & Trust measures its interest rate risk primarily using simulation analysis.

     While Sturgis Bank & Trust uses various tools to monitor interest rate risk, it is unable to predict future fluctuations in interest rates or the specific impact thereof. The market value of most of Sturgis Bank & Trust's financial assets is sensitive to fluctuations in market interest rates. Fixed-rate investments including mortgage loans and mortgage-backed securities decline in value as interest rates rise. Adjustable-rate loans and securities generally have less market value volatility than do fixed-rate products.

ACQUISITIONS

     On September 11, 1998, Sturgis Bank & Trust acquired four branch locations of another financial institution in Centreville, Climax, Covert and South Haven, Michigan. The assets acquired included $41,334,000 in cash, $65,000 of loans, $431,000 of office properties and equipment and $7,000 of other assets. Sturgis Bank & Trust assumed $45,140,000 of deposits and $142,000 of other liabilities in connection with the branch acquisitions. The $3,445,000 excess of liabilities assumed over the fair value of assets acquired is being amortized on an accelerated basis over a 15-year period. These acquisitions have been accounted for using the purchase method and the operations of the acquired branches have been included in Sturgis Bank & Trust's consolidated financial statements from there respective dates.

     On December 8, 1997, the Bank acquired two branch locations of another financial institution in Bronson and Constantine, Michigan. The assets acquired included $14,439,000 of cash, $71,000 in loans, $263,000 in office properties and equipment and $1,000 in other assets. Sturgis Bank & Trust also assumed $16,884,000 in savings accounts and $26,000 in other liabilities. The $2,136,000 excess of liabilities assumed over the fair value of the assets acquired has been allocated to intangibles and is being amortized on an accelerated basis over a fifteen-year period.

IMPACT OF YEAR 2000

     Sturgis Bank & Trust Company did not experience any significant malfunctions or errors in its operating or business systems when the date changed from 1999 to 2000. Based on operations since January 1, 2000, Sturgis Bank & Trust Company does not expect any significant impact on its one-going business as a result of the "Year 2000 issues." However, it is possible that the full impact of the date change, which was of concern due to computer programs that use two digits instead of four digits to define years, has not been fully recognized. For example, it is possible that Year 2000 or similar issues, such as leap year-related problems, may occur with billing, payroll, or financial closings at month, quarterly or year end. Sturgis Bank & Trust Company believes that any such problems are likely to be minor and correctable. In addition, Sturgis Bank & Trust Company could still be negatively impacted if its customers or suppliers are adversely affected by the Year 2000 or similar issues. Sturgis Bank & Trust Company currently is not aware of any significant Year 2000 or similar problems that have arisen for its customers and suppliers.

     Sturgis Bank & Trust Company expended $500,000 on Year 2000 readiness efforts from 1997 to 1999. These efforts included replacing some outdated, noncompliant hardware and noncompliant software, as well as identifying and remediating Year 2000 problems.

ACCOUNTING AND REGULATORY DEVELOPMENTS

     In June 1997, the Financial Accounting Standards Board issued Statement No. 130, "Reporting Comprehensive Income," which establishes standards for reporting and display of comprehensive income and its components (revenues, expense, gains and losses) in a full set of financial statements. This statement also requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. This statement was adopted by Sturgis Bank & Trust Company effective January 1, 1998. The adoption of the statement did not have any impact on Sturgis Bank & Trust Company's consolidated financial statements since Sturgis Bank & Trust Company did not have any components of comprehensive income that were not already included in net income.

     In June 1997, FASB issued Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information." This statement requires the reporting of financial and descriptive information about an enterprise's reportable operating segments. Because Sturgis Bank & Trust Company's principal business is banking, and management has not separately organized the business beyond mortgage and commercial banking, the adoption of this statement did not have any impact on Sturgis Bank & Trust Company's financial statements at December 31, 1999.

     In June 1998, the FASB issued Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement, which is effective for all fiscal quarters of all years beginning after June 15, 1999, requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on the intended use of the derivative and its resulting designation. SFAS 133 was adopted by the Sturgis Bank & Trust Company in 1999, and did not have a material effect on the consolidated financial position or results or operations.

     In September 1999, the Financial Accounting Standards Board (FASB) issued its proposal on Business Combinations. This proposal has the objective of requiring one method to account for a business combination, and thus, minimize confusion with investors and shareholders and bring the U.S. accounting standards closer in line with international accounting standards.

     This proposal eliminates the pooling-of-interests method to account for a business combination. Under the pooling-of-interests method, combining enterprises simply add together the book values of their assets.

     Under the purchase method (the only method allowable under the proposal), one company is identified as the acquirer and reports the value of the business bought at the cost it actually paid. The excess of the purchase price over the fair value of the purchased entity's net assets is considered goodwill. Under the new proposal, goodwill will be amortized over not more than 20 years (versus 40 under current guidance). FASB expects the new rules to be effective for combinations formally announced and detailed by January 1, 2001.

            BUSINESS AND PROPERTIES OF STURGIS BANK & TRUST COMPANY

OVERVIEW

     Sturgis Bank & Trust Company is a Michigan chartered stock savings bank located in Sturgis, Michigan. Sturgis Bank & Trust Company began operations in 1905 as a state chartered savings and loan association and in 1988 converted from a state chartered mutual savings bank to a federally chartered stock savings bank. In December of 1998, Sturgis Bank & Trust Company converted to a Michigan stock savings bank.

     Sturgis Bank & Trust Company's principal business is accepting savings deposits from the general public and making single family mortgage loans and to a lesser extent, consumer and commercial loans. Sturgis Bank & Trust Company established a trust department in 1997 and expanded its commercial loan department in 1997 and 1998. Sturgis Bank & Trust Company conducts business from its main office in Sturgis, Michigan and 12 full-service branch offices located in Bronson, Centreville, Climax, Coldwater, Colon, Covert, South Haven, Sturgis, Three Rivers and White Pigeon, Michigan. Sturgis Bank & Trust Company also operates one limited services branch in Sturgis, Michigan.

     Sturgis Bank & Trust Company's primary market area is in St. Joseph County, Michigan, which has a population of approximately 59,000. The two main areas of population are concentrated in Sturgis, which has a population of approximately 10,100; and Three Rivers, which has a population of approximately 7,500. Other significant population centers in St. Joseph County include Centreville, Colon, Constantine, and White Pigeon have populations ranging from approximately 1,200 to approximately 2,500.

     St. Joseph County has a stable economy characterized by high employment. It is a rural county with a large agricultural base and a diverse industrial base. Some of the larger manufacturers in the area produce truck bodies, infant formula, drapery hardware, machine tools, plastic products, paper board, mirrored acrylic, pressure sensitive labels, orthotic devices, automotive transmissions, and other automotive parts and accessories. There are numerous tool and die as well as mold shops, both large and small.

LENDING ACTIVITIES

     GENERAL. Sturgis Bank & Trust Company primarily concentrates its lending activities in the origination of conventional residential mortgage loans. At the present time, the lending activities include three principal areas: conventional mortgage loans on residential properties, mortgage loans on commercial properties and consumer loans.

     RESIDENTIAL LENDING. In the mortgage lending area, the current activity of Sturgis Bank & Trust Company is primarily in the conventional loan area. The types of conventional mortgage loans offered by Sturgis Bank & Trust Company are:

     - one and three-year adjustable rate mortgage loans whose rates and monthly payments are adjusted based on the movement of a predetermined index. When these loans become due, they are either repaid, renewed or converted to another type of mortgage loan. If the borrower chooses to renew or convert these loans, they may do so at the then current rate and term;

     - fixed-rate, fixed-term loans. Longer term loans are written in anticipation of their resale in the secondary market; and

     - second mortgage equity loans, written as a line of credit, typically, up to 90% of value including the first mortgage. Interest rates are floating and in certain situations Sturgis Bank & Trust Company loans 100% of value at a slightly higher interest rate.

     Sturgis Bank & Trust Company's mortgage loans are offered at competitive rates on amortization terms of up to 30 years. Sturgis Bank & Trust Company generally provides escrow accounts for payment of property taxes and insurance with monthly mortgage payments including the escrow payment.

     Mortgage loans are generally made on one-to-four family units, and will be considered on units of larger size. Most conventional loans made by Sturgis Bank & Trust Company are for single-family homes.

     Conventional mortgage loans are normally offered for up to 95% of the lesser of appraised value or purchase price. Where a loan is made in excess of 80% of appraised value, the borrower is normally required to obtain private mortgage insurance coverage. High ratio loans are usually limited to owner-occupied residences. Sturgis Bank & Trust Company also offers mortgages through the Farmers Home Administration, Veterans Administration and the Federal Housing Administration.

     It is the general practice of Sturgis Bank & Trust Company to roll over balloon mortgages as they come due. The mortgage is modified to the interest rate currently offered by the Company for new mortgages of similar terms. Sturgis Bank & Trust Company may deny a roll over for any reason, such as a history of delinquency and/or deterioration of the loan's collateral, or liquidity needs of Sturgis Bank & Trust Company.

     LOAN ORIGINATION AND PROCESSING. Sturgis Bank & Trust Company originates real estate loans in south central and southwestern Michigan. Mortgage and consumer loans come from a number of sources, including depositors, current borrowers, walk-in customers, advertisement, real estate brokers, builders and direct solicitation of retail and commercial businesses. Commercial loans are obtained by direct solicitation, referrals, advertisement and walk-in customers.

     Sturgis Bank & Trust Company believes it maintains a relatively conservative posture with regard to the loan amount in relationship to the appraised value of any particular property. Generally, residential loans are originated at an amount between 70% and 90% of appraised value. Loans on multifamily and commercial properties typically have a loan-to-value ratio below 75%.

     The residential loans made by Sturgis Bank & Trust Company range from 10 to 30 years and the commercial real estate loans generally range from three to 15 years. All borrowers may refinance or prepay their loans without penalty. Residential loans usually remain outstanding an average of 10 years based on historical data of prepayments.

     Sturgis Bank & Trust Company's mortgage lending is subject to loan origination procedures prescribed by the Board of Directors. Real estate securing loans made by Sturgis Bank & Trust Company are appraised by independent fee appraisers. Each approved loan application typically requires an appraisal less than six months old. In connection with loans on new construction, the appraisal is subject to a re-certification of value at the time of completion. A detailed loan application is obtained to determine the borrowers financial ability to repay. The significant items on these applications are verified through the use of credit reports, financial statements and confirmations. Depending upon the size and type of loan, the application is reviewed and approval is determined by either the loan officer, the loan committees, or the entire Board of Directors by applying the underwriting standards established in policies approved by the Board of Directors.

     Sturgis Bank & Trust Company requires title insurance insuring Sturgis Bank & Trust Company's lien on the mortgaged real estate. Borrowers must also obtain hazard insurance coverage prior to closing. When required by federal regulations, flood insurance must also be obtained. Borrowers may be required to advance funds on a monthly basis together with each payment of principal and interest to a mortgage loan escrow account, from which Sturgis Bank & Trust Company makes disbursements for items such as real estate taxes and private mortgage insurance premiums.

     PURCHASE AND SALE OF LOANS. Sturgis Bank & Trust Company's residential loan strategy is to primarily originate loans that are eligible for sale in the secondary mortgage market and retain servicing rights to enhance its portfolio. Sturgis Bank & Trust Company may sell either loans newly originated by it or loans currently held in its portfolio, when it believes that the sale of these loans is advantageous.

     Recently, Sturgis Bank & Trust Company has increased the level of loans held in its portfolio for growth purposes, primarily in adjustable rate residential, short-term fixed rate residential loans of 10 years or less and commercial real estate loans.

     Some individual loans are sold on a non-recourse basis to the Federal Home Loan Mortgage Corporation at a minimum yield of .25% to the Company as servicing income, plus an applicable premium. Loan servicing fee income in 1999 was $239,627 or 7.93% of noninterest income. Loan servicing fee income as a percentage of net interest income for the years ended December 31, 1999, 1998 and 1997 was 2.89%, 2.99% and 2.30%, respectively.

     Sturgis Bank & Trust Company has the authority to purchase and sell mortgage loans and mortgage participations. From time to time, Sturgis Bank & Trust Company purchases mortgage-backed securities guaranteed or insured by the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, or the Government National Mortgage Association. Principal mortgage-backed securities carry a variable rate feature. At December 31, 1999, 5.8%, or $12.1 million, of Sturgis Bank & Trust Company's net loan portfolio was serviced by others.

     An asset is recorded on the balance sheet for Mortgage Servicing Rights. At December 31, 1999 and 1998 the balance was $745,890 and $496,548, respectively.

     When loans are sold, Sturgis Bank & Trust Company retains responsibility for servicing the loans. Gains or losses on such sales are recognized at the time of the sale and are determined by the present value of the difference between the servicing rate received and a normal servicing spread.

     LOAN COMMITMENTS. In making one-to-four-family home mortgage loans, Sturgis Bank & Trust Company charges the applicant a non-refundable application fee which is applied to the out of pocket costs including, but not limited to appraisal and credit report fees if the loan closes. The interest rate on such loans is normally the prevailing rate at the time the loan application is approved.

     Sturgis Bank & Trust Company also issues individual loan commitments on existing homes including the refinancing of existing home loans. Commitments on adjustable rate loans are usually issued at current market rates and fees. On fixed-rate loans, the rate is set at the borrower's acceptance of the commitment. The commitment usually extends for 30 days. Loans to be sold in the secondary market are sold immediately and fees are collected from the borrower to cover any penalty in case the loan is not closed and cannot be delivered to the buyer. Certain fixed rate, short-term mortgages (mostly less than 10 years) are retained in Sturgis Bank & Trust Company's portfolio. Sturgis Bank & Trust Company monitors the amortization of the loans and advances. Commitments, fees, rates and other terms of commercial and multifamily residential loans are individually negotiated.

     The proportion of the total value of commitments derived from any particular category of loans varies from time to time and depends upon market conditions. As of December 31, 1999, the Company had commitments of $9.9 million and $0.9 million on variable rate and fixed rate loans, respectively. The source of Funds to meet these commitments is substantially the sale of mortgage loans in the secondary market and FHLB advances.

     ONE-TO-FOUR UNIT FAMILY RESIDENTIAL LENDING. One-to-four family unit residential lending is the major portion of the Company's lending activity. The balances of one-to-four family unit residential loans increased from $139.9 million, or 78.41% of net loans receivable, as of December 31, 1998 to $157.7 million, or 76.45% of net loans receivable, as of December 31, 1999.

     INCOME-PRODUCING PROPERTY LENDING. As of December 31, 1999, approximately $20.6 million, or 9.98%, of Sturgis Bank & Trust Company's total real estate portfolio, net, consisted of real estate loans secured by income-producing properties. Sturgis Bank & Trust Company's income-producing property loans include permanent loans secured by apartments and other business properties primarily within St. Joseph County. Sturgis Bank & Trust Company's largest outstanding income-producing property loan totaled $3.0 million as of December 31, 1999. The Company has not experienced any substantial losses from its income-producing property portfolio.

     Independent appraisals are normally performed for loans secured by income producing property. Sturgis Bank & Trust Company currently invests in loans equal to 75% of the smaller of the appraised value or the purchase price of the property. Sturgis Bank & Trust Company's Board of Director's underwriting policies consider the terms of the loan, the credit worthiness and experience of the borrower, the location and quality of the collateral, the debt service coverage ratio and the past performance of the project.

     Income-producing property loans present a higher level of risk than loans secured by one-to-four-family residences. This increase in risk is due to several factors, including the concentration of principal in a limited number of loans and borrowers, the effects of general economic conditions and the increased difficulty of evaluating and monitoring these types of loans.

     ONE-TO-FOUR UNIT FAMILY RESIDENTIAL CONSTRUCTION LENDING. Sturgis Bank & Trust Company's construction loans are made to finance construction of owner-occupied, single-family residences. Construction loans are made to the homeowner. These construction loans are generally on an interest-only basis with terms of 6 months or less, and are for the most part concentrated within a 50 mile radius of Sturgis Bank & Trust Company's main office. Loan proceeds are disbursed in increments as construction progresses. The amount of each disbursement is based on the construction cost estimate of an inspector who inspects the project in connection with each disbursement request.

     Construction loans, net of $2.6 million of loans in process, aggregated $5.0 million as of December 31, 1999, representing 2.82% of Sturgis Bank & Trust Company's net loan portfolio.

     CONSUMER LENDING. Sturgis Bank & Trust Company originates consumer loans to the general public. These loans are generally for personal, family or household purposes, such as the financing of home improvements and automobiles. Sturgis Bank & Trust Company also offers consumer loans to its depositors secured by their savings, passbook or certificate accounts. Sturgis Bank & Trust Company had $164,713 of these loans as of December 31, 1999. The underwriting standards employed by Sturgis Bank & Trust Company for consumer loans consider the applicant's payment history and the financial ability to pay the proposed loan. The stability of the applicant's monthly income is determined by verification of gross monthly income from private employment and verifiable secondary income. Although the applicant's credit worthiness is important, the underwriting process includes a comparison of the value of the security, if any, in relation to the proposed loan amount. As of December 31, 1999, Sturgis Bank & Trust Company had $16.3 million in consumer nonmortgage loans outstanding. Sturgis Bank & Trust Company's consumer loans represent 7.9% of Sturgis Bank & Trust Company's net loan portfolio.

     Sturgis Bank & Trust Company offers overdraft checking account loans with the limits set on an individual basis depending on the account holder's ability to repay and credit record.

     Auto and personal loans are usually secured by collateral. Most loan payments are due on a monthly basis. The repayment term on consumer loans made by Sturgis Bank & Trust Company generally ranges from one to 10 years. Sturgis Bank & Trust Company previously offered education loans and continues to offer its consumer loans for educational purposes. Sturgis Bank & Trust Company does not engage in any indirect lending.

     COMMERCIAL LENDING. Commercial loans are available to purchase commercial real estate, for working capital or to purchase equipment. The amortization schedules for real estate and equipment purchase loans are matched to the useful life of the collateral pledged to secure the loan. Pricing for conventional real estate and equipment loans are generally fixed for a maximum of three to five years, or have a variable rate that is tied to the prime rate as published in the Wall Street Journal. Working capital loans are normally secured by accounts receivable and inventory. Working capital loans are usually priced at a variable rate that is tied to the prime rate, with a one year maturity. Sturgis Bank & Trust Company offers business operating lines of credit to assist with short-term cash flow needs. These short-term loans normally have variable rates and are tied to the prime rate, and normally mature in one year. As of December 31, 1999, Sturgis Bank & Trust Company had $11.7 million in commercial nonmortgage loans outstanding. Sturgis Bank & Trust Company's commercial loans represent 5.7% of Sturgis Bank & Trust Company's net loan portfolio.

ASSET QUALITY AND CREDIT RISK MANAGEMENT

     Sturgis Bank & Trust Company's primary lending activity is mortgages on single-family, owner occupied homes. Sturgis Bank & Trust Company also offers commercial loans. Most commercial loans are secured by real estate. However, the borrower's ability to repay the loan is generally dependent on the success of their business which may fail. Consumer loans are also more risky because they may not be collateralized or the collateral securing these loans may decrease in value more rapidly than residential real estate. Sturgis Bank & Trust Company has adopted a Commercial Lending Policy and a Consumer Loan Policy which attempt to minimize risk on these loans. Sturgis Bank & Trust Company's policies set maximum loan authorities, identify employee positions authorized to originate loans, and establish audit and underwriting standards for each type of loan offered by Sturgis Bank & Trust Company.

     Credit risk refers to the potential for losses on assets due to borrowers' defaults and the decline in the value of collateral. Sturgis Bank & Trust Company's Asset Classification and Internal Loan Review Policy requires audits of loan files to determine adherence to loan policies and procedures, early identification of problem assets, review of negative results to detect weaknesses in the Company's policy, and reports to the Board of Directors regarding the status and quality of assets. The policy also establishes an asset classification and loan loss reserve system.

     Loans are classified as substandard, doubtful, or loss. Specific allowances for delinquent loans are established ranging from 4% on single-family residential mortgage loans to 100% on substantially delinquent unsecured loans. Any unsecured loan is considered a loss when it is delinquent 150 days.

INTEREST RATES AND FEE INCOME

     Sturgis Bank & Trust Company earns interest income from its lending activities. This income is dependent on interest rates, which are effected primarily by market and general economic conditions and such other factors as monetary policies of the Federal government, including the Federal Reserve

Board, the general supply of money in the economy, legislative tax policies, governmental budgetary matters and Sturgis Bank & Trust Company's cost of funds.

     Sturgis Bank & Trust Company also earns income from fees in the form of origination fees, late charges, checking account fees and fees for other miscellaneous services. These sources of income are heavily dependent upon the volume and type of loans and commitments made and purchased, and on competitive and economic conditions. Loan origination fees and points collected, net of direct origination costs, are deferred for financial reporting purposes in accordance with Statement of Financial Accounting Standards No. 91 "Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases."

NONPERFORMING LOANS

     GENERAL. Sturgis Bank & Trust Company is required to classify all assets, make general and specific allowances for possible loan losses, generate internal loan classifications, create a special mention category, and appraise all real estate owned.

     To analyze the adequacy of its allowance for loan losses, Sturgis Bank & Trust Company uses a percentage method of analysis that applies a percentage to delinquent loans of different types for specific loan loss reserves. The percentages applied are 4% of substandard one to four family mortgages, 8% of other substandard real estate mortgages, 10% of substandard land contracts, 20% of delinquent secured installment loans, 25% of delinquent unsecured installment loans, 100% of unsecured installment loans delinquent five or more months, and 10% of real estate held in judgment and subject to redemption. The reserve balance is monitored monthly using these percentages. At least annually management evaluates these percentages to insure that the percentages adequately provide for probable losses inherent in the portfolio. Management's evaluation is based on a continuing review of the loan portfolio and includes consideration of the actual loan loss experience, the present and prospective financial condition of borrowers, balance of the loan portfolio, and general economic conditions (especially in Sturgis Bank & Trust Company's market area).

     ALLOWANCE FOR LOAN LOSSES. In addition to the specific reserves, Sturgis Bank & Trust Company maintains general reserves against possible loan losses. calculated as a percentage of total loans. The following table provides an analysis of the historical loss experience on loans

                                                             FOR THE YEAR ENDED DECEMBER 31,
                                                           -----------------------------------
                                                             1999         1998         1997
                                                           ---------    ---------    ---------
Balance at the beginning of the period.................    $ 686,896    $ 692,787    $ 456,440
Charge-offs:
  Real estate - construction...........................           --           --           --
  Real estate - mortgage...............................      (15,000)    (123,309)     (74,363)
  Installment loans....................................     (127,890)     (77,831)     (65,095)
                                                           ---------    ---------    ---------
     Total charge-offs.................................     (142,890)    (201,140)    (139,458)
Recoveries:
  Real estate - construction...........................           --           --           --
  Real estate - mortgage...............................        3,000       16,081           --
  Installment loans....................................       78,994        5,255       37,491
                                                           ---------    ---------    ---------
     Total recoveries..................................       81,994       21,336       37,491
Net charge-offs........................................      (60,896)    (179,804)    (101,967)
Provision for loan losses..............................      104,000      173,913      338,314
                                                           ---------    ---------    ---------
Balance at the end of the period.......................    $ 730,000    $ 686,896    $ 692,787
                                                           =========    =========    =========

                                                             FOR THE YEAR ENDED DECEMBER 31,
                                                           -----------------------------------
                                                             1999         1998         1997
                                                           ---------    ---------    ---------
Ratio of net charge-offs during the period to average
  loans outstanding during the period..................        0.03%        0.10%        0.06%
Allowance for loan losses to total loans...............        0.35%        0.39%        0.41%
Nonperforming assets to total assets...................        0.80%        0.88%        0.88%
Allowance for loan losses to nonperforming assets......       36.50%       32.74%       39.32%

     The following table shows the allocation of the allowance for loan losses as of the dates indicated by loan type:

                                                                   DECEMBER 31
                                              ------------------------------------------------------
                                                        1999                         1998
                                              -------------------------    -------------------------
                                                           PERCENT OF                   PERCENT OF
                                                          LOANS IN EACH                LOANS IN EACH
                                                           CATEGORY TO                  CATEGORY TO
                                               AMOUNT      TOTAL LOANS      AMOUNT      TOTAL LOANS
                                              --------    -------------    --------    -------------
Real estate construction, net.............    $     --         2.36%       $     --         2.91%
Real estate -- mortgage...................     360,518        84.07%        381,269        88.13%
Other loans...............................     369,482        13.57%        305,627         8.96%
                                              --------       -------       --------       -------
  Total allowance for loan losses.........    $730,000       100.00%       $686,896       100.00%
                                              ========                     ========

     CLASSIFIED ASSETS. If a mortgage loan borrower fails to make a required payment on a loan, Sturgis Bank & Trust Company attempts to cure the deficiency by contacting the borrower. Printed delinquent notices are sent after five days past due and a second notice after 15 days past due. The borrower is charged a late fee of 4% of the delinquent mortgage payment amount. Direct contact is made after a payment is more than 30 days past due, and in many cases in less than 30 days. In most cases, deficiencies are cured promptly. If deficiencies are not cured within 90 days, or satisfactory arrangements to cure the delinquency are not made, then Sturgis Bank & Trust Company, at the discretion of its Board of Directors, will foreclose the mortgage. Periodic inspections are made of the property to determine the status of the collateral. If foreclosed, the property will be sold at a public sale, and usually is purchased by Sturgis Bank & Trust Company subject to redemption rights of the borrower.

     As these redemption rights may extend for periods of one to 12 months, an effort is made to obtain the property much sooner through a deed in lieu of foreclosure. Property acquired through foreclosure or deed in lieu of foreclosure is classified as "real estate owned" until it is sold or otherwise disposed.

     Consumer loan borrowers who fail to make payments are contacted to cure the delinquency and in most cases the delinquency is quickly corrected. Sturgis Bank & Trust Company recognizes that greater diligence is required in the collection of a consumer loan than a mortgage, because of the depreciable nature of the collateral. First payment defaults require immediate personal attention by the loan officer in order to establish good payment habits or discover early that a collection problem may exist.

     When an installment loan payment is 10 days late, a late charge of 5% of the payment, up to $5.00 is charged and a notice mailed. Notices are mailed every 10 days thereafter until the payments are brought up to date. Direct contact is made before an account reaches 30 days past due.

     When a consumer loan reaches 90 days in arrears, the Board of Directors of Sturgis Bank & Trust Company will review the account to determine if the possibility of a loss exists and may classify the account as substandard, doubtful, or loss, according to the criteria contained in Sturgis Bank & Trust Company's Asset Classification Policy and applicable regulations. Substandard and doubtful classification may require an allowance to be set up and a loss will be charged off against the allowance for possible loan losses. Unsecured installment loans will automatically be classified as a loss when they are 120 days delinquent.

     If an account continues to deteriorate to a point that it is 90 days past due, immediate steps are taken to either collect payments due to date, secure additional collateral, or repossess existing collateral. Collateral obtained as a result of loan default is retained by Sturgis Bank & Trust Company as an asset until sold or disposed of in a different manner.

     Based on historical experience Sturgis Bank & Trust Company does not place mortgage loans in nonaccrual status until the carrying value (loan balance plus accrued interest less specific valuation allowance) exceeds an estimate of the market value of the collateral securing the loan.

     The following table presents the aggregate amount of troubled loan categories as of the end of the period indicated:

                                                                    AS OF DECEMBER 31,
                                                          --------------------------------------
                                                             1999          1998          1997
                                                          ----------    ----------    ----------
Nonaccrual loans......................................    $  487,574    $       --    $       --
Past due -- 90 days or greater........................     1,142,680     1,619,254     1,283,052
Real estate owned.....................................       369,952       478,677       479,061
                                                          ----------    ----------    ----------
  Total nonperforming assets..........................     2,000,206     2,097,931     1,762,113
Restructured assets...................................       514,746       466,000       680,913
                                                          ----------    ----------    ----------
  Total troubled assets...............................    $2,514,952    $2,563,931    $2,443,026
                                                          ==========    ==========    ==========
Ratio of troubled assets to total loans...............         1.22%         1.44%         1.44%
                                                          ==========    ==========    ==========
Ratio of troubled assets to total assets..............         1.00%         1.08%         1.21%
                                                          ==========    ==========    ==========

INVESTMENT ACTIVITIES

     Sturgis Bank & Trust Company has the authority to invest in various types of liquid assets, including short-term United States Treasury obligations and securities of various federal agencies, certificates of deposit at insured financial institutions, banker's acceptances, and federal funds.

     The following table sets forth the composition of Sturgis Bank & Trust Company's investment and mortgage-backed securities at the dates indicated:

                                                         AT DECEMBER 31,
                          -----------------------------------------------------------------------------
                                    1999                       1998                      1997
                          ------------------------   ------------------------   -----------------------
                          BOOK VALUE    % OF TOTAL   BOOK VALUE    % OF TOTAL   BOOK VALUE   % OF TOTAL
                          -----------   ----------   -----------   ----------   ----------   ----------
Investment securities:
  U.S. Treasury and
     agency
     securities.........  $10,549,781     70.96%     $10,223,221     67.93%     $  500,448      8.59%
  Obligations of states
     and political
     Subdivisions.......    1,094,045      7.36%       1,604,733     10.66%      2,106,389     36.13%
  FHLB stock............    3,222,800     21.68%       3,222,800     21.41%      3,222,800     55.28%
                          -----------    -------     -----------    -------     ----------    -------
     Total investment
       securities and
       FHLB stock.......  $14,866,626    100.00%     $15,050,754    100.00%     $5,829,637    100.00%
                          ===========    =======     ===========    =======     ==========    =======
Mortgage-backed
  securities
  GNMA..................  $   847,583     55.78%     $ 1,056,787     52.90%     $1,348,044     44.80%
  FNMA..................      455,453     29.97%         602,701     30.17%        711,180     23.64%
  FHLMC.................      188,451     12.40%         299,390     14.99%        889,937     29.58%
                          -----------    -------     -----------    -------     ----------    -------
     Subtotal...........    1,491,487     98.15%       1,958,878     98.06%      2,949,161     98.02%
  Unamortized premium,
     net................       28,021      1.85%          38,767      1.94%         59,624      1.98%
                          -----------    -------     -----------    -------     ----------    -------
     Total mortgage-
       backed
       securities.......  $ 1,519,508    100.00%     $ 1,997,645    100.00%     $3,008,785    100.00%
                          ===========    =======     ===========    =======     ==========    =======

     Sturgis Bank & Trust Company may also invest a portion of its assets in certain commercial paper and corporate debt securities. Sturgis Bank & Trust Company is also authorized to invest in mutual funds and stocks whose assets conform to the investments that Sturgis Bank & Trust Company is authorized to make directly.

SOURCES OF FUNDS

     DEPOSIT ACCOUNTS. Savings deposits are an important source of Sturgis Bank & Trust Company's funds for use in lending and for other general business purposes. Sturgis Bank & Trust Company currently offers several types of savings programs including passbook and statement accounts, NOW accounts, Super NOW accounts, money-market accounts, fixed-rate and fixed-term certificates of deposit, among others. Sturgis Bank & Trust Company currently changes the interest rates paid on these types of accounts from time to time. Sturgis Bank & Trust Company is not limited to a maximum rate of interest it may pay on savings deposits under federal regulations. Sturgis Bank & Trust Company is also authorized to accept non-interest bearing checking deposits from businesses or organizations.

     As of December 31, 1999, approximately 54% , or $88.3 million, of Sturgis Bank & Trust Company's deposits consisted of various savings and demand deposit accounts from which customers are permitted to withdraw funds at any time without penalty.

     Interest earned on passbook and statement savings accounts is paid from the date of deposit to the date of withdrawal, simple interest and credited quarterly. Interest earned on NOW accounts is paid from the date of deposit to the date of withdrawal, compounded daily and credited monthly. The interest rate on these accounts is established by the Asset Liability Management Committee of Sturgis Bank & Trust Company.

     Sturgis Bank & Trust Company also makes available to its depositors a number of savings certificates with varying terms and interest rates so as to be competitive in its market area. These certificates have minimum requirements as well.

     The following table sets forth the change in dollar amount of savings deposits in the various types of savings programs offered by Sturgis Bank & Trust Company for the periods indicated:

                        BALANCE AT
                         DEC. 31,       % OF      INCREASE      BALANCE AT       % OF      INCREASE
                           1999       DEPOSITS   (DECREASE)    DEC. 31, 1998   DEPOSITS   (DECREASE)
                       ------------   --------   -----------   -------------   --------   -----------
Passbook savings.....  $ 34,125,021    20.85%    $(1,866,093)  $ 35,991,114     20.87%    $11,380,588
NOW accounts.........    50,867,989    31.08%        804,161     50,063,828     29.03%     23,263,130
Money market deposit
  and super NOW
  accounts...........     3,276,657     2.00%       (581,936)     3,858,593      2.24%       (672,698)
Certificates of
  deposit:
  Six-month money
     market
     certificates....     5,476,866     3.35%     (9,034,005)    14,510,871      8.42%      8,121,763
  IRA certificates...    10,946,905     6.68%       (695,587)    11,642,492      6.75%        361,280
  Jumbo
     certificates....     9,690,632     5.92%     (1,627,434)    11,318,066      6.56%      2,124,367
  Other
     certificates....    49,295,779    30.12%      4,241,182     45,054,597     26.13%      3,036,511
                       ------------   -------    -----------   ------------    -------    -----------
     Total...........  $163,679,849   100.00%    $(8,759,712)  $172,439,561    100.00%    $47,614,941
                       ============   =======    ===========   ============    =======    ===========

                                                            BALANCE AT        % OF        INCREASE
                                                           DEC. 31, 1997    DEPOSITS     (DECREASE)
                                                           -------------    --------    ------------
Passbook savings.......................................    $ 24,610,526      19.72%     $  3,282,636
NOW accounts...........................................      26,800,698      21.47%       20,006,153
Money market deposit and super NOW accounts............       4,531,291       3.63%      (12,467,678)
Certificates of deposit:
  Six-month money market certificates..................       6,389,108       5.12%         (371,466)
  IRA certificates.....................................      11,281,212       9.04%        1,180,216
  Jumbo certificates...................................       9,193,699       7.36%        2,605,148
  Other certificates...................................      42,018,086      33.66%        6,553,021
                                                           ------------     -------     ------------
     Total.............................................    $124,824,620     100.00%     $ 20,788,030
                                                           ============     =======     ============

     The following table shows the amounts of certificates of deposits accounts issued by Sturgis Bank & Trust Company at December 31, 1999, interest rates, and the amount of such certificates of deposit maturing during the periods indicated.

                                      CERTIFICATES OF DEPOSIT ACCOUNTS WITH BALANCES LESS THAN $100,000
                                     --------------------------------------------------------------------
                                      2.23-         4.01-           6.01-         8.01-
                                      4.00%         6.00%           8.00%         10.00%        TOTAL
                                     --------    ------------    ------------    --------    ------------
Maturing in the 12 months ending:
  December 31, 2000..............    $     0     $29,780,061     $ 5,119,515     $   310     $34,899,886
  December 31, 2001..............     10,000       9,984,657       3,953,874      25,000      13,973,531
  December 31, 2002..............          0       3,201,143       4,518,490           0       7,719,633
Maturing thereafter..............          0       4,675,277       3,333,881      45,839       8,054,997
                                     -------     -----------     -----------     -------     -----------
     Total.......................    $10,000     $47,641,138     $16,925,760     $71,149     $64,648,047
                                     =======     ===========     ===========     =======     ===========

                                        CERTIFICATES OF DEPOSIT ACCOUNTS WITH BALANCES OF $100,000 OR
                                                                   GREATER
                                        --------------------------------------------------------------
                                        2.23-       4.01-          6.01-         8.01-
                                        4.00%       6.00%          8.00%         10.00%       TOTAL
                                        -----     ----------     ----------      ------    -----------
Maturing in the 12 months ending:
  December 31, 2000.................     $0       $4,409,897     $  864,168        $0      $ 5,274,065
  December 31, 2001.................      0        1,337,864      1,170,343         0        2,508,207
  December 31, 2002.................      0          201,990        762,775         0          964,765
Maturing thereafter.................      0          397,567      1,617,531         0        2,015,098
                                         --       ----------     ----------        --      -----------
     Total..........................     $0       $6,347,318     $4,414,817        $0      $10,762,135
                                         ==       ==========     ==========        ==      ===========

     BORROWINGS. In addition to savings deposits, Sturgis Bank & Trust Company derives funds from loan repayments, from advances from the FHLB and other borrowings. Loan repayments are a relatively stable source of funds, while savings inflows and outflows are significantly influenced by general interest rates and money market conditions. Borrowings may be used on a short-term and long-term basis to compensate for reductions in normal sources of funds, such as savings inflows at less than projected levels. They may also be used on a longer-term basis to support expanded activities. Historically, Sturgis Bank & Trust Company has borrowed primarily from the FHLB.

     Outstanding FHLB borrowings and advances at December 31, 1999 totaled $59.1 million compared to $38.7 million at December 31, 1998 and $57.5 million at December 31, 1997. The weighted average interest rate on FHLB borrowings and advances outstanding at December 31, 1999, 1998 and 1997 was 5.04% , 5.67% and 5.85% , respectively.

     Sturgis Bank & Trust Company obtains advances from the FHLB upon the security of its mortgage loan portfolio. Such advances are made pursuant to several different credit programs. Each credit program has its own interest rate and range of maturities, and the FHLB prescribes acceptable uses to which the advances pursuant to each program may be put as well as limitations on the size of such advances. These limitations are based both on a fixed percentage of assets and the borrower's credit worthiness. The FHLB is required to review its credit limitations and standards at least once every 6 months. FHLB advances have from time to time been available to meet seasonal and other withdrawals of savings accounts and to expand lending. At December 31, 1999, FHLB had fixed-rate advance offerings of 6.55% for one year and 6.89% for three years.

COMPETITION

     Sturgis Bank & Trust Company is engaged in a very competitive business. In addition to competition from other savings banks and commercial banks, Sturgis Bank & Trust Company faces competition from other types of financial services organizations. By virtue of recent legislation that broadens the scope of financial services that financial institutions may offer to consumers, it is expected that the level of competition will increase. Sturgis Bank & Trust Company continues to rank as the primary mortgage lender in St. Joseph County, Michigan.

     In St. Joseph County, Michigan, which is Sturgis Bank & Trust Company's primary market, Sturgis Bank & Trust Company's competitors include eight commercial banks, one savings bank and four credit unions, some of which have assets which are substantially larger than Sturgis Bank & Trust Company.

     The principal factors of competition in the markets for deposits and loans are price (interest rates paid and/or fees charged) and customer service. Sturgis Bank & Trust Company competes for deposits by offering depositors a variety of checking and savings accounts, time deposits, convenient office locations and personalized customer services. Sturgis Bank & Trust Company competes for loans through the efficiency and quality of the services it provides to borrowers, real estate brokers and home builders. Sturgis Bank & Trust Company seeks to compete for loans primarily on the basis of customer service, including prompt underwriting decisions and funding of loans, and by offering a variety of loan programs as well as competitive interest rates.

TRUST DEPARTMENT

     Sturgis Bank & Trust Company has provided full trust services since January 2, 1997. Its trust service includes trust, custodial, and agency accounts to its customers and the public within Sturgis Bank & Trust Company's market area.

SUBSIDIARIES

     Sturgis Bank & Trust Company has three wholly-owned subsidiary service corporations, Ludington Service Corporation, First Michiana Development Corporation of Sturgis, and Oakleaf Financial Services, Inc. all of which are Michigan corporations.

     Neither Ludington nor First Michiana have been actively operating within the past few years; their sole function currently is to hold investments.

     First Michiana holds stock in a reinsurance company, title insurance agency and its largest asset is an equity investment in a limited partnership providing low-income housing. The total investment in this limited partnership at December 31, 1999 is $260,080. (See Note A of the Notes to Consolidated Financial Statements) This limited partnership, titled H.O.M.E. Limited Dividend Housing Association Limited Partnership, is a 70 unit apartment complex in Holland, Michigan which provides housing for low income senior citizens. The project is designed to provide investors with low income housing tax credits under Section 42 of the Internal Revenue Code.

     Oakleaf sells securities and insurance products provided by a third party securities firm and an insurance agency. Oakleaf has five full time employee and one part time employee. As of December 31, 1999, Sturgis Bank & Trust Company had invested $747,378 in its service corporations.

EMPLOYEES

     As of December 31, 1999, Sturgis Bank & Trust Company employed 104 employees including 13 part-time employees. Management considers its relations with its employees to be excellent.

     Sturgis Bank & Trust Company provides its full-time employees with hospitalization and major medical insurance, paid sick leave, life insurance and short-term disability benefits. Sturgis Bank & Trust Company also has a non-contributory, defined benefit retirement plan sponsored by Pentegra (formerly known as the Financial Institutions Retirement Fund). Sturgis Bank & Trust Company employees are not represented by a collective bargaining group.

SUPERVISION AND REGULATION

     Because it is a financial institution, Sturgis Bank & Trust Company is highly regulated by federal and state authorities. See "Regulatory Considerations."

PROPERTIES

     The following table sets forth certain information regarding Sturgis Bank & Trust Company's properties as of December 31, 1999. All offices are owned by Sturgis Bank & Trust Company (except as noted), free and clear of encumbrances and are full service offices.

                                                                     APPROXIMATE
                                          ADDRESS            OWNED/    SQUARE
           LOCATION                   CITY, STATE, ZIP       LEASED    FOOTAGE           OTHER INFORMATION
           --------              --------------------------  ------  -----------   -----------------------------
Sturgis (Main Office)..........  113-125 East Chicago Road   Owned     22,422      Opened in 1905, relocated to
                                 Sturgis, MI 49091                                 present location in 1974
BRANCH OFFICES
------------
Bronson........................  863 West Chicago Road       Owned      2,400      Opened by First National Bank
                                 Bronson, MI 49032                                 of Sturgis in 1978 and
                                                                                   acquired in 1997
Centreville....................  158 West Main               Owned      2,196      Acquired from First of
                                 Climax, MI 49034                                  America Bank, N.A. in 1998
Climax.........................  125 North Main              Owned      1,344      Acquired from First of
                                 Climax, MI 49034                                  America Bank, N.A. in 1998
Coldwater......................  290 East Chicago Road       Owned      1,200      Opened in 1978 by First
                                 Coldwater, MI 49036                               Federal Savings & Loan and
                                                                                   acquired in 1996
Colon..........................  110 South Blackstone        Owned      1,180      Opened in 1978, relocated to
                                 Street                                            present location in 1991
                                 Colon, MI 49040
Covert.........................  33800 M 140                 Owned      1,580      Acquired from First of
                                 Covert, MI 49013                                  America Bank, N.A. in 1998
South Haven....................  304 Broadway                Owned      1,100      Acquired from Great Lakes
                                 South Haven, MI 49090                             Bankcorp in 1996
South Haven....................  1121 LaGrange Street        Owned      1,970      Acquired from First of
                                 South Haven, MI 49090                             America Bank, N.A. in 1998
Sturgis........................  1001 South Centerville      Owned      1,908      Opened in 1975 by First
                                 Road                                              Federal Savings & Loan and
                                 Sturgis, MI 49091                                 acquired in 1991
Sturgis........................  1501 East Chicago Road      Leased       500      Leased in 1997. Limited
                                 Sturgis, MI 4909                                  Service Branch

                                                                     APPROXIMATE
                                          ADDRESS            OWNED/    SQUARE
           LOCATION                   CITY, STATE, ZIP       LEASED    FOOTAGE           OTHER INFORMATION
           --------              --------------------------  ------  -----------   -----------------------------
Three Rivers...................  115 North Main Street       Owned      1,856      Opened by Kalamazoo Savings &
                                 Three Rivers, MI 49093                            Loan in 1975. Acquired from
                                                                                   First Federal of Michigan in
                                                                                   1988.
White Pigeon...................  122 West Chicago Road       Owned      1,854      Opened in 1905, relocated to
                                 White Pigeon, MI 49099                            present location in 1974

     As of December 31, 1999, the net book value of all of Sturgis Bank & Trust Company's offices, including land, buildings, furniture, fixtures and equipment, including data processing equipment, was $7.2 million. Each of the properties is in good condition.

     Sturgis Bank & Trust Company has installed automated teller machines at its recently remodeled its Climax and Coldwater branches and at its leased property at 1501 East Chicago Road in Sturgis, Michigan. It has also installed a cash dispenser (a scaled down ATM) at its branch office in South Haven, Michigan.

     Sturgis Bank & Trust Company currently leases a building in downtown Three Rivers, Michigan to a third party. The Constantine, Michigan branch of Sturgis Bank & Trust Company was closed in November, 1999 and the property is listed for sale. Further, the Covert, Michigan and South Haven, Michigan branch located at 304 Broadway are scheduled to be closed in November, 2000.

LEGAL PROCEEDINGS

     In the normal course of business, Sturgis Bank & Trust Company is occasionally made a party to actions seeking to recover damages from Sturgis Bank & Trust Company.

     Sturgis Bank & Trust Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters is not expected to have a material adverse effect on Sturgis Bank & Trust Company's financial condition.

                                   DIRECTORS

     Sturgis Bank & Trust Company's articles of incorporation currently provide that its Board of Directors will consist of not less than 5 directors and not more than 25 directors, with the actual number of directors being determined from time to time by the Board of Directors. Currently, the number of directors is 8.

     Sturgis Bank & Trust Company's Board of Directors is divided into three classes with each class of directors elected to a three year time of office on a rotating basis. At each annual meeting of shareholders, a class of directors is elected to succeed the class of directors whose term of office expires at that meeting.

     Biographical information concerning the directors of Sturgis Bank & Trust Company is presented below. The ages listed for the directors are as of December 31, 1999.

                                                                     CLASS OF      TERM        OFFICER/
            NAME                         POSITION             AGE    DIRECTORS    ENDING    DIRECTOR SINCE
            ----                 -------------------------    ---    ---------    ------    --------------
Raymond H. Dresser, Jr.......    Director                     69       II          2002          1968
Leonard L. Eishen............    Director, President and      63       II          2002          1977
                                 Chief Executive Officer
Eric L. Eishen...............    Director                     34      III          2000          1999
Lawrence A. Franks...........    Director                     66       II          2002          1996
Donald L. Frost..............    Director                     54       I           2001          1995
James A. Goethals............    Director, Chairman of the    64      III          2000          1972
                                 Board
Gary J. Malloy...............    Director                     53      III          2000          1994
Philip G. Ward...............    Director                     64       I           2001          1988

     Raymond H. Dresser, Jr., is a principal stockholder and serves as President of the law firm of Dresser, Dresser, Gilbert & Haas, P.C., which was founded in Sturgis, Michigan in 1898. The firm has served as legal counsel to Sturgis Bank & Trust Company for many years. Mr. Dresser is President and a Director of the Economic Development Corporation of the City of Sturgis and the Sturgis Improvement Association. He is active in many community and charitable organizations. He has served as an Officer and Director of the State Bar of Michigan and Chairman of the Probate and Estate Planning Council. Mr. Dresser was awarded the Roberts P. Hudson Award, the highest award from the State Bar of Michigan. Mr. Dresser received an AB in Economics from Amherst College and Juris Doctorate from the University of Michigan.

     Leonard L. Eishen has been President of Sturgis Bank & Trust Company since 1980 and Chief Executive Officer since 1976. He is past Chairman of the Michigan League of Savings Institutions. He is a member of the Board of Directors of Sturgis Bank & Trust Company since 1977 and Vice Chairman of District V since 1998 of the Michigan Chamber of Commerce. He is a past member of the Board of Directors of the Federal Home Loan Bank of Indianapolis having served as Vice-Chairman in 1996. He serves on the Board of Directors of America's Community Bankers. He is past President of the Sturgis Chamber of Commerce, Sturgis United Fund, Sturgis Rotary Club and past Chairman of the Sturgis Downtown Development Authority. He is also a Trustee of the Sturgis Foundation and serves on the Board of Directors of the Sturgis Neighborhood Program and the Sturgis Improvement Association.

     Lawrence A. Franks is President of Burr Oak Tool and Gauge Company, Inc., Oak Products, Inc., and Chairman of the Board of Oak Japan. He is the past president of the Sturgis Historical Society and served as Chairman of the Sturgis Centennial Committee. He is Vice President of the Sturgis Improvement Association and the Economic Development Corporation of the City of Sturgis. He is a Trustee (since 1984) and Chairman of the Board (since 1999) of Tri-State University, Angola, Indiana. He is a past member of the Board of Directors of Citizens Bank, Sturgis, Michigan. He is a past President of the Sturgis Kiwanis Club and former Lieutenant Governor. Mr. Franks received a BS in Mechanical Engineering from Tri-State University and an Honorary Doctor of Engineering from Tri-State University in May, 2000.

     James A. Goethals is the President of Sturgis Foundry Corporation. He is a former President of the Sturgis Chamber of Commerce, Sturgis United Fund, and Sturgis Rotary Club. Mr. Goethals is a Trustee of the Sturgis Foundation. Mr. Goethals serves as Chairman of the Board of Directors of Sturgis Bank & Trust Company. Mr. Goethals received a BSC in Accounting from Notre Dame and a Juris Doctorate from Notre Dame.

     Donald L. Frost is President of LTI Printing, Inc. He serves on the Board of the Glen Oaks Community College Foundation and served as the Chairman of the Building Committee for the Doyle Community Center. Mr. Frost received his BA from Valparaiso University and MBA from Western Michigan University.

     Gary J. Malloy is President of Sturgis Machining, Inc. and past President of Indiana Metalworks Corporation (formerly known as Angola Die Casting Corporation) in Angola, Indiana. He is a director of the Sturgis Improvement Association and the Economic Development Corporation of the City of Sturgis (since 1998).

     Philip G. Ward is Past President of Glen Oaks Community College. He is also a past President of the Michigan Association of Community Colleges. Dr. Ward received his BA in history from Eastern Michigan University. He received two master degrees from Eastern Michigan University and a PhD in higher education administration from Michigan State University.

     Eric L. Eishen is the Executive Vice President and Chief Operating Officer of Sturgis Bank & Trust Company (since April 1999). He has been a full time employee of the Bank since 1987. He became Vice President of Administration in 1991. He became First Vice President Chief Administration Officer in 1995, then in 1998, Executive Vice President and Chief Administrative Officer. Mr. Eishen is past President of the Sturgis Chamber of Commerce, Sturgis United Fund, Sturgis Kiwanis Club and Junior Achievement. He received his BA in Finance from Michigan State University. He is the son of Leonard L. Eishen.

BOARD COMMITTEES AND MEETINGS

     The Board of Directors of Sturgis Bank & Trust Company conducts its business through its meetings and through the activities of its committees. The Board of Directors of Sturgis Bank & Trust Company has four standing committees:

       NAME OF COMMITTEE
          AND MEMBERS                         FUNCTION OF THE COMMITTEE               MEETINGS IN 1999
       -----------------           -----------------------------------------------    ----------------
EXECUTIVE
Goethals, Franks, Dresser, and     - Supervises CEO.                                     New in 2000
L. Eishen (non-voting)             - Monitors bank performance
                                   - Recommends dividend payment amounts
                                   - Functions as the full board between board
                                     meetings
PLANNING AND BUDGET
L. Eishen, Frost, Ward, E.         - Prepares mission statement                          New in 2000
Eishen                             - Prepares a planning policy
                                   - Prepares a financial plan
AUDIT
Frost, Goethals, Malloy            - Selects Bank's independent accountants.                       4
                                   - Reviews major financial accounting and
                                     internal auditing policies
                                   - Meets with auditors regarding annual audit
COMPENSATION
Dresser, Frost, Goethals, Ward     - Recommends compensation for officers of the                   2
                                     Bank
                                   - Determines wage and scale for all employees

       NAME OF COMMITTEE
          AND MEMBERS                         FUNCTION OF THE COMMITTEE               MEETINGS IN 1999
       -----------------           -----------------------------------------------    ----------------
LOAN
Franks, Frost, Ward                - Reviews all commercial loans in excess of                     1
                                     loan officer limits
                                   - Recommends to Board regarding loans in excess
                                     of Board's loan policy
NOMINATING
L. Eishen, Frost, Dresser,         - Recommends individuals for election to the                    1
  Franks, Ward                       Board based upon experience and
                                     qualifications
INVESTMENT AND FUNDS MANAGEMENT
L. Eishen, E. Eishen and           - Drafts investment policy and monitoring            New for 2000
Goethals                           - Monitors liquidity, asset/liability
                                     management.
                                   - GAP and interest rate risk

     No incumbent director attended fewer than 75% of the 16 meetings of the Board of Directors of Sturgis Bank & Trust Company and committees on which such director served during 1999.

DIRECTOR COMPENSATION

     Each outside director of Sturgis Bank & Trust Company currently receives $6,000 per year. Members of the various committees who are not also employees of Sturgis Bank & Trust Company receive fees of $175 for each committee meeting attended. The Chairman of the Board of Directors receives an additional $3,300 per year.

     In 1995, the stockholders of Sturgis Bank & Trust Company adopted a stock option plan that allows all Directors, both employee and non-employee Directors, to participate. Pursuant to the plan, 7,000 shares of authorized but unissued shares of common stock of Sturgis Bank & Trust Company are reserved for issuance to Directors upon exercise of options granted under the plan. Under the plan each Director is to be granted an annual option to purchase 200 shares of common stock at an exercise price to be determined as the closing price of the common stock reported on the OTC Bulletin Board on the day before grant. Each option for 200 shares is to be granted immediately after each of the four annual meetings of Stockholders, beginning with the 1995 Annual Meeting, to those individuals who remain Directors after the respective annual meeting or who are elected at the respective annual meeting. Pursuant to the plan, all remaining options (375 shares per Director) were allocated pro rata among the Directors after the 1999 Annual Meeting at a price of $10.50 per share. In 1995, options for 1,400 shares were granted under the plan; each director received an option for 200 shares at an exercise price of $14.50 per share. In 1996, options for 1,400 shares were granted under the plan; each director received an option for 200 shares at an exercise price of $17.25 per share. In 1997, options for 1,600 shares were granted under the plan; each director received an option for 200 shares at an exercise price of $27.25 per share. In 1998, options for 2400 shares were granted under the plan; each director received an option for 300 shares at an exercise price of $31.75 per share. As of June 15, 1998, options to purchase 1,400 shares at $14.50 per share, 1,400 shares at $17.25 per share, 1,600 shares at $27.25 per share had been exercised under the plan. There remain 7,800 shares subject to purchase and issuance. The plan provides that options granted to Directors vest on the date of grant.

     In 1999, the stockholders of Sturgis Bank & Trust Company approved an amendment to the plan to adjust for the two-for-one stock split which occurred on June 15, 1998. The plan amendment changed the exercise price per share for options granted on April 28, 1998 from $31.75 to $15.88.

The number of shares to be issued upon the exercise of currently outstanding options yet to be granted was changed from 300 to 600 shares.

     The general purposes of this plan are to:

     - encourage directors to own Sturgis Bank & Trust Company common stock; and

     - to provide a means for tying a portion of the compensation paid to directors for their service on the Board of Directors of Sturgis Bank & Trust Company to the value of Sturgis Bank & Trust Company common stock, thus more closely aligning directors' interests with shareholders' interests.

     Although the Board of Directors of Sturgis Bank & Trust Company is the administrator of this plan, neither it nor any other person or body has any discretion to select the persons who receive awards under this plan, the times at which awards are granted, or the terms and conditions of such awards. Instead, all such matters are determined entirely by the terms of the plan itself.

DIRECTOR NOMINATIONS

     Generally, the nominating committee of the Board of Directors of Sturgis Bank & Trust Company will not consider nominees recommended by shareholders. However, nominations for directors may be made by shareholders, provided the nominations are in writing and delivered to the Secretary of Sturgis Bank & Trust Company at least five days prior to the date of the annual meeting of shareholders. Generally, such nominations will be posted in a conspicuous place in each office of Sturgis Bank & Trust Company. If the nominating committee fails or refuses to name nominees at least 20 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any shareholders entitled to vote at that meeting.

                               EXECUTIVE OFFICERS

     During 1999, Sturgis Bank & Trust Company's executive officers consisted of the persons named below. Sturgis Bank & Trust Company's executive officers are elected annually and serve at the pleasure of the Board of Directors of Sturgis Bank & Trust Company.

     Biographical information concerning the executive officers of Sturgis Bank & Trust Company is presented below. The ages listed for the executive officers are as of December 31, 1999.

                NAME                     AGE                     CURRENT POSITION
                ----                     ---   -----------------------------------------------------
Leonard L. Eishen....................    63    President and Chief Executive Officer
Jack E. Bell.........................    62    Senior Vice President and Chief Operating Officer(1)
Eric L. Eishen.......................    34    Executive Vice President and Chief Operating Officer
Brian P. Hoggatt.....................    33    Vice President, Chief Financial Officer and Treasurer
Ronald W. Scheske....................    44    Vice President and Commercial Account Specialist
David E. Watters.....................    51    Vice President and Trust Officer

     Brian P. Hoggatt is Vice President, Chief Financial Officer and Treasurer. He has been a full-time employee with Sturgis Bank & Trust Company since 1988. He was Controller of Sturgis Bank & Trust Company from 1991 to 1994. He became Vice President in 1993 and Chef Financial Officer and Treasurer in 1994.

     Ronald W. Scheske is Vice President and Commercial Account Specialist. He joined Sturgis Bank & Trust Company on September 3, 1997. He was Assistant Vice President in Commercial

Business Development at Citizens Bank, Sturgis immediately before joining Sturgis Bank & Trust Company.

     David E. Watters is Vice President and Trust Officer. He joined Sturgis Bank & Trust Company on October 7, 1996 as Vice President and Trust Officer. He was Vice President and Trust Officer of Key Bank, National Association, Sturgis immediately before joining Sturgis Bank & Trust Company.

SUMMARY COMPENSATION TABLE

     The following table shows the compensation paid in all capacities by Sturgis Bank & Trust Company and its subsidiaries during fiscal years 1999, 1998 and 1997 to the Chief Executive Officer of Sturgis Bank & Trust Company and the only other executive officers of Sturgis Bank & Trust Company whose salary and bonus exceeded $100,000 in 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG TERM
                                                             ANNUAL                      COMPENSATION
                                                          COMPENSATION                   ------------
                                                        -----------------                 SECURITIES
                                                           SALARY AND                     UNDERLYING
        NAME AND PRINCIPAL POSITION             YEAR    DIRECTORS FEES($)    BONUS($)      OPTIONS
        ---------------------------             ----    -----------------    --------    ------------
Leonard L. Eishen,..........................    1999        $176,500         $     0           375
President and CEO                               1998        $161,833         $     0        16,078
                                                1997        $128,763         $48,000         9,400

     Leonard L. Eishen, the President and Chief Executive Officer of Sturgis Bank & Trust Company has an employment agreement that provides for a base salary of $162,500 per annum. That base salary is subject to increases or decreases as approved by the Board of Directors of Sturgis Bank & Trust Company. The agreement also provides, among other things, for his participation in an equitable manner in employee benefits applicable to all employees of Sturgis Bank & Trust Company. Mr. Eishen may be discharged for cause at any time or upon the occurrence of certain events. In the event that Mr. Eishen's employment is terminated following a change of control either by Sturgis Bank & Trust Company for reasons other than cause or by Mr. Eishen for good reason, Mr. Eishen will be entitled to receive his base compensation, subject to Section 280(G) of the Internal Revenue Code, under the contract for an additional three (3) years. If this would have occurred in 1999, Mr. Eishen would have been entitled to receive a total of $487,500.

AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

     No named executive officers of Sturgis Bank & Trust Company exercised during 1999 any stock options and/or warrants.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No executive officer of Sturgis Bank & Trust Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the compensation committee of Sturgis Bank & Trust Company. No executive officer of Sturgis Bank & Trust Company served as a director of another entity, one of whose executive officers served on the compensation committee of Sturgis Bank & Trust Company. No executive officer of Sturgis Bank & Trust Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of Sturgis Bank & Trust Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. Raymond H. Dresser, Jr., a Director of Sturgis Bank & Trust Company, is the majority shareholder in Dresser, Dresser, Gilbert & Haas, P.C., which acts as legal counsel to Sturgis Bank & Trust Company. It was paid $135,730 by Sturgis Bank & Trust Company in 1999 for legal fees and disbursements, and $207,709 in 1998 for legal fees and disbursements. Extraordinary legal fees in 1998 arose in connection with branch acquisitions, a secondary stock offering, and charter conversion planning.

     Sturgis Bank & Trust Company has, in the normal course of business, made loans to certain of its directors and officers and to organizations in which some of those directors and officers have an interest. In the opinion of management, all of these loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties and did not involve more than the normal risk of collectibility. Sturgis Bank & Trust Company's named executive officers do not have any loans with any of Sturgis Bank & Trust Company's subsidiaries.

                  STURGIS BANK & TRUST COMPANY STOCK OWNERSHIP

     The following table shows the number of shares of Sturgis Bank & Trust Company common stock beneficially owned (as of December 31, 1999) by:

     - each person who owns more than 5% of those shares;

     - each director of Sturgis Bank & Trust Company;

     - each executive officer of Sturgis Bank & Trust Company named in the Summary Compensation Table; and

     - the directors and executive officers of Sturgis Bank & Trust Company as a group.

                                                       SHARES WHICH MAY BE                                   PERCENTAGE OF
  NAME AND ADDRESS OF         SHARES OF STOCK        ACQUIRED WITHIN 60 DAYS       TOTAL SHARES OF          SHARES OF STOCK
  BENEFICIAL OWNER OR      DIRECTLY OR INDIRECTLY       UPON EXERCISE OF        STOCK DEEMED AS BEING       OUTSTANDING AND
    NUMBER IN GROUP               OWNED(1)                STOCK OPTIONS          BENEFICIALLY OWNED      DEEMED OUTSTANDING(2)
  -------------------      ----------------------    -----------------------    ---------------------    ---------------------
Raymond H. Dresser,
  Jr...................           123,500                       975                    124,475                   3.97%
215 Haral Ave
Sturgis, MI 49091
Leonard L. Eishen......            80,092                    12,234                     92,326                   2.95%
66002 Knollwood Dr
Sturgis, MI 49091
Lawrence A.
  Franks(3)............           100,674                       975                    101,649                   3.24%
609 E. Chicago Road
Sturgis, MI 49091
Donald L. Frost........            18,206                       975                     19,181                    .61%
1218 Constitution
Sturgis, MI 49091

                                                       SHARES WHICH MAY BE                                   PERCENTAGE OF
  NAME AND ADDRESS OF         SHARES OF STOCK        ACQUIRED WITHIN 60 DAYS       TOTAL SHARES OF          SHARES OF STOCK
  BENEFICIAL OWNER OR      DIRECTLY OR INDIRECTLY       UPON EXERCISE OF        STOCK DEEMED AS BEING       OUTSTANDING AND
    NUMBER IN GROUP               OWNED(1)                STOCK OPTIONS          BENEFICIALLY OWNED      DEEMED OUTSTANDING(2)
  -------------------      ----------------------    -----------------------    ---------------------    ---------------------
James A. Goethals......            21,692                       975                     22,667                    .72%
25580 Waneta Way
Sturgis, MI 49091
Gary J. Malloy.........            21,900                       975                     22,875                    .73%
68604 Crooked Creek
Road
White Pigeon, MI 49099
Phillip G. Ward........            47,760                       975                     48,735                   1.55%
1000 S. Lakeview
Sturgis, MI 49091
Eric L. Eishen.........             6,302                     8,965                     15,267                    .49%
964 Kruszka
Bronson, MI 49028
Jack E. Bell(4)........            11,656                     3,826                     15,482                    .49%
28849 Fawn River Road
Sturgis, MI 49091
Ron W. Scheske.........                 0                     1,426                      1,426                    .05%
1208 Parkside
Sturgis, MI 49091
David E. Watters.......             1,400                     2,693                      4,093                    .13%
1325 Rishel
Sturgis, MI 49091
Brian P. Hoggatt.......             4,300                     4,006                      8,306                    .27%
223 N. Lakeview
Sturgis, MI 49091
All Directors and
Executive Officers as a
group (12 persons).....           437,482                    39,000                    474,482                   15.2%

-------------------------
(1) Includes certain shares owned by spouses and children or as custodian or trustee, or over which shares the individual effectively exercises sole or shared voting or investment power.

(2) The 39,000 shares able to be acquired within 60 days upon exercise of stock options are deemed outstanding at December 31, 1999.

(3) Lawrence A. Franks is the son of Newell A. Franks.

(4) Jack E. Bell retired February, 2000.

     Persons and groups owning in excess of 5% of Sturgis Bank & Trust Company common stock are shown in the following table.

                                                                                    PERCENT OF
                                                                                    SHARES OF
                                                       SHARES OF      NATURE OF    COMMON STOCK
                                                      COMMON STOCK    OWNERSHIP    OUTSTANDING
                                                      ------------    ---------    ------------
Newell A. Franks(1)...............................      187,200        Direct         6.05%
509 N. Lakeview Ave.
Sturgis, Michigan 49091

-------------------------
(1) Newell A. Franks is the father of director Lawrence A. Franks.

                                 LEGAL MATTERS

     The validity of the Southern Michigan Bancorp common stock to be issued in connection with the consolidation, and certain other legal matters, will be passed upon by Miller, Canfield, Paddock and Stone, P.L.C., 444 West Michigan Avenue, Kalamazoo, Michigan 49007-3751. Certain legal matters will be passed upon for Sturgis Bank & Trust Company by Dresser, Dresser, Gilbert & Haas, P.C., 112 South Monroe Street, Sturgis Michigan 49091.

                                    EXPERTS

     The consolidated financial statements of Southern Michigan Bancorp as of December 31, 1999 and 1998, and for each of the years in the three year period ended December 31, 1999, included in Southern Michigan Bancorp's Annual Report on Form 10-K for the Fiscal Year Ended December 31, 1999 and incorporated by reference in this proxy statement/prospectus, which are referred to and made a part of this proxy statement/prospectus and the registration statement, have been audited by Crowe, Chizek and Company, LLP, independent auditors, as set forth in their report thereon included therein and incorporated by reference in this proxy statement/prospectus and the registration statement. All of these consolidated financial statements are incorporated by reference in this proxy statement/prospectus and in the registration statement in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

     The consolidated financial statements of Sturgis Bank & Trust Company as of December 31, 1999, and for the year ended December 31, 1999, included in this proxy statement/prospectus have been audited by Plante & Moran, LLP, independent auditors, as set forth in their report thereon included in this proxy statement/prospectus and the registration statement. All of these consolidated financial statements have been included in this proxy statement/prospectus and in the registration statement in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of Sturgis Bank & Trust Company and its subsidiaries as of December 31, 1998, and for each of the years in the two-year period ended December 31, 1998, included in this proxy statement/prospectus have been audited by PricewaterhouseCoopers LLP, independent auditors, as set forth in their report thereon included in this proxy statement/prospectus and the registration statement. These consolidated financial statements have been included in this proxy statement/prospectus and in the registration statement in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     Representatives of Crowe, Chizek and Company LLP, Plante & Moran, LLP and PricewaterhouseCoopers LLP are expected to be present at the meeting. These representatives will have an opportunity to make statements if they so desire and will be available to respond to appropriate questions.

                      WHERE YOU CAN FIND MORE INFORMATION

     Southern Michigan Bancorp files annual, quarterly and special reports, and other information with the Securities and Exchange Commission. You may read and copy such information at the following locations of the SEC:

Public Reference Room   Northeast Regional Office  Midwest Regional Office
450 Fifth Street, N.W   7 World Trade Center       Citicorp Center
Room 1024               Suite 1300                 500 West Madison Street
Washington, D.C. 20549  New York, NY 10048         Suite 1400
                                                   Chicago, IL 60661-2511

     You may also obtain copies of such information by mail from the Public Reference Section of the SEC, at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for information on the operation of the SEC's Public Reference Room.

     The SEC maintains an Internet worldwide web site that contains the reports and other information that Southern Michigan Bancorp filed electronically with the SEC. The address of the SEC's web site is "http://www.sec.gov".

     Southern Michigan Bancorp filed with the SEC a registration statement on Form S-4 under the Securities Act of 1933 to register the shares of Southern Michigan Bancorp common stock to be issued to Sturgis Bank & Trust Company shareholders in the consolidation. As permitted by the rules and regulations of the SEC, this proxy statement/prospectus does not contain all the information set forth in the registration statement and the exhibits thereto. Such additional information may be inspected and copied as set forth above.

     The SEC allows Southern Michigan Bancorp to "incorporate by reference" information into this proxy statement/prospectus, which means that it can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information superseded by information contained in this document or in later filed documents incorporated by reference in this document. This proxy statement/prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about our companies and their finances.

     All of the documents filed with the SEC by Southern Michigan Bancorp (File No. 2-78178) pursuant to the Securities Exchange Act of 1934 since the end of its fiscal year ended December 31, 1999 are incorporated by reference in this proxy statement/prospectus. These documents include the following:

     - Southern Michigan Bancorp's Annual Report on Form 10-K for the Year Ended December 31, 1999.

     - Southern Michigan Bancorp's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000; and

     - All other reports filed by Southern Michigan Bancorp pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by Southern Michigan Bancorp's Annual Report on Form 10-K for the Year Ended December 31, 1999.

     Southern Michigan Bancorp is also incorporating by reference additional documents that it files with the SEC between the date of this proxy statement/prospectus and the date of the meeting of Sturgis Bank & Trust Company shareholders. Such incorporation by reference by Southern Michigan Bancorp will not be deemed to specifically incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K.

     If you are a Southern Michigan Bancorp shareholder, you may have been sent some of the documents incorporated by reference. However, you can obtain any of them through Southern Michigan Bancorp or the SEC. Documents incorporated by reference are available from Southern Michigan Bancorp without charge, excluding all exhibits unless it has specifically incorporated by reference an exhibit in this proxy statement/prospectus. YOU MAY OBTAIN DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS BY WRITING OR TELEPHONING:

                        Southern Michigan Bancorp, Inc.
                                 51 West Pearl
                           Coldwater, Michigan 49036
                         Attention: James T. Grohalski
                                 (517) 279-5500

     Southern Michigan Bancorp will provide you, upon your written request, a copy of its Annual Report on Form 10-K for the Year Ended December 31, 1999, including the financial statements and the financial schedules, required to be filed with the SEC under the Exchange Act for its most recent fiscal year. Your request should be directed to Southern Michigan Bancorp at the address set forth above.

     You should rely only on the information contained or incorporated by reference in this proxy statement/prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this document. You should not assume that the information contained in this document is accurate as of any date other than the date of this document, and neither the mailing of this document to shareholders nor the issuance of Southern Michigan Bancorp common stock in the consolidation will create any implication to the contrary.

     This document constitutes a prospectus of Southern Michigan Bancorp with respect to the shares of Southern Michigan Bancorp common stock to be issued to Sturgis Bank & Trust Company shareholders upon completion of the consolidation. However, this document does not cover any resales of those shares of Southern Michigan Bancorp common stock. No one is authorized to make use of this document in connection with any such resale.

     This document does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation.

     Southern Michigan Bancorp supplied all information contained or incorporated by reference in this document relating to Southern Michigan Bancorp and its subsidiaries and Sturgis Bank & Trust Company supplied all such information relating to Sturgis Bank & Trust Company and its subsidiaries.

                        INDEX TO FINANCIAL STATEMENTS OF
                          STURGIS BANK & TRUST COMPANY

Condensed Consolidated Statements of Financial Condition at
  March 31, 2000 (unaudited) and December 31, 1999..........     FS-1
Condensed Consolidated Statements of Income for the Three
  Months Ended
  March 31, 2000 and 1999 (unaudited).......................     FS-2
Condensed Consolidated Statements of Cash Flows for the
  Three Months Ended
  March 31, 2000 and 1999 (unaudited).......................     FS-3
Notes to Condensed Consolidated Financial Statements........     FS-4
Independent Auditors' Reports...............................    FS-11
Consolidated Balance Sheets at December 31, 1999 and 1998...    FS-13
Consolidated Statements of Income for the Years Ended
  December 31, 1999, 1998 and 1997..........................    FS-14
Consolidated Statements of Changes in Equity for the Years
  ended December 31, 1999, 1998 and 1997....................    FS-15
Consolidated Statements of Cash Flows for the Years Ended
  December 31, 1999, 1998 and 1997..........................    FS-16
Notes to Consolidated Financial Statements..................    FS-17

                 STURGIS BANK & TRUST COMPANY AND SUBSIDIARIES

            CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                                 MARCH 31,      DECEMBER 31,
                                                                    2000            1999
                                                                ------------    ------------
                                                                (UNAUDITED)
ASSETS
  Cash and interest-bearing deposits in other depository
     institutions...........................................    $ 10,159,830    $ 11,390,392
  Other short-term investments..............................         545,369         458,888
  Securities held-to-maturity...............................      12,240,186      11,643,826
  Mortgage-backed securities................................       1,456,516       1,519,508
  Loans held for sale.......................................          70,000          30,000
  Loans, net................................................     213,706,192     206,265,022
  Real estate owned.........................................         178,577         369,952
  Federal Home Loan Bank stock..............................       3,325,800       3,222,800
  Accrued interest receivable...............................       1,719,185       1,645,369
  Investment in limited partnership.........................         255,580         260,080
  Premises and equipment, net...............................       7,044,039       7,204,569
  Goodwill, net of accumulated amortization.................       6,124,980       5,797,262
  Originated mortgage servicing rights......................         743,787         745,890
  Other assets..............................................         963,110       1,042,761
                                                                ------------    ------------
       Total assets.........................................    $258,533,151    $251,596,319
                                                                ============    ============
LIABILITIES AND STOCKHOLDERS' EQUITY
  Liabilities:
     Deposits:..............................................    $175,604,240    $163,679,849
     Federal Home Loan Bank advances........................      53,978,469      59,113,390
     Advances from borrowers for taxes and insurance........         268,607          92,377
     Deferred federal income taxes..........................         250,000         250,000
     Accrued interest payable...............................         989,788         952,533
     Other liabilities......................................       1,828,427       2,160,563
                                                                ------------    ------------
       Total liabilities....................................     232,919,531     226,248,712
  Commitments and contingencies
  Stockholders' equity:
     Common stock...........................................       3,095,486       3,094,886
     Additional paid-in capital.............................      10,412,080      10,409,632
     Retained earnings......................................      12,106,054      11,843,089
                                                                ------------    ------------
       Total stockholders' equity...........................      25,613,620      25,347,607
                                                                ------------    ------------
       Total liabilities and stockholders' equity...........    $258,533,151    $251,596,319
                                                                ============    ============

See accompanying notes to condensed consolidated financial statements.

                 STURGIS BANK & TRUST COMPANY AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                                                                   THREE MONTHS ENDED
                                                                       MARCH 31,
                                                                ------------------------
                                                                   2000          1999
                                                                ----------    ----------
                                                                      (UNAUDITED)
Interest income.............................................    $4,514,703    $4,101,813
Interest expense............................................     2,439,146     2,156,851
                                                                ----------    ----------
  Net interest income.......................................     2,075,557     1,944,962
Provision for loan losses...................................        37,500        39,000
                                                                ----------    ----------
  Net interest income after provision for loan losses.......     2,038,057     1,905,962
Other income................................................       693,435       863,630
Other expenses..............................................     2,114,782     2,122,514
                                                                ----------    ----------
  Income before provision for federal income tax............       616,710       647,078
Provision for federal income tax............................       199,000       200,000
                                                                ----------    ----------
  Net income................................................    $  417,710    $  447,078
                                                                ==========    ==========
Basic earnings per share....................................    $     0.13    $     0.14
                                                                ==========    ==========
Diluted earnings per share..................................    $     0.13    $     0.14
                                                                ==========    ==========
Dividends declared per share................................    $     0.05    $     0.04
                                                                ==========    ==========

See accompanying notes to condensed consolidated financial statements.

                 STURGIS BANK & TRUST COMPANY AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                     THREE MONTHS ENDED
                                                                         MARCH 31,
                                                                ----------------------------
                                                                    2000            1999
                                                                ------------    ------------
                                                                        (UNAUDITED)
Cash flows from operating activities:
  Net Income................................................    $    417,710    $    447,078
  Adjustments to reconcile net income to net cash provided
     by
     (used in) operating activities:
     Depreciation...........................................         176,412         173,684
     Amortization...........................................         147,282         140,464
     Provision for loan losses..............................          37,500          39,000
     Premiums and discounts on investment mortgage backed
       securities...........................................           5,016         (57,816)
     Gain on sale of loans..................................         (12,385)       (147,423)
     Proceeds from sale of loans held for sale..............       1,112,732      12,352,236
     Loans originated for sale..............................      (1,152,732)    (12,656,966)
     Equity in loss of limited partnership..................           4,500           4,500
     Changes in assets and liabilities:
       Decrease in accrued interest and other assets........         (22,707)       (512,575)
       Decrease in accrued interest and other liabilities...        (294,882)       (451,638)
                                                                ------------    ------------
       Net cash provided by (used in) operating
          activities........................................         418,446        (669,456)
Cash flows from investing activities:
  Proceeds from maturities of securities held to maturity...         100,000              --
  Purchase of investment securities.........................        (700,000)             --
  Principal reductions of mortgage-backed securities........          61,618         167,599
  (Purchase) proceeds of other securities...................         (86,481)      7,557,295
  Net (increase) decrease in loans..........................      (7,429,896)        325,487
  Purchase of premises and equipment........................         (15,882)        (58,343)
  Purchase of FHLB stock....................................        (103,000)             --
  Intangibles acquired by Oakleaf Financial Services........        (475,000)             --
  Other.....................................................         185,629        (130,247)
                                                                ------------    ------------
       Net cash (used in) provided by investing
          activities........................................      (8,463,012)      7,861,791
Cash flows from financing activities:
  Net increase in deposits..................................      11,924,391       3,782,267
  Repayment of FHLB advances................................     (25,134,921)     (2,300,409)
  Proceeds from FHLB advances...............................      20,000,000              --
  Increase in advances for taxes and insurance..............         176,230         414,962
  Proceeds from sale of common stock........................           3,048              --
  Cash dividends............................................        (154,744)       (123,791)
                                                                ------------    ------------
       Net cash provided by financing activities............       6,814,004       1,773,029
                                                                ------------    ------------
       (Decrease) increase in cash and cash equivalents.....      (1,230,562)      8,965,364
Cash and cash equivalents:
  Beginning of period.......................................      11,390,392      12,665,264
                                                                ------------    ------------
  End of period.............................................    $ 10,159,830    $ 21,630,628
                                                                ============    ============

See accompanying notes to condensed consolidated financial statements.

                 STURGIS BANK & TRUST COMPANY AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

A. ORGANIZATION AND ACCOUNTING POLICIES

     The following is a summary of the significant accounting policies followed in the preparation of the consolidated financial statements of Sturgis Bank & Trust Company and subsidiaries (individually and collectively referred to as the "Bank").

BASIS OF PRESENTATION

     The accompanying unaudited condensed consolidated financial statements of Sturgis Bank & Trust Company and its subsidiaries have been prepared in accordance with generally accepted accounting principles for interim financial information. Additionally, these financial statements have been prepared in accordance with the instructions to Form 10-Q and Article 10 of Regulations S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The interim financial information statements presented herein should be read in conjunction with the financial statements included in the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999. Operating results for the three months ended March 31, 2000 should not be considered indicative of the results for any future quarters or the year ending December 31, 2000.

ORGANIZATION

     Effective March 1, 1999 the Bank converted from its federal savings bank charter to a Michigan savings bank. The Bank, as a state-chartered stock savings bank and as a member of the Federal Home Loan Bank System ("FHLB"), is required to maintain an investment in the capital stock of the FHLB.

     Deposit accounts are insured by the Federal Deposit Insurance Corporation ("FDIC") within certain limitations. A premium is required by the FDIC for the insurance of such accounts.

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Bank and its wholly-owned subsidiaries. All significant intercompany accounts and transactions are eliminated in consolidation.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

     The allowance for loan losses is a material estimate that is particularly susceptible to change in the near term. While management uses available information to recognize losses on loans, future additions to the allowance or write-downs may be necessary based on changes in economic conditions.

                 STURGIS BANK & TRUST COMPANY AND SUBSIDIARIES

A. ORGANIZATION AND ACCOUNTING POLICIES (CONTINUED)
In addition, various regulatory agencies, as an integral part of their examination process, periodically review the allowance for loan losses. Such agencies could require the Bank to recognize additions to the allowance or write-downs based on their judgment of information available to them at the time of their examination.

SECURITIES

     The Bank's securities are all classified as held-to-maturity and carried at amortized cost. Amortization of premiums and accretion of discounts are determined by a method that approximates the interest method.

LOANS

     Substantially all of the Bank's loan activity is with customers located in south-central lower Michigan with a major concentration in single-family residential lending.

     Generally, loans are collateralized by real estate. The loans are expected to be repaid from cash flow or proceeds from the sale of selected assets of the borrower. The Bank's policy for requiring collateral is dependent upon management's credit evaluation of the borrower.

     Interest on loans is accrued and credited to income based upon the principal amount outstanding. The accrual of interest income is generally discontinued when a loan becomes 90 days past due as to principal or interest or when, in the opinion of management, full collection of principal or interest is unlikely. When a loan is in non-accrual status, interest income is recognized only to the extent of cash received and when the full collection of principal is not in doubt. Management may elect to continue the accrual of interest when the estimated fair value of collateral is sufficient to cover the principal balance and accrued interest.

     Loan origination fees and certain direct loan origination costs are deferred and the net amount amortized as an adjustment to the related loan's yield using a method the result of which approximates a level yield. The Bank is generally amortizing these amounts over the contractual life of the related loans. Amortization of deferred amounts is suspended when a loan becomes non-accrual.

LOANS HELD FOR SALE

     The Bank sells a portion of its mortgage loan production into the secondary market. Loans held for sale are carried at the lower of cost or market until sold. Whenever loan cost exceeds market value on a net aggregate basis, a valuation allowance is recorded.

ALLOWANCE FOR LOAN LOSSES

     The allowance for loan losses is an estimate used by management in the preparation of the Bank's consolidated financial statements. The allowance is maintained at a level considered by management to be adequate to provide for probable loan losses inherent in the portfolio. Management's evaluation is based on a continuing review of the loan portfolio and includes consideration of the actual loan loss experience, the present and prospective financial condition of the

                 STURGIS BANK & TRUST COMPANY AND SUBSIDIARIES

A. ORGANIZATION AND ACCOUNTING POLICIES (CONTINUED) borrowers, balance of the loan portfolio and general economic conditions. An economic slow-down in the Bank's geographic area could adversely effect the ability of borrowers to make scheduled monthly payments and the duration of such an economic slow-down would increase the possibility of credit losses for the Bank.

OFFICE PROPERTIES AND EQUIPMENT

     Office properties and equipment are carried at cost less accumulated depreciation. Depreciation is computed primarily using the straight-line method based on the estimated useful lives of the applicable assets.

REAL ESTATE OWNED

     Real estate owned is composed of properties acquired through foreclosure proceedings or by acceptance of a deed in lieu of foreclosure. At the time these properties are foreclosed, they are recorded at the lower of cost or fair value less selling costs through a direct charge against the allowance for loan losses. Fair value is generally determined by recent appraisals. Losses in value subsequent to foreclosure are recorded as a charge against income. Gains and losses from the sales of real estate owned are recorded in income when realized. At March 31, 2000, real estate owned consisted of properties acquired through foreclosure totaling $178,577. At December 31, 1999, real estate owned consisted of properties acquired through foreclosure totaling $369,952.

INVESTMENT IN LIMITED PARTNERSHIP

     The Bank maintains an investment in a Michigan limited partnership, which is structured to generate low income housing tax credits. The investment is accounted for using the equity method whereby the Bank annually records its proportionate share of partnership losses as an adjustment to the carrying value of the investment.

INTANGIBLE ASSETS

     Goodwill is being amortized using straight-line and accelerated methods over periods ranging from seven to fifteen years. Core deposit intangibles are being amortized using the straight-line method over seven years. On an ongoing basis, management assesses the recoverability of the intangible assets. If an assessment of the intangible asset indicates that its recoverability is impaired, a charge to expense is recorded for the amount of the impairment.

MORTGAGE SERVICING RIGHTS

     Originated mortgage servicing rights are capitalized and amortized using a method which approximates the effective yield method. The Bank assesses its capitalized servicing rights for impairment based on their current fair value. There was no valuation allowance associated with capitalized servicing rights at March 31, 2000 or December 31, 1999.

                 STURGIS BANK & TRUST COMPANY AND SUBSIDIARIES

A. ORGANIZATION AND ACCOUNTING POLICIES (CONTINUED)
FEDERAL INCOME TAXES

     The Bank and its subsidiaries file a consolidated federal income tax return.

     Deferred federal income taxes are determined using the liability method. The Bank has not provided deferred federal income taxes for that portion of its tax bad debt reserve that arose in tax years beginning before January 1, 1988 because it is expected that the requirements of Section 593, as amended by the Act, will be met in the foreseeable future. If the requirements of Section 593 are not met, the potential federal income tax liability for which no deferred federal income taxes have been provided is approximately $312,000 as of March 31, 2000.

STATEMENTS OF CASH FLOWS

     For the purposes of the consolidated statements of cash flows, the Bank considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

                                                                   THREE MONTHS ENDED
                                                                       MARCH 31,
                                                                ------------------------
                                                                   2000          1999
                                                                ----------    ----------
Supplemental cash flow information:
  Cash paid during the periods for:
     Interest...............................................    $2,401,891    $2,152,395
     Income taxes (including Michigan Single Business
      tax)..................................................         5,000       286,101
Noncash investing and financing activities:
  Loans transferred to real estate owned....................        64,778       143,676
  Tax benefit of stock options exercised....................           439            --

EARNINGS PER SHARE

     Basic earnings per share are computed by dividing net income by the weighted average number of shares of common stock outstanding. Accordingly, for the three month periods ended March 31, 2000 the weighted average number of common shares used in the computation of basic earnings per share were 3,094,893. The weighted average number of common shares for the same period in 1999 were 3,094,779.

     Diluted earnings per share are computed by dividing net income by the weighted average number of shares of common stock outstanding plus the dilutive effect of outstanding stock options. For the three months ended March 31, 2000, the weighted average number of common shares used in the computation of diluted earnings per share was 3,098,037. The weighted average number of common shares for the same period in 1999 was 3,123,827.

                 STURGIS BANK & TRUST COMPANY AND SUBSIDIARIES

NOTE B: LOANS RECEIVABLE, NET

     Loans consist of the following:

                                                                 MARCH 31,      DECEMBER 31,
                                                                    2000            1999
                                                                ------------    ------------
                                                                (UNAUDITED)
Single and multi-family residential loans...................    $159,119,602    $155,122,227
Commercial..................................................      35,626,792      31,111,740
Consumer and installment loans..............................      16,231,668      16,123,170
Construction -- Residential.................................       5,197,507       7,336,647
Construction -- Commercial..................................         165,000         265,000
Other.......................................................         265,576         164,713
                                                                ------------    ------------
                                                                 216,606,145     210,123,497
                                                                ------------    ------------
Less:
  Allowance for loan losses.................................         751,234         730,000
  Unearned interest.........................................          40,681          42,674
  Undisbursed portion of loans in process...................       1,791,360       2,732,760
  Deferred loan fees........................................         316,678         353,041
                                                                ------------    ------------
     Loans receivable, net..................................    $213,706,191    $206,265,022
                                                                ============    ============

NOTE C: DEPOSITS

     Deposits consist of the following:

                                                    MARCH 31, 2000
                                                      (UNAUDITED)               DECEMBER 31, 1999
                                                -----------------------      -----------------------
                                                   AMOUNT       PERCENT         AMOUNT       PERCENT
                                                ------------    -------      ------------    -------
Passbook and statement savings..............    $ 35,441,283    20.18%       $ 34,125,021    20.85%
Negotiable orders of withdrawal.............      55,503,554    31.61%         54,144,646    33.08%
Certificates of deposit.....................      84,659,403    48.21%         75,410,182    46.07%
                                                ------------    ------       ------------    ------
       Total deposits.......................    $175,604,240    100.00%      $163,679,849    100.00%
                                                ============    ======       ============    ======

NOTE D: ADVANCES FROM FEDERAL HOME LOAN BANK.

     Advances from the Federal Home Loan Bank of Indianapolis ("FHLB") are collateralized by FHLB stock, all mortgage loans and mortgage-backed securities issued or guaranteed by the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association or the Government National Mortgage Association.

     Short-term advances consisted of $363,094 at March 31, 2000 at a variable interest rate (6.39% at March 31, 2000.) The short-term advances at March 3, 2000 are on a line of credit from the FHLB which provides for advances up to $10,000,000 and expires in February of 2001. Advances outstanding under the line of credit bear interest at a rate of approximately 50 basis points over the rate paid by the FHLB on their time deposits. Short-term advances consisted of $23.5 million at December 31, 1999.

                 STURGIS BANK & TRUST COMPANY AND SUBSIDIARIES

NOTE D: ADVANCES FROM FEDERAL HOME LOAN BANK. (CONCLUDED)
     The Bank had approximately $53.6 million and $35.6 million in long-term advances from FHLB at March 31, 2000 and December 31, 2000, respectively. Interest rates range from 5.70% to 7.34% with maturities from April 2001 to February 2008.

                   YEAR ENDED
                  DECEMBER 31,                        AMOUNT
------------------------------------------------    -----------
       2000.....................................    $   665,854
       2001.....................................      4,772,658
       2002.....................................     15,167,374
       2003.....................................     13,667,466
       2004.....................................      3,428,740
2005 and thereafter.............................     15,903,283
                                                    -----------
             Total..............................    $53,615,375
                                                    ===========

NOTE E: RETAINED EARNINGS.

     In connection with the insurance of savings accounts by the Savings Association Insurance Fund (the "SAIF"), the Bank is required to accumulate and maintain a general reserve, which is available only to absorb losses. The Bank may be required periodically to appropriate to its general reserve certain amounts based on computations prescribed by the insurance regulations. Any required appropriations have been met and are not charged against income. For financial reporting purposes, this reserve is considered to be appropriated retained earnings.

NOTE F: CASH DIVIDENDS AND COMMON STOCK SPLIT

     The Bank paid a cash dividend of $.05 per share on its issued and outstanding common stock on March 15, 2000 to shareholders of record as of February 15, 2000. Total dividends paid on March 15, 2000 were $154,744.

NOTE G: PURCHASE OF MCKILLEN FINANCIAL SERVICES

     In January 2000, SFB Agency, Inc., now Oakleaf Financial Services, Inc., purchased the assets and accounts of McKillen Financial Services. Oakleaf Financial Services is a wholly-owned subsidiary of the Bank. Oakleaf Financial Services, Inc. paid $475,000 to McKillen Financial Services for its assets and accounts.

NOTE H: EMPLOYEE BENEFIT PLANS

     In January 1998, the Bank established a Defined Contribution Plan and Trust/401(k). The plan, which is a defined contribution plan, permits eligible employees to contribute a percentage of their compensation with the Bank contributing 25% of the employee's pre-tax contribution, not to exceed 10% of the employee's total compensation, as defined in the agreement. The plan also permits the Bank to make discretionary contributions.

                 STURGIS BANK & TRUST COMPANY AND SUBSIDIARIES

NOTE I: MERGER WITH SOUTHERN MICHIGAN BANCORP, INC.

     On February 15, 2000 the Bank entered into a definitive agreement to merge with Southern Michigan Bancorp, Inc.

     Southern Michigan Bancorp, Inc. is currently the holding company for Southern Michigan Bank & Trust. At December 31, 1999, Southern Michigan Bancorp, Inc. had consolidated assets of approximately $275,825,000 and total stockholders' equity of approximately $24,568,000. Southern Michigan Bank & Trust operates 13 banking offices in Branch, Calhoun and Hillsdale Counties, Michigan.

     The transaction will involve Sturgis Bank & Trust Company and Subsidiaries becoming subsidiaries of Southern Michigan Bancorp, Inc. Under the terms of the agreement Sturgis Bank & Trust Company shareholders will receive .398 shares of Southern Michigan Bancorp common stock for each Sturgis Bank & Trust Company share they hold. As part of the transaction, Southern Michigan Bancorp will adopt a new name, yet to be determined for the two-bank holding company. The Banks will continue to serve their communities as stand alone banks. The transaction is expected to be completed in the fourth quarter of the 2000 calendar year, following receipt of all regulatory and shareholder approvals.

PLANTE & MORAN, LLP                                           Certified Public Accountants
                               Suite 700                      Management Consultants
                               107 West Michigan Avenue       (616) 385-1858
                               Kalamazoo, Michigan 49007      FAX (616) 385-2936

--------------------------------------------------------------------------------

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Sturgis Bank & Trust Co. and Subsidiaries
Sturgis, Michigan

     We have audited the accompanying consolidated balance sheet of Sturgis Bank & Trust Co. and subsidiaries (collectively, the "Bank") as of December 31, 1999 and the related consolidated statements of income, changes in equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Sturgis Bank & Trust Co. and subsidiaries as of December 31, 1999 and the consolidated results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          Plante & Moran, LLP

February 15, 2000

PRICEWATERHOUSECOOPERS

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Sturgis Bank & Trust Company:

     In our opinion, the consolidated balance sheet as of December 31, 1998 and the related consolidated statements of income, of changes in equity and of cash flows for each of the two years in the period ended December 31, 1998 present fairly, in all material respects, the financial position, results of operations and cash flows of Sturgis Bank & Trust Company and its subsidiaries at December 31, 1998 and for each of the two years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Bank's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above. We have not audited the consolidated financial statements of Sturgis Bank & Trust Company for any period subsequent to December 31, 1998.

                                                   /s/PricewaterhouseCoopers LLP

South Bend, Indiana
January 22, 1999

                   STURGIS BANK & TRUST CO. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                                                        DECEMBER 31
                                                                ----------------------------
                                                                    1999            1998
                                                                ------------    ------------
ASSETS
Cash and interest-bearing deposits in other depository
  institutions..............................................    $ 11,390,392    $ 12,665,264
Other short-term investments................................         458,888       9,046,026
Securities held-to-maturity (Note 2)........................      11,643,826      11,827,954
Mortgage-backed securities (Note 2).........................       1,519,508       1,997,645
Loans held for sale (Note 3)................................          30,000       3,738,770
Loans, net (Note 4).........................................     206,265,022     178,371,852
Real estate owned...........................................         369,952         197,644
Federal Home Loan Bank stock................................       3,222,800       3,222,800
Accrued interest receivable.................................       1,645,369       1,217,428
Investment in limited partnership...........................         260,080         278,080
Premises and equipment, net (Note 5)........................       7,204,569       7,595,301
Goodwill, net of accumulated amortization (Note 13).........       5,797,262       6,312,640
Originated mortgage servicing rights........................         745,890         496,548
Other assets................................................       1,042,761         528,351
                                                                ------------    ------------
          Total assets......................................    $251,596,319    $237,496,303
                                                                ============    ============
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
  Deposits (Note 6)
     Interest bearing.......................................    $155,480,502    $164,416,489
     Noninterest bearing....................................       8,199,347       8,023,072
  Federal Home Loan Bank advances (Note 7)..................      59,113,390      38,661,629
  Advances from borrowers for taxes and insurance...........          92,377         237,935
  Deferred federal income taxes (Note 8)....................         250,000          56,000
  Accrued interest payable..................................         952,533         981,095
  Other liabilities.........................................       2,160,563       1,169,263
                                                                ------------    ------------
          Total liabilities.................................     226,248,712     213,545,483
                                                                ------------    ------------
EQUITY
  Common stock -- $1 par value:
     Authorized -- 4,000,000 shares
     Issued and outstanding -- 3,094,886 and 3,094,779
       shares at December 31, 1999 and 1998, respectively...       3,094,886       3,094,779
  Additional paid-in capital................................      10,409,632      10,428,377
  Retained earnings.........................................      11,843,089      10,427,664
                                                                ------------    ------------
          Total stockholders' equity........................      25,347,607      23,950,820
                                                                ------------    ------------
          Total liabilities and stockholders' equity........    $251,596,319    $237,496,303
                                                                ============    ============

See Notes to Consolidated Financial Statements.

                   STURGIS BANK & TRUST CO. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                YEAR ENDED DECEMBER 31
                                                       -----------------------------------------
                                                          1999           1998           1997
                                                       -----------    -----------    -----------
INTEREST INCOME
  Loans............................................    $15,591,033    $14,855,409    $13,553,658
  Mortgage-backed securities.......................         97,324        149,750        220,329
  Investments......................................        964,495        477,824        408,931
  Interest-bearing deposits........................        310,757        407,152        154,760
                                                       -----------    -----------    -----------
       Total interest income.......................     16,963,609     15,890,135     14,337,678
                                                       -----------    -----------    -----------
INTEREST EXPENSE
  Deposits.........................................      6,363,972      5,640,755      4,589,028
  FHLB advances....................................      2,309,307      3,129,142      3,395,861
                                                       -----------    -----------    -----------
       Total interest expense......................      8,673,279      8,769,897      7,984,889
                                                       -----------    -----------    -----------
NET INTEREST INCOME -- Before provision for loan
  losses...........................................      8,290,330      7,120,238      6,352,789
PROVISION FOR LOAN LOSSES (Note 4).................        104,000        173,913        338,314
                                                       -----------    -----------    -----------
NET INTEREST INCOME................................      8,186,330      6,946,325      6,014,475
                                                       -----------    -----------    -----------
NONINTEREST INCOME
  Service charges and other fees...................      1,574,321      1,218,102        862,784
  Commission income................................        363,138        321,742        213,086
  Mortgage banking activities......................        608,557        937,060        476,830
  Trust fee income.................................        405,309        229,903        131,861
  Other income.....................................         70,314         64,121         24,109
                                                       -----------    -----------    -----------
       Total noninterest income....................      3,021,639      2,770,928      1,708,670
                                                       -----------    -----------    -----------
NONINTEREST EXPENSES
  Compensation, payroll taxes and employee benefits
     (Note 9)......................................      3,730,898      3,391,003      2,534,065
  Office occupancy and equipment...................      1,333,996      1,103,476        765,759
  Deposit insurance premiums.......................        102,151         76,773         70,514
  Deposit account expenses.........................        473,613        405,852        233,555
  Service bureau expense...........................        577,528        573,053        344,851
  Professional services............................        371,135        259,380        138,776
  Amortization of intangibles......................        565,698        385,936        157,616
  Other............................................      1,361,501      1,171,881      1,063,094
                                                       -----------    -----------    -----------
       Total noninterest expenses..................      8,516,520      7,367,354      5,308,230
                                                       -----------    -----------    -----------
INCOME -- Before federal income tax expense........      2,691,449      2,349,899      2,414,915
FEDERAL INCOME TAX EXPENSE (Note 8)................        688,000        635,000        713,000
                                                       -----------    -----------    -----------
NET INCOME.........................................    $ 2,003,449    $ 1,714,899    $ 1,701,915
                                                       ===========    ===========    ===========
BASIC EARNINGS PER SHARE...........................    $      0.65    $      0.67    $      0.71
                                                       ===========    ===========    ===========
DILUTED EARNINGS PER SHARE.........................    $      0.65    $      0.65    $      0.69
                                                       ===========    ===========    ===========

See Notes to Consolidated Financial Statements

                   STURGIS BANK & TRUST CO. AND SUBSIDIARIES

                  CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

                                                         ADDITIONAL
                                             COMMON        PAID-IN       RETAINED
                                             STOCK         CAPITAL       EARNINGS         TOTAL
                                           ----------    -----------    -----------    -----------
BALANCE -- January 1, 1997.............    $  799,484    $ 6,293,185    $ 7,905,913    $14,998,582
Exercise of stock options (Note 10)....         5,080         43,237             --         48,317
Three-for-two common stock split ($92
  paid in cash in lieu of fractional
  shares)..............................       399,737       (399,737)           (92)           (92)
Net income for the year ended December
  31, 1997.............................            --             --      1,701,915      1,701,915
Cash dividends ($.174 per share).......            --             --       (416,539)      (416,539)
                                           ----------    -----------    -----------    -----------
BALANCE -- December 31, 1997...........     1,204,301      5,936,685      9,191,197     16,332,183
Exercise of stock options (Note 10)....        27,587        318,157             --        345,744
Two-for-one common stock split.........     1,230,391     (1,230,391)            --             --
Net income for the year ended December
  31, 1998.............................            --             --      1,714,899      1,714,899
Proceeds from sale of common stock, net
  of expenses (Note 10)................       632,500      5,403,926             --      6,036,426
Cash dividends ($.18 per share)........            --             --       (478,432)      (478,432)
                                           ----------    -----------    -----------    -----------
BALANCE -- December 31, 1998...........     3,094,779     10,428,377     10,427,664     23,950,820
Exercise of stock options (Note 10)....           107            555             --            662
Net income for the year ended December
  31, 1999.............................            --             --      2,003,449      2,003,449
Expenses from the sale of common stock
  (Note 10)............................            --        (19,300)            --        (19,300)
Cash dividends ($.19 per share)........            --             --       (588,024)      (588,024)
                                           ----------    -----------    -----------    -----------
BALANCE -- December 31, 1999...........    $3,094,886    $10,409,632    $11,843,089    $25,347,607
                                           ==========    ===========    ===========    ===========

See Notes to Consolidated Financial Statements.

                   STURGIS BANK & TRUST CO. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                               YEAR ENDED DECEMBER 31
                                                            ----------------------------
                                                                1999            1998            1997
                                                            ------------    ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income............................................    $  2,003,449    $  1,714,899    $  1,701,915
  Adjustments to reconcile net income to net cash
    provided by (used in) operating activities:
       Depreciation.....................................         702,413         501,930         331,826
       Amortization of intangibles......................         565,698         385,936         157,616
       Provision for loan losses........................         104,000         173,913         338,314
       Deferred income tax expense (benefit)............         194,000         155,000         (67,000)
       Premiums and discounts on investment and mortgage
         backed securities..............................          34,873           4,740           6,397
       Gain on sale of loans............................        (359,213)       (643,053)       (359,289)
       Proceeds from the sale of loans held for sale....      23,217,127      45,026,130      13,270,585
       Loans originated for sale........................     (19,149,144)    (47,444,037)    (13,457,411)
       Equity in loss of limited partnership............          18,000          17,883          42,000
       Changes in assets and liabilities:
         Increase in accrued interest and other
           assets.......................................      (1,082,968)       (257,275)       (272,847)
         (Decrease) increase in accrued interest and
           other liabilities............................         962,738        (372,510)        792,736
                                                            ------------    ------------    ------------
              Net cash provided by (used in) operating
                activities..............................       7,210,973        (736,444)      2,484,842
CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from maturities of securities
    held-to-maturity....................................       3,205,000       1,495,000         905,000
  Purchases of securities held-to-maturity..............      (3,045,000)    (10,700,000)     (1,375,000)
  Principal reductions of mortgage-backed securities....         467,392         990,283       1,257,388
  Proceeds (purchase) of other securities...............       8,587,138      (8,795,217)       (238,707)
  Net increase in loans.................................     (28,278,203)     (8,798,877)    (13,008,858)
  Purchases of premises and equipment...................        (311,681)     (1,249,412)     (2,279,039)
  Proceeds from the sale of premises and equipment......              --              --           5,677
  Cash (refunded) received in acquisitions of
    branches............................................         (50,320)     41,333,785      14,439,443
                                                            ------------    ------------    ------------
              Net cash (used in) provided by investing
                activities..............................     (19,425,674)     14,275,562        (294,096)
CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase in demand and savings account deposits...      (1,643,868)    (11,169,461)     (6,062,497)
  Net (increase) decrease in certificates of deposit....      (7,115,844)     13,643,922       9,966,918
  Repayment of FHLB advances............................      (3,054,268)    (53,240,370)    (46,248,267)
  Proceeds from FHLB advances...........................      23,506,029      34,400,000      43,900,000
  increase (decrease) in advances for taxes and
    insurance...........................................        (145,558)        (32,203)        100,045
  (Expenses) proceeds from sale of common stock (Note
    10).................................................         (19,300)      6,036,426              --
  Dividends paid........................................        (588,024)       (478,432)       (416,539)
  Exercise of stock options.............................             662         345,744          48,225
                                                            ------------    ------------    ------------
              Net cash provided by (used in) financing
                activities..............................      10,939,829     (10,494,374)      1,287,885
                                                            ------------    ------------    ------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS....      (1,274,872)      3,044,744       3,478,631
CASH AND CASH EQUIVALENTS -- Beginning of year..........      12,665,264       9,620,520       6,141,889
                                                            ------------    ------------    ------------
CASH AND CASH EQUIVALENTS -- End of year................    $ 11,390,392    $ 12,665,264    $  9,620,520
                                                            ============    ============    ============

See Notes to Consolidated Financial Statements.

                   STURGIS BANK & TRUST CO. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1999

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accounting and reporting policies of Sturgis Bank & Trust Co. and subsidiaries (collectively, the "Bank") conform to generally accepted accounting principles. Management is required to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from these estimates and assumptions.

     PRINCIPLES OF CONSOLIDATION -- The consolidated financial statements include the accounts of Sturgis Bank & Trust Co. and its wholly owned subsidiaries, SFB Agency, Ludington Service Corporation, and First Michiana Development Corporation of Sturgis. All significant intercompany transactions and balances have been eliminated in consolidation.

     NATURE OF OPERATIONS -- Effective March 1, 1999, the Bank converted from its federal savings bank charter to a Michigan savings bank. The Bank, a state-chartered stock savings bank and member of the Federal Home Loan Bank System ("FHLB"), is required to maintain an investment in the capital stock of the FHLB. The Bank operates predominately in the south-central portion of Michigan's lower peninsula. The Bank's primary services include accepting deposits, making commercial and mortgage loans, engaging in mortgage banking activities, and providing investment brokerage advisory services.

     The Bank's loan portfolio is concentrated in residential first-mortgage loans. The Bank is not dependent upon any single industry or customer for its banking opportunities.

     SECURITIES -- Securities are classified as held to maturity when management has the intent and ability to hold them to maturity. Held-to-maturity securities are reported at amortized cost. Amortization of premiums and accretion of discounts are determined by a method which approximates the effective interest method.

     LOAN INTEREST AND FEE INCOME -- Loans are generally reported at the principal amount outstanding, net of unearned income. Nonrefundable loan origination fees and certain direct loan origination costs are deferred and included in interest income over the term of the related loan as a yield adjustment.

     Interest on loans is accrued and credited to income based on the principal amount outstanding. The accrual of interest on loans is discontinued when, in the opinion of management, there is an indication that the borrower may be unable to meet payments as they become due. Upon such discontinuance, all unpaid interest accrued is reversed. Interest accruals are generally resumed when all delinquent principal and/or interest has been brought current or the loan becomes both well-secured and in the process of collection.

     ALLOWANCE FOR POSSIBLE LOAN LOSSES -- The allowance for possible loan losses is maintained at a level considered by management to be adequate to absorb losses inherent in existing loans and loan commitments. The adequacy of the allowance is based on evaluations that take into consideration such factors as prior loss experience, changes in the nature and volume of the portfolio, overall portfolio quality, loan concentrations, specific impaired or problem loans and commitments, and current economic conditions that may affect the borrower's ability to pay.

                   STURGIS BANK & TRUST CO. AND SUBSIDIARIES

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
     FEDERAL HOME LOAN BANK STOCK -- The Bank's minimum investment in the stock of the Federal Home Loan Bank of Indianapolis (FHLB) is an amount equal to at least one percent of the unpaid principal balances of the Bank's residential mortgage loans or 0.3 percent of its total assets, whichever is greater. Purchases and sales of stock are made directly with the FHLB at par value.

     INVESTMENT IN LIMITED PARTNERSHIP -- The Bank has an investment in a Michigan limited partnership which is structured to generate low income housing tax credits. The investment is accounted for using the equity method whereby the Bank annually records its proportionate share of partnership losses as an adjustment to the carrying value of the investment.

     PREMISES AND EQUIPMENT -- Premises and equipment are carried at cost, less accumulated depreciation. Depreciation is computed on the straight-line basis over the estimated useful lives of the related assets.

     REAL ESTATE OWNED -- Real estate owned includes properties acquired through foreclosure or deed in lieu of foreclosure. Real estate owned is recorded at the lower of its cost, the amount of the loan balance plus unpaid accrued interest at foreclosure, or the current estimated fair value. Any write-down of the loan balance to estimated fair value when the property is foreclosed is charged to the allowance for loan losses. Subsequent market write-downs, operating expenses and gains or losses on disposition of real estate owned are charged or credited to other operating income.

     INCOME TAXES -- Deferred tax assets and liabilities are recognized for temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

     The Bank has qualified under provisions of the Internal Revenue Code which permit it to deduct from taxable income a provision for bad debts in excess of such provision charged to income in the consolidated financial statements. Accordingly, retained earnings at December 31, 1999, and 1998 includes approximately $918,000 for which no provision for federal income taxes has been made. Unrecognized deferred taxes on this amount is approximately $312,000. If, in the future, this portion of retained earnings is used for any purpose other than to absorb bad debt losses, federal income taxes would be imposed at the then applicable rates.

     MORTGAGE SERVICING RIGHTS -- Capitalized originated mortgage servicing rights (OMSR's) represent the allocated value of the right to service loans that is retained when loans are sold. The fair value of the OMSR's is determined using the present value of estimated expected future cash flows assuming a market discount rate and certain forecasted prepayment rates based on industry experience. The OMSR's are amortized in proportion to and over the period of estimated net servicing income. OMSR's are periodically evaluated for impairment by stratifying the rights based on

                   STURGIS BANK & TRUST CO. AND SUBSIDIARIES

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) certain risk characteristics and comparing the fair value of the strata to their carrying amounts. The reconciliation of OMSR's for the years ended December 31, 1999, 1998, and 1997 are as follows:

                                                                1999        1998        1997
                                                              --------    --------    --------
BALANCE -- Beginning of year..............................    $496,548    $202,541    $ 85,000
Originated mortgage servicing rights......................     301,823     382,722     112,800
Amortization..............................................     (52,481)    (88,715)      4,741
                                                              --------    --------    --------
BALANCE -- End of year....................................    $745,890    $496,548    $202,541
                                                              ========    ========    ========

     GOODWILL -- Goodwill is being amortized using accelerated methods over fifteen years. On an ongoing basis, management assesses the recoverability of the goodwill. If an assessment of the goodwill indicates that its recoverability is impaired, a charge to expense is recorded for the amount of the impairment.

     EARNINGS PER SHARE -- Basic earnings per share is computed by dividing net income by the weighted average number of shares of common stock outstanding which were 3,094,854, 2,565,069, and 2,403,360 for the years ended December 31, 1999, 1998, and 1997, respectively. Diluted earnings per share is computed by dividing net income by the weighted average number of shares of common stock outstanding plus the dilutive effect of outstanding stock options. The weighted average number of shares, increased for the dilutive effect of stock options, used in the computation of diluted earnings per share were 3,099,503, 2,643,970, and 2,459,448 for the years ended December 31, 1999, 1998, and 1997. All earnings per share amounts have been given retroactive recognition for common stock splits.

     STATEMENT OF CASH FLOWS -- For purposes of reporting cash flows, the Bank considers cash and cash equivalents to include cash and amounts due from depository institutions, trust demand, notes and federal funds sold. Generally, federal funds are sold for one-day periods.

     RECENT ACCOUNTING PRONOUNCEMENTS -- In June 1998 Statement of Financial Account Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133") was issued. SFAS 133 requires all derivative instruments to be recorded on the balance sheet at estimated fair value. Changes in the fair value of derivative instruments are to be recorded each period either in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if it is, on the type of hedge transaction. SFAS 133 was adopted by the Bank in 1999, and did not have a material effect on the consolidated financial position or results of operations.

                   STURGIS BANK & TRUST CO. AND SUBSIDIARIES

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
SUPPLEMENTAL CASH FLOW INFORMATION

                                                         1999           1998            1997
                                                      ----------    ------------    ------------
Cash paid for
     Interest.....................................    $8,701,841    $  8,652,385    $  7,905,382
     Income taxes (including Michigan Single
       Business tax)..............................       948,656         927,927         674,093
Noncash investing and financing activities:
  Assets acquired (liabilities assumed) in branch
     acquisitions (Note 13):
     Loans........................................            --          65,426          70,815
     Office properties and equipment..............            --         430,597         262,561
     Other assets.................................            --           7,247           1,477
     Savings accounts.............................            --     (45,140,480)    (16,883,609)
     Other liabilities............................            --        (142,167)        (26,245)
  Loans transferred to real estate owned..........       755,000         542,005         558,636
  Tax benefit of stock options exercised..........           197         246,344          30,305
  Common shares exchanged in exercise of stock
     options......................................            --         105,890          26,928

     RECLASSIFICATIONS -- Certain amounts in the prior years' consolidated financial statements have been reclassified to conform to the current year's presentation. The reclassifications had no effect on December 31, 1998 and 1997 net income.

NOTE 2 -- SECURITIES

     The amortized cost and estimated market value of held-to-maturity securities are as follows at December 31, 1999 and 1998:

                                                                       1999
                                              ------------------------------------------------------
                                                               GROSS         GROSS
                                               AMORTIZED     UNREALIZED    UNREALIZED
                                                 COST          GAINS         LOSSES      FAIR VALUE
                                              -----------    ----------    ----------    -----------
U.S. Treasury and agency securities.......    $10,549,781      $   --      $(126,746)    $10,423,035
Obligations of states and political
  subdivisions............................      1,094,045          --         (4,575)      1,089,470
Mortgage-backed securities................    $ 1,519,508      $5,441      $ (11,350)    $ 1,513,599
                                              -----------      ------      ---------     -----------
Total investment securities...............    $13,163,334      $5,441      $(142,671)    $13,026,104
                                              ===========      ======      =========     ===========

                                                                       1998
                                              ------------------------------------------------------
                                                               GROSS         GROSS
                                               AMORTIZED     UNREALIZED    UNREALIZED
                                                 COST          GAINS         LOSSES      FAIR VALUE
                                              -----------    ----------    ----------    -----------
U.S. Treasury and agency securities.......    $10,223,221     $ 5,722       $(22,943)    $10,206,000
Obligations of states and political
  subdivisions............................      1,604,733      37,267             --       1,642,000
Mortgage-backed securities................    $ 1,997,645     $11,456       $(22,801)    $ 1,986,300
                                              -----------     -------       --------     -----------
Total investment securities...............    $13,825,599     $54,445       $(45,744)    $13,834,300
                                              ===========     =======       ========     ===========

                   STURGIS BANK & TRUST CO. AND SUBSIDIARIES

NOTE 2 -- SECURITIES (CONTINUED)
     The amortized cost and estimated market value of investment securities to be held-to-maturity at December 31, 1999, by contractual maturity (except for mortgage-backed securities), are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                 AMORTIZED        FAIR
                                                                   COST           VALUE
                                                                -----------    -----------
Due in one year or less.....................................    $ 7,237,934    $ 7,179,156
Due after one year through five years.......................      4,405,892      4,333,349
                                                                -----------    -----------
                                                                 11,643,826     11,512,505
                                                                  1,519,508      1,513,599
                                                                -----------    -----------
       Total................................................    $13,163,334    $13,026,104
                                                                ===========    ===========

NOTE 3 -- MORTGAGE BANKING ACTIVITIES

     The Bank sells a portion of its mortgage loan production into the secondary market. Loans held for sale are accounted for at the lower of cost or market on an aggregate basis. Loans held for sale are as follows:

                                                                 1999         1998
                                                                -------    ----------
Loans held for sale.........................................    $30,000    $3,738,770
Allowance for lower of cost or market adjustment............         --            --
                                                                -------    ----------
       Total................................................    $30,000    $3,738,770
                                                                =======    ==========

     Loans serviced for others were approximately $93.5 million and $85.9 million at December 31, 1999 and 1998, respectively.

NOTE 4 -- LOANS

     Balances of loans at December 31 are as follows:

                                                                    1999            1998
                                                                ------------    ------------
  Single and multi-family residential.......................    $155,122,227    $138,182,294
  Commercial................................................      31,111,740      21,119,095
  Consumer and installment..................................      16,123,170      15,757,691
  Construction -- Residential...............................       7,336,647       6,516,393
  Construction -- Commercial................................         265,000         754,500
  Other.....................................................         164,713         199,663
                                                                ------------    ------------
       Total loans..........................................    $210,123,497    $182,529,636
                                                                ============    ============

                   STURGIS BANK & TRUST CO. AND SUBSIDIARIES

NOTE 4 -- LOANS (CONTINUED)

                                                                    1999            1998
                                                                ------------    ------------
Less:
  Allowance for loan losses.................................         730,000         686,896
  Unearned interest.........................................          42,674          53,847
  Undisbursed portion of loans in process...................       2,732,760       2,770,482
  Deferred loan origination and other fees..................         353,041         646,559
                                                                ------------    ------------
     Net loans..............................................    $206,265,022    $178,371,852
                                                                ============    ============

     Activity in the allowance for loan losses was as follows:

                                                              1999        1998         1997
                                                            --------    ---------    ---------
BALANCE -- Beginning of year............................    $686,896    $ 692,787    $ 456,440
Provision for loan losses...............................     104,000      173,913      338,314
Net charge-offs.........................................     (60,896)    (179,804)    (101,967)
                                                            --------    ---------    ---------
BALANCE -- End of year..................................    $730,000    $ 686,896    $ 692,787
                                                            ========    =========    =========

NOTE 5 -- PREMISES AND EQUIPMENT

     Premises and equipment were as follows at December 31:

                                                                   1999           1998
                                                                -----------    -----------
Land........................................................    $   811,494    $   749,240
Land improvements...........................................         36,732         34,587
Office buildings............................................      5,640,387      5,572,805
Furniture, fixtures and equipment...........................      3,650,009      3,489,274
                                                                -----------    -----------
       Total premises and equipment.........................     10,138,622      9,845,906
Less accumulated depreciation...............................     (2,934,053)    (2,250,605)
                                                                -----------    -----------
       Net carrying amount..................................    $ 7,204,569    $ 7,595,301
                                                                ===========    ===========

NOTE 6 -- DEPOSITS

     Deposit balances at December 31 are summarized as follows:

                                                                    1999            1998
                                                                ------------    ------------
Passbook and savings deposits...............................    $ 34,125,021    $ 35,991,114
NOW accounts................................................      45,945,299      45,899,349
Time:
  $100,000 and over.........................................      10,762,135      12,551,333
  Under $100,000............................................      64,648,047      69,974,693
                                                                ------------    ------------
       Total interest-bearing...............................    $155,480,502    $164,416,489
                                                                ============    ============

                   STURGIS BANK & TRUST CO. AND SUBSIDIARIES

NOTE 6 -- DEPOSITS (CONTINUED)
     At December 31, 1999, scheduled annual maturities of certificates of deposit were as follows:

                                                                  $100,000         UNDER
                                                                  AND OVER       $100,000
                                                                ------------    -----------
2000........................................................    $ 5,274,065     $34,899,886
2001........................................................      2,508,207      13,973,531
2002........................................................        964,765       7,719,633
2003........................................................      1,913,091       5,942,926
2004 and thereafter.........................................        102,007       2,112,071
                                                                -----------     -----------
       Total................................................    $10,762,135     $64,648,047
                                                                ===========     ===========

NOTE 7 -- FEDERAL HOME LOAN BANK ADVANCES

     Advances from the Federal Home Loan Bank of Indianapolis ("FHLB") are collateralized by FHLB stock and all mortgage loans and mortgage-backed securities issued or guaranteed by the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association or the Government National Mortgage Association. Short-term advances consisted of approximately $23,500,000 at December 31, 1999 at a variable interest rate (4.05% at December 31, 1999) with an average balance for the year of approximately $4,340,000 and average interest rate of 5.47%.

     Included in the short-term advances is an available line of credit with the FHLB which provides for advances of up to $5,000,000 and expires in February 2000. Advances outstanding under the line of credit bear interest at a rate of approximately 50 basis points over the rate paid by the FHLB on their time deposits (5.13% at December 31, 1999). The outstanding balance on the line of credit is approximately $1,600,000 at December 31, 1999.

     The Bank had approximately $35,600,000 and $38,700,000 in long-term advances from FHLB at December 31, 1999 and 1998, respectively. Interest rates range from 5.31 % to 7.18% with maturities ranging from April 2001 to February 2008.

     Annual payments of FHLB long-term advances for each of the next five years are as follows:

2000............................................    $26,163,869
2001............................................      2,852,330
2002............................................      2,909,343
2003............................................     11,393,094
2004............................................      1,504,124
2005 and thereafter.............................     14,290,630
                                                    -----------
       Total....................................    $59,113,390
                                                    ===========

     The advances are subject to prepayment penalties subject to the provisions and conditions of the credit policy of the Federal Home Loan Bank.

                   STURGIS BANK & TRUST CO. AND SUBSIDIARIES

NOTE 8 -- FEDERAL INCOME TAXES

     Sturgis Bank & Trust Co. and subsidiaries file a consolidated federal income tax return. The following is a summary of the provision for income taxes for the three years ended December 31, 1999.

                                                                1999        1998        1997
                                                              --------    --------    --------
Current tax expense.......................................    $494,000    $480,000    $780,000
Deferred tax (benefit) expense............................     194,000     155,000     (67,000)
                                                              --------    --------    --------
     Total income tax expense.............................    $688,000    $635,000    $713,000
                                                              ========    ========    ========

     A reconciliation of the difference between total federal income tax expense and the amount computed by applying the statutory tax rates to income before income tapes is as follows:

                                                               1999         1998        1997
                                                             ---------    --------    --------
Amount computed at statutory rates.......................    $ 915,100    $799,000    $821,100
Dividends received deduction.............................      (10,150)     (9,400)     (6,100)
Tax-exempt interest income...............................      (40,300)    (29,600)    (28,400)
Gain on sale of real estate..............................           --     (14,600)       (200)
Amortization of goodwill.................................           --       4,200       8,300
Low income housing tax credits...........................      (75,000)    (75,000)    (75,000)
Other, net...............................................     (101,650)    (39,600)     (6,700)
                                                             ---------    --------    --------
     Total...............................................    $ 688,000    $635,000    $713,000
                                                             =========    ========    ========

     The details of the net deferred tax asset (liability) are as follows:

                                                                  1999         1998
                                                                ---------    ---------
Deferred tax assets:
  Investments...............................................    $  34,800    $  34,800
  Allowance for loan losses.................................      188,000      161,300
  Amortization..............................................       80,500       44,900
  Other.....................................................       11,300       34,800
                                                                ---------    ---------
       Total deferred tax assets............................      314,600      275,800
  Deferred loan fees........................................     (211,500)    (100,700)
  Mortgage servicing rights.................................     (253,600)    (168,800)
  Depreciation..............................................      (97,800)     (62,300)
  Other.....................................................       (1,700)          --
                                                                ---------    ---------
       Total deferred tax liabilities.......................     (564,600)    (331,800)
Valuation allowance.........................................           --           --
                                                                ---------    ---------
Net deferred tax liability..................................    $(250,000)   $ (56,000)
                                                                =========    =========

NOTE 9 -- RETIREMENT BENEFITS

     The Bank is a participant in the multi-employer Financial Institutions Retirement Fund (FIRF or the Plan), which covers substantially all of its officers and employees. The defined benefit plan, for

                   STURGIS BANK & TRUST CO. AND SUBSIDIARIES

NOTE 9 -- RETIREMENT BENEFITS (CONTINUED) all full-time employees with one year of service, provides benefits based on basic compensation and years of service. The Bank's contributions are determined by FIRF and generally represent the normal cost of the Plan. Specific Plan assets and accumulated benefit information for the Bank's portion of the Fund are not available. Under the Employee Retirement Income Security Act (ERISA), a contributor to a multi-employer pension plan may be liable in the event of complete or partial withdrawal for the benefit payments guaranteed under ERISA. The Bank has no present intention to withdraw from the Fund. The expense of the Plan allocated to the Bank for the years ended December 31, 1999, 1998, and 1997 amounted to $130,523, $68,293 and $36,666, respectively.

NOTE 10 -- COMMON STOCK AND OPTIONS

     In October 1998, the Bank sold 632,500 shares of its common stock in a secondary public offering. Proceeds from the sale, net of costs associated with the offering, totaled approximately $6 million. Included in the Consolidated Statement of Changes in Equity for the year ended December 31, 1999 is an adjustment for $19,300 of offering costs incurred in this secondary public offering.

     Effective May 1998, two of the Bank's three stock options plans, formerly referred to as the "Director Plan" and the "Employee Plan", expired. The remaining stock option plan, referred to as the "New Director Plan", which expired on December 31, 1999, provided for the granting of options to the Bank's directors at exercise prices of not less than 90% of the fair market value of the Bank's common stock at the date of grant. Options granted expire ten years and one day following the date of grant unless an individual ceases to be a director prior to that time for reasons other than death or disability, in which case the options expire thirty days after cessation of director status. If cessation of director status results from death or disability, the options expire ninety days after cessation of director status.

     Options granted under the former Director Plan expire under the same terms as the New Director Plan. Options granted under the former Employee Plan expire five years after the date of grant, unless employment is terminated prior to that time for reasons other than death or disability, in which case the options expire 30 days after termination or employment. If employment with the Bank is terminated by reason of death or disability, the options expire ninety days after termination of employment. One-third of the granted shares are exercisable after one year, two-thirds after two years and one hundred percent after three years.

                   STURGIS BANK & TRUST CO. AND SUBSIDIARIES

NOTE 10 -- COMMON STOCK AND OPTIONS (CONTINUED)
     The following is a summary of the activity with respect to the Bank's stock option plans for the years ended December 31, 1999, 1998, and 1997:

                                                                               WEIGHTED-
                                                                                AVERAGE
                                                                NUMBER OF    EXERCISE PRICE
                                                                 SHARES        PER SHARE
                                                                ---------    --------------
Outstanding -- January 1, 1997..............................    $ 74,896         $ 3.05
  Granted...................................................      32,250           9.01
  Cancelled.................................................        (328)          7.53
  Exercised.................................................     (12,608)          3.57
                                                                --------         ------
Outstanding -- December 31, 1997............................      94,210           5.43
  Granted...................................................     109,278          14.36
  Cancelled.................................................        (751)          9.00
  Exercised.................................................     (60,677)          3.38
                                                                --------         ------
Outstanding -- December 31, 1998............................     142,060          12.87
  Granted...................................................       3,000          10.00
  Cancelled.................................................      (7,503)         13.08
  Exercised.................................................        (107)          4.35
                                                                --------         ------
Outstanding -- December 31, 1999............................     137,450         $12.81
                                                                ========         ======

     At December 31, 1999, 1998, and 1997, options exercisable under the Bank's stock options plans totaled 63,478, 15,671, and 63,880 shares, respectively, and had weighted-average exercise prices per share of $11.77, $3.95, and $2.92, respectively. For options outstanding at December 31, 1999, the exercise price per share ranged from $4.35 to $14.29 and the weighted-average remaining contractual life of the options was 40.5 months.

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes Option-Pricing Model with the following weighted average assumptions used for option grants during 1999, 1998, and 1997:

Risk free interest rate -- 5.67% to 6.50%
                                        Volatility rate -- 28.03% to 29.49%
Expected life 4 to 6 years -- Employee Plan
                                        Expected dividends -- 1.33% to 1.65%
Expected life 6 to 7 years -- Director and New Director Plans

     Pro forma net income and earnings per share, reported as if compensation expense had been recognized under the fair value provisions of Statement of Financial Accounting Standards No. 123, "Accounting For Stock-Based Compensation," for the Bank's stock option plans were as follows:

                                                                  YEAR ENDED DECEMBER 31
                                                          --------------------------------------
                                                             1999          1998          1997
                                                          ----------    ----------    ----------
Pro forma net income..................................    $1,764,320    $1,574,629    $1,678,574
Pro forma earnings per share:
  Basic...............................................          0.57          0.61          0.70
  Diluted.............................................          0.57          0.60          0.68

                   STURGIS BANK & TRUST CO. AND SUBSIDIARIES

NOTE 11 -- REGULATORY MATTERS

     The Bank is subject to regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and discretionary actions by regulators that could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices.

     Quantitative measure established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios, which are shown in the table below.

     As of December 31, 1999, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well-capitalized under the regulatory framework. To be categorized as well-capitalized, minimum capital amounts and ratios must be maintained as shown in the following table. Management believes that no conditions or events since that notification have changed the Bank's capital category.

                                                                 FOR CAPITAL             TO BE WELL-
                                              ACTUAL          ADEQUACY PURPOSES          CAPITALIZED
                                         ----------------    --------------------    --------------------
                                         AMOUNT     RATIO    AMOUNT         RATIO    AMOUNT         RATIO
                                         -------    -----    -------        -----    -------        -----
1999
Total capital (to risk-weighted
  assets)............................    $20,206    13.1%    $12,340    >   8.0%     $15,424    >   10.0%
                                                                        -                       -
Tier I capital (to risk-weighted
  assets)............................    $19,476    12.6%    $ 6,183    >   4.0%     $ 9,274    >    6.0%
                                                                        -                       -
Tier I capital (to adjusted
  assets)............................    $19,476     8.2%    $ 9,500    >   4.0%     $11,876    >    5.0%
                                                                        -                       -
Tangible capital (to tangible
  assets)............................    $19,476     7.9%    $ 7,396    >   3.0%         N/A         N/A
                                                                        -
1998
Total capital (to risk-weighted
  assets)............................    $17,919    13.5%    $10,640    >   8.0%     $13,301    >   10.0%
                                                                        -                       -
Tier I capital (to risk-weighted
  assets)............................    $17,589    13.2%    $ 5,320    >   4.0%     $ 7,980    >    6.0%
                                                                        -                       -
Tier I capital (to adjusted
  assets)............................    $17,589     7.6%    $ 9,245    >   4.0%     $11,557    >    5.0%
                                                                        -                       -
Tangible capital (to tangible
  assets)............................    $17,589     7.6%    $ 6,934    >   3.0%         N/A         N/A
                                                                        -

NOTE 12 -- FINANCIAL INSTRUMENTS

     FAIR VALUE OF FINANCIAL INSTRUMENTS -- The carrying amounts and estimated fair value of the Bank's financial instruments are presented below. Certain assets, the most significant being premises and equipment, do not meet the definition of a financial instrument and are excluded from this disclosure. Similarly, mortgage servicing rights, deposit base, and other customer relationship intangibles are not considered financial instruments and are not discussed below. Accordingly, this fair value information is not intended to, and does not, represent Sturgis Bank & Trust Co. and subsidiaries underlying value. Many of the assets and liabilities subject to the disclosure requirements are not actively traded, requiring fair values to be estimated by management. These estimates necessarily involve the use of judgment about a wide variety of factors, including, but not limited to,

                   STURGIS BANK & TRUST CO. AND SUBSIDIARIES

NOTE 12 -- FINANCIAL INSTRUMENTS (CONTINUED) relevancy of market prices of comparable instruments, expected future cash flows and appropriate discount rates.

                                                             1999                      1998
                                                    ----------------------    ----------------------
                                                    CARRYING    ESTIMATED     CARRYING    ESTIMATED
                                                     AMOUNT     FAIR VALUE     AMOUNT     FAIR VALUE
                                                    --------    ----------    --------    ----------
Financial assets: (000's)
  Cash and cash equivalents.....................    $ 11,849     $ 11,849     $ 21,711     $ 21,711
  Investment securities.........................      11,644       11,513       11,828       11,848
  Mortgage-backed securities....................       1,520        1,514        1,998        1,986
  Loans held for sale...........................          30           31        3,739        3,778
  Loans in portfolio............................     206,265      204,735      178,372      179,778
  Accrued interest receivable...................       1,645        1,645        1,217        1,217
  FHLB stock....................................       3,223        3,223        3,223        3,223
Financial liabilities: (000's)
  Deposits......................................     163,680      157,077      172,440      170,452
  Accrued interest payable......................         953          953          981          981
  FHLB advances.................................      59,113       57,425       38,662       39,604

     The terms and short-term nature of certain assets and liabilities result in their carrying amount approximating fair value. These include cash and due from banks, interest-bearing deposits in banks, Federal Home Loan Bank stock, and accrued interest receivable and payable. The following methods and assumptions were used by the Bank to estimate the fair value of the remaining classes of financial instruments:

       Mortgages held for sale are valued at the lower of aggregate cost or market value primarily as determined using quoted market prices.

     Securities are valued based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

     For variable rate loans that reprice frequently, fair values are based on carrying amounts, as adjusted for estimated credit losses. The fair values for other loans are estimated using discounted cash flow analyses and employ interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

     The fair value of demand deposits, savings accounts, and money market deposits are, by definition, equal to the amount payable on demand. The fair values of fixed-rate time deposits are estimated by discounting cash flows using interest rates currently being offered on certificates with similar maturities.

     The carrying amount of short-term FHLB advances is a reasonable estimate of their fair value due to their variable interest rates and short-term maturities. The estimated fair value of long-term FHLB advances is determined by discounting the future cash flows of outstanding advances using rates currently available on advances from the FHLB with similar characteristics.

                   STURGIS BANK & TRUST CO. AND SUBSIDIARIES

NOTE 12 -- FINANCIAL INSTRUMENTS (CONTINUED)
     The fair value of loan commitments and standby letters of credit, valued on the basis of fees currently charged for commitments for similar loan terms to new borrowers with similar credit profiles, is not considered material.

     OFF-BALANCE-SHEET RISK -- The Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit. These instruments involve, to varying degrees, elements of credit and interest rate risk that are not recognized in the consolidated balance sheet.

     Commitments to extend credit are agreements to lend to a customer as long as there are no violations of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Fees from issuing these commitments to extend credit are recognized over the period to maturity. Since a portion of the commitments is expected to expire without being drawn upon, the total commitments do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained upon extension of credit is based on management's credit evaluation of the customer.

     Exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and financial guarantees written is represented by the contractual amount of those items. The Bank generally requires collateral to support such financial instruments in excess of the contractual amount of those instruments.

     A summary of the notional or contractual amounts of financial instruments with off-balance-sheet risk at year-end follows (in thousands):

                                                                 1999      1998
                                                                ------    ------
Commitments to sell loans...................................    $   30    $3,778
Commitments to originate loans or to refinance existing
  loans:
     Fixed rate.............................................       897     2,750
     Adjustable rate........................................     9,931     9,171

NOTE 13 -- ACQUISITIONS

     On September 11, 1998, the Bank acquired four branch locations of another financial institution in Centreville, Climax, Covert, and South Haven, Michigan. The assets acquired included $41,333,785 in cash, $65,426 of loans, $430,597 of office properties and equipment and $7,247 of other assets. The Bank assumed $45,140,480 of deposits and $142,167 of other liabilities in connection with the branch acquisitions. The $3,445,592 excess of liabilities assumed over the fair value of assets acquired has been allocated to goodwill and is being amortized over a fifteen year period.

     On December 8, 1997, the Bank acquired two branch locations of another financial institution in Bronson and Constantine, Michigan. The assets acquired included $14,439,443 of cash, $70,815 in loans, $262,561 in office properties and equipment and $1,477 in other assets. The Bank also assumed $16,883,609 in savings accounts and $26,245 in other liabilities. The $2,135,558 excess of liabilities

                   STURGIS BANK & TRUST CO. AND SUBSIDIARIES

NOTE 13 -- ACQUISITIONS (CONTINUED)
assumed over the fair value of the assets acquired has been allocated to goodwill and is being amortized on an accelerated basis over a fifteen year period.

     These acquisitions have been accounted for using the purchase method and the operations of the acquired branches have been included in the Bank's consolidated financial statements from their respective acquisition dates.

NOTE 14 -- SUBSEQUENT EVENT

     On February 15, 2000 the Bank entered into a definitive agreement to merge with Southern Michigan Bancorp, Inc.

     Southern Michigan Bancorp, Inc. is currently the holding company for Southern Michigan Bank & Trust. At December 31, 1999, Southern Michigan Bancorp, Inc. had consolidated assets of approximately $275,825,000 and total stockholders' equity of approximately $24,568,000. Southern Michigan Bank & Trust operates 13 banking offices in Branch, Calhoun and Hillsdale Counties, Michigan.

     The transaction will involve Sturgis Bank & Trust Co. and Subsidiaries becoming subsidiaries of Southern Michigan Bancorp. Under the terms of the agreement Sturgis Bank & Trust Co. shareholders will receive .398 shares of Southern Michigan Bancorp common stock for each Sturgis Bank & Trust Co. share they hold. As part of the transaction, Southern Michigan Bancorp will adopt a new name, yet to be determined for the two-bank holding company. The Banks will continue to serve their communities as stand alone banks. The transaction is expected to be completed by the middle of the 2000 calendar year, following the receipt of all regulatory and shareholder approvals.

                                    ANNEX A

                           SOUTHERN MICHIGAN BANCORP
                       ANNUAL REPORT ON FORM 10-K FOR THE
                          YEAR ENDED DECEMBER 31, 1999
                               (WITHOUT EXHIBITS)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                   FORM 10-K
                            ------------------------

               x ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934
                  FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999

                [ ] TRANSITION REPORT UNDER SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
           FOR THE TRANSITION PERIOD FROM                         TO

                            ------------------------

                         COMMISSION FILE NUMBER 2-78178

                        SOUTHERN MICHIGAN BANCORP, INC.
             (Exact name of registrant as specified in its charter)
                            ------------------------

                   MICHIGAN                                          38-2407501
        (State or other jurisdiction of                 (I.R.S. Employer Identification No.)
        incorporation or organization)

             51 WEST PEARL STREET                                       49036
              COLDWATER, MICHIGAN                                    (Zip Code)
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

 Registrant's telephone number, including area                     (517) 279-5500
                      code:
 Securities Registered under Section 12(b) of                           None
                    the Act:
 Securities Registered under Section 12(g) of                           None
                    the Act:

                            ------------------------

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes X No [ ]

     Indicate by check mark if disclosures of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. Yes X

     The aggregate market value of the registrant's common stock, par value $2.50 per share (based on the average of the bid and ask prices) held by non-affiliates of the registrant as of March 1, 2000 was $36,039,382. For purposes of this computation, all executive officers, directors and 5% shareholders of the registrant have been assumed to be affiliates. Certain of such persons may disclaim that they are affiliates of the registrant.

     The number of shares outstanding of the registrant's common stock as of March 1, 2000 was 1,958,498 shares.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART I

ITEM 1. BUSINESS

OVERVIEW

     The registrant, Southern Michigan Bancorp, Inc. (the "Company"), is a registered bank holding company incorporated under the laws of the State of Michigan, headquartered in Coldwater, Michigan. The Company was formed in 1982 for the purpose of acquiring all of the outstanding shares of Southern Michigan National Bank, which it did in November 1982. In December 1992, Southern Michigan National Bank converted its charter to that of a Michigan state banking corporation and changed its name to, Southern Michigan Bank & Trust (the "Bank"), with its main office located at 51 West Pearl Street, Coldwater, Michigan 49036. The Bank operates twelve (12) branch offices in the primarily rural areas of Branch, Hillsdale, and Calhoun counties in southwestern Michigan. In addition to the operations of the Bank described below, the Company owns and leases certain real estate to the Bank and third parties (see Item 2. Properties below); and SMB&T Financial Services, Inc., a subsidiary of the Bank, has been established to provide insurance and investment services, which services are currently limited to the sale of certain insurance products to the Bank. None of such activities are significant to the operations of the Company.

     In February 2000, the Company and Sturgis Bank & Trust Company ("Sturgis") entered into an Agreement and Plan of Consolidation pursuant to which Sturgis will become a wholly-owned subsidiary of the Company. Sturgis shareholders will receive .398 shares of the Company's common stock for each share of Sturgis' common stock. The transaction is subject to normal regulatory approvals and the approval of the shareholders of Sturgis. The transaction is expected to close in the second half of 2000. Sturgis and the Bank will continue to operate as stand-alone banks.

BANKING SERVICES

     The Bank offers a full range of banking services to individuals, businesses, governmental entities and other institutions. These services include checking, savings, and NOW accounts, time deposits, safe deposit facilities, and money transfers. The Bank's lending operations provide secured and unsecured commercial and personal loans, real estate loans, consumer installment loans, lines of credit and accounts receivable financing.

     The Bank's Trust Department offers a wide variety of fiduciary services to individuals, businesses, not-for-profit organizations and governmental entities, including services as trustee for personal, corporate, pension, profit sharing, and other employee benefit trusts. The Bank also provides security custodial services as an agent, acts as the personal representative for estates and as a fiscal, paying and escrow agent for corporate customers and governmental entities.

     The Bank also offers securities brokerage services through an unaffiliated broker. The Bank maintains correspondent banking relationships with several larger banks, which correspondent relationships concern check clearing operations, transfer of funds, loan participations, the purchase and sale of federal funds, and other similar services.

COMPETITION

     The banking business in the Bank's market area is highly competitive. The Bank competes with other banks, savings and loan associations, credit unions and finance companies. Banks and other financial institutions from surrounding areas maintain branches within the Bank's service area and offer additional competition. The Bank is also faced with increasing competition from non-depository financial intermediaries, such as large retailers, investment banks and securities brokerage firms.

SUPERVISION AND REGULATION

GENERAL

     Bank holding companies and banks are highly regulated by both state and federal agencies. As a bank holding company, the Company is subject to supervision and regulation by the Federal Reserve Board ("FRB") pursuant to the Bank Holding Company Act of 1956, as amended (the "BHCA"). The BHCA restricts the product range of a bank holding company by circumscribing the types of businesses it may own or acquire. The BHCA limits a bank holding company to owning and managing banks or companies engaged in activities determined by the FRB to be closely related to banking as to be a proper incident thereto. The BHCA requires a bank holding company to obtain the prior approval of the FRB before acquiring a nonbanking company, or substantially all of the assets of a bank or a bank holding company, or direct or indirect ownership or control of more than five percent of the voting shares of a bank or a bank holding company.

     Under FRB regulations, the Company is required to serve as a source of financial and managerial strength to the Bank and must conduct its operations in a safe and sound manner.

     The Bank is subject to regulation, supervision, and regular bank examinations by the Federal Deposit Insurance Corporation (the "FDIC") and the Michigan Financial Institutions Bureau (the "FIB"). The FIB is the Bank's chartering authority and primary regulator. Under FIB and FDIC regulations, the Bank is required to maintain reserves against its deposits and to maintain certain levels of capital and surplus. In addition, the Bank is subject to restrictions on the nature and amount of loans which may be made, the types and amounts of investments it may make, and certain limitations on the payment of dividends to its sole shareholder, the Company.

DIVIDEND RESTRICTIONS

     The Company's principal source of income consists of dividends paid by the Bank on its common stock (all of which is owned by the Company). Michigan law restricts the Bank's ability to pay dividends to its shareholder. Under the Michigan Banking Code of 1969, as amended (the "1969 Code") and the Michigan Banking Code of 1999 (which became effective March 1, 2000 and repealed the 1969
Code), no dividend may be declared by the Bank in an amount greater than net income then on hand after deducting losses and bad debts. After payment of a dividend, the Bank must have a surplus amounting to not less than 20% of its capital. In addition, if the surplus of the Bank is less than the amount of its capital, before a dividend may be declared, the Bank must transfer to surplus not less than 10% of the net income of the Bank for the preceding 6 months in the case of quarterly or semiannual dividends or not less than 10% of its net profits for the preceding two consecutive 6 month periods in the case of annual dividends. Dividends cannot be paid from the Bank's capital or surplus. Based on the Bank's balance sheet as of December 31, 1999, the Bank could pay a dividend to the Company in the amount of $3,752,000 without prior regulatory approval.

     The payment of dividends by the Company and the Bank is also affected by various regulatory requirements and policies, such as the requirement to maintain adequate capital above regulatory guidelines. The "prompt corrective action" provisions of the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") impose further restrictions on the payment of dividends by insured banks which fail to meet specified capital levels and, in some cases, their parent bank holding companies. FDICIA generally prohibits a depository institution from making any capital distribution (including payment of a dividend) or paying any management fee to its holding company if the depository institution would thereafter be undercapitalized (see "Capital Requirements"). These regulations and restrictions may limit the Company's ability to obtain funds from the Bank for the

Company's cash needs, including funds for acquisitions, payments of dividends and interest, and the payment of operating expenses.

     The FDIC may prevent an insured bank from paying dividends if the bank is in default of payment of any assessment due to the FDIC. In addition, payment of dividends by a bank may be prevented by the applicable federal regulatory authority if such payment is determined, by reason of the financial condition of such bank, to be an unsafe and unsound banking practice. The Federal Reserve Board has issued a policy statement providing that bank holding companies and insured banks should generally only pay dividends out of current operating earnings.

FEDERAL REGULATION

     The following is a summary of certain statutes and regulations affecting the Company and the Bank. This summary is qualified in its entirety by such statutes and regulations, which are subject to change based on pending and future legislation and action by regulatory agencies. Proposals to change the laws and regulations governing the operation of banks and companies which control banks and other financial institutions are frequently raised in Congress. The likelihood of any major legislation and the impact such legislation might have on the Company or the Bank are, however, impossible to predict.

GRAMM-LEACH-BLILEY

     Enacted late in 1999, the Gramm-Leach-Bliley Act ("Gramm-Leach-Bliley"), broadens the scope of financial services that banks may offer to consumers, essentially removing the barriers erected during the Depression that separated banks and securities firms, closes the loophole which permitted commercial enterprises to own and operate a thrift institution, and provides some new consumer protections with respect to privacy issues and ATM usage fees. Gramm-Leach-Bliley permits affiliations between banks, securities firms and insurance companies (which affiliations were previously prohibited under the Glass-Steagall Act). Under Gramm-Leach-Bliley, a bank holding company may qualify as a financial holding company and thereby offer expanded range of financial oriented products and services which products and services may not be offered by bank holding companies. To qualify as a financial holding company, a bank holding company's subsidiary depository institutions must be well-managed, well-capitalized and have received a "satisfactory" rating on its latest examination under the Community Reinvestment Act. Gramm-Leach-Bliley provides for some regulatory oversight by the Securities and Exchange Commission for bank holding companies engaged in certain activities, and reaffirms that insurance activities are to be regulated on the state level. States, however, may not prevent depository institutions and their affiliates from engaging in insurance activities. Commercial enterprises are no longer able to establish or acquire a thrift institution and thereby become a unitary thrift holding company. Thrift institutions may only be established or acquired by financial organizations. Gramm-Leach-Bliley provides new consumer protections with respect to the transfer and use of a consumer's nonpublic personal information and generally enables financial institution customers to "opt-out" of the dissemination of their personal financial information to unaffiliated third parties. ATM operators who charge a fee to non-customers for use of its ATM must disclose the fee on a sign placed on the ATM and before the transaction is made as a part of the on-screen display or by a paper notice issued by the machine.

RIEGLE-NEAL

     Prior to September 29, 1995, the BHCA prohibited a bank holding company from acquiring shares of any bank located outside the state in which the operations of the bank holding company's banking subsidiaries were primarily conducted unless the acquisition was specifically authorized by statute of the state of the bank whose shares were to be acquired. Under the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Riegle-Neal Act"), the restriction on interstate bank acquisitions was repealed effective September 29, 1995. The FRB is now generally authorized to approve bank acquisitions by out-of-state bank holding companies that are adequately capitalized and managed irrespective of the permissibility of such acquisition under state law, but subject to any state requirement that the bank has been organized and operating for a minimum period of time, not to exceed five (5) years.

     Each State is permitted to prohibit interstate branch acquisitions (i.e., acquisition of a branch without acquisition of the entire target bank or the establishment of de novo branches) and to examine acquired and de novo branches of out-of-state banks with respect to compliance with certain host State laws.

FDICIA

     In December 1991, FDICIA was enacted, substantially revising the bank regulatory and funding provisions of the Federal Deposit Insurance Act and making revisions to several other federal banking statutes. Among other things, FDICIA requires the federal banking agencies to take "prompt corrective action" in respect of depository institutions that do not meet minimum capital requirements. FDICIA establishes five capital tiers: "well-capitalized," "adequately capitalized," "undercapitalized," "significantly under capitalized" and "critically undercapitalized." A depository institution's capital tier will depend upon where its capital levels are in relation to various relevant capital measures, which will include a risk-based capital measure and a leverage ratio capital measure, and certain other factors. The Bank is considered to be well-capitalized.

     FDICIA also contains a variety of other provisions that may affect the operations of depository institutions including new reporting requirements, regulatory standards for real estate lending, "truth in savings" provisions, the requirement that a depository institution give 90 days prior notice to customers and regulatory authorities before closing any branch and a prohibition on the acceptance or renewal of brokered deposits by depository institutions that are not well capitalized or are adequately capitalized and have not received a waiver from the FDIC.

FIRREA

     Under the Financial Institutions Reform and Recovery and Enforcement Act of 1989 ("FIRREA"), a depository institution insured by the FDIC is liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC in connection with (i) the default of a commonly controlled FDIC-insured depository institution, or (ii) any assistance provided by the FDIC to any commonly controlled FDIC-insured depository institution "in danger of default." "Default" is defined generally as the appointment of a conservator or receiver and "in danger of default" is defined as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance.

TRANSACTIONS WITH AFFILIATES AND INSIDERS

     The Bank and the Company are affiliates of each other and, as such, are subject to certain federal restrictions with respect to loans and extensions of credit to the Company and other Company affiliates, investments in the Company's and its affiliates' securities, acceptance of such securities as collateral for loans to any borrowers, and leases, services and other agreements between the Bank and the Company. Additionally, regulations allow a bank to extend credit to the bank's and its affiliates' executive officers, directors and principal shareholders or their related interests, only if the loan is made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with non-insiders, and if credit underwriting standards are followed that are no less stringent than those applicable to comparable transactions with non-insiders. Moreover, loans to insiders must not involve more than the normal risk of repayment or present other unfavorable features and must in certain circumstances be approved in advance by a majority of the entire board of directors of the Bank. The aggregate amount that can be lent to all insiders is limited to the Bank's unimpaired capital and surplus.

DEPOSIT INSURANCE

     Deposits held by the Bank are insured, to the extent permitted by law, by the Bank Insurance Fund ("BIF") administered by the FDIC. As required under FDICIA, the FDIC has established a system of risk-based deposit insurance premiums. Under this system each insured institution's assessment is based on the probability that the BIF will incur a loss related to that institution, the likely amount of the loss, and the revenue needs of the BIF.

     Under the risk-based assessment system, a depository institution pays an assessment of between 0 cents and 27 cents per $100 of insured deposits based on its capital level and risk classification. To arrive at a risk based assessment for an insured institution, the FDIC places it in one of nine risk categories using a two step analysis based first on capital ratios and then on other relevant supervisory information. The Bank has been given the designation of well managed and well capitalized. As a result of such classification, the Bank pays the lowest assessment rate possible to the FDIC. In 1997, the Bank began making payments to the FDIC for certain Financing Corporation ("FICO") Bonds that had been previously issued. Any significant changes in the deposit insurance assessment rate or FICO bond servicing imposed by the FDIC could have a material effect on the earnings of the Company.

CAPITAL REQUIREMENTS

     The FRB has imposed risk-based capital guidelines applicable to the Company. These guidelines require that bank holding companies maintain capital commensurate with both on and off balance sheet credit and other risks of their operations. Under the guidelines, a bank holding company must have a minimum ratio of total capital to risk-weighted assets ("Total Capital") of 8.0 percent. At least half of Total Capital must be composed of common shareholder's equity, qualifying perpetual preferred stock and minority interest in equity accounts of consolidated subsidiaries, less goodwill and certain other intangible assets ("Tier I Capital"). At December 31, 1999, the Company's Total Capital to risk-weighted assets was 12.0 percent, which is above the regulatory minimum requirements.

     In addition to risk-based capital requirements, the FRB has also imposed leverage capital ratio requirements. The leverage ratio requirements establish a minimum required ratio of Tier I Capital to total assets less goodwill of 3 percent for the bank holding companies having the highest regulatory rating. All other bank holding companies are required to maintain a minimum Tier I capital yielding a leverage ratio of 4 percent to 5 percent, depending on the particular circumstances and risk profile of the institution. The Company's Tier I Capital leverage ratio at December 31, 1999 was 8.4 percent.

     The Bank is also subject to risk-weighted capital standards and leverage measures which are similar, but in some cases not identical, to the requirements applicable to bank holding companies. At December 31, 1999, the Bank met all applicable capital requirements.

MONETARY POLICY AND ECONOMIC CONDITIONS

     The business of commercial banks, such as the Bank, is affected by monetary and fiscal policies of various regulatory agencies, including the FRB. Among the regulatory techniques available to the FRB are open market operations in United States Government securities, changing the discount rate for member bank borrowings, and imposing and changing the reserve requirement applicable to member bank deposits and to certain borrowings by member banks and their affiliates (including parent companies). These policies influence to a significant extent the overall growth and distribution of bank loans, investments and deposits and the interest rates charged on loans, as well as the interest rates paid on savings and time deposits.

     The monetary policies of the FRB have had a significant effect on the operating results of commercial banks in the past and are expected to continue to do so in the future. In view of constantly changing conditions in the national economy and the money market, as well as the effect of acts by the monetary and fiscal authorities, including the FRB, no definitive predictions can be made by the Company or the Bank as to future changes in interest rates, credit availability, deposit levels, or the effect of any such changes on the Company's or the Bank's operations and financial condition.

EMPLOYEES

     As of December 31, 1999, 141 persons were employed by the Bank; 123 were full time employees and 18 were part time employees.

SELECTED STATISTICAL INFORMATION

     The following tables describe certain aspects of the Company's business in statistical form.

I. DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY; INTEREST RATES AND INTEREST DIFFERENTIAL

     The following are the average balance sheets for the years ending December 31: (Dollars in Thousands)

                                                  1999                          1998                          1997
                                       ---------------------------   ---------------------------   ---------------------------
                                       AVERAGE               YIELD/  AVERAGE               YIELD/  AVERAGE               YIELD/
                                       BALANCE    INTEREST   RATE    BALANCE    INTEREST   RATE    BALANCE    INTEREST   RATE
                                       --------   --------   -----   --------   --------   -----   --------   --------   -----
ASSETS
Interest earning assets:
Loans(A)(B)(C).......................  $178,906   $16,606     9.3%   $160,666   $15,816    $ 9.8%  $158,193   $15,593     9.9%
Taxable investment securities(D).....    35,784     2,235     6.2      32,449     2,305      7.1     33,538     2,189     6.5
Tax-exempt investment securities
  (A)................................    22,716     1,715     7.6      22,342     1,657      7.4     16,864     1,253     7.4
Federal funds sold...................     2,154       107     5.0       4,782       266      5.6      1,357        74     5.5
                                       --------   -------    ----    --------   -------    -----   --------   -------    ----
    Total interest earning assets....   239,560    20,663     8.6     220,239    20,044      9.1    209,952    19,109     9.1
Non-interest earning assets:
  Cash and due from banks............    12,679                        15,591                        10,442
  Other assets.......................    18,028                        16,415                        14,871
Less allowance for loan loss.........    (2,161)                       (1,955)                       (1,866)
                                       --------                      --------                      --------
      Total assets...................  $268,106                      $250,290                      $233,399
                                       ========                      ========                      ========

I. DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY; INTEREST RATES AND INTEREST DIFFERENTIAL (CONTINUED)

                                                   1999                           1998                           1997
                                       ----------------------------   ----------------------------   ----------------------------
                                       AVERAGE               YIELD/   AVERAGE               YIELD/   AVERAGE               YIELD/
                                       BALANCE    INTEREST    RATE    BALANCE    INTEREST    RATE    BALANCE    INTEREST    RATE
                                       --------   --------   ------   --------   --------   ------   --------   --------   ------
LIABILITIES AND SHAREHOLDERS' EQUITY
Interest bearing liabilities:
  Demand deposits....................  $ 77,664   $ 2,482      3.2%   $ 74,154   $ 2,440      3.3%   $ 63,856   $ 2,163      3.4%
  Savings deposits...................    45,722     1,496      3.3      44,356     1,509      3.4      43,505     1,485      3.4
  Time deposits......................    73,553     3,760      5.1      68,177     3,673      5.4      67,993     3,612      5.3
  Federal funds purchased............     2,044        97      4.7          --        --       --         784        42      5.4
  Other borrowings...................     9,716       600      6.2       6,146       410      6.7       1,404       141     10.0
                                       --------   -------             --------   -------             --------   -------
      Total interest bearing
        liabilities..................   208,699     8,435      4.0     192,833     8,032      4.2     177,542     7,443      4.2
Non-interest bearing liabilities:
  Demand deposits....................    32,982                         30,570                         30,004
  Other..............................     1,261                          1,124                          1,355
  Common stock subject to repurchase
    obligation.......................     5,009                          5,464                          4,227
    Shareholders' equity.............    20,155                         20,299                         20,271
                                       --------                       --------                       --------
      Total liabilities and
        shareholders' equity.........  $268,106                       $250,290                       $233,399
                                       ========                       ========                       ========
    Net interest earnings............             $12,228                        $12,012                        $11,666
                                                  =======                        =======                        =======
Net yield on interest earning
  assets.............................                          5.1%                           5.5%                           5.6%
                                                              ====                          =====                           ====

-------------------------
(A) Includes tax equivalent adjustment of interest (assuming a 34% tax rate) for securities and loans of $583,000 and $29,000, respectively for 1999; $563,000 and $35,000, respectively for 1998; and $392,000 and $48,000 respectively for 1997.

(B) Average balance includes average nonaccrual loan balances of $593,000 in 1999; $815,000 in 1998; and $500,000 in 1997.

(C) Interest income includes loan fees of $663,000 in 1999; $563,000 in 1998; and $617,000 in 1997.

(D) Average balance includes average unrealized gain (loss) of $(104,000) in 1999; $128,000 in 1998; and $(13,000) in 1997 on available for sale securities. The yield was calculated without regard to this average unrealized gain (loss).

(Dollars in Thousands)

     The following table sets forth for the periods indicated a summary of changes in interest income and interest expense, based upon a tax equivalent basis, resulting from changes in volume and changes in rates:

     Volume Variance -- change in volume multiplied by the previous year's rate.

     Rate Variance -- change in rate multiplied by the previous year's volume.

     Rate/Volume Variance -- change in volume multiplied by the change in rate. This variance was allocated to volume variance and rate variance in proportion to the relationship of the absolute dollar amount of the change in each.

I. DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY; INTEREST RATES AND INTEREST DIFFERENTIAL (CONTINUED)
     Interest on non-taxable securities has been adjusted to a fully tax equivalent basis using a statutory tax rate of 34% in 1999, 1998 and 1997.

                                                 1999 COMPARED TO 1998         1998 COMPARED TO 1997
                                              INCREASE (DECREASE) DUE TO     INCREASE (DECREASE) DUE TO
                                              ---------------------------    --------------------------
                                              VOLUME      RATE       NET     VOLUME    RATE        NET
                                              -------    -------    -----    -------   -----      -----
Interest income on:
Loans.....................................    $1,727     $  (937)   $ 790     $243     $(20)      $223
Taxable investment securities.............       224        (294)     (70)     (73)     189        116
Tax-exempt investment securities..........        28          30       58      406       (2)       404
Federal funds sold........................      (133)        (26)    (159)     190        2        192
                                              -------    -------    -----     ----     ----       ----
  Total interest earning assets...........    $1,846     $(1,227)   $ 619     $766     $169       $935
                                              =======    =======    =====     ====     ====       ====
Interest expense on:
Demand deposits...........................    $  113     $   (71)   $  42     $340     $(63)      $277
Savings deposits..........................        46         (59)     (13)      29       (5)        24
Time deposits.............................       281        (194)      87       10       51         61
Federal funds purchased...................        97          --       97      (42)      --        (42)
Other borrowings..........................       222         (32)     190      331      (62)       269
                                              -------    -------    -----     ----     ----       ----
  Total interest bearing liabilities......    $  759     $  (356)   $ 403     $668     $(79)      $589
                                              =======    =======    =====     ====     ====       ====
Net interest income.......................    $1,087     $  (871)   $ 216     $ 98     $248       $346
                                              =======    =======    =====     ====     ====       ====

II. INVESTMENT PORTFOLIO

(Dollars in Thousands)

     The following table sets forth the fair value and amortized cost of securities at December 31:

                                          1999                   1998                   1997
                                   -------------------    -------------------    -------------------
                                    FAIR     AMORTIZED     FAIR     AMORTIZED     FAIR     AMORTIZED
                                    VALUE      COST        VALUE      COST        VALUE      COST
                                   -------   ---------    -------   ---------    -------   ---------
U.S. Treasury and other U.S.
  Government agencies and
  corporations...................  $15,541    $15,885     $ 9,087    $ 9,087     $ 6,262    $ 6,262
States and political
  subdivisions...................   28,411     28,529      37,903     37,006      20,885     20,560
Corporate securities.............    6,172      6,203      15,942     15,902      15,590     15,564
Other securities.................    4,105      4,201       5,899      5,899       2,688      2,688
                                   -------    -------     -------    -------     -------    -------
Total investment securities......  $54,229    $54,818     $68,831    $67,894     $45,425    $45,074
                                   =======    =======     =======    =======     =======    =======

     The following table sets forth the amortized cost of securities by maturity (or anticipated call date, if earlier) and weighted average yield for each range of maturities at December 31, 1999:

                                                                 MATURING
                                  -----------------------------------------------------------------------
                                  WITHIN ONE YEAR      1 TO 5 YEARS      5 TO 10 YEARS     AFTER 10 YEARS
                                  ----------------    ---------------    --------------    --------------
                                  AMOUNT     YIELD    AMOUNT    YIELD    AMOUNT   YIELD    AMOUNT   YIELD
                                  -------    -----    -------   -----    ------   -----    ------   -----
U.S. Treasury and other U.S.
  Government agencies and
  corporations..................  $ 5,031    5.64%    $10,854   5.53%    $  --     --%      $ --     --%
States and political
  subdivisions(1)...............    9,197    5.19      16,183   5.57     3,109    5.85        40    6.10
Corporate securities............    2,850    6.26       3,353   6.56
Other securities................      654    5.64       2,155   5.36       469    5.73       923    8.63
                                  -------             -------            ------             ----
Total(1)........................  $17,732    5.45%    $32,545   5.63%    $3,578   5.83%     $963    8.63%
                                  =======    ====     =======   ====     ======   ====      ====    ====

-------------------------
(1) Yields are not presented on a tax-equivalent basis.

     The weighted average interest rates are based on coupon rates for securities purchased at par value and on effective interest rates considering amortization or accretion if the securities were purchased at a premium or discount.

     Except as indicated and for U.S. Treasury and other U.S. Government agencies, total securities of any state (including all its political subdivisions) were less than 10% of shareholders' equity. At year-end 1999 and 1998, the amortized cost of securities issued by the state of Michigan and all its political subdivisions totaled $13,114,000 and $19,883,000 with an estimated market value of $13,132,000 and $20,729,000, respectively.

III. LOAN PORTFOLIO

(Dollars in Thousands)

Types of Loans

     The following table sets forth the classification of loans by major category at December 31:

                                             1999        1998        1997        1996        1995
                                           --------    --------    --------    --------    --------
Commercial, financial, and
  agricultural.........................    $ 96,758    $ 82,533    $ 74,819    $ 72,108    $ 51,940
Real estate mortgage(1)................      63,423      51,567      50,057      47,561      41,293
Installment............................      33,190      29,203      33,865      33,009      30,004
                                           --------    --------    --------    --------    --------
  Total loans..........................    $193,371    $163,303    $158,741    $152,678    $123,237
                                           ========    ========    ========    ========    ========

-------------------------
(1) Includes loans held for sale

MATURITIES AND SENSITIVITIES OF LOANS TO CHANGES IN INTEREST RATES

     The following table sets forth the maturities of the loan portfolio at December 31, 1999. Also provided are the amounts due after one year classified according to interest rate sensitivity.

                                                       WITHIN 1    1 TO 5     AFTER 5
                                                       YEAR (A)     YEARS      YEARS      TOTAL
                                                       --------    -------    -------    --------
Commercial, financial, and agricultural............    $34,461     $38,999    $23,298    $ 96,758
Real estate mortgages..............................      6,431       1,935     55,057      63,423
Installment........................................      1,816      18,096     13,278      33,190
                                                       -------     -------    -------    --------
     Total.........................................    $42,708     $59,030    $91,633    $193,371
                                                       =======     =======    =======    ========
Loans maturing after one year with:
  Fixed interest rates.............................                $44,786    $23,127
  Variable interest rates..........................                 14,244     68,506
                                                                   -------    -------
     Total.........................................                $59,030    $91,633
                                                                   =======    =======

-------------------------
(A) Amounts include demand loans, loans having no stated schedule of repayments, or no stated maturity and overdrafts.

NON-PERFORMING LOANS

     Non performing loans include impaired loans, nonaccrual and accruing loans past due 90 days or more. The following table sets forth the aggregate amount of non-performing loans in each of the following categories:

                                                                       DECEMBER 31
                                                         ----------------------------------------
                                                         1999     1998      1997     1996    1995
                                                         ----    ------    ------    ----    ----
Non accrual loans:
  Commercial, financial and agricultural.............    $306    $  343    $1,026    $448    $380
  Real estate mortgage...............................      23        --        --      --      24
  Installment........................................      --        --        61       2      40
                                                         ----    ------    ------    ----    ----
                                                          329       343     1,087     450     444
Loans contractually past due 90 days or more:
  Commercial, financial, and agricultural............     432       807     1,067      82     353
  Real estate mortgage...............................     134       161       630     129      56
  Installment........................................      34       120       966     165       4
                                                         ----    ------    ------    ----    ----
                                                          600     1,088     2,663     376     413
                                                         ----    ------    ------    ----    ----
     Total...........................................    $929    $1,431    $3,750    $826    $857
                                                         ====    ======    ======    ====    ====
Percent of total loans outstanding...................     .48%      .88%     2.36%    .54%    .70%
                                                         ====    ======    ======    ====    ====

     The accrual of interest income generally is discontinued when a loan becomes over 90 days past due as to principal or interest. When interest accruals are discontinued, interest credited to income in the current year and accrued interest from the prior year is reversed. Management may elect to continue the accrual of interest when: (1) the estimated net realizable value of collateral is sufficient to cover the principal balance and accrued interest and; (2) the loan is in the process of collection.

     Interest of $9,000 and $19,000 was realized on nonaccrual loans during 1999 and 1998, respectively. Under original terms for these loans, interest income which would have been recorded approximates $50,000 and $91,000 in 1999 and 1998, respectively. There are no loan commitments outstanding to extend credits to these customers.

POTENTIAL PROBLEM LOANS

     At December 31, 1999, the Company had approximately $2,683,000 in commercial, financial, agricultural loans for which payments are presently current, but the borrowers are experiencing certain financial and/or operational difficulties. These loans are subject to frequent management review and their classification is reviewed on a monthly basis.

     All loans classified for regulatory purposes as loss, doubtful, substandard, or special mention have been included in the above disclosures.

IV. SUMMARY OF LOAN LOSS EXPERIENCE

(Dollars in Thousands)

     The following table sets forth changes in the allowance for loan losses:

                                                            YEAR ENDED DECEMBER 31
                                           --------------------------------------------------------
                                             1999        1998        1997        1996        1995
                                           --------    --------    --------    --------    --------
Balance at beginning of year...........    $  2,026    $  1,863    $  1,814    $  1,609    $  1,498
Charge offs:
  Commercial, financial and
     agricultural......................        (505)       (227)       (122)        (13)        (87)
  Installment..........................        (492)       (352)       (386)       (157)       (124)
  Real estate..........................         (53)         --          --          --          --
                                           --------    --------    --------    --------    --------
                                             (1,050)       (579)       (508)       (170)       (211)
Recoveries:
  Commercial, financial and
     agricultural......................         171          41          31          43          43
  Installment..........................         132         101          66          62          54
  Real estate..........................           1          --          --           3           3
                                           --------    --------    --------    --------    --------
                                                304         142          97         108         100
                                           --------    --------    --------    --------    --------
  Net charge offs......................        (746)       (437)       (411)        (62)       (111)
Provision for loan losses..............         852         600         460         267         222
                                           --------    --------    --------    --------    --------
  Balance at end of year...............    $  2,132    $  2,026    $  1,863    $  1,814    $  1,609
                                           ========    ========    ========    ========    ========
Average loans outstanding..............    $178,906    $160,666    $158,193    $137,273    $123,684
                                           ========    ========    ========    ========    ========
Ratio of net charge offs to average
  loans outstanding....................         .42%        .27%        .26%        .05%        .09%
                                           ========    ========    ========    ========    ========

ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES

     The Securities and Exchange Commission's guide to the presentation of statistical information provides for a break down of the allowance for loan losses into major loan categories. The Company allocates the allowance among the various categories through an analysis of the loan portfolio composition, prior loan loss experience, evaluation of those loans identified as being probable problems in collection, results of examination by regulatory agencies and current economic conditions.

The entire allowance is available to absorb any losses without regard to the category or categories in which the charged off loans are classified.

     Even though such an allocation has inherent limitations, the Company has compiled the results of its various reviews and has made estimates of the risk which might be allocated to the respective loan categories.

     The following table sets forth the allocation of the allowance for loan losses at December 31:

                                1999                     1998                     1997                     1996
                       ----------------------   ----------------------   ----------------------   ----------------------
                                   PERCENT OF               PERCENT OF               PERCENT OF               PERCENT OF
                                    LOANS IN                 LOANS IN                 LOANS IN                 LOANS IN
                                      EACH                     EACH                     EACH                     EACH
                                    CATEGORY                 CATEGORY                 CATEGORY                 CATEGORY
                                    OF TOTAL                 OF TOTAL                 OF TOTAL                 OF TOTAL
                       ALLOWANCE     LOANS      ALLOWANCE     LOANS      ALLOWANCE     LOANS      ALLOWANCE     LOANS
                       ---------   ----------   ---------   ----------   ---------   ----------   ---------   ----------
Commercial, financial
  and agricultural...   $  924        50.0%      $  777        50.5%      $  628        47.1%      $  351        47.2%
Real estate
  mortgage...........      127        32.8          103        31.6           98        31.0           95        31.2
Installment..........      601        17.2          521        17.9          321        21.9          177        21.6
Unallocated..........      480          --          625          --          816          --        1,191          --
                        ------       -----       ------       -----       ------       -----       ------       -----
                        $2,132       100.0%      $2,026       100.0%      $1,863       100.0%      $1,814       100.0%
                        ======       =====       ======       =====       ======       =====       ======       =====

                                1995
                       ----------------------
                                   PERCENT OF
                                    LOANS IN
                                      EACH
                                    CATEGORY
                                    OF TOTAL
                       ALLOWANCE     LOANS
                       ---------   ----------
Commercial, financial
  and agricultural...   $  313        42.1%
Real estate
  mortgage...........       83        33.5
Installment..........      157        24.4
Unallocated..........    1,056          --
                        ------       -----
                        $1,609       100.0%
                        ======       =====

     The allowance for loan losses is maintained at a level which, in management's opinion, is adequate to absorb loan losses in the portfolio. In assessing the adequacy of the allowance, management reviews the characteristics of the loan portfolio in order to determine overall quality and risk profiles. Some factors considered by management in determining the level at which the allowance is maintained include a continuing evaluation of those loans identified as being subject to possible problems in collection, results of examination by regulatory agencies, current economic conditions, and historical loan loss experience.

     The 1996 provision increased from 1995 levels to provide for loan growth. The 1997 provision was increased to provide for loan growth and the increase in charge-offs and delinquencies. Several customers, including a large commercial borrower, declared bankruptcy during 1997 resulting in increased charge-offs. The 1999 and 1998 provisions increased to provide for higher charge-offs and delinquencies, primarily as a result of increased customer bankruptcies. Net commercial loan charge-offs totaled $334,000 in 1999; $267,000 of this was attributable to three commercial borrowers that discontinued business operations during 1999.

V. DEPOSITS

(Dollars in Thousands)

     The following table sets forth the average amount of deposits and rates paid for deposits for the years ended December 31:

                                                   1999                1998                1997
                                             ----------------    ----------------    ----------------
                                              AMOUNT     RATE     AMOUNT     RATE     AMOUNT     RATE
                                              ------     ----     ------     ----     ------     ----
Non interest bearing demand deposits.....    $ 32,982            $ 30,570            $ 30,004
Interest bearing demand deposits.........      77,664    3.2%      74,154    3.3%      63,856    3.4%
Savings deposits.........................      45,722    3.3       44,356    3.4       43,505    3.4
Time deposits............................      73,553    5.1       68,177    5.4       67,993    5.3
                                             --------            --------            --------
                                             $229,921            $217,257            $205,358
                                             ========            ========            ========

     The following table sets forth as of December 31, 1999, the aggregate amount of outstanding deposits (certificates of deposit) of $100,000 or more by maturity (in thousands of dollars):

Three months or less........................................    $ 8,858
  Over three months through six months......................      5,686
  Over six months through twelve months.....................      3,850
  Over twelve months........................................      4,719
                                                                -------
                                                                $23,113
                                                                =======

VI. RETURN ON EQUITY AND ASSETS

     The following table sets forth consolidated operating and capital ratios for the years ended December 31:

                                                                1999     1998     1997
                                                                ----     ----     ----
Return on average assets....................................     1.23%    1.42%    1.30%
Return on average equity (1)................................    16.37    17.48    14.96
Dividend payout ratio (2)...................................    41.61    35.56    36.58
Average equity to average assets (1)........................     7.52     8.11     8.69

-------------------------
(1) Average equity used in the above table excludes common stock subject to repurchase obligation but includes average unrealized appreciation or depreciation on securities available for sale.

(2) Dividends declared divided by net income.

ITEM 2. PROPERTIES

     The Bank's main office is located at 51 West Pearl Street, Coldwater, Michigan and is owned by the Bank. This facility, which opened in 1955 and expanded in 1976, consists of a one story structure comprising 27,945 square feet. Parking is available for approximately 125 cars and 9 teller windows are available to serve the Bank's customers. The Bank owns eleven branch offices, two of which are in Coldwater, two in Union City, Michigan, one in Kinderhook, Michigan, one in Tekonsha, Michigan, one in Hillsdale, Michigan, one in Camden, Michigan, one in Athens, Michigan, one in North Adams, Michigan and one in Pennfield Township (Battle Creek), Michigan. The Bank also leases 1,700 square feet from a third party for use in its Battle Creek Loan Production Office. In addition, the Company owns a 15,000 square foot building in Battle Creek, Michigan and a 14,000 square foot building in Coldwater, Michigan. 6,000 square feet of the Battle Creek building is leased to the Bank for use by one of its Battle Creek branches. 3,500 square feet is leased to a local college, 2,300 square feet is leased as office space to local businesses and the remaining space is presently unoccupied. 7,446 square feet of the Coldwater building is leased to the Bank for use as a Consumer Loan center, 3,420 square feet is leased to a local title office, 762 square feet is leased to a local insurance company and 394 square feet is leased to community nonprofit organizations. The Bank's branch offices range in size from 465 square feet to 6,000 square feet, with nine of the branch offices having drive-in facilities and seven of the branches having automated teller machines.

     All of the Company's and the Bank's facilities are maintained in good condition and are adequately insured. Management of Company believes the present facilities are adequate to meet both current and future needs.

ITEM 3. LEGAL PROCEEDINGS

     The Bank is frequently engaged in litigation, both as plaintiff and defendant, which is incident to its business. In certain proceedings, claims or counterclaims may be asserted against the Bank. Based on the facts known to it to date, management of the Company does not currently anticipate that the ultimate liability, if any, arising out of any such litigation will have a material effect on the consolidated financial statements of the Company.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

     None.

                                    PART II

ITEM 5. MARKET FOR THE COMPANY'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     The Company's common stock is regularly quoted on the OTC Bulletin Board (OTCBB). The bid prices described below are quotations reflecting inter-dealer prices, without retail markup, markdown or commissions, and may not necessarily represent actual transactions. There were 469 shareholders of record at February 29, 2000.

     The following table sets forth the range of high and low bid information and dividends declared for the Company's two most recent fiscal years:

                                                   1999                                1998
                                     --------------------------------    --------------------------------
                                          BID PRICE           CASH            BID PRICE           CASH
                                     -------------------    DIVIDENDS    -------------------    DIVIDENDS
                                     HIGH BID    LOW BID    DECLARED     HIGH BID    LOW BID    DECLARED
                                     --------    -------    ---------    --------    -------    ---------
Quarter Ended
March 31.........................     $33.08     $27.00       $.16        $37.80     $30.60       $.13
June 30..........................      32.40      27.23        .17         46.13      37.13        .13
September 30.....................      29.70      26.10        .17         40.50      37.13        .15
December 31......................      30.60      27.23        .18         37.80      29.48        .19

     There are restrictions that currently limit the Company's ability to pay cash dividends. Information regarding dividend payment restrictions is described in Note L to the consolidated financial statements for the year ended December 31, 1999.

     All market price per share amounts have been adjusted for a 10% stock dividend declared in 1999.

ITEM 6. SELECTED FINANCIAL DATA

                                                            YEAR ENDED DECEMBER 31
                                           --------------------------------------------------------
                                             1999        1998        1997        1996        1995
                                           --------    --------    --------    --------    --------
Total interest income..................    $ 20,051    $ 19,446    $ 18,669    $ 16,787    $ 15,476
Net interest income....................      11,616      11,414      11,226      10,183       9,096
Provision for loan losses..............         852         600         460         267         222
Net income.............................       3,300       3,549       3,032       3,058       2,615
Per share data:
  Basic and diluted earnings per
     share.............................        1.64        1.70        1.44        1.46        1.27
  Cash dividends.......................         .68         .60         .52         .48         .45
Balance sheet data:
  Other borrowings.....................      15,000       5,000       3,000          --          --
  Capital note.........................          --          --          --          --       1,000
  Common stock subject to repurchase...       3,990       6,029       4,899       3,555       2,232
  Equity...............................      19,990      19,345      20,590      19,616      18,497
       Total assets....................     275,825     266,851     238,531     235,562     209,977
Return on average assets...............        1.23%       1.42%       1.30%       1.45%       1.31%
Return on average equity...............       16.37%      17.48%      14.96%      16.09%      14.64%

     All per share amounts have been adjusted for a 10% stock dividend declared in 1999, a 1997 stock split effected in the form of a 100% stock dividend and a 2 for 1 stock split in 1995.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion provides information about the Company's financial condition which supplements the Consolidated Financial Statements. The analysis should be read in conjunction with such financial statements.

FINANCIAL CONDITION

     The Company functions as a financial intermediary and, as such, its financial condition should be examined in terms of trends in its sources and uses of funds.

     The Company uses its funds primarily to support its lending activities. Loans increased by 18.4% in 1999 and 2.9% in 1998. The loan growth occurred in all loan categories and is the result of continued good economic conditions within the Company's market area. Commercial loans increased 17.2% as local businesses expanded to meet the growth demands of the region. Consumer loans increased 13.7% as the Bank competitively priced its boat and recreational vehicle loans and offered dealer incentives to obtain such loans. Real estate mortgage loans increased 23.0% as the Bank engaged in a home equity loan promotion and offered an attractive short-term fixed rate mortgage loan product.

     Gains recognized on the sale of real estate mortgage loans to the secondary market decreased in 1999 from $1,085,000 in 1998 to $758,000. The secondary market loan activity declined in 1999 as mortgage rates increased and the refinancing activity of 1998 declined. Loans held for sale at

December 31, 1999 were $991,000. The real estate portfolio largely consists of residential mortgages within the local area with a low risk of loss.

     The loan growth in 1998 occurred in commercial loans, which increased by 10.3% as local businesses expanded and took advantage of lower interest rates. Consumer loans declined in 1998 as a result of competition from both financial and non-financial companies which offer borrowers other low cost financing options. The real estate portfolio increased primarily due to the offering of competitive home equity products.

     Loan commitments, consisting of unused credit card and home equity lines, available amounts on revolving lines of credit and other approved loans which have not been funded, were $37,949,000 and $31,175,000 at December 31, 1999 and 1998, respectively. Most of these commitments are priced at a variable interest rate thus minimizing the Bank's risk in a changing interest rate environment.

     There were no significant concentrations in any loan category as to borrower or industry. However, substantially all loans are granted to customers primarily in Southern Michigan.

     Another significant component of cash flow is the securities portfolio. Total securities decreased by 20.1% in 1999 and increased by 50.6% in 1998. The funds received from maturing securities were used to fund the 1999 loan growth since the Bank was not able to fund this growth with deposits. The 1998 increase is the result of a significant increase in deposits.

     The available-for-sale portfolio had net unrealized losses of $589,000 in 1999 and gains of $394,000 in 1998. During 1999, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities" and transferred the entire portfolio of held to maturity securities to available for sale. The transfer was done so that the securities would be available to sell should the Company's liquidity needs require it. None of these securities were sold during 1999. There is no concentration of securities in the portfolio which would constitute an unusual risk except at year-end 1999 and 1998, the amortized cost of securities issued by the state of Michigan and all its political subdivisions totaled $13,114,000 and $19,883,000 with an estimated market value of $13,132,000 and $20,729,000, respectively.

     Deposits traditionally represent the Company's principal source of funds. Total deposits remained stable in 1999 and increased 12.7% in 1998. The Bank was not able to increase its deposit base in 1999 because of increased competition within the Bank's market area. Local competitors have offered premium rates for deposits and the Bank has chosen not to match such rates. Also contributing to the lack of deposit growth was an increase in customer cash withdrawals late in the year in preparation for the Year 2000 rollover. The 1998 increase in deposits is the result of a complete overhaul of the Bank's personal checking accounts which allowed the Bank to increase the number of deposit accounts. The Bank experienced an increase not only in demand deposit accounts, but in other deposit accounts as well as customers opened secondary accounts to supplement their new checking accounts.

     Attracting and keeping traditional deposit relationships will continue to be a challenge to the Bank, particularly with the increased competition from nondeposit products. As an alternate funding source, the Bank obtains putable advances from the Federal Home Loan Bank (FHLB) of Indianapolis. The advances are secured by a blanket collateral agreement with the FHLB giving the FHLB an unperfected security interest in the Bank's one-to-four family whole mortgage loans, U.S. Treasury and Government agencies and highly rated private mortgage-backed securities. FHLB advances can be a less expensive way to obtain longer term funds than paying a premium for long term deposits.

     Premises and equipment decreased by 4.7% in 1999 and increased by 25.9% in 1998. The 1999 decrease was due to a lack of significant additions and increased depreciation because of the high level of additions in 1998. The Bank opened a new branch office in Hillsdale in October 1998 at an approximate cost of $2,000,000. The Bank made this significant investment because of the growth potential in Hillsdale. In 2000, the Bank will spend approximately $2,300,000 to renovate the Coldwater main office and the Beckley Road office.

     On February 15, 2000, the Company announced that it had agreed to merge with Sturgis Bank & Trust Company of Sturgis, Michigan ("Sturgis"). The transaction is anticipated to be a tax-free exchange. It is subject to regulatory approvals and approval by the shareholders of Sturgis, and is anticipated to be effective the second half of 2000. The exchange ratio is .398 shares of the Company's common stock for one share of Sturgis' common stock.

CAPITAL RESOURCES

     The Company maintains a strong capital base to take advantage of business opportunities while ensuring that it has resources to absorb the risks inherent in the business.

     The Federal Reserve Board (FRB) has imposed risk-based capital guidelines applicable to the Company. These guidelines require that bank holding companies maintain capital commensurate with both on and off balance sheet credit risks of their operations. Under the guidelines, a bank holding company must have a minimum ratio of total capital to risk-weighted assets of 8 percent. In addition, a bank holding company must maintain a minimum ratio of Tier 1 capital equal to 4 percent of risk-weighted assets. Tier 1 capital includes common shareholders' equity, qualifying perpetual preferred stock and minority interests in equity accounts of consolidated subsidiaries less goodwill.

     As a supplement to the risk-based capital requirements, the FRB has also adopted leverage capital ratio requirements. The leverage ratio requirements are intended to insure that adequate capital is maintained against risk other than credit risk. The leverage ratio requirements establish a minimum ratio of Tier 1 capital to total assets of 3 percent for the most highly rated bank holding companies and banks that do not anticipate and are not experiencing significant growth. All other bank holding companies are required to maintain a ratio of Tier 1 capital to assets of 4 to 5 percent, depending on the particular circumstances and risk profile of the institution.

     Regulatory agencies have determined that the capital component created by the adoption of FASB Statement 115 should not be included in Tier 1 capital. As such, the net unrealized appreciation or depreciation on available-for-sale securities is not included in the ratios listed in Note O to the financial statements. The ratios include the common stock subject to repurchase obligation in the Company's employee stock ownership plan (ESOP) and the unearned ESOP shares. As seen in Note O, the Company exceeds the well capitalized requirements.

     In addition to these regulatory requirements, a certain level of capital growth must be achieved to maintain appropriate levels of equity to total assets. During 1999 and 1998, total average assets grew 7.1% and 7.2%. At the same time, average equity (including common stock held by the ESOP) decreased 2.3% in 1999 and increased 5.2% in 1998. Equity grew at lower levels than assets in both 1999 and 1998 because of the repurchase and retirement of common stock shares (82,442 shares in 1999 and 51,079 in 1998). Future growth opportunities will focus on maintaining the existing customer base and growing within selected other markets identified as providing significant growth potential.

LIQUIDITY AND INTEREST RATE SENSITIVITY

     The primary functions of asset/liability management are to assure adequate liquidity and maintain an appropriate balance between interest-earning assets and interest-bearing liabilities. Liquidity management involves the ability to meet the cash flow requirements of customers who may be either depositors wanting to withdraw funds or borrowers needing assurance that sufficient funds will be available to meet their credit needs. Interest rate sensitivity management seeks to avoid fluctuating net interest margins and enhance consistent growth of net interest income through periods of changing interest rates.

     Maturing loans and investment securities are the principal sources of asset liquidity. Securities maturing or callable within 1 year were $17,732,000 at December 31, 1999 representing 32.7% of the amortized cost of the investment securities portfolio, a decrease from the 43.4% level of 1998. Loans maturing within 1 year were $42,708,000 at December 31, 1999 representing 22.1% of the loan portfolio, a slight decrease from the 23.2% level of 1998.

     Financial institutions are subject to prepayment risk in falling rate environments. Prepayments of assets carrying higher rates reduce the Company's interest income and overall asset yields. Certain portions of an institution's liabilities may be short-term or due on demand, while most of its assets may be invested in long-term loans or investments. Accordingly, the Company seeks to have in place sources of cash to meet short-term demands. These funds can be obtained by increasing deposits, borrowing, or selling assets. Also, Federal Home Loan Bank advances and short-term borrowings provide additional sources of liquidity for the Company.

     During the year ended December 31, 1999, there was a net decrease in cash and cash equivalents of $4,182,000. The major sources of cash in 1999 were loan sales and maturing securities. The major uses of cash in 1999 were loan growth and loans originated for sale.

     During the year ended December 31, 1998, there was a net decrease in cash and cash equivalents. of $620,000. The major sources of cash in 1998 were loan sales and the increase in deposits. The major uses of cash in 1998 were the purchase of investment securities and loans originated for sale.

     During the year ended December 31, 1997, there was a net increase in cash and cash equivalents of $3,328,000. The major sources of cash in 1997 were loan sales and maturing securities. The major uses of cash in 1997 were loan growth and loans originated for sale.

     Federal law places restrictions on extensions of credit from banks to their parent holding company and, with certain exceptions, to other affiliates, on investments in stock or other securities thereof, and on taking of such securities as collateral for loans. State law also places restrictions on the payment of dividends by the Bank to the Company. Note L to the Consolidated Financial Statements discusses these dividend limitations.

     Interest rate risk arises when the maturity or repricing characteristics of assets differ significantly from the maturity or the repricing characteristics of liabilities. Accepting this risk can be an important source of profitability and shareholder value, however excessive levels of interest rate risk could pose a significant threat to the Company's earnings and capital base. Accordingly, effective risk management that maintains interest rate risk at prudent levels is essential to the Company's safety and soundness.

     The Company measures the impact of changes in interest rates on net interest income through a comprehensive analysis of the Bank's interest rate sensitive assets and liabilities. Interest rate sensitivity varies with different types of interest-earning assets and interest-bearing liabilities. Overnight federal funds and mutual funds on which rates change daily and loans which are tied to the prime rate or a comparable index differ considerably from long-term investment securities and fixed-rate loans. Similarly, certificates of deposit and money market investment accounts are much more interest sensitive than passbook savings accounts. The shorter term interest rate sensitivities are key to measuring the interest sensitivity gap, or excess interest-earning assets over interest-bearing liabilities. In addition to reviewing the interest sensitivity gap, the Company also analyzes projected changes in market interest rates and the resulting effect on net interest income.

     The following table shows the interest sensitivity gaps for five different time intervals as of December 31, 1999:

                                               0-30       31-90      91-365       1-5       OVER 5
                                               DAYS        DAYS       DAYS       YEARS       YEARS
                                              -------    --------    -------    --------    -------
Interest-earning assets...................    $54,348    $  6,439    $56,815    $108,904    $21,749
Interest-bearing liabilities..............     53,968      84,526     42,013      25,260     10,000
                                              -------    --------    -------    --------    -------
Interest sensitivity gap..................    $   380    $(78,087)   $14,802    $ 83,644    $11,749
                                              =======    ========    =======    ========    =======

     The primary interest sensitive assets in the one year repricing range are commercial loans and adjustable rate mortgage loans. The primary interest sensitive liabilities in the one year repricing range are money market investment accounts, certificates of deposit and interest bearing checking accounts. This analysis indicates that growth in rate sensitive liabilities has outpaced the growth in rate sensitive assets in the one year range. This has occurred primarily as a result of the inclusion of interest bearing checking accounts and savings accounts in a repricing period of one year or less as these accounts have become rate sensitive as interest rates have fluctuated. The long-term interest sensitivity gap indicates that the Company's net interest margin would improve with an increase in interest rates and decline with further declines in interest rates. Trying to minimize the interest sensitivity gap is a continual challenge in a changing rate environment and one of the objectives of the Company's asset/liability strategy.

RESULTS OF OPERATIONS

     Net interest income is an effective measurement of how well management has balanced the Company's interest rate sensitive assets and liabilities. Net interest income increased by 1.8% in 1999, 1.7% in 1998 and 10.2% in 1997. The 1999 increase is due to the reinvestment of funds held in the investment securities portfolio into the higher yielding loan portfolio, partially offset by increased interest expense as a result of increased FHLB advances. The 1998 increase is due to the reinvestment of funds held in overnight federal funds accounts into higher yielding investment securities. The 1997 net interest income increased as a result of the reinvestment of funds received from maturing investment securities into the higher yielding loan portfolio, along with the stability of the Company's cost of funds.

     The uncertain economic environment and potential fluctuations in interest rates are expected to continue to impact the Company and the industry in 2000. Depending on these interest rate fluctuations, there may be continued market pressure to raise deposit rates in 2000 and to lower loan rates. The Company monitors deposit rates on a weekly basis and adjusts deposit rates as the market dictates. Loan rates are subject to change as the national prime rate changes and are also influenced by competitor's rates. An increase in deposit rates occurring at the same time as loan rate decreases would cause the Company's net interest income to decline.

     The provision for loan losses is based on an analysis of the required additions to the allowance for loan losses. The allowance for loan losses is maintained at a level believed adequate by management to absorb potential losses in the loan portfolio. Some factors considered by management in determining the level at which the allowance is maintained include specific credit reviews, past loan loss experience, current economic conditions and trends, results of examinations by regulatory agencies and the volume, growth and composition of the loan portfolio.

     The provision for loan losses was $852,000 in 1999, $600,000 in 1998 and $460,000 in 1997. The 1999 provision increase occurred to provide for loan growth and increased charge-offs, primarily as a result of increased customer bankruptcies. Net commercial loan charge-offs totaled $334,000 in 1999; $267,000 of this was attributable to three commercial borrowers that discontinued business operations during 1999. The 1998 provision was increased to provide for increased charge-offs and delinquencies, primarily as a result of increased customer bankruptcies. The 1997 provision was increased to provide for loan growth and the increase in charge-offs and delinquencies. Several customers, including a large commercial borrower, declared bankruptcy during 1997 resulting in increased charge-offs. It is anticipated that the Company will continue to experience higher than normal losses in 2000. The provision will be adjusted quarterly, if necessary, to reflect actual charge-off experience and any known future losses.

     Non-interest income, excluding security gains and losses, decreased by 5.4% in 1999 and increased by 30.2% in 1998 and 15.2% in 1997. The 1999 decrease is due primarily to a decline in gains recognized on the sale of real estate mortgage loans to the secondary market. In order to reduce the risk associated with changing interest rates, the Bank regularly sells fixed rate real estate mortgage loans on the secondary market. The Bank recognizes a profit at the time of the sale and receives a fee in order to service the loans. As fixed rate mortgage rates increased in 1999, the number of new loans and refinancing activities declined.

     The 1998 increase is due to increased service charge income, increased gains recognized on the sale of secondary market real estate mortgage loans and increased income from the Bank's automatic teller machines (ATMs). The Bank increased its deposit base by 12.7% in 1998 and generated additional service charges as a result of the growth. During this period of relatively low interest rates, the Bank generated large volumes of fixed rate mortgage loans which were sold to the secondary market. During 1998, the Bank began assessing a fee to noncustomers who use the Bank's ATMs and thus increased fees generated.

     The 1997 increase is due to increased service charges on deposit accounts as a result of the additional deposits purchased in connection with the acquisition of two branches late in 1996, increased gains recognized on the sale of secondary market real estate mortgage loans in 1997 due to an increase in activity, increased fees from the sale of nondepository investment products in 1997 due to an increase in activity and unrecognized losses on real estate mortgage loans held for sale recorded in 1996. These increases were partially offset by a decline in trust income due to a decline in trust assets and a decline in earnings on Bank owned life insurance policies due to an increase in premium payments.

     Security gains of $5,000 were recognized in 1997. No sales occurred in 1999 or 1998.

     Non-interest expense increased by 2.2% in 1999, 1.8% in 1998 and 16.0% in 1997. In 1999, salaries and benefit expenditures increased as additional loan department employees were added to assist with the increased loan volume. Occupancy and equipment costs were higher in 1999 as a result of the addition of the new Hillsdale branch and its equipment additions, increasing maintenance on the Bank's older properties and technological upgrades to the Bank's mainframe and personal computers. Professional and outside services were higher in 1999 as a result of increased usage of consultants for general bank consulting purposes. Advertising and marketing expenses were down for 1999 as a result of higher expenses paid to promote the Bank's new checking product in 1998.

     The primary expense categories that increased in 1998 were occupancy and equipment and professional and outside services. Occupancy and equipment costs increased as a result of the opening of the new Hillsdale branch and continued upgrades to the Bank's technology base. Professional and outside services increased as a result of increased usage of consultants for general bank consulting purposes.

     The 1997 increase was due to additional personnel costs, occupancy and equipment costs, advertising and marketing expenditures, training costs and intangible asset amortization as a result of the acquisition of two branches late in 1996. Trust department expenses also increased in 1997 as professional consultants and new trust administrators were added in order to increase the trust department's market share. Equipment costs increased in 1997 as the Company invested in significant technological upgrades.

     Income tax expense was $1,005,000 in 1999, $1,185,000 in 1998 and
$1,085,000 in 1997. Tax-exempt income continues to have a major impact on the Company's tax expense. The lower coupon rate on municipal instruments is offset by the nontaxable feature of the income earned on such instruments. This resulted in a lower effective tax rate and reduced federal income tax expense by approximately $358,000 in 1999, $350,000 in 1998 and $254,000 in 1997.

     Results of operations can be measured by various ratio analyses. Two widely recognized performance indicators are the return on equity and the return on assets. The Company's return on average equity was 16.4% in 1999, 17.5% in 1998 and 15.0% in 1997. The return on average assets was 1.2% in 1999, 1.4% in 1998 and 1.3% in 1997.

     The majority of assets and liabilities of a financial institution are monetary in nature and therefore differ greatly from most commercial and industrial companies that have significant investments in fixed assets or inventories. However, inflation does have an important impact on the growth of total assets in the banking industry and the resulting need to increase equity capital at higher than normal rates in order to maintain an appropriate equity-to-assets ratio. Another significant effect of inflation is on other expenses, which tend to rise during periods of general inflation.

     Management believes the most significant impact on financial results is the Company's ability to react to changes in interest rates. As discussed previously, management is attempting to maintain an essentially balanced position between interest sensitive assets and liabilities in order to protect against wide interest rate fluctuations.

YEAR 2000

     The Company had a successful Year 2000 rollover. The Company has not experienced any significant Year 2000 problems as a result of the rollover, and is not aware of any customers that have experienced material Year 2000 problems. This success can be attributed to the fact that the Company began addressing Year 2000 issues in mid 1997. The Company followed a plan to identify all critical business processes and established a priority schedule for assessment of each process. As the Company worked through its Year 2000 plan, any hardware, software, equipment or vendor provided services that were identified as not Year 2000 compliant were either upgraded or retired. While no Year 2000 problems have been identified to date, monitoring will continue for most of 2000 to assure that all Year 2000 issues have been addressed.

NONPERFORMING ASSETS

     Nonperforming assets include nonaccrual loans, accruing loans past due 90 days or more, and other real estate which includes foreclosures and deeds in lieu of foreclosure.

     A loan generally is classified as nonaccrual when full collectibility of principal or interest is doubtful or a loan becomes 90 days past due as to principal or interest, unless management determines that the estimated net realizable value of the collateral is sufficient to cover the principal balance and accrued interest. When interest accruals are discontinued, unpaid interest credited to income in the current year is reversed, and unpaid interest accrued in prior years is charged to the allowance for loan losses. Nonperforming loans are returned to performing status when the loan is brought current and has performed in accordance with contract terms for a period of time.

     The following table sets forth the aggregate amount of nonperforming loans in each of the following categories:

                                                                      DECEMBER 31
                                                                ------------------------
                                                                1999     1998      1997
                                                                ----    ------    ------
                                                                 (DOLLARS IN THOUSANDS)
Nonaccrual loans:
  Commercial, financial and agricultural....................    $306    $  343    $1,026
  Real estate mortgage......................................      23        --        --
  Installment...............................................      --        --        61
                                                                ----    ------    ------
                                                                 329       343     1,087
Loans contractually past due 90 days or more:
  Commercial, financial and agricultural....................     432       807     1,067
  Real estate mortgage......................................     134       161       630
  Installment...............................................      34       120       966
                                                                ----    ------    ------
                                                                 600     1,088     2,663
                                                                ----    ------    ------
Total nonperforming loans...................................     929     1,431     3,750
Other real estate owned.....................................       4       166       103
                                                                ----    ------    ------
Total nonperforming assets..................................    $933    $1,597    $3,853
                                                                ----    ------    ------
Nonperforming loans to year-end loans.......................     .48%      .88%     2.36%
                                                                ====    ======    ======
Nonperforming assets to year-end loans and other real estate
  owned.....................................................     .48%      .98%     2.43%
                                                                ====    ======    ======

     Nonperforming loans are subject to continuous monitoring by management and are specifically reserved for in the allowance for loan losses where appropriate.

     At December 31, 1999, the Company had approximately $2,683,000 in commercial, financial and agricultural loans for which payments are presently current but the borrowers are experiencing certain financial and/or operational difficulties. These loans are subject to frequent management review and their classification is reviewed on a monthly basis.

     In management's evaluation of the loan portfolio risks, any significant future increases in nonperforming loans is dependent to a large extent on the economic environment. In a deteriorating or uncertain economy, management applies more conservative assumptions when assessing the future prospects of borrowers and when estimating collateral values. This may result in a higher number of loans being classified as nonperforming.

REGULATORY MATTERS

     Representatives of the Financial Institutions Bureau, a division of the Department of Commerce of the State of Michigan, completed an examination at the Company's subsidiary bank using financial information as of May 24, 1999. The purpose of the examination was to determine the safety and soundness of the Bank.

     Examination procedures require individual judgments about a borrower's ability to repay loans, sufficiency of collateral values and the effects of changing economic circumstances. These procedures are similar to those employed by the Company in determining the adequacy of the allowance for loan losses and in classifying loans. Judgments made by regulatory examiners may differ from those made by management. The Company's level and classification of identified potential problem loans was not revised significantly as a result of this regulatory examination process.

     Management and the Board of Directors evaluate existing practices and procedures on an ongoing basis. In addition, regulators often make recommendations during the course of their examination that relate to the operations of the Company and the Bank. As a matter of practice, management and the Board of Directors consider such recommendations promptly.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     The Company's primary market risk exposure is interest rate risk and to a lesser extent liquidity risk. See Liquidity and Interest Rate Sensitivity, above. Business is transacted in U.S. dollars with no foreign exchange rate risk or any direct exposure to changes in commodity prices.

     The following tables provide information about the Company's financial instruments that are sensitive to changes in interest rates as of December 31, 1999 and 1998. The Company had no derivative financial instruments, or trading portfolio, at either date. The expected maturity date values for loans receivable, mortgage-backed securities and investment securities were calculated without adjusting the instrument's contractual maturity date for expectations of prepayments. Expected maturity date values for interest-bearing core deposits were not based upon estimates of the period over which the deposits would be outstanding, but rather the opportunity for repricing. Similarly, with respect to its variable rate instruments, the Company believes that repricing dates, as opposed to expected maturity dates may be more relevant in analyzing the value of such instruments and are reported as such in the following table. Company borrowings are also reported based on conversion or repricing dates.

                                             1999 PRINCIPAL AMOUNT MATURING IN:
                           -----------------------------------------------------------------------   FAIR VALUE
                             2000      2001     2002      2003      2004     THEREAFTER    TOTAL      12/31/99
                           --------   ------   -------   -------   -------   ----------   --------   ----------
Rate sensitive assets:
  Fixed interest rate
     loans...............  $11,510    $5,997   $10,769   $11,439   $16,581    $23,127     $ 79,423    $ 78,477
     Average interest
       rate..............     8.98      9.01      9.03      9.52      9.72       9.31         9.12
  Variable interest rate
     loans...............   84,171     5,636     4,514     6,928    10,934      1,765      113,948     113,948
     Average interest
       rate..............     8.65      8.92      8.89      9.03      8.90       9.17         8.75
  Fixed interest rate
     securities..........    9,638     7,985    11,546    11,217     2,902     10,941       54,229      54,229
     Average interest
       rate..............     5.45      5.57      5.64      5.87      5.44       5.32         5.60
  Other interest bearing
     assets..............      655                                                             655         655
     Average interest
       rate..............     5.14%                                                           5.14%

                                             1999 PRINCIPAL AMOUNT MATURING IN:
                           -----------------------------------------------------------------------   FAIR VALUE
                             2000      2001     2002      2003      2004     THEREAFTER    TOTAL      12/31/99
                           --------   ------   -------   -------   -------   ----------   --------   ----------
Rate sensitive
  liabilities
  Interest bearing demand
     deposits............   82,498                                                          82,498      82,498
     Average interest
       rate..............     3.19                                                            3.19
  Passbook savings.......   30,793                                                          30,793      30,793
     Average interest
       rate..............     2.40                                                            2.40
  Time deposits..........   57,453     8,044     5,765       574        29                  71,865      71,959
     Average interest
       rate..............     5.11      5.65      5.55      5.15      5.14                    5.23
  Other deposits.........    6,482     2,792     1,265       234     4,250                  15,023      14,911
     Average interest
       rate..............     4.87      5.25      5.29      5.30      5.31                    5.11
  Fixed interest rate
     borrowings..........   13,588     2,000                                                15,588      15,588
     Average interest
       rate..............     5.32      5.77                                                  5.38

                                            1998 PRINCIPAL AMOUNT MATURING IN:
                          -----------------------------------------------------------------------   FAIR VALUE
                            1999      2000     2001      2002      2003     THEREAFTER    TOTAL      12/31/99
                          --------   ------   -------   -------   -------   ----------   --------   ----------
Rate sensitive assets:
  Fixed interest rate
     loans..............  $ 9,887    $6,679   $ 8,478   $10,259   $11,483    $11,582     $ 58,368    $ 58,653
     Average interest
       rate.............    10.81      9.98     10.25     10.50      9.79       9.01        10.02
  Variable interest rate
     loans..............   77,513     5,190     4,157     6,380    10,069      1,626      104,935     104,935
     Average interest
       rate.............     8.75      8.63      8.65      8.79      9.00       8.72         8.70
  Fixed interest rate
     securities.........   21,933    11,304     7,962     5,327     2,971     18,397       67,894      68,831
     Average interest
       rate.............     4.71      4.62      4.59      4.64      4.58       4.71         4.60
Other interest bearing
  assets................    6,610                                                           6,610       6,610
     Average interest
       rate.............     4.84%                                                           4.84%
Rate sensitive
  liabilities
  Interest bearing
     demand deposits....   79,255                                                          79,255      79,255
     Average interest
       rate.............     3.05                                                            3.05
  Passbook savings......   31,797                                                          31,797      31,797
     Average interest
       rate.............     2.30                                                            2.30
  Time deposits.........   54,704    10,774     5,164     1,797                            72,439      72,899
     Average interest
       rate.............     5.11      4.83      4.74      4.81                              5.00
  Other deposits........    6,461     2,825     1,282       235     4,289                  15,092      16,209
     Average interest
       rate.............     4.35      5.81      5.72      5.65      5.60                    5.40
  Fixed interest rate
     borrowings.........              3,588     2,000                                       5,588       5,588
     Average interest
       rate.............               5.47      5.47                                        5.47

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     The information required by this Item is set forth in the Section entitled "Quantitative and Qualitative Disclosures about Market Risk" included under Item 7 of this report and is incorporated herein by reference.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

     See consolidated financial statements of the Company which are included in
Item 14., Exhibits, Financial Statement Schedules and Reports on Form 8-K, and begin on page FS-1.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

     None

                                    PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

     The following table lists the names of the directors and their ages as of February 29, 2000, their principal occupations and the year in which each became a director. Mr. Grohalski is the only executive officer of the Company.

                                                                               YEAR FIRST BECAME A
                                             PRINCIPAL OCCUPATION(S) FOR         DIRECTOR OF THE
        NAME OF DIRECTOR            AGE            PAST 5 YEARS(1)                   COMPANY
--------------------------------    ---    --------------------------------    -------------------
James P. Briskey................    66     Owner -- Pittsford Grain                   1982
                                           Incorporated (grain elevator
                                           operator)
H. Kenneth Cole.................    51     Treasurer -- Hillsdale College             1998
William E. Galliers.............    57     Co-Owner and Chief Executive               1993
                                           Officer -- G & W Display
                                           Fixtures, Inc. (manufacturer of
                                           display fixtures)
James T. Grohalski..............    59     President and Chief Executive              1982
                                           Officer of the Company and the
                                           Bank since December 31, 1998;
                                           Executive Vice President and
                                           Chief Financial Officer of the
                                           Company and President of the
                                           Bank from January 1, 1984 until
                                           December 31, 1998; Mr. Grohalski
                                           joined the Bank in 1967.
Nolan E. Hooker.................    48     Owner -- Hooker Oil Co.                    1991
                                           (distributor of heating oil)
Gregory J. Hull.................    51     Farmer                                     1955
Thomas E. Kolassa...............    52     Owner -- The Planning Group                1995
                                           (insurance)
James J. Morrison...............    52     Owner -- Morrison & Associates             1991
                                           (insurance)
Jane L. Randall.................    78     Owner -- Dally Tire Co. (tire              1982
                                           distributor)

                                                                               YEAR FIRST BECAME A
                                             PRINCIPAL OCCUPATION(S) FOR         DIRECTOR OF THE
        NAME OF DIRECTOR            AGE            PAST 5 YEARS(1)                   COMPANY
--------------------------------    ---    --------------------------------    -------------------
Freeman E. Riddle...............    67     Owner -- Spoor & Parlin, Inc.              1982
                                           (farm equipment)
Jerry L. Towns..................    65     President and Chief Executive              1982
                                           Officer of the Company and
                                           Chairman and Chief Executive
                                           Officer of the Bank until
                                           retirement on December 31, 1998

ITEM 11. EXECUTIVE COMPENSATION

     The following table sets forth compensation paid by the Company and the Bank with respect to the fiscal year ended December 31, 1999 to the Company's Chief Executive Officer. Mr. Grohalski is the only executive officer of the Company.

SUMMARY COMPENSATION TABLE

                                       ANNUAL COMPENSATION
                                       -------------------
                                                                                    ALL OTHER
           NAME AND PRINCIPAL POSITION                YEAR    SALARY ($)(1)    COMPENSATION ($)(2)
           ---------------------------                ----    -------------    -------------------
James T. Grohalski................................
President and Chief...............................    1999      $140,570             $7,344
Executive Officer of the..........................    1998      $133,813             $7,400
Company and the Bank..............................    1997      $135,225             $7,202

-------------------------
(1) The amounts shown include amounts deferred under the 401(k) provisions of the ESOP and the Bank's Executives' Deferred Compensation Plan.

(2) The amounts shown include the following for 1999: (i) employer contributions to accounts in the ESOP and the Deferred Compensation Plan of $4,000 and $3,000 respectively for Mr. Grohalski; and (ii) $344 constituting the value of insurance premiums paid by the Bank for term life insurance for Mr. Grohalski's benefit.

Retirement Benefits

     Officers of the Company participate in the Southern Michigan Bank & Trust Retirement Plan (the "Retirement Plan") which has been adopted by the Bank. Under the terms of the Retirement Plan, a normal monthly retirement benefit is provided to covered employees who attain the age of 65. It provides for a normal retirement benefit after 30 years of credited service equal to 35% of a participant's actual monthly compensation based on the participant's highest consecutive five year average compensation (see column captioned "Remuneration"). For participants with less than 30 years credited service, reduced benefits are available in an amount equal to the normal retirement benefit reduced by 1/30 for each year of service less than 30. Participants are 100% vested after five years of credited service, and are subject to forfeiture upon termination of employment with credited service less than five years. The following table represents estimated normal annual benefits payable on a straight-life annuity basis upon retirement at age 65 and are not subject to deduction for social security benefits:

PENSION PLAN TABLE

                                                                      YEARS OF SERVICE
                                                                -----------------------------
                        REMUNERATION                              25         30         35
                        ------------                            -------    -------    -------
$110,000....................................................    $32,100    $38,500    $38,500
$120,000....................................................    $35,000    $42,000    $42,000
$130,000....................................................    $37,900    $45,500    $45,500
$140,000....................................................    $40,800    $49,000    $49,000
$150,000....................................................    $43,750    $52,500    $52,500

     James T. Grohalski has 32 years of credited service and $132,500 current covered remuneration.

     The Bank also has in effect supplemental retirement arrangements in the form of Executive Employee Salary Continuation Agreements with Messrs. Grohalski and Towns under which a specified annual benefit, in addition to that provided under the Retirement Plan, is payable to the participant upon retirement at age
65. The participant is entitled to a reduced benefit if his retirement occurs between the ages of 62 and 65. No benefit is payable if the participant voluntarily terminates his employment or is discharged for cause prior to the age of 62. However, the specified benefit is payable beginning at age 65, if the participant's employment is terminated after a "change in control" of the Company, and in connection with such change, his title, responsibility or compensation is significantly lessened or the status of his employment is changed without his consent. The specified annual benefit, when added to the benefit under the Retirement Plan, is intended to be approximately equal to the benefit the participant would have received under the Retirement Plan but for a plan amendment which changed the Retirement Plan's benefit formula to comply with changes in pension laws and which substantially reduced the participants' benefits. For James T. Grohalski, the specified benefit payable upon retirement at age 65 under the supplemental retirement arrangement is $22,060 per year for 15 years. The Board of Directors may increase the benefit by not more than 2% per year prior to retirement.

     The Bank also has an Executives' Deferred Compensation Plan (the "Deferred Compensation Plan") for directors and certain officers. Under the Deferred Compensation Plan, participants elect to defer a portion of their compensation (in the case of directors, their fees) on a pretax basis. Upon retirement at or after age 65, the participant or his or her designated beneficiary is entitled to a benefit equal to the amount of the participant's deferrals to the Deferred Compensation Plan plus earnings on such deferrals at a specified rate of interest compounded annually, payable in equal monthly amounts for not less than 180 months. Upon the participant's termination of employment or retirement before age 65, the benefit payable to the participant at age 65 is determined by multiplying the amount deferred under the Deferred Compensation Plan by the ratio of the number of months for which the participant made deferrals to the number of months from the time the participant began making deferrals to the participant's reaching age 65. The amounts shown in the summary compensation table above include amounts deferred as contributions under the Deferred Compensation Plan.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Executive Compensation Policies.

     The Company's executive compensation policies are designed to support the corporate objective of maximizing the long-term value of the Company to its shareholders and employees. To achieve this objective, the Compensation Committee believes it is important to provide competitive levels of compensation to attract and retain the most qualified executives, to recognize individuals who exceed expectations and to link closely overall corporate performance and executive pay.

     The Company has established two primary components of the Company's executive compensation plan. The two components are: (a) base compensation; and
(b) stock-based performance compensation through stock option grants, subject to the shareholders' approval of the Southern Michigan Bancorp, Inc. 2000 Stock Option Plan described below.

Base Compensation.

     The Compensation Committee annually reviews base salaries of executive officers. Factors which influence decisions made by the Compensation Committee regarding base salaries are levels of responsibility and potential for future responsibilities, salary levels offered by competitors and overall performance of the Company. The Compensation Committee's practice in establishing salary levels is based in part upon overall Company performance and is not based upon any specific objectives or policies, but reflects the subjective judgment of the Compensation Committee. However, specific annual performance goals are established for each executive officer. Based on the Compensation Committee's comparison of the Company's overall compensation levels as a percent of revenues and net income to comparable companies in the industry, the Compensation Committee believes its overall compensation levels are in the middle of the range.

Stock Option Grants.

     Executive compensation to reward past performance and to motivate future performance will also be provided through stock options granted under the Southern Michigan Bancorp, Inc. 2000 Stock Option Plan if approved by the shareholders. The purpose of the plan is to encourage executive officers to maintain a long-term stock ownership position in the Company in order that their interests are aligned with those of the Company's shareholders. The Board of Directors, in its discretion, has the authority to determine participants in the plan, the number of shares to be granted and the option price and term. Consideration for stock option awards are evaluated on a subjective basis and granted to participants until an ownership position exists which is consistent with the participant's current responsibilities.

Chief Executive Officer Compensation.

     The Compensation Committee established Mr. Grohalski's base salary based primarily on a subjective evaluation of the Company's prior year's financial results, past salary levels and compensation paid to other chief executive officers in the Company's industry. Based on the Compensation Committee's comparison of the Company's overall compensation level for Mr. Grohalski as a percent of revenue and net income to comparable companies in the industry, the Compensation Committee believes his overall compensation level is in the middle of the range.

RESPECTFULLY SUBMITTED BY THE MEMBERS OF THE COMPENSATION COMMITTEE, James J. Morrison, H. Kenneth Cole and James P. Briskey.

DIRECTOR COMPENSATION

     Currently, each director of the Company whose principal occupation is not with the Company or the Bank receives an annual fee of $6,200 which will be indexed for inflation in 2000. In addition, outside directors are compensated $150 for each committee meeting attended and participate in a bonus program based upon the achievement of growth and profitability goals. No bonus was paid to outside directors for 1999. Subject to approval by the shareholders as described below, the directors will be eligible to receive stock options under the Southern Michigan Bancorp, Inc. 2000 Stock Option Plan.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of February 29, 2000, the names and addresses of all beneficial owners of 5% or more of the Common Stock showing the amount and nature of such beneficial ownership:

                                                                    AMOUNT & NATURE
                                        NAME & ADDRESS OF            OF BENEFICIAL     PERCENT OF
        TITLE OF CLASS                   BENEFICIAL OWNER            OWNERSHIP(1)        CLASS
------------------------------    ------------------------------    ---------------    ----------
Common Stock..................    Southern Michigan Bank & Trust        169,500(a)       8.65%
                                  51 West Pearl Street
                                  Coldwater, MI 49036
Common Stock..................    Harvey B. Randall                     146,075(b)       7.46%
                                  8391 Old U.S. 27 South
                                  Marshall, MI 49068

-------------------------
(1) Based upon information furnished to the Company by the beneficial owners named above. The nature of beneficial ownership for shares shown is sole voting and investment power, except as set forth below. Shares have been rounded to the nearest whole share.

     (a) Shares are held by the Trust Department of Southern Michigan Bank & Trust (the "Bank") in various fiduciary capacities. 16,270 of such shares are voted by the Bank with no investment power.

     (b) Includes 146,022 shares held by Mr. Randall as trustee.

     The following table sets forth, as of February 29, 2000, the total number of shares of the Common Stock beneficially owned, and the percent of such shares so owned, by each director and by all directors and executive officers of the Company as a group.

            NAME OF BENEFICIAL OWNER OR                 AMOUNT AND NATURE OF                PERCENT
            NUMBER OF PERSONS IN GROUP                 BENEFICIAL OWNERSHIP(1)    TOTAL     OF CLASS
            ---------------------------                -----------------------    ------    --------
James P. Briskey...................................            10,648             21,296      1.09
                                                               10,648(a)
H. Kenneth Cole....................................               169                169        (2)
William E. Galliers................................             2,260(a)           2,260        (2)
James T. Grohalski(3)..............................            21,868(b)          21,868      1.12
Nolan E. Hooker....................................               950(a)             950        (2)
Gregory J. Hull....................................             1,099(a)           1,099        (2)
Thomas E. Kolassa..................................             1,527(a)           1,527        (2)
James J. Morrison..................................               346              2,904        (2)
                                                                2,558(a)
Jane L. Randall....................................             5,774(c)           5,774        (2)
Freeman E. Riddle..................................             4,554              7,000        (2)
                                                                2,446(a)
Jerry L. Towns(4)..................................               126(a)           7,048        (2)
                                                                6,922(d)
All directors and executive officers as a group (11
  persons).........................................            71,895             71,895      3.67%

-------------------------
(1) Based upon information furnished to the Company by the individual named and the members of the designated group. The nature of beneficial ownership for shares shown is sole voting and investment power except as set forth below. Shares have been rounded to the nearest whole share.

     (a) Shared voting and investment power.

     (b) Includes 19,385 shares held by the Bank's Employee Stock Ownership Plan (the "ESOP") as to which Mr. Grohalski has voting power only.

     (c) Shares indicated are held as trustee.

     (d) Shares are voted by the Bank as IRA custodian unless otherwise directed by Mr. Towns.

(2) Less than one percent (1%).

(3) Mr. Grohalski is the only executive officer of the Company.

(4) Mr. Towns served on the Board of Directors since 1982 and is retiring as a director effective April 17, 2000. Mr. Towns' three year term as a director expires as of the 2000 Annual Meeting.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Directors and officers of the Company and their associates were customers of, and had transactions with the Bank in the ordinary course of business during 1999. All loans and commitments included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

                                    PART IV

ITEM 14. EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K

     (a)(1) The following consolidated financial statements of the Company are filed as a part of this report and are included herewith beginning on page FS-1:

        - Report of Crowe, Chizek and Company LLP, independent auditors

        - Consolidated Balance Sheets -- December 31, 1999 and 1998

        - Consolidated Statements of Changes in Shareholders' Equity -- Years ended December 31, 1999, 1998 and 1997

        - Consolidated Statements of Income -- Years ended December 31, 1999, 1998 and 1997

        - Consolidated Statements of Cash Flows -- Years ended December 31, 1999, 1998 and 1997

        - Notes to Consolidated Financial Statements -- December 31, 1999

     (a)(2) Not applicable.

     (a)(3)Exhibits (Numbered in accordance with Item 601 of Regulation S-K).

 EXHIBIT NO.                        DESCRIPTION OF EXHIBIT
 -----------     ------------------------------------------------------------
Exhibit 2        Agreement and Plan of Consolidation dated February 15, 2000 by and between the Company and Sturgis Bank & Trust Company, a Michigan savings bank.
Exhibit 3(i)     Articles of Incorporation incorporated by reference to
                 Exhibit 3 to the Company's Annual Report on Form 10-K for
                 the year ended December 31, 1991 and Exhibit 3 to Form S-3D filed April 30, 1998.
Exhibit 3(ii)    Amended and Restated By-Laws are incorporated by reference to Exhibit 3 to the Company's Annual Report on Form 10-K for
                 the year ended December 31, 1997.
Exhibit 4        Instruments Defining the Rights of Security Holders of the
                 Company are the Articles of Incorporation and By-Laws (see
                 Exhibits 3(i) and (ii) above).
Exhibit 9        Not applicable.
Exhibit 10(a)    Material Contracts -- Executive Compensation Plans and
                 Arrangements: (1) Master Agreements for Directors' Deferred
                 Income Plan; (2) Composite form of Executive Employee Salary
                 Continuation Agreement, as amended; and (3) Master
                 Agreements for Executives' Deferred Compensation Plan, as
                 amended, are incorporated by reference to Exhibit 10 to the
                 Company's Annual Report on Form 10-K for the year ended
                 December 31, 1994.
Exhibit 10(b)    Southern Michigan Bancorp, Inc. 2000 Stock Option Plan.
Exhibit 11       Not applicable.
Exhibit 12       Not applicable.
Exhibit 13       Not applicable.
Exhibit 16       Not applicable.
Exhibit 18       Not applicable.
Exhibit 19       Not applicable.
Exhibit 21       Subsidiaries of the Company.
Exhibit 22       Not applicable.
Exhibit 23       Consent of Independent Auditors.
Exhibit 27       Financial Data Schedule.

     (b) No reports on Form 8-K were filed in the last Quarter of the period covered by this report.

     (c) Exhibits -- See Item 14(a)(3) above.

     (d) Financial Statement Schedules -- Omitted due to inapplicability or because required information is shown in the Financial Statements and Notes thereto.

SUPPLEMENTAL INFORMATION TO BE FURNISHED WITH REPORTS FILED PURSUANT TO SECTION 15(d) OF THE ACT BY REGISTRANTS WHICH HAVE NOT REGISTERED SECURITIES PURSUANT TO
SECTION 12 OF THE ACT

     (a) On March 24, 2000, the Company delivered to the Commission via EDGAR its proxy statement dated March 24, 2000 which was prepared for its 2000 Annual Meeting of Shareholders and, which proxy statement included, in Appendix B, the information required in its 2000 Annual Report.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
                                          Southern Michigan Bancorp, INC.
Dated: March 20, 2000
                                          By:    /s/ JAMES T. GROHALSKI
                                            ------------------------------------
                                                     James T. Grohalski
                                          Its:  President and Chief Executive
                                          Officer

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated.

           /s/ JAMES P. BRISKEY                            /s/ THOMAS E. KOLASSA
------------------------------------------       ------------------------------------------
        James P. Briskey, Director                      Thomas E. Kolassa, Director

           /s/ H. KENNETH COLE                             /s/ JAMES J. MORRISON
------------------------------------------       ------------------------------------------
        H. Kenneth Cole, Director                       James J. Morrison, Director

         /s/ WILLIAM E. GALLIERS                            /s/ JANE L. RANDALL
------------------------------------------       ------------------------------------------
      William E. Galliers, Director                      Jane L. Randall, Director

          /s/ JAMES T. GROHALSKI                           /s/ FREEMAN E. RIDDLE
------------------------------------------       ------------------------------------------
   James T. Grohalski, President, Chief                 Freeman E. Riddle, Director
      Executive Officer and Director
(Principal Financial & Accounting Officer)

           /s/ NOLAN E. HOOKER                               /s/ JERRY L. TOWNS
------------------------------------------       ------------------------------------------
        Nolan E. Hooker, Director                         Jerry L. Towns, Director

           /s/ GREGORY J. HULL                   Dated: March 20, 2000
------------------------------------------
        Gregory J. Hull, Director

                         REPORT OF INDEPENDENT AUDITORS

                              [CROWE CHIZEK LOGO]

Shareholders and Board of Directors
Southern Michigan Bancorp, Inc.
Coldwater, Michigan

     We have audited the accompanying consolidated balance sheets of Southern Michigan Bancorp, Inc. as of December 31, 1999 and 1998 and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Southern Michigan Bancorp, Inc. as of December 31, 1999 and 1998 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999 in conformity with generally accepted accounting principles.

     As disclosed in Note C, on July 1, 1999 the Company changed its method of accounting for derivative instruments and hedging activities to comply with new accounting guidance.

                                      Crowe, Chizek and Company LLP

South Bend, Indiana
February 11, 2000

                          CONSOLIDATED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT NUMBER OF SHARES)

                                                                    DECEMBER 31,
                                                                --------------------
                                                                  1999        1998
                                                                --------    --------
ASSETS
Cash........................................................    $  4,217    $  3,021
Due from banks..............................................       7,829      13,207
                                                                --------    --------
     Cash and cash equivalents..............................      12,046      16,228
Federal funds sold..........................................                   4,000
Securities available for sale...............................      54,229      36,138
Securities held to maturity (fair value $32,693 -- 1998)....                  31,756
Loans, net of allowance for loan losses $2,132 -- 1999
  ($2,026 -- 1998)..........................................     191,239     161,277
Premises and equipment......................................       6,705       7,036
Accrued interest receivable.................................       2,442       2,418
Net cash surrender value of life insurance..................       5,251       5,026
Other assets................................................       3,913       2,972
                                                                --------    --------
     Total Assets...........................................    $275,825    $266,851
                                                                ========    ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
  Deposits
     Non-interest bearing...................................    $ 33,124    $ 34,778
     Interest bearing.......................................     200,179     198,583
                                                                --------    --------
          Total deposits....................................     233,303     233,361
  Accrued expenses and other liabilities....................       3,542       3,116
  Other borrowings..........................................      15,000       5,000
                                                                --------    --------
     Total Liabilities......................................     251,845     241,477
Common stock subject to repurchase obligation in Employee
  Stock Ownership Plan, shares outstanding -- 130,502 in
  1999 (150,727 in 1998)....................................       3,990       6,029
Shareholders' equity
     Preferred stock, 100,000 shares authorized; none issued
      or outstanding Common stock, $2.50 par value:
          Authorized -- 4,000,000 shares
          Issued -- 1,969,259 shares in 1999 (1,872,677 in
             1998)
          Outstanding -- 1,838,757 shares in 1999 (1,721,950
             in 1998).......................................       4,597       4,305
     Additional paid-in capital.............................       8,421       3,863
     Retained earnings......................................       7,949      11,505
     Accumulated other comprehensive income (loss), net of
      tax $200 -- 1999, $(134) -- 1998......................        (389)        260
     Unearned Employee Stock Ownership Plan shares..........        (588)       (588)
                                                                --------    --------
          Total Shareholders' Equity........................      19,990      19,345
                                                                --------    --------
     Total Liabilities and Shareholders' Equity.............    $275,825    $266,851
                                                                ========    ========

     See accompanying notes to consolidated financial statements.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
           (IN THOUSANDS, EXCEPT NUMBER OF SHARES AND PER SHARE DATA)

                                                                           ACCUMULATED
                                                                              OTHER
                                                                          COMPREHENSIVE
                                                ADDITIONAL                   INCOME,       UNEARNED
                                      COMMON     PAID-IN      RETAINED       (LOSS)          ESOP
                                      STOCK      CAPITAL      EARNINGS     NET OF TAX       SHARES      TOTAL
                                      ------    ----------    --------    -------------    --------    -------
Balance at January 1, 1997........    $2,174     $ 2,734      $14,687         $  21         $          $19,616
Net income for 1997...............                              3,032                                    3,032
Cash dividends declared -- $.52
  per share.......................                             (1,109)                                  (1,109)
Common stock issued under dividend
  reinvestment plan (9,879
  shares).........................       25          365                                                   390
100% stock dividend issued
  (956,695 shares)................    2,392                    (2,392)
Change in common stock subject to
  repurchase......................     (159)      (1,185)                                               (1,344)
Net change in unrealized gain on
  available for sale securities,
  net of tax......................                                                5                          5
                                      ------     -------      -------         -----         -----      -------
Balance at December 31, 1997......    4,432        1,914       14,218            26                     20,590
Net income for 1998...............                              3,549                                    3,549
Cash dividends declared -- $.60
  per share.......................                             (1,262)                                  (1,262)
Common stock issued under dividend
  reinvestment plan (6,835
  shares).........................       18          233                                                   251
Common stock repurchased and
  retired (51,079 shares).........     (128)      (2,171)                                               (2,299)
Transfer from retained earnings to
  additional paid-in capital......                 5,000       (5,000)
Change in common stock subject to
  repurchase......................      (17)      (1,113)                                               (1,130)
Purchase of shares by ESOP
  (14,000 shares).................                                                           (588)        (588)
Net change in unrealized gain on
  available for sale securities,
  net of tax......................                                              234                        234
                                      ------     -------      -------         -----         -----      -------
Balance at December 31, 1998......    4,305        3,863       11,505           260          (588)      19,345
Net income for 1999...............                              3,300                                    3,300
Cash dividends declared -- $.68
  per share.......................                             (1,373)                                  (1,373)
10% stock dividend issued (179,024
  shares).........................      447        5,036       (5,483)
Common stock repurchased and
  retired (82,442 shares).........     (206)      (2,466)                                               (2,672)
Change in common stock subject to
  repurchase......................       51        1,988                                                 2,039
Net change in unrealized gain
  (loss) on available for sale
  securities, net of tax..........                                             (649)                      (649)
                                      ------     -------      -------         -----         -----      -------
Balance at December 31, 1999......    $4,597     $ 8,421      $ 7,949         $(389)        $(588)     $19,990
                                      ======     =======      =======         =====         =====      =======

See accompanying notes to consolidated financial statements.

                       CONSOLIDATED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                   YEAR ENDED DECEMBER 31,
                                                                -----------------------------
                                                                 1999       1998       1997
                                                                 ----       ----       ----
Interest income:
  Loans, including fees.....................................    $16,577    $15,781    $15,545
  Securities:
       Taxable..............................................      2,235      2,305      2,189
       Tax-exempt...........................................      1,132      1,094        861
                                                                -------    -------    -------
                                                                  3,367      3,399      3,050
  Other.....................................................        107        266         74
                                                                -------    -------    -------
       Total interest income................................     20,051     19,446     18,669
Interest expense:
  Deposits..................................................      7,738      7,622      7,260
  Other.....................................................        697        410        183
                                                                -------    -------    -------
       Total interest expense...............................      8,435      8,032      7,443
                                                                -------    -------    -------
Net Interest Income.........................................     11,616     11,414     11,226
Provision for loan losses...................................        852        600        460
                                                                -------    -------    -------
Net Interest Income after Provision for Loan Losses.........     10,764     10,814     10,766
Non-interest income:
  Service charges on deposit accounts.......................      1,064        978        835
  Trust fees................................................        486        500        528
  Securities gains..........................................                                5
  Net gains on loan sales...................................        758      1,085        550
  Earnings on life insurance assets.........................        208        220        181
  Other.....................................................        509        413        360
                                                                -------    -------    -------
                                                                  3,025      3,196      2,459
Non-interest expense:
  Salaries and employee benefits............................      4,569      4,528      4,508
  Occupancy.................................................        854        781        697
  Equipment.................................................        979        872        762
  Printing, postage and supplies............................        385        466        419
  Advertising and marketing.................................        287        417        444
  Professional and outside services.........................        428        326        242
  Other.....................................................      1,982      1,886      2,036
                                                                -------    -------    -------
                                                                  9,484      9,276      9,108
                                                                -------    -------    -------
Income before income taxes..................................      4,305      4,734      4,117
Federal income taxes........................................      1,005      1,185      1,085
                                                                -------    -------    -------
Net Income..................................................      3,300      3,549      3,032
Other comprehensive income:
  Unrealized gains (losses) on securities arising during the
     year...................................................     (1,599)       355         13
  Net cumulative effect of adopting new accounting
     principle..............................................        616
  Reclassification adjustment for accumulated (gains) losses
     included in net income.................................                               (5)
  Tax effect................................................        334       (121)        (3)
                                                                -------    -------    -------
  Other comprehensive income (loss).........................       (649)       234          5
                                                                -------    -------    -------
Comprehensive Income........................................    $ 2,651    $ 3,783    $ 3,037
                                                                =======    =======    =======
Basic and Diluted Earnings Per Common Share.................    $  1.64    $  1.70    $  1.44
                                                                =======    =======    =======

See accompanying notes to consolidated financial statements.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                  YEAR ENDED DECEMBER 31,
                                                              --------------------------------
                                                                1999        1998        1997
                                                                ----        ----        ----
Operating Activities
     Net income...........................................    $  3,300    $  3,549    $  3,032
     Adjustments to reconcile net income to net cash
       provided by operating activities:
          Provision for loan losses.......................         852         600         460
          Depreciation....................................         711         599         527
          Net amortization of investment securities.......         206         182         138
          Net realized gain on sales of investment
             securities...................................                                  (5)
          Loans originated for sale.......................     (27,348)    (34,550)    (17,175)
          Proceeds on loans sold..........................      27,773      35,167      17,489
          Net gains on loan sales.........................        (758)     (1,085)       (550)
          Net change in:
          Accrued interest receivable.....................         (24)       (342)       (161)
          Other assets....................................        (607)         60         124
          Accrued expenses and other liabilities..........         481        (459)        160
                                                              --------    --------    --------
          Net cash from operating activities..............       4,586       3,721       4,039
Investing Activities
     Net (increase) decrease in federal funds sold........       4,000         500      (4,500)
     Activity in available-for-sale securities:
          Sales...........................................                                 255
          Maturities and calls............................      19,238       9,522      12,187
          Purchases.......................................     (19,387)    (32,808)     (1,167)
     Activity in held-to-maturity securities:
          Maturities and calls............................      12,625       6,852       4,355
          Purchases.......................................                  (6,213)     (4,230)
     Increase in net cash surrender value of life
       insurance..........................................        (225)       (612)       (432)
     Loan originations and payments, net..................     (30,481)     (4,531)     (6,230)
     Additions to premises and equipment..................        (380)     (2,047)       (888)
                                                              --------    --------    --------
          Net cash from investing activities..............     (14,610)    (29,337)       (650)
Financing Activities
     Net change in deposits...............................         (58)     26,296      (2,402)
     Proceeds from other borrowings.......................      10,000       2,000       3,000
     Common stock issued..................................                     251         390
     Cash dividends paid..................................      (1,428)     (1,252)     (1,049)
     Repurchase of common stock...........................      (2,672)     (2,299)
                                                              --------    --------    --------
          Net cash from financing activities..............       5,842      24,996         (61)
                                                              --------    --------    --------
Net change in cash and cash equivalents...................      (4,182)       (620)      3,328
Beginning cash and cash equivalents.......................      16,228      16,848      13,520
                                                              --------    --------    --------
Ending cash and cash equivalents..........................    $ 12,046    $ 16,228    $ 16,848
                                                              ========    ========    ========
Transfers of securities from held to maturity to available
  for sale................................................    $ 19,747    $     --    $     --

See accompanying notes to consolidated financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A - NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

     NATURE OF OPERATIONS AND INDUSTRY SEGMENTS: Southern Michigan Bancorp, Inc. is a bank holding company. The Company's business is concentrated in the banking industry segment. The business of commercial and retail banking accounts for more than 90% of its revenues, operating income and assets. While the Company's chief decision makers monitor the revenue stream of various company products and services, operations are managed and financial performance is evaluated on a company-wide basis. Accordingly, all of the Company's banking operations are considered by management to be aggregated into one operating segment. The Bank offers individuals, businesses, institutions and government agencies a full range of commercial banking services primarily in the southern Michigan communities in which the Bank is located and in areas immediately surrounding these communities. The Bank grants commercial, real estate and consumer loans to customers. The majority of loans are secured by business assets, commercial and residential real estate, and consumer assets. There are no foreign loans.

     PRINCIPLES OF CONSOLIDATION: The consolidated financial statements include the accounts of Southern Michigan Bancorp, Inc. (the Company) and its wholly owned subsidiary, Southern Michigan Bank & Trust (the Bank), after elimination of significant intercompany balances and transactions.

     USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates that are more susceptible to change in the near term include the allowance for loan losses, deferred income tax provisions, fair values of certain securities and other financial instruments and the actuarial present value of pension benefit obligations, net periodic pension expense and prepaid pension costs.

     SECURITIES: Management determines the appropriate classification of securities at the time of purchase. If management has the intent and the Company has the ability at the time of purchase to hold securities until maturity, they are classified as held to maturity and carried at amortized historical cost. Securities to be held for indefinite periods of time and not intended to be held to maturity are classified as available for sale and carried at fair value, with unrealized gains and losses reported in other comprehensive income and shareholders' equity, net of tax. Securities classified as available for sale include securities that management intends to use as part of its asset/liability management strategy and that may be sold in response to changes in interest rates, resultant prepayment risk, and other factors.

     Premiums and discounts on securities are recognized in interest income using the level yield method over the estimated life of the security. Gains and losses on the sale of available for sale securities are determined using the specific identification method. Securities are written down to fair value when a decline in fair value is not temporary.

     LOANS: Loans are reported at the principal balance outstanding, net of unearned interest, deferred loan fees and costs, and an allowance for loan losses. Interest income is reported on the interest method and includes amortization of net deferred loan fees and costs over the loan term.

     Interest income is not reported when full loan repayment is in doubt, typically when payments are past due over 90 days, unless the loan is both well secured and in the process of collection. Payments received on such loans are reported as principal reductions.

     ALLOWANCE FOR LOAN LOSSES: The allowance for loan losses is a valuation allowance for probable credit losses, increased by the provision for loan losses and decreased by charge-offs less recoveries. Estimating the risk of loss and the amount of loss on any loans is necessarily subjective. Accordingly, management estimates the allowance balance required based on past loan loss experience, known and inherent risks in the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management's judgment, should be charged-off. A problem loan is charged-off by management as a loss when deemed uncollectible, although collection efforts continue and future recoveries may occur.

     Loan impairment is reported when full payment under the loan terms is not expected. Impairment is evaluated in total for smaller-balance loans of similar nature such as residential mortgage and consumer loans and on an individual loan basis for other loans. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan's existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Loans are evaluated for impairment when payments are delayed, typically 90 days or more, or when it is probable that all principal and interest amounts will not be collected according to the original terms of the loan.

     PREMISES AND EQUIPMENT: Premises and equipment are stated at cost, less accumulated depreciation. Depreciation is computed principally using accelerated methods over their estimated useful lives. These assets are reviewed for impairment when events indicate their carrying amount may not be recoverable from future undiscounted cash flows. Maintenance, repairs and minor alterations are charged to current operations as expenditures occur. Major improvements are capitalized.

     SERVICING RIGHTS: Servicing rights represent both purchased rights and the allocated value of servicing rights retained on loans sold. Servicing rights are expensed in proportion to, and over the period of, estimated net servicing revenues.

     Impairment is evaluated based on the fair value of the rights, using groupings of the underlying loans as to interest rates and then, secondarily, as to geographic and prepayment characteristics. Any impairment of a grouping is reported as a valuation allowance.

     GOODWILL AND CORE DEPOSIT INTANGIBLES: Goodwill is the excess of purchase price over identified net assets in business acquisitions. Goodwill is amortized on the straight-line method over 15 years. Identified intangibles represent the value of depositor relationships purchased and are amortized on accelerated methods over 10 years. Goodwill and identified intangibles are assessed for impairment based on estimated undiscounted cash flows, and written down if necessary. Goodwill was $745,000 and $807,000 and core deposit intangibles were $376,000 and $464,000 at December 31, 1999 and 1998, respectively. These balances are included in other assets.

     OTHER REAL ESTATE: Other real estate was $161,000 and $166,000 at December 31, 1999 and 1998 and is included in other assets. Other real estate is comprised of properties acquired through a foreclosure proceeding or acceptance of a deed in lieu of foreclosure. These properties are initially recorded at fair value at the date of foreclosure, establishing a new cost basis by a charge to the allowance for loan losses. After foreclosure, valuations are periodically performed by management and real estate is carried at the lower of cost or fair value less estimated cost of disposal.

     INCOME TAXES: Income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

     EARNINGS AND DIVIDENDS PER COMMON SHARE: Basic earnings per common share is based on net income divided by the weighted average number of common shares outstanding during the period. ESOP shares are considered outstanding for this calculation unless unearned. Diluted earnings per common share reflects the dilutive effect of any additional potential common shares. Earnings and dividends per share are restated for all stock splits and stock dividends through the date of issue of the financial statements.

     CASH FLOW INFORMATION: For purposes of the consolidated statements of cash flows, the Company considers cash and due from banks as cash and cash equivalents. The Company reports net cash flows for customer loan and deposit transactions.

     COMPREHENSIVE INCOME: Comprehensive income consists of net income and other comprehensive income. Other comprehensive income includes the net change in unrealized gains and losses on securities available for sale, net of tax, which is also recognized as a separate component of shareholders' equity.

     FAIR VALUES OF FINANCIAL INSTRUMENTS: Fair values of financial instruments are estimated using relevant market information and other assumptions. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect such estimates.

     CONCENTRATIONS OF CREDIT RISK: The Company grants commercial, real estate and installment loans to customers mainly in Southern Michigan. Commercial loans include loans collateralized by commercial real estate, business assets and agricultural loans collateralized by crops and farm equipment. Commercial, financial and agricultural loans make up approximately 50% of the loan portfolio and the loans are expected to be repaid from cash flow from operations of businesses. Residential mortgage loans make up approximately 33% of the loan portfolio and are collateralized by mortgages on residential real estate. Consumer loan loans make up approximately 17% of the loan portfolio and are primarily collateralized by consumer assets.

     FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK: The Company, in the normal course of business, makes commitments to extend credit which are not reflected in the consolidated financial statements.

     LOSS CONTINGENCIES: Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe there are such matters that will have a material effect on the consolidated financial statements at December 31, 1999 and 1998.

     RECLASSIFICATIONS: Some items in the prior year consolidated financial statements have been reclassified to conform with the current year presentation.

NOTE B -- BASIC AND DILUTED EARNINGS PER COMMON SHARE

     A reconciliation of the numerators and denominators of the computations of basic and diluted earnings per common share for the years ended December 31, 1999, 1998 and 1997 is presented below:

                                                                 YEAR ENDED DECEMBER 31,
                                                          --------------------------------------
                                                             1999          1998          1997
                                                          ----------    ----------    ----------
Basic Earnings Per Common Share
  Net income (in thousands)...........................    $    3,300    $    3,549    $    3,032
                                                          ==========    ==========    ==========
  Weighted average common shares outstanding..........     2,027,015     2,084,821     2,101,494
  Less: Unallocated ESOP shares.......................       (15,400)       (2,566)           --
                                                          ----------    ----------    ----------
  Weighted average common shares outstanding for basic
     earnings per common share........................     2,011,615     2,082,255     2,101,494
                                                          ==========    ==========    ==========
  Basic earnings per common share.....................    $     1.64    $     1.70    $     1.44
                                                          ==========    ==========    ==========
Diluted Earnings Per Common Share
  Net income (in thousands)...........................    $    3,300    $    3,549    $    3,032
                                                          ==========    ==========    ==========
  Weighted average common and dilutive potential
     common shares outstanding........................     2,011,615     2,082,255     2,101,494
                                                          ==========    ==========    ==========
  Diluted earnings per common share...................    $     1.64    $     1.70    $     1.44
                                                          ==========    ==========    ==========

NOTE C -- SECURITIES

     Year end investment securities were as follows (in thousands):

                                                                   GROSS         GROSS
                                                    AMORTIZED    UNREALIZED    UNREALIZED     FAIR
                                                      COST         GAINS         LOSSES       VALUE
                                                    ---------    ----------    ----------    -------
AVAILABLE FOR SALE, 1999
U.S. Treasury and Government agencies...........     $15,885        $            $(344)      $15,541
States and political subdivisions...............      28,529         106          (224)       28,411
Corporate securities............................       6,203           1           (32)        6,172
Mortgage-backed securities......................       3,278                       (96)        3,182
                                                     -------        ----         -----       -------
Total debt securities...........................      53,895         107          (696)       53,306
Equity securities...............................         923                                     923
                                                     -------        ----         -----       -------
Total...........................................     $54,818        $107         $(696)      $54,229
                                                     =======        ====         =====       =======

     There were no securities held to maturity as of December 31, 1999.

                                                                   GROSS         GROSS
                                                    AMORTIZED    UNREALIZED    UNREALIZED     FAIR
                                                      COST         GAINS         LOSSES       VALUE
                                                    ---------    ----------    ----------    -------
AVAILABLE FOR SALE, 1998
U.S. Treasury and Government agencies...........     $ 9,019        $ 68         $           $ 9,087
States and political subdivisions...............      20,236         315            (5)       20,546
Corporate securities............................       1,302           8                       1,310
Mortgage-backed securities......................       2,677           8                       2,685
                                                     -------        ----         -----       -------
Total debt securities...........................      33,234         399            (5)       33,628
Equity securities...............................       2,510                                   2,510
                                                     -------        ----         -----       -------
Total...........................................     $35,744        $399         $  (5)      $36,138
                                                     =======        ====         =====       =======

HELD TO MATURITY, 1998
States and political subdivisions...............     $16,460        $897         $           $17,357
Corporate securities............................      14,592          49            (9)       14,632
                                                     -------        ----         -----       -------
Total debt securities...........................      31,052         946            (9)       31,989
Equity securities...............................         704                                     704
                                                     -------        ----         -----       -------
Total...........................................     $31,756        $946         $  (9)      $32,693
                                                     =======        ====         =====       =======

     Sales of available for sale securities were (in thousands):

                                                                1999    1998    1997
                                                                ----    ----    ----
Proceeds....................................................     $0      $0     $255
Gross gains.................................................      0       0        5
Gross losses................................................      0       0        0

     Contractual maturities of debt securities at year-end 1999 were as follows (in thousands). Securities not due at a single maturity date, primarily mortgage-backed securities, are shown separately. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                AMORTIZED     FAIR
                                                                  COST        VALUE
                                                                ---------    -------
Due in one year or less.....................................     $ 8,994     $ 8,991
Due from one to five years..................................      31,906      31,571
Due from five to ten years..................................       7,057       6,863
Due after ten years.........................................       2,660       2,699
Mortgage-backed securities..................................       3,278       3,182
                                                                 -------     -------
                                                                 $53,895     $53,306
                                                                 =======     =======

     Investment securities with an amortized cost of $2,911,000 and $3,303,000 were pledged as collateral for public deposits and for other purposes in 1999 and 1998.

     Except as indicated, total securities of any state (including all its political subdivisions) were less than 10% of shareholders' equity. At year-end 1999 and 1998, the amortized cost of securities issued by the state of Michigan and all its political subdivisions totaled $13,114,000 and $19,883,000 with an estimated market value of $13,132,000 and $20,729,000, respectively.

     As of July 1, 1999, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities." Under SFAS No. 133, all derivative instruments are recorded at their fair values. If derivative instruments are designated as hedges of fair values, both the change in the fair value of the hedge and the hedged item are included in current earnings. Fair value adjustments related to cash flow hedges are recorded in other comprehensive income and reclassified to earnings when the hedged transactions are reflected in earnings. Ineffective portions of hedges are reflected in income currently. The Company does not have any derivative instruments nor does the Company have any hedging activities. As permitted by SFAS No. 133, the Company transferred securities with an amortized cost of $19,131,000 and a fair value of $19,747,000 from the held to maturity portfolio to the available for sale portfolio. None of these securities were sold during 1999.

NOTE D -- LOANS

     Loans at year-end were as follows (in thousands):

                                                                  1999        1998
                                                                --------    --------
     Commercial.............................................    $ 96,758    $ 82,533
     Consumer...............................................      33,190      29,203
     Real estate mortgage...................................      62,432      50,909
Loans held for sale, net of valuation allowance of $-0- in
  1999 and 1998.............................................         991         658
                                                                 193,371     163,303
     Less allowance for loan losses.........................      (2,132)     (2,026)
                                                                --------    --------
     Loans, net.............................................    $191,239    $161,277
                                                                ========    ========

     Certain directors and executive officers of the Company and the Bank, including their associates and companies in which they are principal owners, were loan customers of the Bank. The following is a summary of loans (in thousands) exceeding $60,000 in the aggregate to these individuals and their associates.

                                                                 1999       1998
                                                                -------    -------
     Balance at January 1...................................    $ 3,923    $ 3,722
     New loans..............................................      6,222      7,767
     Repayments.............................................     (5,487)    (7,624)
     Other changes, net.....................................       (156)        58
                                                                -------    -------
     Balance at December 31.................................    $ 4,502    $ 3,923
                                                                =======    =======

     The unpaid principal balance of mortgage loans serviced for others, which are not included on the consolidated balance sheet, was $69,880,000 and $51,462,000 at December 31, 1999 and 1998, respectively. Related escrow deposit balances were approximately $11,000 and $2,000 at December 31, 1999 and 1998, respectively.

     Activity for capitalized mortgage servicing rights was as follows (in thousands):

                                                                1999     1998
                                                                -----    -----
     Balance at January 1...................................    $ 595    $ 327
     Additions..............................................      377      468
     Amortized to expense...................................     (176)    (200)
                                                                -----    -----
     Balance at December 31.................................    $ 796    $ 595
                                                                =====    =====

     No valuation allowance for capitalized mortgage servicing rights was necessary at December 31, 1999 or 1998.

NOTE E -- ALLOWANCES FOR LOAN LOSSES

     Changes in the allowance for loan losses for the years ended December 31 were as follows (in thousands):

                                                                 1999       1998      1997
                                                                -------    ------    ------
     Balance at January 1...................................    $ 2,026    $1,863    $1,814
     Provision for loan losses..............................        852       600       460
     Loans charged off......................................     (1,050)     (579)     (508)
     Recoveries.............................................        304       142        97
                                                                -------    ------    ------
     Net charge-offs........................................       (746)     (437)     (411)
                                                                -------    ------    ------
     Balance at December 31.................................    $ 2,132    $2,026    $1,863
                                                                =======    ======    ======

                                                                 1999      1998
                                                                ------    ------
     Information regarding impaired loans follows:
     Year end loans with allowance for loan losses
      allocated.............................................    $1,543    $1,259
     Year end loans with no allowance for loan losses
      allocated.............................................       700         0
                                                                ------    ------
     Total impaired loans...................................    $2,243    $1,259
                                                                ======    ======
     Amount of allowance allocated to these loans...........    $  275    $  367
     Average balance of impaired loans during the year......    $2,415    $1,566
     Cash basis interest income recognized during the
      year..................................................    $  191    $   73
     Interest income recognized during the year.............    $  200    $  102

NOTE F -- PREMISES AND EQUIPMENT

     Premises and equipment consist of (in thousands):

                                                                 1999       1998
                                                                -------    -------
     Land...................................................    $   786    $   786
     Buildings and improvements.............................      7,685      7,625
     Equipment..............................................      3,442      3,157
                                                                -------    -------
                                                                 11,913     11,568
     Less accumulated depreciation..........................     (5,208)    (4,532)
                                                                -------    -------
     Totals.................................................    $ 6,705    $ 7,036
                                                                =======    =======

     Depreciation and amortization expense charged to operations was approximately $711,000, $599,000 and $527,000 in 1999, 1998 and 1997,
respectively.

NOTE G -- DEPOSITS

     The carrying amount of domestic deposits at year end follows (in thousands):

                                                                  1999        1998
                                                                  ----        ----
Non-interest bearing checking...............................    $ 33,124    $ 34,778
Interest bearing checking...................................      38,927      37,055
Passbook savings............................................      30,793      31,797
Money market accounts.......................................      43,571      42,200
Time deposits...............................................      71,865      72,439
Individual retirement accounts and other deposits...........      15,023      15,092
                                                                --------    --------
Totals......................................................    $233,303    $233,361
                                                                ========    ========

     The carrying amount of time deposits over $100,000 was $23,113,000 and $21,058,000 at December 31, 1999 and 1998, respectively. Interest expense on time deposits over $100,000 was $1,198,000, $1,084,000 and $1,025,000 at
December 31, 1999, 1998 and 1997, respectively.

     At year end, scheduled maturities of time deposits were as follows for the years ending December 31 (in thousands):

2000........................................................    $57,453
2001........................................................      8,044
2002........................................................      5,765
2003........................................................        574
2004........................................................         29
                                                                -------
Totals......................................................    $71,865
                                                                =======

     Related party deposits were $2,061,000 and $1,374,000 at December 31, 1999 and 1998, respectively.

     Cash paid for interest was $8,397,000, $8,054,000 and $7,464,000 for the years ended December 31, 1999, 1998 and 1997, respectively.

NOTE H -- OTHER BORROWINGS

     Other borrowings represents putable advances obtained by the Bank from the Federal Home Loan Bank (FHLB) of Indianapolis. The advances have fixed interest rates ranging from 5.31% to 5.71% until the stated call date ranging from February 22, 2000 to June 29, 2009. On the stated call date, the FHLB will have the option to convert the advances to a periodic adjustable rate and will continue to have this option quarterly thereafter. The advances may not be prepaid by the Bank prior to the FHLB exercising its option to convert the advances to an adjustable rate. The advances are secured by a blanket collateral agreement with the FHLB which gives the FHLB an unperfected security interest in the Bank's one-to-four family mortgage loans, U.S. Treasury and Government agencies, and highly rated private mortgage-backed securities.

     At year-end 1999, scheduled principal reductions on these advances were as follows for the years ending December 31 (in thousands):

2000........................................................    $    --
2001........................................................         --
2002........................................................      3,000
2003........................................................      2,000
2004........................................................         --
Thereafter..................................................     10,000
                                                                -------
Total FHLB advances.........................................    $15,000
                                                                =======

NOTE I -- INCOME TAXES

     Income tax expense consists of:

                                                                 1999      1998      1997
                                                                ------    ------    ------
     Current................................................    $1,021    $1,226    $1,066
     Deferred...............................................       (16)      (41)       19
                                                                ------    ------    ------
     Totals.................................................    $1,005    $1,185    $1,085
                                                                ======    ======    ======

     Income tax expense calculated at the statutory federal income tax rate of 34% differs from actual income tax expense as follows (in thousands):

                                                                 1999      1998      1997
                                                                ------    ------    ------
Statutory rates.............................................    $1,464    $1,610    $1,400
Tax-exempt interest income..................................      (358)     (350)     (254)
Increase in net cash surrender value of life insurance
  policies..................................................       (77)      (82)      (65)
Other items, net............................................       (24)        7         4
                                                                ------    ------    ------
Totals......................................................    $1,005    $1,185    $1,085
                                                                ======    ======    ======

     Year end deferred tax assets and liabilities consist of (in thousands):

                                                                 1999      1998
                                                                ------    ------
Deferred tax assets:
Net unrealized depreciation on available-for-sale
  securities................................................    $  200    $
Allowance for loan losses...................................       497       461
Deferred compensation liability.............................       502       470
Pension liability...........................................        99        65
Other.......................................................       185       175
                                                                ------    ------
Totals......................................................     1,483     1,171
Deferred tax liabilities:
Net unrealized appreciation on available-for-sale
  securities................................................                 134
Mortgage servicing rights...................................       271       202
Other.......................................................        41        14
                                                                ------    ------
Totals......................................................       312       350
                                                                ------    ------
Net deferred tax asset......................................    $1,171    $  821
                                                                ======    ======

     The Company made income tax payments of $1,160,000 in 1999, $1,165,000 in 1998 and $1,130,000 in 1997. An allowance against the net deferred tax asset was not considered necessary at December 31, 1999 or 1998.

NOTE J -- RETIREMENT PLANS

     The defined benefit pension plan covers substantially all full-time employees. The benefits are based on years of service and the employee's average highest compensation during five consecutive years of employment. The funding policy is to contribute annually an amount sufficient to meet the minimum funding requirements set forth in the Employee Retirement Income Security Act of 1974, plus additional amounts as may be appropriate from time to time. Contributions are intended to provide not only for benefits attributed to service to date but also for those expected to be earned in the future.

     Information about the pension plan was as follows (in thousands):

                                                                 1999       1998
                                                                -------    -------
Change in benefit obligation:
  Beginning benefit obligation..............................    $(2,326)   $(1,715)
  Service cost..............................................       (133)      (140)
  Interest cost.............................................       (134)      (115)
  Actuarial (gain) loss.....................................        511       (435)
  Benefits paid.............................................        667         79
                                                                -------    -------
  Ending benefit obligation.................................     (1,415)    (2,326)
Change in plan assets, at fair value:
  Beginning plan assets.....................................      2,266      1,856
  Actual return.............................................        144        335
  Employer contribution.....................................         29        154
  Benefits paid.............................................       (667)       (79)
                                                                -------    -------
  Ending plan assets........................................      1,772      2,266
                                                                -------    -------
Funded status...............................................        357        (60)
Unrecognized net actuarial gain.............................       (650)      (185)
Unrecognized transition obligation..........................         13         17
Unrecognized prior service cost.............................         37         49
                                                                -------    -------
Accrued pension cost........................................    $  (243)   $  (179)
                                                                =======    =======

     The components of pension expense and related actuarial assumptions were as follows:

                                                                1999     1998     1997
                                                                -----    -----    -----
Service cost................................................    $ 133    $ 140    $ 130
Interest cost...............................................      134      115      113
Actual return on plan assets................................     (153)    (345)    (330)
Net amortization and deferral...............................       16      188      205
                                                                -----    -----    -----
Net.........................................................    $ 130    $  98    $ 118
                                                                =====    =====    =====
Discount rate on benefit obligation.........................      7.0%     7.0%     7.0%
Long-term expected rate of return on plan assets............      8.0%     8.0%     8.0%
Rate of compensation increase...............................      3.0%     3.0%     3.5%

     The Company has an employee stock ownership plan (ESOP) for substantially all full-time employees. The Board of Directors determines the Company's contribution level annually. Assets of the plan are held in trust by the Bank and administrative costs of the plan are borne by the plan sponsor. Costs charged to operations for contributions to the plan totaled $78,000, $90,000 and $66,000 in 1999, 1998 and 1997. During 1999, the Company amended its ESOP plan to adopt 401(k) provisions allowing for employee salary deferrals to purchase either Company stock or mutual funds. Company matching is provided in Company stock. Substantially all employees have converted their ESOP accounts to the amended plan.

     During 1998, the ESOP borrowed $588,000 to purchase 14,000 shares of company stock which are currently held as unallocated ESOP shares.

     Shares held by the ESOP at year-end are as follows:

                                                                 1999       1998
                                                                -------    -------
Allocated shares............................................    130,502    150,727
Unallocated shares..........................................     15,400     14,000
                                                                -------    -------
Total ESOP shares...........................................    145,902    164,727
                                                                =======    =======

     The fair value of the allocated shares held by the ESOP is approximately $3,990,000 and $6,029,000 at December 31, 1999 and 1998, respectively. Upon distribution of shares to a participant, the participant has the right to require the Company to purchase shares at their fair value in accordance with terms and conditions of the plan. As such these shares are not classified in shareholders' equity as permanent equity.

     As an incentive to retain key members of management and directors, the Bank has a deferred compensation plan whereby participants defer a portion of current compensation. Benefits are based on salary and length of service and are vested as service is provided from the date of participation through age 65. A liability is recorded on a present value basis and discounted at current interest rates. This liability may change depending upon changes in long-term interest rates. Deferred compensation expense was $218,000, $229,000 and $206,000 in 1999, 1998 and 1997. The liability for vested benefits was $1,476,000 and $1,382,000 at December 31, 1999 and 1998, respectively.

NOTE K -- COMMITMENTS

     There are various commitments which arise in the normal course of business, such as commitments under commercial letters of credit, standby letters of credit and commitments to extend credit. Generally accepted accounting principles recognize these transactions as contingent liabilities and accordingly, they are not reflected in the accompanying financial statements. These arrangements have credit risk essentially the same as that involved in extending loans to customers and are subject to the Bank's normal credit policies. Collateral generally consists of receivables, inventory and equipment and is obtained based on management's credit assessment of the customer.

     At December 31, 1999 and 1998, respectively, the Bank had commitments under commercial letters of credit, used to facilitate customers' trade transactions, of $414,000 and $133,000.

     Under standby letter of credit agreements, the Bank agrees to honor certain commitments in the event that its customers are unable to do so. At December 31, 1999 and 1998, respectively, commitments under outstanding standby letters of credit were $626,000 and $385,000.

     Loan commitments outstanding to extend credit are detailed below (in thousands):

                                                                 1999       1998
                                                                -------    -------
Fixed rate..................................................    $ 4,570    $ 1,616
Variable rate...............................................     33,379     29,559
                                                                -------    -------
Totals......................................................    $37,949    $31,175
                                                                =======    =======

     The fixed rate commitments have stated interest rates ranging from 8.5% to 17.0%. The terms of the above commitments range from 1 to 60 months.

     Management does not anticipate any losses as a result of the above related transactions; however, the above amount represents the maximum exposure to credit loss for loan commitments and commercial and standby letters of credit.

     At December 31, 1999, the Bank had line of credit agreements with the Federal Home Loan Bank, Bank One and Fifth Third Bank for $3,000,000, $5,000,000 and $750,000 respectively. The balances on all three of these lines was $0 at December 31, 1999.

NOTE L -- RESTRICTIONS ON TRANSFERS FROM SUBSIDIARY

     Banking laws and regulations restrict the amount the Bank may transfer to the Company in the form of cash dividends, loans and advances. In 2000, the Bank is permitted to pay the Company an amount equal to $3,752,000 plus the Bank's 2000 net income, as dividends without prior regulatory approval.

NOTE M -- SOUTHERN MICHIGAN BANCORP, INC. (PARENT COMPANY ONLY) FINANCIAL
          INFORMATION

     Condensed financial statements of Southern Michigan Bancorp, Inc. follow (in thousands):

BALANCE SHEETS

                                                                   DECEMBER 31,
                                                                ------------------
                                                                 1999       1998
                                                                -------    -------
ASSETS
Cash........................................................    $    97    $    16
Securities available for sale...............................      3,273      3,170
Securities held to maturity.................................                   250
Investment in subsidiary....................................     19,107     20,422
Premises and equipment......................................      1,196      1,231
Other.......................................................        704        700
                                                                -------    -------
Total Assets................................................    $24,377    $25,789
                                                                =======    =======
LIABILITIES AND SHAREHOLDERS' EQUITY
Dividends payable...........................................    $   340    $   393
Other liabilities...........................................         57         22
Common stock subject to repurchase obligation in ESOP.......      3,990      6,029
Shareholders' equity........................................     19,990     19,345
                                                                -------    -------
Total Liabilities and Shareholders' Equity..................    $24,377    $25,789
                                                                =======    =======

NOTE M -- SOUTHERN MICHIGAN BANCORP, INC. (PARENT COMPANY ONLY) FINANCIAL
          INFORMATION (CONTINUED)
STATEMENTS OF INCOME

                                                                 YEAR ENDED DECEMBER 31,
                                                                --------------------------
                                                                 1999      1998      1997
                                                                ------    ------    ------
Dividends from Bank.........................................    $3,718    $3,620    $1,109
Interest income.............................................       154       167       137
Other income................................................       269       226       206
Other expenses..............................................       (98)      (33)      (49)
                                                                ------    ------    ------
                                                                 4,043     3,980     1,403
Federal income tax expense..................................       (35)      (85)      (68)
                                                                ------    ------    ------
                                                                  4008     3,895     1,335
Equity in undistributed/(excess) distributed net income of
  subsidiary................................................      (708)     (346)    1,697
                                                                ------    ------    ------
Net Income..................................................     3,300     3,549     3,032
                                                                ------    ------    ------
Net change in unrealized gains (losses) on securities
  available for sale........................................      (649)      234         5
                                                                ------    ------    ------
Other comprehensive income..................................      (649)      234         5
                                                                ------    ------    ------
Comprehensive income........................................    $2,651    $3,783    $3,037
                                                                ======    ======    ======

STATEMENTS OF CASH FLOWS

                                                                  YEAR ENDED DECEMBER 31,
                                                                ----------------------------
                                                                 1999      1998       1997
                                                                ------    ------    --------
OPERATING ACTIVITIES
Net income..................................................    $3,300    $3,549    $  3,032
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Equity in (undistributed)/excess distributed net income of
     subsidiary.............................................       708       346      (1,697)
  Depreciation..............................................        35        31          31
  Net amortization of investment securities.................        25        16          13
  Other.....................................................        54      (253)       (146)
                                                                ------    ------    --------
Net cash from operating activities..........................     4,122     3,689       1,233
INVESTING ACTIVITIES
Activity in available for sale investment securities:
  Maturities and calls......................................       776     1,977         734
  Purchases.................................................      (717)   (2,059)     (1,248)
Activity in held to maturity investment securities:
  Maturities and calls......................................                (250)
Additions to premises and equipment.........................                 (60)        (62)
                                                                ------    ------    --------
Net cash from investing activities..........................        59      (392)       (576)

NOTE M -- SOUTHERN MICHIGAN BANCORP, INC. (PARENT COMPANY ONLY) FINANCIAL
          INFORMATION (CONTINUED)

                                                                  YEAR ENDED DECEMBER 31,
                                                                ----------------------------
                                                                 1999      1998       1997
                                                                ------    ------    --------
FINANCING ACTIVITIES
Common stock issued.........................................                 251         390
Cash dividends paid.........................................    (1,428)   (1,252)     (1,049)
Repurchase of common stock..................................    (2,672)   (2,299)
                                                                ------    ------    --------
Net cash from financing activities..........................    (4,100)   (3,300)       (659)
                                                                ------    ------    --------
Net change in cash and cash equivalents.....................        81        (3)         (2)
Beginning cash and cash equivalents.........................        16        19          21
                                                                ------    ------    --------
Ending cash and cash equivalents............................    $   97    $   16    $     19
                                                                ======    ======    ========
Transfers of securities held to maturity to securities
  available for sale........................................    $  250

NOTE N -- FAIR VALUE INFORMATION

     The following methods and assumptions were used by the Company in estimating fair values for financial instruments:

          CASH AND CASH EQUIVALENTS AND FEDERAL FUNDS SOLD: The carrying amounts reported in the balance sheet for cash and due from banks approximate those assets' fair values.

          SECURITIES: Fair values for investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments. The fair value of restricted equity securities approximates amortized cost.

          LOANS: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for other loans are estimated using discounted cash flows analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

          OFF-BALANCE-SHEET INSTRUMENTS: Fair values for the Bank's letters of credit are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing. It is not practicable to estimate the fair value of lending commitments because of the wide variety of the instruments.

          DEPOSITS: The fair values disclosed for demand deposits (e.g., interest and non-interest checking, passbook savings, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of expected monthly maturities on time deposits.

          OTHER BORROWINGS: The fair value of other borrowings is estimated using discounted cash flows analysis based on the Bank's current incremental borrowing rate for similar types of borrowing arrangements.

     While these estimates of fair value are based on management's judgment of the most appropriate factors, there is no assurance that if the Company had disposed of such items at December 31, 1999 and 1998, the estimated fair values would have been achieved. Market values may differ depending on various circumstances not taken into consideration in this methodology. The estimated fair values at December 31, 1999 and 1998 should not necessarily be considered to apply at subsequent dates.

     In addition, other assets and liabilities that are not defined as financial instruments are not included in the following disclosures, such as property and equipment. Also, non-financial instruments typically not recognized in financial statements may have value but are not included in the following disclosures. These include, among other items, the estimated earnings power of core deposit accounts, the trained work force, customer goodwill and similar items.

     The estimated fair values of the Company's financial instruments at year end are as follows (in thousands):

                                                         1999                      1998
                                                ----------------------    ----------------------
                                                CARRYING       FAIR       CARRYING       FAIR
                                                 AMOUNT        VALUE       AMOUNT        VALUE
                                                ---------    ---------    ---------    ---------
Financial assets:
Cash and cash equivalents...................    $  12,046    $  12,046    $  16,228    $  16,228
Federal funds sold..........................                                  4,000        4,000
Securities available for sale...............       54,229       54,229       36,138       36,138
Securities held to maturity.................                                 31,756       32,693
Loans.......................................      193,371      192,425      163,303      163,588
Financial liabilities:
Deposits....................................    $(233,303)   $(233,285)   $(233,361)   $(234,938)
Other borrowings............................      (15,000)     (15,000)      (5,000)      (5,000)
Unrecognized financial instruments:
Commercial letters of credit................                 $      (8)                $      (8)
Standby letters of credit...................                       (13)                       (3)

NOTE O -- REGULATORY MATTERS

     The Company and Bank are subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and prompt corrective action regulations involve quantitative measures of assets, liabilities and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators about components, risk weightings and other factors, and the regulators can lower classifications in certain cases. Failure to meet various capital requirements can initiate regulatory action that could have a direct material effect on the consolidated financial statements.

     The prompt corrective action regulations provide five classifications, including well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and plans for capital restoration are required.

     At year end, actual capital levels (in thousands) and minimum required levels were:

                                                                                  MINIMUM REQUIRED
                                                                                     TO BE WELL
                                                             MINIMUM REQUIRED    CAPITALIZED UNDER
                                                               FOR CAPITAL       PROMPT CORRECTIVE
                                             ACTUAL         ADEQUACY PURPOSES    ACTION REGULATIONS
                                       ------------------   ------------------   ------------------
                                       AMOUNT       RATIO   AMOUNT       RATIO   AMOUNT       RATIO
                                       -------      -----   -------      -----   -------      -----
1999
Total capital (to risk weighted
  assets)
  Consolidated.....................    $25,300      12.0%   $16,869      8.0%    $21,086      10.0%
  Bank.............................    $20,425       9.8%   $16,673      8.0%    $20,842      10.0%
Tier 1 capital (to risk weighted
  assets)
  Consolidated.....................    $23,168      11.0%   $ 8,435      4.0%    $12,652       6.0%
  Bank.............................    $18,293       8.8%   $ 8,337      4.0%    $12,505       6.0%
Tier 1 capital (to average assets)
  Consolidated.....................    $23,168       8.4%   $11,037      4.0%    $13,797       5.0%
  Bank.............................    $18,293       6.7%   $10,917      4.0%    $13,646       5.0%
1998
Total capital (to risk weighted
  assets)
  Consolidated.....................    $25,808      13.4%   $15,439      8.0%    $19,298      10.0%
  Bank.............................    $20,541      10.8%   $15,238      8.0%    $19,048      10.0%
Tier 1 capital (to risk weighted
  assets)
  Consolidated.....................    $23,782      12.3%   $ 7,719      4.0%    $11,579       6.0%
  Bank.............................    $18,515       9.7%   $ 7,619      4.0%    $11,428       6.0%
Tier 1 capital (to average assets)
  Consolidated.....................    $23,782       9.2%   $10,363      4.0%    $12,954       5.0%
  Bank.............................    $18,515       7.5%   $ 9,845      4.0%    $12,306       5.0%

     The Company and Bank, at year end 1999 and 1998, were categorized as well capitalized.

NOTE P -- MERGER AGREEMENT (EVENT SUBSEQUENT TO DATE OF AUDITOR'S REPORT)

     On February 15, 2000, the Company announced that it had agreed to merge with Sturgis Bank & Trust Company of Sturgis, Michigan ("Sturgis"). The transaction is anticipated to be a tax-free exchange. It is subject to regulatory approvals and approval by the shareholders of Sturgis, and is anticipated to be effective the second half of 2000. The exchange ratio is .398 shares of the Company's common stock for one share of Sturgis' common stock.

SELECTED FINANCIAL DATA

                                                            YEAR ENDED DECEMBER 31
                                           --------------------------------------------------------
                                             1999        1998        1997        1996        1995
                                           --------    --------    --------    --------    --------
Total interest income..................    $ 20,051    $ 19,446    $ 18,669    $ 16,787    $ 15,476
Net interest income....................      11,616      11,414      11,226      10,183       9,096
Provision for loan losses..............         852         600         460         267         222
Net income.............................       3,300       3,549       3,032       3,058       2,615
Per share data:
  Basic and diluted earnings per
     share.............................        1.64        1.70        1.44        1.46        1.27
  Cash dividends.......................         .68         .60         .52         .48         .45
Balance sheet data:
  Other borrowings.....................      15,000       5,000       3,000          --          --
  Capital note.........................          --          --          --          --       1,000
  Common stock subject to repurchase...       3,990       6,029       4,899       3,555       2,232
  Equity...............................      19,990      19,345      20,590      19,616      18,497
       Total assets....................     275,825     266,851     238,531     235,562     209,977
Return on average assets...............        1.23%       1.42%       1.30%       1.45%       1.31%
Return on average equity...............       16.37%      17.48%      14.96%      16.09%      14.64%

     All per share amounts have been adjusted for a 10% stock dividend declared in 1999, a 1997 stock split effected in the form of a 100% stock dividend and a 2 for 1 stock split in 1995.

COMMON STOCK MARKET PRICES AND DIVIDENDS

     The Company's common stock is regularly quoted on the OTC Bulletin Board (OTCBB). The bid prices described below are quotations reflecting inter-dealer prices, without retail markup, markdown or commissions, and may not necessarily represent actual transactions. There were 469 shareholders of record at February 29, 2000.

     The following table sets forth the range of high and low bid information and dividends declared for the Company's two most recent fiscal years:

                                                   1999                                1998
                                     --------------------------------    --------------------------------
                                          BID PRICE           CASH            BID PRICE           CASH
                                     -------------------    DIVIDENDS    -------------------    DIVIDENDS
QUARTER ENDED                        HIGH BID    LOW BID    DECLARED     HIGH BID    LOW BID    DECLARED
-------------                        --------    -------    ---------    --------    -------    ---------
March 31.........................     $33.08     $27.00       $.16        $37.80     $30.60       $.13
June 30..........................      32.40      27.23        .17         46.13      37.13        .13
September 30.....................      29.70      26.10        .17         40.50      37.13        .15
December 31......................      30.60      27.23        .18         37.80      29.48        .19

     There are restrictions that currently limit the Company's ability to pay cash dividends. Information regarding dividend payment restrictions is described in Note L to the consolidated financial statements for the year ended December 31, 1999.

     All market price per share amounts have been adjusted for a 10% stock dividend declared in 1999.

                                    ANNEX B

                           SOUTHERN MICHIGAN BANCORP
                     QUARTERLY REPORT ON FORM 10-Q FOR THE
                          QUARTER ENDED MARCH 31, 2000

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 10-Q

                   QUARTERLY REPORT UNDER SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     For the quarter ended MARCH 31, 2000 Commission file number 2-78178

                        SOUTHERN MICHIGAN BANCORP, INC.
             (Exact name of registrant as specified in its charter)

                MICHIGAN                                            38-2407501
(State or other jurisdiction of                       (I.R.S. Employer Identification Number)
  incorporation or organization)

51 WEST PEARL STREET, COLDWATER, MICHIGAN                              49036
(Address of principal executive offices)                            (Zip Code)

     Registrant's telephone number, including area code -- (517) 279-5500

     Indicate by check mark whether registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such
filing requirements for the past 90 days. Yes X  No   .

     Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date:

     COMMON STOCK, $2.50 PAR VALUE -- 1,942,245 SHARES AT APRIL 30, 2000 (INCLUDING SHARES HELD BY ESOP)

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                 SOUTHERN MICHIGAN BANCORP, INC AND SUBSIDIARY

                                                                 MARCH 31      DECEMBER 31
                                                                   2000           1999
                                                                -----------    -----------
                                                                (UNAUDITED)        (A)
                                                                      (IN THOUSANDS)
ASSETS
  Cash and due from banks...................................     $ 13,138       $ 12,046
  Investment securities available for sale..................       53,192         54,229
  Loans, net of allowance for loan losses of $2,149
     (1999 -- $2,132).......................................      198,910        191,239
  Premises and equipment....................................        6,755          6,705
  Other assets..............................................       11,404         11,606
                                                                 --------       --------
          TOTAL ASSETS......................................     $283,399       $275,825
                                                                 ========       ========
LIABILITIES AND SHAREHOLDERS' EQUITY
  Deposits:
     Non-interest bearing...................................     $ 34,645       $ 33,124
     Interest bearing.......................................      196,881        200,179
                                                                 --------       --------
                                                                  231,526        233,303
  Federal funds purchased...................................        9,740
  Accounts payable and other liabilities....................        3,250          3,542
  Other long-term borrowings................................       15,000         15,000
                                                                 --------       --------
          TOTAL LIABILITIES.................................      259,516        251,845
  Common stock subject to repurchase obligation in ESOP.....        2,214          3,990
  Shareholders' equity:
     Preferred stock, 100,000 shares authorized
     Common stock, $2.50 par value:
     Authorized -- 4,000,000 shares
     Issued -- 1,958,498 shares (1999 -- 1,969,259)
     Outstanding -- 1,837,161 shares (1999 -- 1,838,757)....        4,593          4,597
     Capital surplus........................................        9,866          8,421
     Retained earnings......................................        8,337          7,949
     Net unrealized depreciation on available for sale
      securities, net of tax of $278 (1999 -- $201).........         (539)          (389)
     Unearned Employee Stock Ownership Plan shares..........         (588)          (588)
                                                                 --------       --------
          TOTAL SHAREHOLDERS' EQUITY........................       21,669         19,990
                                                                 --------       --------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY..................     $283,399       $275,825
                                                                 ========       ========

-------------------------
(A) The balance sheet at December 31, 1999 has been derived from the audited consolidated financial statements at that date.

See notes to condensed consolidated financial statements.

            CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                 SOUTHERN MICHIGAN BANCORP, INC. AND SUBSIDIARY

                                                                 THREE MONTHS ENDED
                                                                      MARCH 31
                                                               ----------------------
                                                                2000           1999
                                                               -------        -------
                                                               (IN THOUSANDS, EXCEPT
                                                                 PER SHARE AMOUNTS)

Interest income:
  Loans, including fees.....................................   $4,649         $3,765
  Investment securities:
     Taxable................................................      544            633
     Tax exempt.............................................      239            336
  Other.....................................................        2             25
                                                               ------         ------
       Total interest income................................    5,434          4,759
Interest expense:
  Deposits..................................................    2,034          1,919
  Other.....................................................      312            118
                                                               ------         ------
       Total interest expense...............................    2,346          2,037
                                                               ------         ------
          NET INTEREST INCOME...............................    3,088          2,722
Provision for loan losses...................................      150            150
                                                               ------         ------
       NET INTEREST INCOME AFTER PROVISION FOR LOAN
        LOSSES..............................................    2,938          2,572
Non-interest income:
  Service charges on deposit accounts.......................      264            245
  Trust department..........................................      134            115
  Security gains............................................        1              0
  Gain on sales of loans....................................      101            142
  Earnings on life insurance policies.......................       45             39
  Other.....................................................      149            123
                                                               ------         ------
                                                                  694            664
                                                               ------         ------
                                                                3,632          3,236
Non-interest expenses:
  Salaries and benefits.....................................    1,260          1,086
  Occupancy.................................................      218            213
  Equipment.................................................      257            226
  Other.....................................................      871            719
                                                               ------         ------
                                                                2,606          2,244
                                                               ------         ------
INCOME BEFORE INCOME TAXES..................................    1,026            992
Federal income taxes........................................      269            211
                                                               ------         ------
NET INCOME..................................................      757            781
Other comprehensive income, net of tax:
  Change in unrealized gains on securities..................     (150)          (193)
                                                               ------         ------
COMPREHENSIVE INCOME........................................   $  607         $  588
                                                               ======         ======
Basic and Diluted Earnings Per Share........................   $ 0.39         $ 0.38
                                                               ======         ======
Dividends Declared Per Share................................   $ 0.19         $ 0.16
                                                               ======         ======

-------------------------
See notes to condensed consolidated financial statements.

          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                 SOUTHERN MICHIGAN BANCORP, INC. AND SUBSIDIARY

                                                                THREE MONTHS ENDED
                                                                     MARCH 31
                                                               --------------------
                                                                2000         1999
                                                               -------      -------
                                                                  (IN THOUSANDS)

OPERATING ACTIVITIES
  Net income................................................       757          781
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Provision for loan losses..............................       150          150
     Provision for depreciation.............................       166          149
     Net change in:
       Other assets.........................................       279         (635)
       Accrued expenses and other liabilities...............      (323)         450
                                                               -------      -------
       Net cash provided by operating activities............     1,029          895

INVESTING ACTIVITIES
  Proceeds from maturity of investment securities...........     2,810       10,949
  Purchases of investment securities........................    (2,000)      (7,513)
  Decrease in federal funds sold............................         0        1,000
  Net increase in loans.....................................    (7,821)      (2,967)
  Net increase in premises and equipment....................      (216)         (75)
                                                               -------      -------
       Net cash provided by (used in) investing
        activities..........................................    (7,227)       1,394

FINANCING ACTIVITIES
  Net decrease in deposits..................................    (1,777)      (3,730)
  Increase in federal funds purchased.......................     9,740            0
  Common stock repurchased and retired......................      (332)        (545)
  Cash dividends............................................      (341)        (393)
                                                               -------      -------
       Net cash provided by (used in) financing
        activities..........................................     7,290       (4,668)
                                                               -------      -------
Increase (decrease) in cash and cash equivalents............     1,092       (2,379)
Cash and cash equivalents at beginning of period............    12,046       16,228
                                                               -------      -------
       CASH AND CASH EQUIVALENTS AT END OF PERIOD...........    13,138       13,849
                                                               =======      =======

-------------------------
See notes to condensed consolidated financial statements.

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                 SOUTHERN MICHIGAN BANCORP, INC. AND SUBSIDIARY
                                 MARCH 31, 2000

NOTE A -- BASIS OF PRESENTATION

     The accompanying year-end balance sheet data was derived from audited consolidated financial statements, but does not include all disclosures required by generally accepted accounting principles.

     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions for Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's annual report on Form 10-K for the year ended December 31, 1999.

     Basic earnings per common share is net income divided by the weighted average number of common shares outstanding during the period. ESOP shares are considered outstanding for this calculation unless unearned. Diluted earnings per common share includes the dilutive effect of additional potential common shares issuable under stock options. Earnings and dividends per share are restated for all stock splits and dividends through the date of issue of the financial statements. The weighted average common shares outstanding for the quarters ended March 31, 2000 and 1999 were 1,946,047 and 2,035,994 respectively.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FINANCIAL CONDITION

     Total deposits declined by less than 1% during the first quarter of 2000. The Company has traditionally experienced a decline in deposits in the first quarter of the year.

     Loans have increased by 4.0% in the first three months of 2000. The loan growth has occurred in the commercial and real estate mortgage portfolios. The commercial growth is due to borrowers' seasonal demands and continued economic expansion within the Company's market area. The real estate mortgage increase is due to the offering of a competitive in-house fixed rate product. There were no loans held for sale as of March 31, 2000.

     Investment securities decreased by 1.9% during the first quarter of 2000. Funds received from maturing securities were used to support the increase in loans.

     In 2000, the Bank will spend approximately $2,300,000 to renovate the Coldwater main office and the Beckley Road office.

     On February 15, 2000, the Company announced that it had agreed to merge with Sturgis Bank & Trust Company of Sturgis, Michigan ("Sturgis"). The transaction is anticipated to be a tax-free exchange. It is subject to regulatory approvals and the approval by shareholders of Sturgis, and is anticipated to be effective the second half of 2000. The exchange ratio is .398 shares of the Company's common stock for one share of Sturgis' common stock.

CAPITAL RESOURCES

     The Federal Reserve Board (FRB) has adopted risk-based capital guidelines applicable to the Company. These guidelines require that bank holding companies maintain capital commensurate with both on and off balance sheet credit risks of their operations. Under the guidelines, a bank holding company must have a minimum ratio of total capital to risk-weighted assets of 8.0 percent. In addition, a bank holding company must maintain a minimum ratio of Tier 1 capital equal to 4.0 percent of risk-weighted assets. Tier 1 capital includes common shareholders' equity, qualifying perpetual preferred stock and minority interest in equity accounts of consolidated subsidiaries less goodwill.

     As a supplement to the risk-based capital requirements, the FRB has also adopted leverage capital ratio requirements. The leverage ratio requirements establish a minimum ratio of Tier 1 capital to total assets less goodwill of 3 percent for the most highly rated bank holding companies. All other bank holding companies are required to maintain additional Tier 1 capital yielding a leverage ratio of 4 percent to 5 percent, depending on the particular circumstances and risk profile of the institution.

     The following table summarizes the Company's capital ratios as of March 31, 2000:

Tier 1 risk-based capital ratio......................    10.68%
Total risk-based capital ratio.......................    11.66%
Leverage ratio.......................................     8.43%

     The above table indicates that the Company's capital ratios are above the regulatory minimum requirements.

RESULTS OF OPERATIONS

NET INTEREST INCOME

     Net interest income increased by $366,000 for the three month period ended March 31, 2000 compared to the same period in 1999. This increase is the result of increases in both loan volume and rates.

PROVISION FOR LOAN LOSSES

     The provision for loan losses is based on an analysis of outstanding loans. In assessing the adequacy of the allowance, management reviews the characteristics of the loan portfolio in order to determine the overall quality and risk profile. Some factors considered by management in determining the level at which the allowance is maintained include a continuing evaluation of those loans identified as being subject to possible problems in collection, results of examinations by regulatory agencies, current economic conditions and historical loan loss experience.

     The first quarter 2000 provision for loan losses remained at 1999 levels. The 2000 provision was set to provide for growth and potential losses from specifically identified loans. The allowance for loan losses is being maintained at a level, which in management's opinion, is adequate to absorb possible loan losses in the loan portfolio as of March 31, 2000.

NON-INTEREST INCOME

     Non-interest income, which includes service charges on deposit accounts, trust fee income, security gains and losses and other miscellaneous charges and fees, increased by $30,000 during the first quarter of 2000 compared to the same period in 1999. A decline in gains recognized on the sale of real estate mortgage loans to the secondary market was offset by increases in deposit account service charges and trust fees.

NON-INTEREST EXPENSE

     Non-interest expenses increased by $362,000 for the three month period ended March 31, 2000 compared to the same period in 1999. Salaries and benefits increased as additional loan department employees were added to assist with the increased loan volume. Equipment expenses increased as depreciation and service contracts on recent equipment purchases increased. Other expenses increased primarily as a result of increased usage of consultants for general bank consulting purposes.

YEAR 2000

     The Company had a successful Year 2000 rollover. The Company has not experienced any significant Year 2000 problems as a result of the rollover, and is not aware of any customers that have experienced material Year 2000 problems. This success can be attributed to the fact that the Company began addressing Year 2000 issues in mid 1997. The Company followed a plan to identify all critical business processes and established a priority schedule for assessment of each process. As the Company worked through its Year 2000 plan, any hardware, software, equipment or vendor provided services that were identified as not Year 2000 compliant were either upgraded or retired. While no Year 2000 problems have been identified to date, monitoring will continue for most of 2000 to assure that all Year 2000 issues have been addressed.

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     The Company's primary market risk exposure is interest rate risk and to a lesser extent liquidity risk. Interest rate risk arises when the maturity or repricing characteristics of assets differ significantly from the maturity or the repricing characteristics of liabilities. Accepting this risk can be an important source of profitability and shareholder value, however, excessive levels of interest rate risk could pose a significant threat to the Company's earnings and capital base. Accordingly, effective risk management that maintains interest rate risk at prudent levels is essential to the Company's safety and soundness.

     The Company measures the impact of changes in interest rates on net interest income through a comprehensive analysis of the Bank's interest rate sensitive assets and liabilities. Interest rate sensitivity varies with different types of interest-earning assets and interest-bearing liabilities. Overnight federal funds and mutual funds on which rates change daily and loans which are tied to the prime rate or a comparable index differ considerably from long-term investment securities and fixed-rate loans. Similarly, certificates of deposit and money market investment accounts are much more interest sensitive than passbook savings accounts. The shorter term interest rate sensitivities are key to measuring the interest sensitivity gap, or excess interest-earning assets over interest-bearing liabilities. In addition to reviewing the interest sensitivity gap, the Company also analyzes projected changes in market interest rates and the resulting effect on net interest income.

     Liquidity management involves the ability to meet the cash flow requirements of customers who may be either depositors wanting to withdraw funds or borrowers needing assurance that sufficient funds will be available to meet their credit needs. Certain portions of the Bank's liabilities may be short-term or due on demand, while most of its assets may be invested in long-term loans or investments. Accordingly, the Company seeks to have in place sources of cash to meet short-term demands. These funds can be obtained by increasing deposits, borrowing or selling assets. Also,

Federal Home Loan Bank advances and short-term borrowings provide additional sources of liquidity for the Company.

     There have been no significant changes in the distribution of the Company's financial instruments that are sensitive to changes in interest rates during the first quarter of 2000.

PART II -- OTHER INFORMATION

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

     None.

ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K

     a. Listing of Exhibits: Financial Data Schedule

     b. Form 8-K was filed during the first quarter of 2000 announcing the termination of the Company's Stock Repurchase Program.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
                                          Southern Michigan Bancorp, Inc.
                                          --------------------------------------
                                          (Registrant)

May 12, 2000                                /s/ JAMES T. GROHALSKI
---------------                             --------------------------------------------------------
                                            James T. Grohalski, President and Chief Executive
Date                                        Officer (Principal Financial and Accounting Officer)

                                    ANNEX C
                           CERTAIN PROVISIONS OF THE
                     MICHIGAN SAVINGS BANK ACT, AS AMENDED
                          REGARDING DISSENTERS' RIGHTS

487.3706. DEFINITIONS; NEW BANKS; CONSOLIDATION; EXISTING BANK SHAREHOLDERS, FAIR VALUE OF SHARES; TERMINATION OF RIGHTS; APPRAISAL; DISPOSAL OF SHARES; RETENTION OF PRINCIPAL OFFICE

                                     * * *

     (2) Notwithstanding any other section of this act:

                                     * * *

      (b) A shareholder of the existing bank or existing association who votes against the consolidation, or who has given notice in writing to that bank or association at or prior to the meeting called for the purpose of considering the agreement of consolidation that he or she dissents from the consolidation, is entitled to receive in cash from the consolidated organization the fair value of all shares held by him or her, if and when the consolidation is consummated, upon written request made to the consolidated organization at any time within 30 days after the date of consummation of the consolidation, accompanied by the surrender of his or her stock certificates. Upon the filing of the written request and the surrender of stock certificates, the shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his or her shares. The request having been made, shall not be withdrawn except with the written consent of the consolidated organization. The fair value of the shares shall be determined, as of the date on which the meeting of shareholders of the existing bank or existing association was held adopting the agreement of consolidation, by a qualified and independent appraiser selected by the commissioner upon written application filed by a dissenting shareholder entitled to receive the fair value of his or her shares, or by the consolidated organization. The appraiser selected shall file a written report of his or her appraisal with the commissioner, who in turn shall forward copies to all interested parties. The valuation determined by the appraiser is final and binding on all parties as to the fair value of the shares. The consolidated organization shall pay to each dissenting shareholder entitled the fair value of his or her shares within 30 days following the receipt of the written report of the appraiser. The fees and expenses of the appraisal, which shall be approved by the commissioner, shall be paid by the consolidated organization. The agreement of consolidation shall provide the manner of disposing of the shares of the existing bank or existing association surrendered by the dissenting shareholders.

                                    ANNEX D

                  OPINION OF RAYMOND JAMES & ASSOCIATES, INC.

February 14, 2000

Board of Directors
Sturgis Bank & Trust Company
125 East Chicago Road
Sturgis, MI 49091-0600

     Members of the Board:

     You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of the outstanding common stock, par value $1.00 (the "Common Stock") of Sturgis Bank & Trust Company (the "Company") of the Exchange Ratio (as defined below) provided for pursuant to the Consolidation Agreement dated as of February 14, 2000 (the "Agreement"), by and between the Company and Southern Michigan Bancorp, Inc. ("Southern"). Pursuant to the terms of the Agreement, the Company will be merged with and into Southern (the "Transaction") and each outstanding share of the Company's Common Stock will be converted into 0.398 shares of common stock, par value $2.50 per share, of Southern (the "Exchange Ratio").

     In connection with our review of the proposed Transaction and the preparation of our opinion herein, we have reviewed and taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant, including, among other things:

     1. the financial terms and conditions as stated in the Agreement;

     2. the unaudited financial statements of the Company and Southern as of and for the year ended December 31, 1999 furnished to Raymond James by the respective senior managements of the Company and Southern;

     3. certain publicly available information for the Company and Southern, including each of the Annual Reports of the Company and Southern filed on Form 10-K for each of the years ended December 31, 1996, 1997, and 1998, and each of the Quarterly Reports of the Company and Southern filed on Form 10-Q for each of the quarters ended March 31, 1999, June 30, 1999, and September 30, 1999;

     4. certain internal financial analyses, financial forecasts, reports and other information concerning the Company and Southern prepared by the respective managements of the Company and Southern;

     5. discussions we have had with certain members of the respective managements of the Company and Southern concerning the historical and current business operations, financial conditions and prospects of the Company and Southern and such other matters we deemed relevant;

     6. the reported price and trading histories of the shares of the common stock of the Company and Southern as compared to the reported price and trading histories of certain publicly traded companies we deemed relevant;

     7. the respective financial conditions of the Company and Southern as compared to the financial conditions of certain other companies we deemed relevant;

     8. certain financial terms of the Transaction as compared to the financial terms of selected other business combinations we deemed relevant; and

     9. such other information, financial studies, analyses and investigations and such other factors that we deemed relevant for the purposes of this opinion.

     In arriving at this opinion, Raymond James did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Raymond James believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying this opinion.

     We have assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to us by the Company, Southern or any other party and have not attempted to verify independently any of such information. We have not made or obtained an independent appraisal of the assets or liabilities (contingent or otherwise) of the Company or Southern. With respect to financial forecasts, potential cost savings and other information and data provided to or otherwise reviewed by or discussed with us, we have assumed that such forecasts and other information and data have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the respective managements of the Company and Southern, and we have relied upon each party to advise us promptly if any information previously provided became inaccurate or was required to be updated during the period of our review. You have informed us, and we have assumed, that the Transaction will receive pooling-of-interests accounting treatment and will qualify as a tax free reorganization under generally accepted accounting principles. With your consent, we have assumed, without independent verification, that the aggregate allowance for credit losses for the Company and Southern are adequate to cover such losses.

     Our opinion is based upon market, economic, financial and other circumstances and conditions existing and disclosed to us on the date hereof and any material change in such circumstances and conditions would require a reevaluation of this opinion, which we are under no obligation to undertake.

     We express no opinion as to the underlying business decision to effect the Transaction, the structure or tax consequences of the Agreement or the availability or advisability of any alternatives to the Transaction. We did not structure the Transaction or negotiate the final terms of the Transaction. This letter does not express any opinion as to the likely trading range of Southern common stock following the Transaction, which may vary depending on numerous factors that generally impact the price of securities or on the financial condition of Southern at that time. Our opinion is limited to the fairness, from a financial point of view, of the Exchange Ratio to the shareholders of the Company. We express no opinion with respect to any other reasons, legal, business, or otherwise, that may support the decision of the Board of Directors to approve or consummate the Transaction.

     Raymond James & Associates, Inc. ("Raymond James") is actively engaged in the investment banking business and regularly undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations and similar transactions. Raymond James has been engaged to render financial advisory services to the Company in connection with the proposed Transaction and will receive a fee for such services, which fee is contingent upon the value and consummation of the Transaction. Raymond James will also receive a fee upon the delivery of this opinion. In addition, the Company has agreed to indemnify us against certain liabilities arising out of our engagement.

     In the ordinary course of our business, Raymond James may trade in the securities of the Company and/or Southern for our own account or for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

     It is understood that this letter is for the information of the Board of Directors of the Company in evaluating the proposed Transaction and does not constitute a recommendation to any shareholder of the Company regarding how said shareholder should vote on the proposed Transaction. This opinion is not to be quoted or referred to, in whole or in part, without our prior written consent, which will not be unreasonably withheld. We have consented to the inclusion of this letter in its entirety in the joint proxy statement/prospectus to be filed by the Company and Southern with the Securities and Exchange Commission in connection with the Transaction.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of the Company's outstanding Common Stock.
Very truly yours,

Raymond James & Associates, Inc.

                                    ANNEX E
                       OPINION OF AUSTIN ASSOCIATES, INC.

February 14, 2000

CONFIDENTIAL
Board of Directors
Southern Michigan Bancorp, Inc.
51 W. Pearl Street
Coldwater, MI 49036-1995

Members of the Board:

     You have requested our opinion as to the fairness, from a financial point of view, to Southern Michigan Bancorp, Inc. ("SOMC") and its shareholders of the terms of the Agreement and Plan of Consolidation to be dated as of February 15, 2000 ("Agreement") between SOMC and Sturgis Bank & Trust Company ("STUR"). The Agreement provides for the merger of STUR with a newly formed interim subsidiary savings bank of SOMC (the "Merger").

     The financial terms of the Agreement provide for each outstanding share of STUR common stock to be converted into shares of SOMC common stock. Each STUR common share will receive .398 shares of SOMC common stock (the "Exchange Ratio") for each STUR share currently held.

     In carrying out our engagement, we have reviewed and analyzed material bearing upon the financial and operating condition of SOMC and STUR, including but not limited to the following: (i) the Agreement; (ii) the audited financial statements of SOMC and STUR for the periods ending December 31, 1995 through 1998; (iii) unaudited and internal financial statements of SOMC and STUR for the 12-month period ending December 31, 1999; (iv) certain other publicly available information regarding SOMC and STUR; (v) publicly available information regarding the performance of certain other companies whose business activities were believed by Austin Associates to be generally comparable to those of SOMC and STUR; (vi) the financial terms, to the extent publicly available, of certain comparable transactions; and (vii) such other analysis and information as we deemed relevant.

     In our review and analysis, we relied upon and assumed the accuracy and completeness of the financial and other information provided to us or publicly available, and have not attempted to verify the same. We have made no independent verification as to the status of individual loans made by STUR or SOMC, and have instead relied upon representations and information concerning loans of SOMC and STUR, in the aggregate. Our opinion is contingent upon the receipt of the STUR and SOMC Disclosure Schedules to be provided within two weeks of signing the Agreement. In rendering our opinion, we have assumed that the transaction will be a tax-free reorganization. In addition, we have assumed in the course of obtaining the necessary regulatory approvals for the transaction, no condition will be imposed that will have a material adverse effect on the contemplated benefits of the transaction to SOMC and its shareholders.

     Based upon our analysis and subject to the qualifications described herein, we believe that as of the date of this letter, the terms of the Agreement, including the Exchange Ratio, are fair, from a financial point of view, to SOMC and its shareholders.

     For our services in rendering this opinion, SOMC will pay us a fee and indemnify us against certain liabilities.
AUSTIN ASSOCIATES, INC.

                                    ANNEX F
                      AGREEMENT AND PLAN OF CONSOLIDATION
                            DATED FEBRUARY 15, 2000
                                 BY AND BETWEEN
                           SOUTHERN MICHIGAN BANCORP
                                      AND
                          STURGIS BANK & TRUST COMPANY

                      AGREEMENT AND PLAN OF CONSOLIDATION

     This Agreement and Plan of Consolidation ("Agreement") is dated as of February 15, 2000 by and between STURGIS BANK & TRUST COMPANY, a Michigan savings bank ("Sturgis") and SOUTHERN MICHIGAN BANCORP, INC., a Michigan corporation ("Bancorp").

                                    RECITALS

     WHEREAS, neither of the Board of Directors of Sturgis nor Bancorp seeks to sell their respective entities at this time, but the Boards desire to enter into a transaction structured as a strict consolidation of equals.

     WHEREAS, Sturgis, with principal offices in Sturgis, Michigan, as of the date hereof has Four Million (4,000,000) authorized shares of common stock, par value $1.00 per share ("Sturgis Common Stock"), of which 3,094,866 shares are outstanding.

     WHEREAS, Bancorp, with its principal offices in Coldwater, Michigan owns, among other things, one hundred percent (100%) of the issued and outstanding capital stock of SOUTHERN MICHIGAN BANK & TRUST, a Michigan banking corporation ("Southern"). As of the date hereof, Bancorp has 4,000,000 authorized shares of common stock, par value $2.50 per share ("Bancorp Common Stock"), of which 1,963,818 shares are outstanding.

     WHEREAS, promptly after execution of this Agreement, Bancorp will organize Newbank, a Michigan savings bank ("Newbank"), which will be a wholly owned subsidiary of Bancorp.

     WHEREAS, the parties desire to consolidate Newbank in a reorganization qualifying as a tax free reorganization under Section 368 of the Internal Revenue Code with and into Sturgis (the "Consolidation"). As a result of the Consolidation, Bancorp will own one hundred percent (100%) of the capital stock of Sturgis and Southern with Sturgis and Southern each retaining their separate identities as chartered financial institutions.

     WHEREAS, Sturgis and Bancorp will select a new corporate name for Bancorp.

     WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Consolidation and also to prescribe certain conditions to the Consolidation.

     WHEREAS, the Boards of Directors of Sturgis and Bancorp (at meetings duly called and held) have determined that this Agreement and the transactions contemplated hereby are in the best interests of Sturgis and Bancorp, respectively, and their respective shareholders and have approved this Agreement.

     NOW, THEREFORE, in consideration of the premises and representations, warranties, covenants and agreements hereinafter set forth, the parties hereby agree as follows:

                                  ARTICLE ONE
                     THE CONSOLIDATION AND RELATED MATTERS

     1.1 FORMATION OF NEWBANK. Promptly after execution of this Agreement, Bancorp shall organize Newbank as a savings bank organized under the laws of the State of Michigan with its principal office at 125 E. Chicago Road, Sturgis, Michigan.

     1.2 MICHIGAN BANK CONSOLIDATION. At the Effective Time (as defined below), Newbank shall be consolidated with and into Sturgis which shall be the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation") in accordance with the Michigan Savings Bank Act, as amended (the "MSBA").

     1.3 EFFECTIVE TIME. As soon as practicable after each of the conditions set forth in ARTICLE FOUR hereof has been satisfied or waived, Sturgis and Newbank will file, or cause to be filed, a Consolidation Agreement with the Commissioner of the Financial Institutions Bureau (the "Commissioner") and any other applicable filings or notices required by any State or federal governmental authority for the Consolidation. The Consolidation Agreement shall be in the form required by and executed in accordance with the provisions of the MSBA. The Consolidation shall become effective at the time the Consolidation Agreement is filed with the Commissioner ("Effective Time") which shall be immediately following the Closing as defined in SECTION 1.15 hereof and on the same day as the Closing if practicable or at such other date and time as may be agreed to by the parties and specified in the Consolidation Agreement in accordance with applicable law.

     1.4 CONVERSION OF SHARES. At the Effective Time, by virtue of the Consolidation and without any action on the part of Sturgis or Newbank or the holder of shares of Sturgis or Newbank common stock:

          (a) Each share outstanding of Sturgis Common Stock issued and outstanding at the Effective Time, subject to clause (b) of this SECTION
     1.4 and SECTION 1.7 hereof and other than shares held by the Dissenting Shareholders (as defined below), shall cease to be outstanding, shall cease to exist and shall be converted into and represent solely .398 shares of Bancorp Common Stock (the "Conversion Number") and shall no longer be a share of Sturgis Common Stock.

          (b) Any shares of Sturgis Common Sock which are owned or held by any party hereto or any of their respective subsidiary(s) defined in SECTION
     2.1 hereof (other than in a fiduciary capacity) at the Effective Time shall cease to exist, the certificates for such shares shall as promptly as practicable be cancelled, such shares shall not be converted into or represent any shares of Bancorp Common Stock and no shares of Bancorp Common Stock shall be issued or exchanged therefor.

          (c) Each share of Newbank common stock which is issued and outstanding immediately before the Effective Time shall be converted into and become one share of the Surviving Corporation immediately after the Effective Time.

          (d) The holders of certificates representing shares of Sturgis Common Stock shall cease to have any rights as shareholders of Sturgis as of the Effective Time, except such rights, if any, as they may have pursuant to Michigan law.

          (e) Any issued and outstanding shares of Sturgis Common Stock held by Dissenting Shareholders shall not be converted as described in this SECTION 1.4, but from and after the Effective Time shall represent only the right to receive such value as may be determined to be due to such Dissenting Shareholders pursuant to the MSBA. The "Dissenting Shareholders" shall mean any holder of Sturgis Common Stock who votes against the Consolidation at the Sturgis Shareholders Meeting or who gives notice in writing to Sturgis at or prior to the Sturgis Shareholders Meeting that such holder dissents from the Consolidation where such holder, within thirty (30) days after the Effective Time, and in compliance with the MSBA, delivers a written request to Sturgis demanding the fair value of the shares of Sturgis Common Stock held by such holder accompanied by the surrender of such holder's stock certificates.

     1.5 SURVIVING CORPORATION IN THE CONSOLIDATION.

     (a) The name of the Surviving Corporation in the Consolidation shall be "STURGIS BANK & TRUST COMPANY." At the Effective Time, the headquarters and principal executive offices of Sturgis immediately prior to the Effective Time shall become the headquarters and principal executive offices of the Surviving Corporation.

     (b) At the Effective Time, the Articles of Incorporation of Sturgis immediately prior to the Effective Time shall become the Articles of Incorporation of the Surviving Corporation until amended as provided therein.

     (c) At the Effective Time, the Bylaws of Sturgis immediately prior to the Effective Time shall become the Bylaws of the Surviving Corporation until amended as provided therein and in the Articles of Incorporation of the Surviving Corporation.

     (d) At the Effective Time, the directors and executive officers of Sturgis immediately prior to the Effective Time shall become the directors and executive officers of Sturgis, as the Surviving Corporation, except as provided in SECTION
5.2 below until such directors or officers are replaced or additional directors or officers are elected or appointed in accordance with the provisions of the Articles of Incorporation and Bylaws of Sturgis, as the Surviving Corporation.

     (e) From and after the Effective Time, the Consolidation shall have the effect set forth in this Agreement and under the MSBA, including without limitation all the following:

          (i) The Surviving Corporation shall possess all of the rights, interests, privileges, powers and franchises and is subject to all the restrictions, disabilities, liabilities and duties of each of Sturgis and Newbank. The title to all property, real, personal and mixed is transferred to the Surviving Corporation and shall not revert or be in any way impaired by reason of the Consolidation.

          (ii) The Surviving Corporation shall hold and enjoy the same and all rights of property, franchises and interests including appointments, designations and nominations and all other rights and interests in any fiduciary capacity, in the same manner and to the same extent as those rights and interests were held or enjoyed by each of Sturgis and Newbank at the time of the Consolidation.

     1.6 AUTHORIZATION FOR ISSUANCE OF COMMON STOCK; EXCHANGE OF CERTIFICATES.

     (a) Prior to the Closing, Bancorp shall reserve for issuance a sufficient number of shares of Bancorp Common Stock for the purpose of issuing such shares to Sturgis' shareholders in accordance with this ARTICLE ONE. At or prior to the Effective Time, Bancorp shall supply, or shall cause to be supplied, to Registrar and Transfer Company (the "Exchange Agent") in trust for the benefit of the holders of the Sturgis Common Stock, for exchange in accordance with this
SECTION 1.6 through the

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Exchange Agent: (i) certificates evidencing the Bancorp Common Stock issuable pursuant to SECTION 1.4(A) in exchange for outstanding Sturgis Common Stock and
(ii) cash in an aggregate amount sufficient to pay for fractional shares pursuant to SECTION 1.7 (the shares and cash so deposited, together with any dividends or distributions with respect to Bancorp Common Stock held by the Exchange Agent payable after the Effective Time which shall also be deposited with the Exchange Agent, being hereinafter referred to collectively as the "Exchange Fund"). Any interest, dividends or other income earned on the investment of cash (not including the Bancorp Common Stock) held in the Exchange Fund shall be for the account of and payable to Bancorp.

     (b) After the Effective Time, holders of certificates theretofore representing outstanding shares of Sturgis Common Stock (other than as provided in SECTION 1.4(B) above and SECTION 1.4(E) above), upon surrender of such certificates (together with the signed and completed transmittal form referred to below and such other customary documents as may be required pursuant to such instructions) to the Exchange Agent, shall be entitled to receive certificates for the number of whole shares of Bancorp Common Stock into which shares of Sturgis Common Stock theretofore evidenced by the certificate so surrendered shall have been converted as provided in SECTION 1.4 hereof and cash payments in lieu of fractional shares, if any, as provided in SECTION 1.7 hereof. As soon as practicable after the Effective Time, the Exchange Agent will send a notice and transmittal form to each Sturgis shareholder of record at the Effective Time advising such shareholder: (i) of the effectiveness of the Consolidation and the procedure for surrendering to the Exchange Agent outstanding certificates formerly representing Sturgis Common Stock in exchange for new certificates of Bancorp Common Stock; and (ii) if applicable, of such shareholder's right under the MSBA to dissent within thirty (30) days of the Effective Time. Upon surrender, each certificate representing Sturgis Common Stock shall be cancelled.

     (c) Until surrendered as provided in this SECTION 1.6, all outstanding certificates of a holder which, before the Effective Time, represented Sturgis Common Stock (other than those representing shares cancelled at the Effective Time pursuant to SECTION 1.4(B) hereof) will be deemed for all corporate purposes (except certificates of the Dissenting Shareholders) to represent the number of whole shares of Bancorp Common Stock in which the shares of Sturgis Common Stock formerly represented thereby were converted and the right to receive cash in lieu of a fractional share interest. However, until such outstanding certificates formerly representing Sturgis Common Stock are so surrendered, no dividend or distribution payable to holders of record of Bancorp Common Stock shall be paid to any holder of such outstanding certificates, but upon surrender of such outstanding certificates by such holder there shall be paid to such holder the amount of any dividends or distributions, without interest, theretofore paid with respect to any such whole shares of Bancorp Common Stock, but not paid to such holder, and which dividends or distributions had a record date occurring on or after the Effective Time and the amount of any cash, without interest, payable to such holder in lieu of a fractional share interest pursuant to SECTION 1.7 hereof. After the Effective Time, there shall be no further registration of transfers on the records of Sturgis of outstanding certificates formerly representing shares of Sturgis Common Stock and, if a certificate formerly representing such share is presented to Bancorp or Sturgis, it shall be forwarded to the Exchange Agent for cancellation and exchange as herein provided. Six months after the Effective Time, the Exchange Agent shall return to Bancorp any certificates for Sturgis Common Stock and cash remaining in the possession of the Exchange Agent (together with any dividends and distributions in respect thereof) and thereafter shareholders of Sturgis shall look exclusively to Bancorp for shares of Bancorp Common Stock and cash to which they are entitled hereunder. Notwithstanding the foregoing, none of Sturgis, Bancorp, the Exchange Agent or any other person shall be liable to any former holder of shares of Sturgis Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar law.

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     (d) All shares of Bancorp Common Stock issued or paid upon the conversion of Sturgis Common Stock in accordance with the above terms and conditions shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to such Sturgis Common Stock.

     (e) If any new certificate for Bancorp Common Stock is to be issued in a name other than that in which the certificate surrendered and exchanged thereof is registered, it shall be a condition of the issuance therefore that the certificate surrendered in exchange shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of a new certificate representing shares of Bancorp Common Stock in any name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     (f) In the event any certificate representing Sturgis Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of that fact by the holder thereof, such shares of Bancorp Common Stock as may be required pursuant hereto; provided, however, that Bancorp or the Exchange Agent may, in its discretion and as a condition precedent to the issuance or payment thereof, require the owner of such lost, stolen, or destroyed certificate to deliver a bond in the sum as it may direct as indemnity against any claim that may be made against Sturgis, Bancorp, the Exchange Agent or any other person with respect to the certificate alleged to have been lost, stolen or destroyed.

     (g) Bancorp or the Exchange Agent shall be entitled to deduct and withhold from the consideration paid in exchange for Sturgis Common Stock such amounts as Bancorp or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Bancorp or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid.

     1.7 NO FRACTIONAL SHARES. Notwithstanding any term or provision hereof, no fractional shares of Bancorp Common Stock, or any other evidence of ownership thereof, will be issued upon the conversion of or in exchange for any shares of Sturgis Common Stock; no dividend or distribution with respect to Bancorp shall be payable on or with respect to any fractional share interest; and no such fractional share interest shall entitle the owner thereof to vote or to any other rights of a shareholder of Bancorp. In lieu of such fractional share interest, any holder of Sturgis Common Stock who would otherwise be entitled to a fractional share of Bancorp will, upon surrender of this certificate or certificates representing Sturgis Common Stock outstanding immediately before the Effective Time, be paid the applicable cash value of such fractional share interest, which shall be equal to the product of the fraction of the share to which such holder would otherwise be entitled and the closing price of Bancorp Common Stock on the trading day immediately prior to the date of the Effective Time. For purposes of determining such fractional share interest, such shares of Sturgis Common Stock owned by a Sturgis shareholder shall be combined so as to calculate the maximum number of whole shares of Bancorp issuable to such Sturgis shareholder.

     1.8 DISSENTER'S RIGHTS. Bancorp and Sturgis agree to comply in all respects with the provisions of the MSBA whereby shareholders of Sturgis have the right to dissent from the Consolidation and demand payment in cash for shares of Sturgis Common Stock. As provided in SECTION 1.4(E) above, shares held by a Dissenting Shareholder shall not be converted into Bancorp Common Stock and cash in lieu of fractional shares.

     1.9 ANTI-DILUTION. The consideration received with respect to each share of Sturgis Common Stock shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend

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

(including any dividend or distribution of securities convertible into Bancorp Common Stock or Sturgis Common Stock), reorganization, recapitalization or other like change with respect to Bancorp Common Shares or Sturgis Common Stock, as appropriate, occurring after the date hereof and prior to the Effective Time. Notwithstanding the foregoing, no adjustment shall be made pursuant to this provision for any stock option plan adopted by Bancorp and approved by its shareholders at an annual or special meeting.

     1.10 SHAREHOLDERS' MEETING. Sturgis shall, at the earliest practicable date, hold a meeting of shareholders (the "Sturgis Shareholders Meeting") to submit this Agreement for adoption by its shareholders. The affirmative vote of two-thirds of the issued and outstanding shares of Sturgis Common Stock entitled to vote shall be required for such adoption. With respect to the Sturgis Shareholders Meeting, Sturgis shall comply with all notice and other requirements of the MSBA.

     1.11 STURGIS STOCK OPTIONS.

     (a) Section 1.11 of Sturgis' Disclosure Schedule sets forth a list of each stock option outstanding on the date of this Agreement (collectively, the "Sturgis Stock Options") to purchase Sturgis Common Stock heretofore granted pursuant to the Sturgis Stock Option Plan dated April 28, 1989 and the Sturgis Director's Option Plan dated April 28, 1989 (collectively the "Sturgis Option Plans"). Section 1.11 of Sturgis' Disclosure Schedule sets forth with respect to each Sturgis Option Plan the option exercise price, the number of shares subject to the option, the dates of grant, vesting, exercisability and expiration of the option and that the option is either a qualified or a non-qualified stock option. Without the prior written consent of Bancorp, no additional stock options shall, after the date of this Agreement, be granted under the Sturgis Option Plans.

     (b) At the Effective Time, each Sturgis Stock Option which is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of Sturgis Common Stock and shall be converted automatically into an option to purchase the shares of Bancorp Common Stock in amount and at an exercise price (and subject to the terms of the Bancorp Option Plan) determined as provided below: (i) the number of shares of Bancorp Common Stock to be subject to the new options shall be equal to the product of the number of shares of Sturgis Common Stock subject to the original Sturgis Stock Option and the Conversion Number, provided that any fractional shares of Bancorp Common Stock resulting from such multiplication shall be rounded down to the nearest whole share, and (ii) the exercise price per share of Bancorp Common Stock under the new option shall be equal to the exercise price per share of Sturgis Common Stock under the original Sturgis Option Plan divided by the Conversion Number, provided that such exercised price shall be rounded down to the nearest whole cent.

     (c) At the 2000 annual meeting of shareholders of Bancorp, the holders of Bancorp Common Stock shall vote on approval of a Stock Option Plan whereby qualified and non-qualified stock options may be issued in amounts sufficient to convert the options on Section 1.11 of Sturgis' Disclosure Schedule pursuant to this SECTION 1.11.

     1.12 REGISTRATION STATEMENT; PROSPECTUS.

     (a) For the purposes (i) of registering with the Securities and Exchange Commission ("SEC") and with applicable state securities authorities the Bancorp Common Stock to be issued to holders of Sturgis Common Stock in connection with the Consolidation, and (ii) of holding the Sturgis Shareholders Meeting, the parties shall cooperate in the preparation of an appropriate registration statement (such registration statement together with all and any amendments and supplements hereinafter referred to as the "Registration Statement"), including the prospectus and proxy statement satisfying all applicable requirements of applicable state laws, and of the Securities Act of

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

1933 (the "Securities Act"), the Securities Exchange Act of 1934 (the "Exchange Act"), and the rules and regulations thereunder.

     (b) Sturgis shall furnish such information concerning Sturgis and its subsidiaries as is necessary in order to cause the prospectus and proxy statement, insofar as it relates to such entities, to comply with SECTION 1.12(A) hereof. Sturgis agrees promptly to advise Bancorp if at any time before the Sturgis Shareholders Meeting any information provided by Sturgis in the prospectus and proxy statement (through incorporation by reference or otherwise) becomes incorrect or incomplete in any material respect and to provide Bancorp with the information needed to correct such inaccuracy or omission. Sturgis shall furnish Bancorp with such supplemental information as necessary in order to cause such prospectus and such proxy statement, insofar as it relates to Sturgis and its subsidiaries, to comply with SECTION 1.12(A).

     (c) Bancorp shall furnish Sturgis with such information concerning Bancorp and its subsidiaries as is necessary in order to cause the prospectus and proxy statement, insofar as it relates to such entities, to comply with SECTION 1.12(A) hereof. Bancorp agrees promptly to advise Sturgis if at any time before the Sturgis Shareholders Meeting (through incorporation by reference or otherwise) becomes incorrect or incomplete in any material respect to provide Sturgis with the information needed to correct such inaccuracy or omission. Bancorp shall furnish Sturgis with such supplemental information as may be necessary in order to cause the prospectus and proxy statement, insofar as it relates to Bancorp and its subsidiaries, to comply with SECTION 1.12(A).

     (d) Bancorp shall promptly file the Registration Statement with the SEC and applicable state securities agencies. Sturgis and Bancorp shall use all reasonable efforts to cause the Registration Statement to become effective under the Securities Act and applicable state security laws at the earliest practicable date. Sturgis authorizes Bancorp to utilize in the Registration Statement the information concerning Sturgis and its subsidiaries incorporated by reference in, and provided to Bancorp for the purpose of inclusion in, the prospectus and proxy statement. Bancorp shall advise Sturgis promptly when the Registration Statement has become effective and of any supplements or amendments thereto and Bancorp shall furnish Sturgis with copies of all such documents. Before the Effective Time or the termination of this Agreement, each party shall consult with the other with respect to any material that might constitute a "Prospectus" relating to the Consolidation within the meaning in the Securities Act.

     (e) The parties intend that the Consolidation shall qualify for "pooling of interest" accounting treatment under Accounting Principles Board Opinion No. 16 and SEC Accounting Series Releases 130 and 135, as amended, and each of the parties shall use its best efforts and take all actions reasonably necessary to cause the Consolidation to qualify for such accounting treatment; provided, however, if the parties mutually determine that the "pooling of interest" accounting treatment desired by the parties is not available or is not practicable (for any reason, including but not limited to, the exercise of dissenters rights by holders of Sturgis Common Stock), the following provisions shall become effective and supercede any other provision or provisions in this Agreement to the contrary:

          (i) The parties shall cause the Consolidation to be treated as a "purchase" for accounting purposes and not as a "pooling of interest", and each of the parties shall use its best efforts and take all actions reasonably requested to obtain approval of and close the Consolidation under "purchase" accounting treatment.

          (ii) The parties shall, in compliance with the terms of SECTIONS 1.12(A)-(D) above, revise and resubmit the Registration Statement to the SEC as soon as practicable with the Consolidation treated as a "purchase" for accounting purposes and not as a "pooling of interest".

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

          (iii) The condition to closing set forth in SECTION 4.1(G) shall be deemed waived without any further action on behalf of either party and all other provisions in this Agreement requiring the Consolidation to be treated as a "pooling of interest" for accounting purposes shall be revised to require the Consolidation to be treated as a "purchase" for accounting purposes.

          (iv) If Sturgis has held a Sturgis Shareholders Meeting whereat the shareholders voted on the Consolidation with the understanding that the Consolidation would qualify for "pooling of interest" treatment, Sturgis shall hold a second Sturgis Shareholders Meeting in compliance with SECTION
     1.10 above whereat the shareholders will vote on the Consolidation with the understanding that the Consolidation would be treated as a "purchase" for accounting purposes.

          (v) The condition to closing set forth in SECTION 4.1(K) shall be amended to read in entirety as follows: "Dissenter Rights. The holders of not more than 770,000 shares of Sturgis Common Stock shall have taken one or both of the following actions: (i) given notice in writing to Sturgis at or prior to the Sturgis Shareholders Meeting that such holder dissents from the Consolidation, or (ii) voted against the Consolidation at the Sturgis Shareholders Meeting."

     1.13 COOPERATION AND REGULATORY APPROVALS. The parties, and their respective affiliates and subsidiaries, shall cooperate in the preparation and submission by them, as promptly as reasonably practical, of such applications, petitions, and other filings as they may reasonably deem necessary or desirable to any bank regulatory authority, the Department of Justice, SEC, Secretary of State of Michigan, other regulatory or governmental authorities, holders of the voting shares of common stock of Sturgis and any other persons for the purpose of obtaining any approvals or consents necessary to consummate the transactions contemplated hereby. Each party shall have the right to review and comment on such applications, petitions and filings in advance and shall furnish to the other copies thereof promptly prior to submission thereof. Any such materials must be acceptable to both Sturgis and Bancorp prior to submission to any regulatory or governmental entity or authority or transmission to shareholders or other third parties, except to the extent that Sturgis or Bancorp is legally required to proceed prior to obtaining the acceptance of the other party hereto. Each party agrees to consult with the other with respect to obtaining all necessary consents and approvals, and each will keep the other apprised of the status of matters relating to such approvals and consents and the consummation of the transactions contemplated hereby. At the date hereof, no party is aware of any reason that any regulatory approval required to be obtained by it would not be obtained or would be obtained subject to conditions that would have a result in a material adverse effect on this Agreement or the transactions contemplated herein.

     1.14 BANCORP NAME. Prior to the Closing and pursuant to the Michigan Business Corporation Act, as amended, Bancorp shall adopt an assumed name which is reasonably agreeable to Bancorp and Sturgis. It is the intent of the parties that at the 2001 annual meeting of the shareholders of Bancorp, the shareholders of Bancorp shall be entitled to vote to amend the Articles of Incorporation of Bancorp to change Bancorp's legal corporate name to such assumed name.

     1.15 CLOSING. If (i) this Agreement has been duly approved by the shareholders of Sturgis, (ii) an assumed name for Bancorp has been adopted pursuant to SECTION 1.14, and (iii) all conditions of this Agreement have been satisfied in all material respects or waived, a closing (the "Closing") shall take place as promptly as practicable thereafter at the offices of Dresser, Dresser, Gilbert & Haas, P.C., Sturgis, Michigan, or at such other place as the parties agree, at which time the parties will exchange certificates, letters and other documents as required hereby and will make the filings described in
SECTION 1.3 hereof. Such Closing will take place within thirty (30) days after the satisfaction or waiver of all conditions and/or obligations precedent to Closing contained in ARTICLE FOUR of this Agreement or at such other time as the parties agree. The parties shall use their best efforts to cause this Closing to occur on or before December 31, 2000.

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

     1.16 TAX CONSEQUENCES; ACCOUNTING TREATMENT. It is intended that (i) the Consolidation shall constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code, (ii) this Agreement constitutes a "plan of reorganization" for purposes of Section 368 of the Internal Revenue Code, and
(iii) as provided in SECTION 1.12(E) above, if available, the Consolidation shall qualify for "pooling of interest" accounting treatment under Accounting Principles Board Opinion No. 16 and SEC Accounting Series Releases 130 and 135, as amended.

                                  ARTICLE TWO
                         REPRESENTATIONS AND WARRANTIES

     Sturgis (with respect to itself and with respect to each of its Subsidiaries individually) represents and warrants to Bancorp, and Bancorp (with respect to itself and with respect to each of its Subsidiaries individually) represents and warrants to Sturgis, except as disclosed in the Disclosure Schedule delivered by each party to the other pursuant to SECTION 2.29 hereof (which Disclosure Schedule shall be prepared separately by each party and include exceptions for such party and its Subsidiaries), as follows:

     2.1 ORGANIZATION. It is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization as set forth in Section 2.1 of its Disclosure Schedule. Section 2.1 of its Disclosure Schedule lists each "subsidiary" (the term "subsidiary" when used with respect to any party means any entity (including without limitation any corporation, partnership, joint venture or other organization, whether incorporated or unincorporated) which is consolidated with such party for financial reporting purposes) (individually a "Subsidiary" and collectively the "Subsidiaries"). It has all requisite power and authority and, to the extent required by applicable law, is licensed to own, lease and operate its properties and conduct its businesses as now being conducted. It has delivered or made available to the other party true, complete and correct copies of its Articles of Incorporation, Bylaws and other organizational documents, as in effect on the date of this Agreement. To the extent it is a depositary institution, all eligible accounts thereof are insured by the Federal Deposit Insurance Corporation ("FDIC"). It has full power and authority (including all licenses, franchises, permits and governmental authorizations which are legally required) to engage in all material respects in the business and activities now conducted by it.

     2.2 CAPITALIZATION. Its authorized capital stock and the number of issued and outstanding shares of its capital stock as of the date hereof are accurately set forth in the Recitals of this Agreement. All outstanding shares of its common stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except (i) as set forth in Section 2.2 of its Disclosure Schedule or (ii) with respect to the Sturgis Option Plans as set forth in Section 1.11 of its Disclosure Schedule, as of the date of this Agreement, there are no options, convertible securities or warrants or other rights to purchase or acquire any of its capital stock from it and no oral or written agreement, contract, arrangement, understanding, plan or instrument of any kind to which it is subject with respect to the issuance, voting or sale of issued or unissued shares of its capital stock. A true and complete copy of each plan and agreement pursuant to which such options, convertible securities, warrants or other rights have been granted or issued, as in effect as of the date of this Agreement, is included in Section 2.2 of its Disclosure Schedule.

     2.3 OWNERSHIP OF SUBSIDIARIES. All outstanding shares or ownership interests of its Subsidiaries are validly issued, fully paid, nonassessable and owned beneficially and of record by it or one of its Subsidiaries free and clear of any lien, claim, charge, restriction, rights of third parties, or encumbrance (collectively "Encumbrance"), except as set forth in Section 2.3 of its Disclosure Schedule. There are no options, convertible securities, warrants or other rights (preemptive or otherwise) to purchase or acquire any capital stock or ownership interests of any of its Subsidiaries and no contracts to which it or any of its Subsidiaries is subject with respect to the issuance, voting or sale of issued or unissued shares of the capital stock or ownership interests of any of its Subsidiaries. It does not own more than 2% of the capital stock or other equity securities (including securities convertible or exchangeable into such securities) of or more than 2% of the aggregate profit participations in any entity other than a Subsidiary or as otherwise set forth in Section 2.3 of its Disclosure Schedule.

     2.4 FINANCIAL STATEMENTS AND REPORTS. No registration statement, offering circular, proxy statement, schedule or report filed by it or any of its Subsidiaries under various securities and financial institution laws and regulations ("Regulatory Reports"), on the date of its effectiveness in the case of registration statements, or on the date of filing in the case of reports or schedules, or on the date of mailing in the case of proxy statements, contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. For the past three years, it has timely filed all Regulatory Reports required to be filed by it under various securities and financial institution laws and regulations except to the extent that any failure to do so, in the aggregate, would not have a material effect; and all such documents, as finally amended, complied in all material respects with applicable requirements of law and, as of the respective date or the date as amended, did not contain any untrue statements of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent stated therein, all financial statements and schedules included in the Regulatory Reports (or to be included in Regulatory Reports) to be filed after the date hereof (i) were or will be (with respect to financial statements in respect of periods ending after December 31, 1999), prepared in accordance with its books and records, and (ii) present (and in the case of financial statements and respective periods ending after December 31, 1999, will present) fairly the consolidated financial position and the consolidated results of operations or income, changes in shareholders' equity and cash flows of it as of the dates and for the periods indicated in accordance with generally accepted accounting principles applied on a consistent basis with prior periods. Its audited financial statements after December 31, 1998 and for all periods thereafter up to the Closing reflect or will reflect, as the case may be, all liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when asserted) as of such date required to be reflected in such financial statements in accordance with generally accepted accounting principles and contain or will contain, as the case may be, adequate reserves for losses on loans and properties acquired in settlement of loans, taxes and all other material accrued liabilities and for all reasonably anticipated material losses, if any, as of such date in accordance with generally accepted accounting principles. Except as disclosed in its financial statements at December 31, 1999, there exists no set of circumstances that could reasonably be expected to result in any liability or obligation, taken as a whole, material to it and its Subsidiaries except for transactions effected or actions occurring or taken after December 31, 1999 (i) in the ordinary course of business, (ii) as permitted by this Agreement, or (iii) as disclosed in its Regulatory Reports filed after December 31, 1999 and before the date of this Agreement. A true and complete copy of such December 31, 1999 financial statements have been delivered by it. The books and records of it have been, and are being, maintained in all material respects in accordance with generally accepted accounting principles and any other applicable legal and accounting requirements.

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

     2.5 ABSENCE OF CHANGES.

     (a) Since December 31, 1999, there has been no material adverse change affecting it and there is no occurrence, event or development of any nature existing or, to its best knowledge, threatened which may reasonably be expected to have a material adverse effect upon it.

     (b) Except as set forth in Section 2.5 of its Disclosure Schedule or in its Regulatory Reports filed after December 31, 1999 and before the date of this Agreement, since December 31, 1999, it has owned and operated its assets, properties and businesses in the ordinary course and consistent with past practice.

     2.6 PROSPECTUS AND PROXY STATEMENT. At the time the prospectus and proxy statements are mailed to its shareholders for the solicitation of proxies for the approvals referred to in SECTION 1.10 hereof and at all times after such mailing up to and including the time that such approvals, such prospectus and proxy statement (including any supplements thereto), with respect to all information set forth therein relating to it and its shareholders, its common stock, this Agreement, the Consolidation and other transactions contemplated hereby, will:

          (a) Comply in all material respects with applicable provisions of the Securities Act, the Exchange Act and the rules and regulations under such Acts; and

          (b) Not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which it is made, not misleading.

     2.7 BROKER'S OR FINDER'S FEES. It has not incurred or will not incur any liability for brokerage, finders', agents' or investment bankers' fees or commissions in connection with this Agreement or the transactions contemplated hereby, except for fees payable to Raymond James Financial, Inc. by Sturgis pursuant to an engagement agreement which has been fully disclosed to Bancorp and fees payable to Austin Associates, Inc. by Bancorp pursuant to an engagement letter which has been fully disclosed to Sturgis.

     2.8 LITIGATION AND OTHER PROCEEDINGS. Except as set forth in Section 2.8 of its Disclosure Schedule, there is no litigation, action, suit, investigation or proceeding pending or, to the best of its knowledge, overtly threatened, against or affecting it or involving any of its properties or assets, at law or in equity before any federal, state, municipal, local or other governmental authority which individually or in the aggregate involve: (i) a claim for damages or other monetary relief being one percent (1%) or more of its combined capital stock, surplus and undivided profits, including reserves, or (ii) matters which, if resolved adversely to the interest of it, would presently, or in the future, materially and adversely effect the operations of it or its ability to perform under this Agreement, and to the best of its knowledge, no one has asserted and no one has reasonable or valid grounds on which it reasonably can be expected that anyone will assert any such claims, litigation, suits, actions and/or proceedings against it based upon the wrongful action or inaction of it or its officers, directors or employees.

     2.9 COMPLIANCE WITH LAW. Except as set forth in Section 2.9 of its Disclosure Schedule:

     (a) It is in compliance in all material respects with all laws, regulations, ordinances, rules, judgments, orders or decrees applicable to its operation or business, including without limitation the Equal Credit Opportunity Act, The Fair Housing Act, The Community Reinvestment Act, The Homeowners' Disclosure Act, and all other applicable fair lending laws or other laws relating to discrimination. It has received no notice from any federal, state, local government or governmental or regulatory agency or body of any material violation of, and does not know of any material violations of this SECTION 2.9(A).

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     (b) It has all permits, licenses, certificates of authority, franchises, orders and approvals of, and have made all filings, applications and registrations with, all federal, state, local government or governmental or regulatory agency or body that are required in order to permit it to carry on its business as it is presently being conducted.

     (c) It has not received since January 1, 1997 notification or communication from any government or governmental or regulatory agency or body or the staff thereof: (i) asserting that it is not in compliance with any of the statutes, regulations or ordinances that any such government or governmental or regulatory agency or body administers or enforces, (ii) threatening to revoke any license, franchise, permit or application, or (iii) threatening or contemplating any enforcement action by or supervisory or any other written agreement with a state or federal banking regulator or any revocation or limitation of, or action which would have the effect of revoking or limiting, FDIC deposit insurance.

     2.10 CORPORATE ACTIONS. Its Board of Directors (at a meeting duly called and held) has by the requisite vote (i) determined that the Consolidation is advisable and in the best interests of it and its shareholders, (ii) duly approve the Consolidation and this Agreement and authorized its officers to execute and deliver this Agreement and to take all action necessary to consummate the Consolidation and the other transactions contemplated hereby, and
(iii) in the case of Sturgis, authorized and directed the submission for shareholders' approval of adoption of this Agreement. In the case of Bancorp, it is not required to submit this Agreement to its shareholders for approval.

     2.11 AUTHORITY. Except as set forth in Section 2.11 of its Disclosure Schedule, neither the execution and delivery of and performance of its obligations under this Agreement by it nor the consummation of the Consolidation will violate any of the provisions of, or constitute a breach of default, under or give any person the right to terminate or accelerate payment or performance under (i) its Articles of Incorporation or Bylaws, (ii) any regulatory restraint on the acquisition of it or control thereof, (iii) any law, rule, ordinance or regulation or judgment, order, decree, award or governmental permit or license to which it is subject, or (iv) any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation or instrument ("Contract") to which it is a party or is subject or by which its properties or assets is bound and which provides for payment by, on behalf of, or to it in excess of $50,000.00 in the aggregate over the term of such Contract. It acknowledges that the consummation of the Consolidation and the other transactions contemplated hereby is subject to shareholder approval in the case of Sturgis and to various governmental or regulatory approvals. It has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and thereunder, subject, to the approval or adoption of this Agreement by its shareholders where required under applicable law. Other than the receipt of Governmental Approvals (as defined in SECTION 4.1(C) hereof), the approval or adoption of this Agreement by its shareholders if required by applicable law, and except as set forth in Section 2.11 of its Disclosure Schedule with respect to any Contract, no consents or approvals are required on its behalf in connection with the consummation of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered on behalf of it and assuming due authorization, execution and delivery by every other party to this Agreement, constitutes the valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable laws relating to bankruptcy, insolvency, or creditors' rights generally and general principles of equity.

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     2.12 EMPLOYMENT ARRANGEMENTS.

     (a) Except as set forth in Section 2.12 of its Disclosure Schedule:

          (i) All employees of it are employees-at-will, may be terminated at any time for any lawful reason or for no reason and have no entitlement to employment by virtue of any oral or written contract, employer policy or otherwise;

          (ii) There are no agreements, plans or other arrangements with respect to employment, severance or other benefits with any current or former directors, officers or employees of it which may not be terminated without penalty or expense on thirty (30) days' or less notice to any such person;

          (iii) No Payments and benefits to current or former directors, officers and employees of it resulting from the transactions contemplated hereby or the termination of such persons' service or employment within two years after completion of the Consolidation will cause the imposition of excise taxes under Section 4999 of the Internal Revenue Code or the disallowance of a deduction to it pursuant to Section 162, 280G or any other Section of the Internal Revenue Code; and

          (iv) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (A) constitute a stated "Triggering Event" under any "Employee Plans" (as defined in SECTION 2.13(A) hereof) or "Benefit Arrangements" (as defined in SECTION 2.13(A) hereof) of it that will result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director, officer, stockholder or employee of it, (B) materially increase any benefits otherwise payable under any Employee Plans or Benefit Arrangements of it, or (C) result in any acceleration of the time of payment or vesting of any such benefits to any material extent.

     (b) It is not a party to any collective bargaining agreement or labor union contract. To the best of its knowledge, (i) no grievance procedure, arbitration proceeding or other labor controversy is pending against it under any collective bargaining agreement that would result in a material liability, (ii) it has complied in all material respects with all laws relating to the employment of labor, including, without limitation, provisions thereof relating to wages, hours, equal employment, safety, collective bargaining and the payment of social security and similar taxes and it is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing, except, in each case, any of the foregoing which, individually or in the aggregate would not have a material adverse effect on it, and (iii) there is no unfair labor practice or similar complaint against it pending before the National Labor Relations Board or similar authority or strike, dispute, slow down, work stoppage or lockout pending or threatened against it or any complaint pending before the Equal Employment Opportunity Commission or any comparable federal, state or local fair employment practices agency and none has existed during the past three years that was not dismissed without liability on the part of it.

     2.13 EMPLOYEE BENEFITS. It maintains only the employee benefit plans ("Employee Plans") set forth in Section 2.13 of its Disclosure Schedule (true and correct copies of which have been delivered to the other party). None of the Employee Plans of it is and it has not participated in, or contributed to, a "Multi-Employee Plan" as defined in Section 3(37) of the Employment Retirement Income Security Act of 1974 ("ERISA") or a "Multiple Employer Plan" as covered in Section 413(c) of the Internal Revenue Code or any plan which is subject to Title IV of ERISA or Section 412 of the Internal Revenue Code. It has not incurred nor does it reasonably expect to incur any liability to the Pension Benefit Guaranty Corporation except for required premium payments which, to the extent due and payable, have been paid. The Employee Plans intended to be qualified under Section 401(a)

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and 401k of the Internal Revenue Code are qualified, and it is not aware of any fact which would adversely effect the qualified status of such plans. The Internal Revenue Service has issued a current favorable determination letter with respect to the qualified status of the Employee Plans and has not taken any action to revoke such letter. Except as set forth in Section 2.13 of the Disclosure Schedule: (a) it does not provide health, medical, death or survivor benefits to any former employee, retiree or beneficiary thereof or (b) it does not maintain any form of current (exclusive of base salary and base wages) or deferred compensation, bonus, stock option, stock appreciation right, benefit, severance pay, retirement, employee stock ownership, incentive, group or individual health insurance, welfare or similar plan or arrangement for the benefit of any single, or class of Directors, officers or employees (whether active or retired) (collectively "Benefit Arrangements"). There are no restrictions on the rights of it to amend or terminate any Employee Plans or Benefit Arrangements without incurring any liability thereunder.

     Except as disclosed in Section 2.13 of its Disclosure Schedule: (a) all Employee Plans and Benefit Plans which are in effect were in effect for substantially all of calendar year 1999 and there has been no material amendment thereof, (other than amendments required to comply with applicable law) or increase of the cost thereof or benefits payable thereunder on or after January 1, 2000, (b) to its best knowledge, with respect to all Employee Plans and Benefit Arrangements, it is in substantial compliance with the requirements prescribed by any and all statutes, governmental or court orders or rules or regulations currently in effect, including but not limited to ERISA and the Internal Revenue Code, applicable to such Employee Plans or Benefit Arrangements, (c) it has performed all obligations required to be performed by it under the Employee Plans (including, but not limited to, the making of all contributions) and is not in default under and has no knowledge of any default by any other party to the Employee Plans, (d) to its best knowledge, neither it nor any party in interest, within the meaning of Section 4975 of the Internal Revenue Code or Section 3(14) of ERISA, has engaged in any prohibited transaction, as this term is defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA, that could subject the Employee Plans to any tax or penalty, (e) there are no actions or claims pending (other than routine claims for benefits) or, to its best knowledge, threatened against the Employee Plans, (f) no proceeding has been initiated to terminate the Employee Plans, and
(g) to its best knowledge, no condition exists that could constitute grounds for the termination of any Employee Plan under ERISA; no "Prohibitive Transaction" as defined in ERISA and the Internal Revenue Code, has occurred with respect to any Employee Plan.

     2.14 INFORMATION FURNISHED. No statement contained in any schedule, certificate or other document furnished (whether before, on or after the date of this Agreement) or to be furnished in writing by or on behalf pursuant to this Agreement contains or will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statement contained therein, in light of the circumstances under which it is made, not misleading.

     2.15 PROPERTY AND ASSETS. It is the sole and absolute owner of the assets (real and personal, tangible and intangible) reflected in the financial statements at December 31, 1999 referred to in SECTION 2.4 hereof or acquired subsequent thereto (other than assets which are under Leases in accordance with generally accepted accounting principles and assets which have been disposed of since the date of such financial statements in the ordinary course of business). It has good and marketable title to all such assets free and clear of any and all Encumbrances, except for (a) the Encumbrances, if any, listed in Section
2.15 of its Disclosure Schedule, (b) in each case for any assets the failure to have good and marketable title or the existence of such Encumbrance which, individually or in the aggregate, would not have a material adverse effect on it, and (c) in the case of real property: (i) such items are shown in such financial statements or the notes thereto, (ii) liens for

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current real estate taxes not yet delinquent, (iii) easements, restrictions of record and title exceptions that are not material to the value or use of such property, (iv) property sold or otherwise transferred in the ordinary course of business since the date of such financial statements, and (v) as otherwise specifically indicated in its Regulatory Reports filed after December 31, 1999 and before the date of this Agreement. No one has any written or oral agreement, option, understanding, or commitment, or any right or privilege capable of becoming an agreement for the purchase from it of any of the material assets owned or leased by it. It enjoys peaceful and undisturbed possession under all material leases for the use of real property or personal property under which they are lessee; all of such leases are valid and binding and in full force and effect, and it is not in default in material respect under any such lease. No default will arise under any material real property, material personal property lease or material intellectual property license by reason of the consummation of the Consolidation without the lessor's or licensor's consent except as set forth in Section 2.15 of its Disclosure Schedule. Except as set forth in Section 2.15 of its Disclosure Schedule: (a) there has been no material physical loss, damage or destruction, whether or not covered by insurance, affecting any of the real properties or material personal property of it since December 31, 1999, and (b) all fixed assets material to its business and currently used by it are, in all material respects, in good operating condition and repair.

     2.16 AGREEMENTS AND INSTRUMENTS. Except as set forth in its Regulatory Reports filed after December 31, 1999 and before the date of this Agreement or in Section 2.16 of its Disclosure Schedule, it is not a party to (a) any material agreement or commitment not made in the ordinary course of business,
(b) any agreement, indenture or other instrument relating to the borrowing of money by it, (c) any agreements to make any loans or for the provision, purchase or sale of goods, services or property between it and any Director or officer of it, (d) any agreements with or concerning any labor or employee organization to which it is a party, (e) any agreements between it and any five percent (5%) or more stockholder of it, and (f) any agreements, directives, orders or similar arrangements between or involving it, any state or regulatory authority.

     2.17 MATERIAL CONTRACT DEFAULTS. It is not in default under any respect under any contract, agreement, commitment, arrangement, lease, insurance policy other instrument to which it is a party or by which its assets, business or operation may be bound or affected or under which its assets, business or operations receive benefits, which default is reasonably expected to have, either individually or in the aggregate, a material adverse effect on it, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

     2.18 TAX MATTERS.

     (a) It has duly and properly filed all federal, state and other tax returns and reports required to be filed and has timely made payments on all taxes showing thereon to be due and payable, whether disputed or not; the current status of audits of such returns and reports by the Internal Revenue Service and other applicable tax authorities is as set forth in Section 2.18 of its Disclosure Schedule; and, except as set forth in Section 2.18 of the Disclosure Schedule, there is no agreement by it for the extension of time for the assessment or payment of any taxes payable. Except as set forth in Section 2.18 of the Disclosure Schedule, neither the Internal Revenue Service nor any other taxing authority is now asserting or, to its best knowledge, is threatening to assert any deficiency or claim for additional taxes (or interest thereon or penalties in connection therewith) nor is it aware of any basis for any such assertion or claim. It has complied in all material respects with applicable Internal Revenue Service backup withholding requirements. It has complied with all applicable state law tax collection and reporting requirements.

     (b) Adequate provision for any unpaid federal, state or local taxes due or to become due for all periods through and including December 31, 1999 has been made and is reflected in its December 31,

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1999 financial statements referred to in SECTION 2.4 hereof and has been or will be made with respect to periods ending after December 31, 1999.

     2.19 ENVIRONMENTAL MATTERS.

     (a) Except as set forth in Section 2.19 of its Disclosure Schedule and to its knowledge, it does not own, lease or otherwise control any property affected by toxic waste, radon gas or other hazardous conditions or constructed in part with the use of asbestos which requires removal or encapsulation. It has no knowledge of, and has not received written notice from any governmental or regulatory body of, any past, present or future conditions, activities, practices or incidents which may interfere with or prevent compliance or continued compliance with hazardous substance or other environmental laws or regulations, orders, decrees, judgments or injunctions, issued, entered, promulgated or approved thereunder or which may give rise to any common law or legal liability or otherwise form the basis of any claim, action, suit, proceeding, hearing, investigation or remediation activity based on or related to the manufacture, processing, distribution, treatment, storage, disposal, transport or handling, discharge, release, generation or threatened release into the environment, of any pollutant, contaminant, chemical or industrial, toxic or hazardous substance or waste. There is no civil, criminal or administrative claim, action, suit, proceeding, hearing or investigation pending or, to its knowledge, threatened against it relating in any way to such hazardous substance laws or any regulation, order, decree, judgment or injunction issued, entered, promulgated or approved thereunder. To its knowledge, there is no reasonable basis for any such claim, action, suit, proceeding, hearing, investigation or remediation activity that would impose any material liability or that could reasonably be expected to have a material adverse effect on it.

     (b) None of its "Loan Portfolio Properties, Trust Properties and Other Properties" as defined in this SECTION 2.19(B) is in violation of or has any liability absolute or contingent under any environmental laws or regulations, except any such violations or liabilities which, individually or in the aggregate would not have a material adverse effect on it. There are no actions, suits, demands, notices, claims, investigations or proceedings threatened or relating to any of its Loan Portfolio Properties, Trust Properties and Other Properties including, without limitation, any notices, demand letters or requests for information (from any federal or state environmental agency relating to any such liability under or violation of any environmental laws or regulation), which would impose liability upon it pursuant to any environmental law or regulation, except such as would not, individually or in the aggregate have a material adverse effect on it. "Loan Portfolio Properties, Trust Properties and Other Properties" means, any real property, interest in real property, improvements, appurtenances, rights and personal property attendant thereto, which is owned, leased as a landlord or tenant, licensed as a licensor or licensee, managed or operated or upon which is held a mortgage, deed to secure debt or other security interest by it whether directly, as an agent, as a trustee or other fiduciary or otherwise.

     2.20 LOAN PORTFOLIO AND PORTFOLIO MANAGEMENT.

     (a) All evidences of indebtedness reflected as assets on its financial statement at December 31, 1999 referred to in SECTION 2.4 hereof, or originated or acquired since such date, are (except with respect to those assets which are no longer assets of it) binding obligations except as enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights generally and except as to the availability of equitable remedies, including specific performance, which are subject to the discretion of the court before which a proceeding is brought, and the payment of no material amount thereof (individually or in the aggregate with other evidences of indebtedness) is subject to any defenses or offsets which have been threatened or asserted against it. All such indebtedness which is secured by an interest in real property is secured by a valid and perfected mortgage lien having the priorities specified in the loan documents. All such indebtedness

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which is secured by an interest in personal property is secured by a valid and perfected security interest having the priorities specified in the loan agreement, except in each case in which individually or in the aggregate, the failure to have such a security interest would not have a material adverse effect on it. All loans originated, directly or indirectly or purchased by it at the time entered into and at times owned by it in compliance with all material respects with all applicable laws and regulations (including, without limitation, all consumer protection laws and regulations). It administers loans and investment portfolios in accordance with all applicable laws and regulations and the terms of all applicable instruments. The records of it regarding all loans outstanding on its books are accurate in all material respects.

     (b) Section 2.20 of its Disclosure Schedule sets forth a list, of aggregate amount of loans, extensions of credit and other assets of it that have been adversely designated, criticized or classified by it as of January 31, 2000, separated by category or classifications or criticism (the "Asset Classification"); and no amounts of loans, extensions of credit or other assets that have been adversely designated, classified or criticized as of the date hereof by any representative of any representative of any governmental or regulatory authority as "Special Mention" "Substandard," "Doubtful," "Loss", or words of similar import are excluded from amounts disclosed in the Asset Classification other than amounts of loans, extensions of credit or other assets that were charged off by it or before the date hereof.

     2.21 REAL ESTATE LOANS; INVESTMENTS.

     (a) Except for properties acquired in settlement of loans, there are no facts, circumstances or contingencies known to it which exist and would require a material reduction under generally accepted accounting principles of the present carrying value of any of the real estate investments, joint ventures, construction loans or other investments or other loans of it.

     (b) It has good and marketable title to all securities held by it free and clear of any Encumbrance, except to the extent such securities are pledged in the ordinary course of business consistent with prudent banking practices to secure obligations of it. Such securities are valued on its books in accordance with generally accepted accounting principles. No material investment is subject to any restrictions, contractual, statutory or other that would materially impair the ability of it to dispose freely of any such investment at any time, except restrictions on the public distribution or transfer of any such investments under the Securities Act and the regulations thereunder or state securities laws and pledges for security interest given to secure public funds on deposit.

     2.22 DERIVATIVE CONTRACTS. It is not a party to, nor has it agreed to enter into, an exchange-traded or over-the-counter-swap, forward, future, option, cap, floor or collar financial contract or other contract not included in its financial statement as of December 31, 1999 which is a derivative contract (including various combination thereof) (each, a "Derivative Contract"), except for those Derivative Contracts set forth in Section 2.22 of its Disclosure
Schedule including a list, as applicable, of any of its assets pledged as security for a Derivative Contract.

     2.23 INTELLECTUAL PROPERTY.

     (a) It owns or has the right to use pursuant to license, sub-license, agreement or permission, all intellectual property necessary for the operation of its businesses presently conducted and as presently proposed to be conducted. The term "Intellectual Property" means all trademarks, service marks, logos, trade names and corporate names and registrations and applications for registration thereof, copyrights and registrations and applications for registration thereof, computer software, data and documentation, trade secrets and confidential business information (including financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier

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lists and information), other proprietary rights, and copies of tangible embodiments thereof (in whatever form or medium).

     (b) To the best of its knowledge, it has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of third parties and it has not received any charge, compliant, claim or notice alleging any such infringement, interference, misappropriation or violation. To its knowledge, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with intellectual property rights of it.

     (c) Each item of intellectual property that any third party owns and that it uses pursuant to license, sublicense, agreement or permission (i) the license, sublicense, agreement or permission covering the item is legal, valid, binding, enforceable and in full force and effect, (ii) the license, sublicense, agreement or permission will continue to be legal, valid, binding and enforceable and in full force and effect on identical terms on or after the Closing, (iii) no party to the license, sublicense, agreement or permission is in breach or default and no event of default has occurred which with notice or lapse of time, or both, would constitute a breach or default or permit termination, modification or acceleration thereunder, (iv) no party to the license, sublicense, agreement or permission has repudiated any provision thereof, and (v) it has not granted any sublicense or similar right with respect to the license, sublicense, agreement or permission.

     2.24 NO INVESTMENT COMPANY. It is not an "Investment Company" or a company "controlled by" an "Investment Company" within the meaning of the Investment Company Act of 1940, as amended.

     2.25 TAX TREATMENT; POOLING OF INTEREST. It knows of no reason why the Consolidation will fail to qualify as a reorganization under Section 368 of the Internal Revenue Code. Except as set forth in Section 2.25 of its Disclosure Schedule, all share repurchase programs previously authorized by its Board of Directors, except to the extent that it is advised by the SEC that such purchases would not adversely affect the ability of the parties to account for the Consolidation as a "pooling of interest" for accounting purposes, have been revoked by resolution duly adopted on or prior to the date hereof.

     2.26 YEAR 2000 WARRANTY. Except as set forth in Section 2.26 of its Disclosure Schedule, the computer systems and software programs of it (including equipment and devices which are computer controlled or include imbedded microprocessors) are Year 2000 Compliant (as defined below); provided, however, that it makes no representations or warranties as to whether the computer systems or software programs of any supplier, vender, customer or other third party are Year 2000 Compliant and this SECTION 2.26 shall not apply if a computer system or software program of any supplier, vender, customer or other third party directly or indirectly causes its computer systems or software programs to be non-year 2000 Compliant. The term "Year 2000 Compliant", with respect to a computer system or software program, means that such computer system or program, as applicable: (i) is capable of recognizing, processing, managing, representing, interpreting, and manipulating correctly date related data for dates earlier and later than January 1, 2000, (ii) has the ability to provide date recognition for any data element without limitation, (iii) has the ability to recognize all "leap years" including February 29, 2000.

     2.27 INSIDER TRADING. It has reviewed its stock transfer records since July 26, 1999 and has questioned its directors and executive officers concerning known stock transfers since that date. Based upon that investigation, it has not, and to its knowledge (a) no director or officer of it, (b) no person related to any such director or officer by blood or marriage and residing in the same household, and (c) no person knowingly provided material nonpublic information by any one or more of these persons; has purchased or sold, or caused to be purchased or sold, any shares of it during any period

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when it was in possession of material nonpublic information or in violation of any applicable provisions of the Exchange Act.

     2.28 INSURANCE. It maintains insurance in full force and effect on its assets, properties, premises, operations, and personnel in such amounts and against such risks and losses as are customary and adequate for comparable entities engaged in the same business and industry. There is no unsatisfied claim of $25,000.00 or more under such insurance as to which the insurance carrier has denied liability. During the last five years, no insurance company has cancelled or refused to renew a policy of insurance covering its assets, properties, premises, operations, or personnel. It has given adequate and timely notice to each carrier, and has complied with all policy provisions, with respect to any known claim for which a defense and/or indemnification may be available to it.

     2.29 EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES.

     (a) Within fourteen (14) days of the date hereof, Bancorp shall deliver to Sturgis and Sturgis shall deliver to Bancorp each party's respective Disclosure Schedule setting forth exceptions to its and its Subsidiaries' representations and warranties in this ARTICLE TWO, provided that each exception set forth in a Disclosure Schedule shall be deemed disclosed for purposes of all representations and warranties if such exception is contained in a section of the Disclosure Schedule corresponding to a Section in ARTICLE TWO and provided further that no such exception is required to be set forth in a Disclosure
Schedule if its absence would not result in the related representation or warranty being deemed untrue or incorrect under the standard established by
SECTION 2.29(B).

     (b) If the Disclosure Schedule of either party reveals the existence of any fact, circumstance or event, individually or taken together with all other facts, circumstances or events, which would constitute a material adverse effect or material adverse change (as defined in SECTION 2.29(C)), then either party, in writing, may terminate this Agreement within five (5) business days after receipt of such Disclosure Schedule and (i) this Agreement shall become void and have no effect except the provisions of SECTIONS 2.7, 3.6, 8.2 AND 8.12 shall survive; and (ii) each party shall bear and pay all costs and expenses incurred by it in connection with this Agreement and the transactions contemplated herein.

     (c) None of the representations or warranties of Bancorp or Sturgis contained in ARTICLE TWO shall be deemed untrue or incorrect, and no party shall be deemed to have breached its representations or warranties contained herein, as a consequence of the existence of any fact, circumstance or event if such fact, circumstance or event, individually or taken together with all other facts, circumstances or events, would not have a material adverse effect or material adverse change on such party. As used in this Agreement, the term "material adverse effect" or "material adverse change" means an effect or change which (i) is materially adverse to the financial condition of a party and its respective Subsidiaries taken as a whole, (ii) significantly and adversely affects the ability of Bancorp or Sturgis to consummate the transactions contemplated hereby or to perform its material obligations hereunder or (iii) enables any person to prevent the consummation of the transactions contemplated hereby, provided however that any effect or change resulting from (A) actions or omissions of Bancorp or Sturgis contemplated by this Agreement or taken with the prior consent of the other party in contemplation of the transactions provided for herein, or (B) circumstances affecting the financial institutions industry generally (including changes in laws or regulations, accounting principles or general levels of interest rates) which do not adversely affect a party and its Subsidiaries, taken as a whole, in a manner significantly different than the other party hereto, shall be deemed not to be or have a material adverse effect or result in a material adverse change.

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                                 ARTICLE THREE
                                   COVENANTS

     3.1 INVESTIGATION; ACCESS AND COPIES. Between the date of this Agreement and the Effective Time, each party agrees to give the other party and its respective representatives and agents full access (to the extent lawful) to all of the premises, books, records and employees of it and its Subsidiaries at all reasonable times and to furnish and cause its Subsidiaries to furnish to the other party and its respective agents or representatives access to and true and complete copies of such financial and operating data, all documents with respect to matters to which reference is made in ARTICLE TWO of this Agreement or any list, schedule or certificate delivered or to be delivered in connection herewith and such other documents, records or information with respect to the businesses and properties of it as the other party or its respective agents or representatives shall from time to time reasonably request; provided however, that any such inspection: (a) shall be conducted in such manner as not to interfere unreasonably with the operation of the business of the entity inspected, and (b) shall not affect any of the representations and warranties hereunder. Each party will give prompt written notice to the other party of any event or development which (i) had it existed or been known on the date of this Agreement, would have been required to be disclosed under this Agreement, (ii) would cause any of its representations and warranties contained herein to be inaccurate or otherwise materially misleading, or (iii) materially relates to the satisfaction of the conditions set forth in ARTICLE FOUR of this Agreement. Notwithstanding anything to the contrary herein, no party hereto shall be required to provide access to or to disclose information where such access or disclosure would have jeopardized the attorney-client privilege of the entity in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement or, in the event of any litigation or threatened litigation between the parties or the terms of this Agreement, where access to information may be adverse to the interest of such party. To the extent reasonably practical, the parties hereto will make appropriate substitute disclosure arrangements where the restrictions of the preceding sentence apply.

     3.2 CONDUCT OF BUSINESS. Between the date of this Agreement and the Effective Time or the termination of this Agreement, each party agrees, on behalf of itself and its respective Subsidiaries, except insofar as the President of Sturgis or the President of Bancorp shall otherwise consent in writing (which consent shall not be unreasonably withheld):

          (a) That it and its Subsidiaries shall (i) except as contemplated in this Agreement conduct their businesses only in the ordinary course consistent with past practices, (ii) maintain their books and records in accordance with past practices, and (iii) use all reasonable efforts to preserve intact their business organization and assets, to maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates and take no action that would (A) adversely affect the ability of any of them to obtain any Governmental Approvals (as defined in SECTION 4.1(C) hereof) or which would reasonably be expected to hinder or delay receipt of Governmental Approvals or (B) adversely affect its ability to perform its obligations under this Agreement;

          (b) That, except as expressly permitted in this SECTION 3.2(B), it and its Subsidiaries shall not: (i) declare, set aside or pay any dividend or make any other distribution with respect to its capital stock, except for dividends in accordance with past practice, (ii) reacquire or buy any of its outstanding shares, (iii) issue or sell any shares of capital stock of it except shares of it issued pursuant to exercise of stock options previously issued and identified in SCHEDULE 1.11, (iv) effect any stock split, stock dividend, reverse stock split or other reclassification or recapitalization of its common stocks, or (v) issue any options or other rights to purchase its capital stock.

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     Notwithstanding the foregoing, Bancorp may adopt a stock option plan after the date of this Agreement and prior to the Effective Date as contemplated by SECTION 1.11(C) above.

          (c) That, except as expressly permitted in this SECTION 3.2(C), it and its Subsidiaries shall not: (i) sell, dispose of or pledge any significant assets of it other than in the ordinary course of business consistent with past practices or to borrow funds consistent with the provisions hereinafter contained, (ii) merge or consolidate it into another entity or acquire any other entity or except in accordance with its written business plan in effect on the date hereof, acquire any significant assets, (iii) sell or pledge or agree to sell or pledge or permit any lien to exist on any stock of any of its Subsidiaries owned by it, (iv) change the Articles of Incorporation or, charter, Bylaws or other governing instruments of it, except as contemplated by this Agreement, (v) engage in any lending activities other than in the ordinary course of business consistent with past practices, (vi) form any new Subsidiary (except as contemplated by this Agreement with respect to Newbank and Sturgis and Southern each creating their own limited liability company for single business tax purposes) or cause or permit a material change in the activities presently conducted by any Subsidiary or make any additional investment in Subsidiaries in excess of $50,000.00, (vii) engage in any off balance sheet interest rate swap agreement, except to hedge interest rate risk on certificates of deposit or mortgage servicing rights, or to hedge interest rate risk and/or credit risk on commitments to extend consumer credit secured by residential mortgage loans, (viii) engage in any material activity not contemplated by its written business plan in effect on the date hereof, (ix) purchase any equity securities other than Federal Home Loan Bank Stock or incur or assume any indebtedness except in the ordinary course of business, (x) authorize capital expenditures other than in the ordinary course of business, (xi) implement or adopt any change in its accounting principles, practices, or methods other than as may be required by generally accepted accounting principles, or (xii) make any change to or take any action to amend, modify or terminate its Contracts. The limitations contained in this SECTION 3.2 shall also be deemed to constitute limitations as to the making of any commitment with respect to any matters set forth in this SECTION 3.2.

          (d) That, except as expressly permitted in this SECTION 3.2(C), it and its Subsidiaries shall not: (i) grant any general increase in compensation or benefits to its employees or officers or pay any bonus to its employees or officers except in accordance with policies in effect on the date hereof, (ii) enter into, extend, renew, modify, amend or otherwise change any employment or severance agreement with any of its directors, officers or employees (except as provided in SECTION 4.1(I) below), (iii) grant any increase in fees or other increases in compensation or benefits to any of its present or former directors in such capacity, and (iv) establish or sponsor any new Employee Plan or Benefit Arrangement or effect any material change in its Employee Plans or Benefit Arrangements (unless such change is contemplated by this Agreement or is required by applicable law or, in the opinion of its counsel, is necessary to maintain continued qualification of tax-qualified plan that provides for retirement benefits).

     3.3 NO SOLICITATION. Each party agrees on behalf of itself and each of its Subsidiaries that it will not authorize or permit any director, officer, employee, investment banker, financial consultant, attorney, accountant or other representative of it, directly or indirectly to initiate contact with any person or entity in an effort to solicit, initiate or encourage any "Take Over Proposal" (as defined in this SECTION 3.3). Except as the fiduciary duties of its Board of Directors may otherwise require (as determined in good faith after consultation with its legal counsel), each party agrees that it will not authorize or permit any officer, director, employee, investment banker, financial consultant, attorney, accountant or other representative of it, directly or indirectly: (i) to cooperate with, or furnish or cause to be furnished any non-public information concerning its business, properties or assets, to any person or entity in connection with any Take Over Proposal, (ii) to negotiate any Take Over Proposal

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

with any person or entity, or (iii) to enter into any agreement, letter of intent or agreement in principle as to any Take Over Proposal. Each party agrees that it shall promptly give notice to the other upon becoming aware of any Take Over Proposal, such notice to contain, at a minimum, the identity of the person submitting the Take Over Proposal, a copy of any written inquiry or other communication, the terms of any Take Over Proposal, any information requested or discussion sought to be initiated and the status of any request, negotiations or expression of interest. As used in this Agreement "Take Over Proposal" shall mean any proposal other than as contemplated by this Agreement for a consolidation or other business combination involving either party or for the acquisition of a ten percent or a greater equity interest in either party or any of their respective Subsidiaries or for the acquisition of a substantial portion of the assets of either party or any of their respective Subsidiaries.

     3.4 SHAREHOLDER APPROVAL. Sturgis shall call the meeting(s) of its shareholders for the purpose of voting upon this Agreement and related matters, as referred to in SECTION 1.10 and, if necessary, SECTION 1.12(E)(IV) hereof, as soon as practicable. In connection with the Sturgis Shareholders Meeting, the Board of Directors shall recommend approval of this Agreement and any other matters requiring shareholder action relating to the transactions contemplated herein unless as a result of an unsolicited Take Over Proposal received by a party after the date hereof, the Board of Directors of Sturgis determines in good faith after consultation with its legal counsel and investment banking firm that to do so would constitute a breach of the fiduciary duties of such Board of Directors to the shareholders of Sturgis. Sturgis shall use its best effort to solicit from its shareholders proxies in favor of approval, and to take all other action necessary or helpful to secure a vote of the holders of the outstanding shares of its common stock in favor of this Agreement, except as the fiduciary duties of the Board of Directors may otherwise require.

     3.5 COMPLIANCE WITH ACCOUNTING AND SECURITIES RULES.

     (a) After execution of this Agreement, (i) Sturgis shall use its best efforts to cause to be delivered to Bancorp from each person who may be deemed to be an "affiliate" of Sturgis within the meaning of Rule 145 of the Securities Act, a written letter agreement as of a date prior to the date of the Sturgis Shareholders Meeting in form reasonably satisfactory to Bancorp, regarding restrictions on resale of shares of Bancorp Common Stock, to ensure compliance with applicable restrictions imposed under the federal securities laws and, prior to the Effective Time, Sturgis shall use its best efforts to secure such written letter agreement from persons who become an affiliate of it subsequent to the date hereof, and (ii) neither party shall take any action which would prevent the Consolidation and the other transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Internal Revenue Code, or, except as provided in SECTION 1.12(E) above, which would disqualify the Consolidation as a "pooling of interests" for accounting purposes.

     (b) Because the Consolidation is intended to qualify for pooling of interests accounting treatment, the shares of Bancorp Common Stock received by Sturgis affiliates in the Consolidation shall not be transferable until such time as financial results covering at least 30 days of post-Consolidation operations have been published, and the certificates representing such shares will bear an appropriate restrictive legend. Bancorp shall use its best efforts to publish as promptly as reasonably practical but in no event later than forty-five (45) days after the end of the first full month after the Effective Time in which there are at least thirty (30) days of post-consolidation combined operations (which month may be the month in which the Effective Time occurs), combined net interest income and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135. In the event the Consolidation is to be treated as a "purchase" pursuant to SECTION 1.12(E) above, this SECTION 3.5(B) shall be null and void.

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

     3.6 PUBLICITY. Between the date of this Agreement and the Effective Time, neither party nor any of its Subsidiaries shall, without the prior approval of the other party (which approval shall not be unreasonably withheld) issue or make, or permit any of its directors, employees, officers or agents to issue or make, any press release, disclosure or statement to the press or third party with respect to the Consolidation or the other transactions contemplated hereby, except as required by applicable law or applicable rules of the National Association of Security Dealers, Inc. The parties shall cooperate when issuing or making any press release, disclosure statement with respect to the Consolidation or any other transactions contemplated hereby.

     3.7 COOPERATION. Between the date of this Agreement and the Effective Time, the parties and their respective Subsidiaries shall, in conformance with provisions of this Agreement, use their best efforts, and take all actions necessary or appropriate to consummate the Consolidation and the other transactions contemplated hereby at the earliest practicable date.

     3.8 ADDITIONAL FINANCIAL STATEMENTS AND REPORTS. As soon as reasonably practical after they become publicly available, each party shall furnish to the other its statements of financial condition, statements of operation or statements of income, statements of cash flow and statements of changes in shareholders' equity at all dates and for all periods before the Closing. Such financial statements will be prepared in conformity with generally accepted accounting principles applied on a consistent basis and fairly present the financial condition, results of operation and cash flow of the respective parties (subject, in the case of unaudited financial statements to (a) normal year-end audit adjustments, (b) any other adjustments described therein, and (c) the absence of notes which, if presented, would not differ materially from those included in the most recent audited financial statements), and all such financial statements will be prepared in conformity with the requirements of Form 10-Q or 10-K under the Exchange Act. As soon as reasonably practical after they are filed, each party shall, to the extent permitted under applicable law, furnish to the other its Regulatory Reports.

     3.9 STOCK EXCHANGE LISTING. After the Closing, Bancorp agrees to use all commercially reasonable efforts to cause Bancorp Common Stock to be listed in the NASDAQ National Market.

     3.10 EMPLOYEE BENEFITS AND AGREEMENTS. The Employee Plans shall not be terminated by reason of the Consolidation, but shall continue thereafter as plans of Sturgis and Bancorp until such time as the Employee Plans are integrated, subject to the terms and conditions specified in such plans and to such changes therein as may be necessary to reflect the consummation of the Consolidation.

     3.11 SECTION 3.11 has been intentionally omitted.

     3.12 FORBEARANCES. During the period from the date of this Agreement to the Effective Time, except as set forth in its Disclosure Schedule and, except as expressly contemplated or permitted by this Agreement neither party shall, without the prior written consent of the other party: (a) take any action that would prevent or impede the Consolidation from qualifying (i) for "pooling of interest" accounting treatment or (ii) as a reorganization within the meaning of
Section 368 of the Internal Revenue Code.

     3.13 LEGAL CONDITIONS TO CONSOLIDATION. Each party shall, and shall cause its Subsidiaries to, use their best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party with respect to the Consolidation and, subject to the conditions set forth in ARTICLE FOUR hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any governmental entity or authority and any other third party which is required to be obtained by it or any of its Subsidiaries in connection with the Consolidation and the other transactions contemplated by this Agreement.

     3.14 COMPLIANCE. Each party shall comply, and shall cause each of its Subsidiaries to comply, in all material respects with all laws, regulations, agreements, court orders, and administrative orders applicable to the conduct of its business unless the application of such laws, regulations, or orders is being contested in good faith and the other party has been notified of such contest.

     3.15 MAINTENANCE. Each party will use all reasonable efforts to maintain its and its Subsidiaries' property and assets in their present state of repair, order and condition, reasonable wear and tear and damage by fire or other casualty excepted.

     3.16 PRESERVATION OF GOODWILL. Each party will use all reasonable efforts to preserve its and its Subsidiaries' business organizations intact, to keep available the services of its and its Subsidiaries' present officers and employees, and to preserve the goodwill of its and its Subsidiaries' customers and others having business relations with it or its Subsidiaries.

     3.17 INSURANCE POLICIES. Each party shall use all reasonable efforts to maintain and keep in full force and effect insurance coverage, so long as such insurance is reasonably available, on its and its Subsidiaries' assets, properties, premises, operations, and personnel in such amounts against such risk and loss as are presently in force.

     3.18 CHARGE-OFFS. Each party shall maintain its and its Subsidiaries' reserve for loan and lease losses in a manner in conformity with its prior practice and applicable industry, regulatory and accounting standards.

     3.19 DATA PROCESSING CONTRACTS. Each party shall maintain all material data processing contracts of it and its Subsidiaries.

                                  ARTICLE FOUR
                          CONDITIONS OF CONSOLIDATION

     4.1 GENERAL CONDITIONS. The obligations of each party to effect the Consolidation shall be subject to the satisfaction (or written waiver by such party, to the extent such condition is waivable) of the following conditions before the Effective Time:

          (a) SHAREHOLDER APPROVAL. The holders of the outstanding shares of Sturgis Common Stock shall have approved or adopted this Agreement as specified in SECTION 1.10 and SECTION 1.12(E)(IV) hereof or as otherwise required by applicable law.

          (b) NO PROCEEDINGS. No order shall have been entered and remain in force restraining or prohibiting the Consolidation and any legal, administrative, arbitration, investigatory or other proceedings by any governmental or judicial or other authority. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental or regulatory authority which prohibits, materially restricts or makes illegal the consummation of the Consolidation.

          (c) GOVERNMENTAL APPROVALS. To the extent required by applicable law or regulation, all approvals of or filings with any governmental or regulatory authority (collectively "Governmental Approvals") shall have been obtained or made, and any waiting period shall have expired in connection with the consummation of the Consolidation; provided, however, that none of the proceedings shall be deemed obtained or made if it shall be conditioned or restricted in a manner that would have or result in a material adverse effect on the parties hereto. All other statutory or regulatory requirements for the valid consummation of the Consolidation shall have been satisfied.

          (d) REGISTRATION STATEMENT. The Registration Statement shall have been declared effective and shall not be subject to a stop order of the SEC (and no proceedings for that purpose shall have been initiated or threatened by the SEC) and, if the offer and sale is subject to the securities laws of any state, shall not be subject to a stop order of any state's securities authority.

          (e) FEDERAL TAX OPINION. Each party shall have received an opinion of its independent accountants, dated as of the Effective Time, to the effect that for federal income tax purposes (i) the Consolidation will qualify as a reorganization under Section 368 of the Internal Revenue Code, (ii) no gain or loss will be recognized by Sturgis or Bancorp by reason of the Consolidation, (iii) no gain or loss will be recognized by any shareholder of Sturgis upon the exchange of Sturgis Common Stock solely for Bancorp Common Stock in the Consolidation, (iv) the basis of the Bancorp Common Stock received by each shareholder of Sturgis who exchanges Sturgis Common Stock for Bancorp Common Stock in the Consolidation will be the same as the basis of Sturgis Common Stock surrendered and exchanged therefor (subject to any adjustments required as a result of receipt of cash in lieu of a fractional share), (v) the holding period of the Bancorp Common Stock received by a shareholder of Sturgis in the Consolidation will include the holding period of the Sturgis Common Stock surrendered in exchange therefor, provided that such shares of Sturgis Common Stock were held as a capital asset by such shareholders at the Effective Time, and (vi) cash received by a Sturgis shareholder in lieu of a fractional share interest of Bancorp Common Stock as part of the Consolidation will be treated as having been received as a distribution in full payment in exchange for the fractional share interest which such shareholder would otherwise be entitled to receive and will qualify as capital gain or loss (assuming the Sturgis stock was a capital asset in such shareholders' hands at the Effective Time).

          (f) THIRD PARTY CONSENTS. All consents or approvals of all persons (other than Governmental Approvals referred to in SECTION 4.1(C) hereof) required for the execution, delivery and performance of this Agreement and the consummation of the Consolidation shall have been obtained and shall be in full force and effect unless the failure to obtain such consent or approval is not reasonably likely to have, individually or in the aggregate a material adverse effect on the parties or transaction hereto.

          (g) POOLING OF INTEREST. Each party shall have received a letter, effective as of the Effective Time, from its independent accountants addressed to it to the effect that the Consolidation will qualify for "pooling of interest" accounting treatment.

          (h) FAIRNESS OPINION. Each party shall have received its written fairness opinion from its financial consultant.

          (i) EMPLOYMENT AGREEMENTS. Bancorp shall have entered into Employment Agreements in form and substance reasonably acceptable to Bancorp and Sturgis with: (i) Leonard L. Eishen, (ii) James T. Grohalski and (iii) such other individuals, if any, as shall be mutually agreed upon by Bancorp and Sturgis.

          (j) STOCK OPTION PLAN. The holders of the outstanding shares of Bancorp Common Stock shall have approved a Stock Option Plan at the 2000 annual meeting of Bancorp's shareholders whereby Bancorp shall be authorized to issue qualified and non-qualified stock options in sufficient amounts to convert the options for Sturgis Common Stock specified in
     SCHEDULE 1.11 to options for Bancorp Common Stock as provided in SECTION
     1.11 above.

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

          (k) DISSENTER RIGHTS. The independent accounting firms regularly retained by Bancorp and Sturgis shall have mutually determined that the Consolidation would qualify as a "pooling of interest" for accounting purposes if all the holders of Potentially Dissenting Shares (as defined below) perfect their dissenters' rights under MSBA. As used herein, "Potentially Dissenting Shares" shall mean all shares held by any holder of Sturgis Common Stock where such holder shall have taken one or both of the following actions: (i) given notice in writing to Sturgis at or prior to the Sturgis Shareholders Meeting that such holder dissents from the Consolidation, or (ii) voted against the Consolidation at the Sturgis Shareholders Meeting.

     (1) BANCORP NAME. Bancorp shall have adopted an assumed name by the procedure specified in SECTION 1.14 hereof.

     4.2 CONDITIONS TO OBLIGATIONS OF STURGIS. The obligations of Sturgis to effect the Consolidation and the other transactions contemplated hereby shall be subject to the satisfaction or written waiver of Sturgis of the following conditions before the Effective Time:

          (a) NO MATERIAL ADVERSE EFFECT. Between the date of this Agreement and the Closing, Bancorp shall not have been affected by any event or change which has had or caused a material adverse effect or material adverse change on it.

          (b) REPRESENTATIONS, WARRANTIES AND CONDITIONS. The representations and warranties of Bancorp (i) shall be true and correct as of the date hereof and at the Effective Time with the same effect as though made at the Effective Time (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date) except where the failure to be true and correct would not have, or would not reasonably be expected to have, a material adverse effect on Bancorp, (ii) Bancorp and its Subsidiaries shall have performed all obligations and complied with each covenant, in all material respects, and satisfied all conditions under this Agreement on its part to be satisfied at or before the Effective Time, and (iii) Bancorp shall have delivered to Sturgis a certificate, dated the Effective Time and signed by its chief executive officer and chief financial officer, certifying as to the satisfaction of clauses (i) and
     (ii) hereof.

          (c) NO LITIGATION. Neither Bancorp nor any Bancorp Subsidiary shall be subject to any pending litigation which, if determined adversely to Bancorp or to any Bancorp Subsidiary, would have a material adverse effect on Bancorp.

          (d) AUDITED FINANCIALS. Bancorp shall have delivered to Sturgis audited consolidated financial statements at and for the year ended December 31, 1999, including an unqualified opinion of Bancorp's independent auditors related thereto.

          (e) OTHER CERTIFICATES. Bancorp shall have delivered to Sturgis such other certificates and instruments as Sturgis and its counsel may reasonably request. The form and substance of all certificates, instruments and other documentation delivered to Sturgis under this Agreement shall be reasonably satisfactory to Sturgis and its counsel.

          (f) OPINION OF LEGAL COUNSEL. Bancorp shall have delivered to Sturgis an opinion of Miller, Canfield, Paddock & Stone, P.L.C., counsel for Bancorp, dated as of the date of the Closing and in form reasonably satisfactory to counsel for Sturgis.

     4.3 CONDITIONS TO OBLIGATIONS OF BANCORP. The obligations of Bancorp to effect the Consolidation and the other transactions contemplated hereby shall be subject to the satisfaction or written waiver by Bancorp of the following additional conditions before the Effective Time:

          (a) NO MATERIAL ADVERSE EFFECT. Between the date of this Agreement and Closing, Sturgis shall have not been affected by any event or change which has had or caused a material adverse effect or material adverse change on Sturgis.

          (b) REPRESENTATIONS, WARRANTIES AND CONDITIONS. The representations and warranties of Sturgis shall (i) be true and correct as of the date hereof and at the Effective Time with the same effect as though made at the Effective Time (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date) except where the failure to be true and correct would not have, or would not reasonably be expected to have, a material adverse effect on Sturgis, (ii) Sturgis and its Subsidiaries shall have performed all obligations and complied with each covenant, in all material respects and satisfied all conditions under this Agreement on its part to be satisfied at or before the Effective Time, and (iii) Sturgis shall have delivered to Bancorp a certificate, dated the Effective Time and signed by its President and chief financial officer, certifying as to the satisfaction of clauses (i) and (ii) hereof.

          (c) NO LITIGATION. Neither Sturgis nor any Sturgis Subsidiary shall be subject to any pending litigation which, if determined adversely to Sturgis or to any Sturgis Subsidiary, would have a material adverse effect on Sturgis.

          (d) AUDITED FINANCIALS. Sturgis shall have delivered to Bancorp audited financial statements at and for the year ended December 31, 1999, including an unqualified opinion of Sturgis' independent auditors related thereto.

          (e) OTHER CERTIFICATES. Sturgis shall have delivered to Bancorp such other certificates and instruments as Bancorp and its counsel may reasonably request. The form and substance of all certificates, instruments and other documentation delivered to Bancorp under this Agreement shall be reasonably satisfactory to Bancorp and its counsel.

          (f) OPINION OF LEGAL COUNSEL. Sturgis shall have delivered to Bancorp an opinion of Dresser, Dresser, Gilbert & Haas, P.C., counsel for Sturgis, dated as of the date of Closing and in form reasonably satisfactory to counsel for Bancorp.

                                  ARTICLE FIVE

                              CORPORATE GOVERNANCE

     5.1 STURGIS AND SOUTHERN OFFICERS AND EMPLOYEES. After the Effective Time, Sturgis as the Surviving Corporation and Southern shall continue to have the same officers and employees as immediately before the Effective Time subject to the discretion of the continuing Board of Directors of Sturgis and Southern.

     5.2 STURGIS AND SOUTHERN BOARD OF DIRECTORS. The present Boards of Directors of Sturgis and Southern shall continue to serve as the Board of Directors of Sturgis and Southern after the Consolidation except that Sturgis shall cause James T. Grohalski to be added to the Board of Directors of Sturgis and Bancorp shall cause Leonard L. Eishen to be added to the Board of Directors of Southern. The Bylaws of Sturgis and Southern shall be amended as necessary to accommodate such additions.

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

     5.3 BANCORP BOARD OF DIRECTORS. Bancorp shall cause all of the Directors of Bancorp except James T. Grohalski or another Director designated by the Board of Directors of Bancorp (the "Designated Director") to resign as of the Effective Time. Immediately after the Effective Time, the Designated Director, as the sole remaining Director of Bancorp, shall elect the individuals identified in Section
5.3 of each party's Disclosure Schedule to the Board of Directors of Bancorp for the terms indicated: (i) two (2) individuals designated by Bancorp and one (1) individual designated by Sturgis for a one (1) year term, (ii) two (2) individuals designated by Bancorp and one (1) individual designated by Sturgis for a two (2) year term, and (iii) two (2) individuals designated by Sturgis and one (1) individual designated by Bancorp for a three (3) year term; provided that the Designated Director shall continue to serve the balance of his or her elected term and shall, for purposes of the foregoing, be deemed an individual designated by Bancorp for that particular term.

     5.4 BANCORP OFFICERS AND COMMITTEES. Bancorp shall cause all of the officers of Bancorp to resign as of the Effective Time. It is the intention of the parties that immediately after the Board of Directors of Bancorp is formed under SECTION 5.3 above, the Board of Directors will take action to elect:
Leonard L. Eishen as President and Chief Executive Officer ("CEO") of Bancorp; James T. Grohalski as Vice-Chairman, Chief Operating Officer and Chief Financial Officer of Bancorp; James Morrison as Chairman of Bancorp; James Goethals as Vice Chairman of Bancorp; and all members of all committees of the Bancorp Board of Directors with equal representation from both the Sturgis and Bancorp designated board members. It is intended by the parties that at age sixty-five
(65) years, Leonard L. Eishen will be succeeded by James T. Grohalski as President and CEO of Bancorp and Leonard L. Eishen will become Chairman of the Board of Directors of Bancorp.

     5.5 BYLAWS. At the Effective Time, the Bylaws of Bancorp shall be amended and restated to provide as follows (the "Amended and Restated Bylaws"):

          (a) The Board of Directors of Bancorp shall have nine (9) members with staggered three (3) year terms and no Director may stand for election after age seventy (70) years.

          (b) Bancorp shall not take any of the following actions unless such action is authorized by a vote of seventy five percent (75%) of the members of the Board of Directors of Bancorp:

             (i) amendments to Bancorp's Articles of Incorporation or the Amended and Restated Bylaws;

             (ii) approval of any merger, share exchange or dissolution involving Bancorp or any of its subsidiaries;

             (iii) sale or transfer of substantially all of the corporate assets of Bancorp or any of its subsidiaries;

             (iv) issuance and/or sale of any stock of Bancorp including the establishment of the consideration to be accepted by Bancorp for the sale of any shares of its stock;

             (v) acquisition by Bancorp of another business or operation by way of merger, share exchange, purchase of stock, purchase of assets or otherwise wherein the consideration paid or delivered exceeds either 10% of the book value of assets of Bancorp and its subsidiaries or 10% of the fair market value of outstanding capital stock of Bancorp, as applicable;

             (vi) any action taken by Bancorp as a shareholder of any subsidiary including, without limitation, Sturgis and Southern; and

             (vii) election of officers, nomination of directors and appointment of Board of Directors committee members.

                                  ARTICLE SIX

                           TERMINATION OF OBLIGATIONS

     6.1 TERMINATION OF AGREEMENT AND ABANDONMENT OF CONSOLIDATION. This Agreement may be terminated at any time before the Effective Time, whether before or after approval thereof by the shareholders of Sturgis or Bancorp, as provided below:

          (a) MUTUAL CONSENT. By mutual consent of the parties as evidenced by their written agreement.

          (b) CLOSING DELAY. At the election of either party, as evidenced by written notice, if the Closing shall not have occurred on or before December 31, 2000, or such later date as shall have been agreed to in writing by the parties, provided, however, that the right to terminate under this SECTION 6.1(B) shall not be available to any party whose failure to perform an obligation hereunder has been the cause of, or has resulted in, the failure of the Closing to occur on or before such date.

          (c) CONDITIONS TO STURGIS' PERFORMANCE NOT MET. By Sturgis (provided it has not breached this Agreement to any material extent) upon delivery of written notice of termination to Bancorp if any event occurs (through no fault of Sturgis) which renders impossible the satisfaction in any material respect one or more of the conditions to the obligations of Sturgis to effect the Consolidation set forth in SECTIONS 4.1 and 4.2 hereof and non-compliance is not waived in writing by Sturgis.

          (d) CONDITIONS TO BANCORP'S PERFORMANCE NOT MET. By Bancorp (provided it has not breached this Agreement to any material extent) upon delivery of written notice of termination to Sturgis if any event occurs (through no fault of Bancorp) which renders impossible the satisfaction in any material respect one or more of the conditions to the obligations of Bancorp to effect the Consolidation set forth in SECTIONS 4.1and 4.3 hereof and non-compliance is not waived in writing by Bancorp.

          (e) BREACH. By either Sturgis or Bancorp if there has been a material breach of the other party's representations and warranties (as contemplated in this Agreement), covenants or agreements set forth in this Agreement of which written notice has been given to such breaching party and which has not been fully cured or cannot be fully cured within the earlier of (i) thirty (30) days after receipt of such notice or (ii) five (5) days prior to the Closing and which breach would, in the reasonable opinion of the non-breaching party, individually or in the aggregate, have, or be reasonably likely to have, a material adverse effect on the non-breaching party.

          (f) STURGIS ELECTION. By Sturgis if the Board of Directors of Bancorp shall have authorized Bancorp to enter into any agreement, letter of intent or agreement in principle with the intent to pursue or effect a Take Over Proposal.

          (g) BANCORP ELECTION. By Bancorp if: (i) the Board of Directors of Sturgis shall not have publicly recommended in the prospectus and proxy statement that its shareholders approve and adopt this Agreement or shall have withdrawn, modified or changed in any manner adverse to Bancorp its approval or recommendation of this Agreement, or (ii) the Board of Directors of Sturgis shall have authorized Sturgis to enter into any agreement, letter of intent or agreement in principle with the intent to pursue or effect a Take Over Proposal.

     6.2 TERMINATION; LACK OF SURVIVAL OF REPRESENTATIONS AND WARRANTIES. In the event of termination of this Agreement pursuant to SECTION 6.1 hereof:

          (a) This Agreement shall become void and have no effect, except (i) the provisions of SECTIONS 2.7, 3.6, 8.2 and 8.12 shall survive; (ii) a termination pursuant to SECTION 6.1(E) hereof shall not relieve the breaching party from any liability for any uncured intentional breach of a representation, warranty, covenant or agreement giving rise to such termination and the party whose representations and warranties were incorrect or who breached such covenant or agreement shall be liable to the other party for all costs and expenses of the other party in connection with the preparation, negotiation, execution and performance of this Agreement (including reasonable legal and accounting fees), in addition to all rights and remedies to which such non-breaching party may otherwise be entitled; (iii) in the event of a termination pursuant to SECTION 6.1(F) by Sturgis, Bancorp shall pay Sturgis Five Hundred Thousand and 00/100 Dollars ($500,000.00) as a break-up fee plus all costs, fees and expenses incurred by Sturgis in connection with the preparation, negotiation, execution and performance of this Agreement (including reasonable legal and accounting fees) which shall be the sole and exclusive remedy of Sturgis in connection with such termination of this Agreement; and (iv) in the event of a termination pursuant to SECTION 6.1(G) by Bancorp, Sturgis shall pay Bancorp Five Hundred Thousand and 00/100 Dollars ($500,00.00) as a break-up fee plus all costs, fees and expenses incurred by Bancorp in connection with the preparation, negotiation, execution and performance of this Agreement (including reasonable legal and accounting fees) which shall be the sole and exclusive remedy of Bancorp in connection with such termination of this Agreement.

          (b) The representations, warranties and agreements set forth in this Agreement shall not survive the Effective Time and shall be terminated and extinguished at the Effective Time, and from and after the Effective Time, no party shall have any liability to the other on account of any breach or failure of any of those representations, warranties, covenants and agreements, provided, however that the foregoing clause (i) shall not apply to agreements of the parties which by their terms are intended to be performed after the Effective Time and (ii) shall not relieve any party or person for liability for fraud or intentional misrepresentation.

          (c) At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of the transactions contemplated by Sturgis' shareholders, there may not be, without further approval of such shareholders, any extension or waiver or this Agreement or any portion hereof which reduces the amount or changes the form of consideration to be delivered to the holders of Sturgis Common Stock. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or a estoppel with respect to, any subsequent waiver or extension.

     6.3 PAYMENT OF EXPENSES. Except as otherwise provided herein, each party shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated hereby; provided, however, that the costs and expenses of printing and mailing the Proxy Statement/ Prospectus, and all filing and other fees paid to the SEC in connection with the Consolidation, shall be borne equally by Sturgis and Bancorp.

                                 ARTICLE SEVEN

                                OTHER AGREEMENTS

     7.1 ADDITIONAL AGREEMENTS.

     (a) If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all necessary action as may be reasonably requested by, and at the sole expense of, Bancorp.

     (b) Except as provided in SECTION 1.12(E) above, each party shall use all commercially reasonable efforts to cause to be delivered to the other the independent accountants letter, dated as of the Closing, stating that accounting for the Consolidation is as a "pooling of interest" under opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations.

     7.2 ADVICE OF CHANGES. Each party shall promptly advise the other party of any change or event having a material adverse effect on it or which it believes would or would reasonably be likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein.

                                 ARTICLE EIGHT

                                    GENERAL

     8.1 AMENDMENTS. Subject to applicable law, this Agreement may be amended, whether before or after any shareholder approval hereof, by an agreement in writing executed in the same manner as this Agreement and authorized or ratified by the Boards of Directors of the parties hereto, provided that after the approval of this Agreement by the shareholders of Sturgis, no such amendment may change the amount or form of the consideration to be delivered hereunder without such shareholders' approval. This Agreement may not be amended except by a written instrument executed on behalf of each of the parties.

     8.2 CONFIDENTIALITY. All information disclosed by any party to any other party, whether prior or subsequent to the date of this Agreement, including without limitation, any information obtained pursuant to SECTION 3.1 hereof, shall be kept confidential by such other party and shall not be used by such other party otherwise than herein contemplated, all in accordance with the terms of the Confidentiality Agreement between the parties dated September 9, 1999 (the "Confidentiality Agreement"). In the event of the termination of this Agreement, each party shall upon request use all reasonable efforts to promptly return to the other party all documents (and reproductions thereof) received from such other party (and, in the case of reproductions, all such reproduction) that include information subject to the confidentiality requirements set forth above.

     8.3 GOVERNING LAW. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Michigan except to the extent certain matters may be governed by federal law.

     8.4 NOTICES. All notice and other communication required or permitted hereunder shall be in writing and shall be deemed given if mailed by registered or certified mail (postage prepaid and return receipt requested) addressed as follows:

If to Sturgis:                Sturgis Bank & Trust Company
                              P.O. Box 600
                              Sturgis, Michigan 49091
                              Attn: Leonard L. Eishen
                              Fax: (616) 651-5512

With a copy to:               Dresser, Dresser, Gilbert & Haas, P.C.
                              112 South Monroe Street
                              Sturgis, Michigan 49091
                              Attn: John R. Dresser, Esq.
                              Fax: (616) 651-2361

If to Bancorp:                Southern Michigan Bancorp, Inc.
                              51 West Pearl
                              Coldwater, Michigan 49036
                              Attn: James T. Grohalski
                              Fax: (517) 278-8469

With a copy to:               Miller, Canfield, Paddock & Stone, P.L.C.
                              444 West Michigan Avenue
                              Kalamazoo, Michigan 49007-3714
                              Attn: John R. Cook, Esq.
                              Fax: (616) 382-0244

(or such other address as shall be furnished in writing by either party to the other), and any such notice or communication shall be deemed to have been given two business days after the date of such mailing (except that the notice of change of address shall not be deemed to have been given until received by the addressee). Notices may also be sent by facsimile transmission, hand delivery or overnight courier and in such event shall be deemed to have been given as of the date received by the addressee.

     8.5 NO ASSIGNMENT. This Agreement may not be assigned by any party hereto, by operation of law or otherwise, except as contemplated hereby.

     8.6 HEADINGS. The description of the Articles and Sections of this Agreement are inserted for convenience only and are not a part of this Agreement.

     8.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to each other party.

     8.8 CONSTRUCTION AND INTERPRETATION. It is expressly acknowledged and agreed that all parties have been represented by counsel and have participated in the negotiation and drafting of this Agreement, and there shall be no presumption against any party on the ground that such party was responsible for preparing this Agreement or any part of it. Each of the Exhibits and Schedules referred to in, and/or attached to this Agreement, are an integral part of this Agreement and are incorporated in this Agreement by reference. In the event of a conflict between the terms of this Agreement and any Exhibit, Schedule or other attachment hereto, the terms of this Agreement shall control, unless prohibited by applicable law. No provision of this Agreement shall be construed to require either party or their Subsidiaries to take any action which would violate any applicable law, rule or regulation. Except as the context otherwise requires, all references herein to any state or federal regulatory agency shall also be deemed to refer to any predecessor or successor agency, and all references to state and federal statutes or regulations shall be deemed to refer to any successor statute or regulation. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless business days are specified. Whenever in this Agreement "or" is used, it is used in the inclusive sense of "and/or" unless otherwise specified.

     8.9 ENTIRE AGREEMENT. This Agreement, together with the Schedules, lists, Exhibits and certificates referred to herein or required to be delivered hereunder, and any amendment hereafter executed and delivered in accordance with
SECTION 8.1 hereof, constitutes the entire agreement of the parties and supersedes any prior written or oral agreement or understanding among any parties pertaining to the Consolidation, except that the Confidentiality Agreement shall remain in full force and effect as contemplated in SECTION 8.2hereof.

     8.10 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if such provision in this Agreement is held to be prohibited by or invalid under applicable law, then such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     8.11 NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement shall entitle any person (other than the parties hereto and their respective successors and assigns) permitted hereby, to any claim, cause of action, remedy or right of any kind.

     8.12 NO EMPLOYMENT SOLICITATION. If this Agreement is terminated, the parties hereto agree that for a period of twelve (12) months subsequent to such termination (i) none of the parties shall, without first obtaining the prior written consent of the other, directly or indirectly, solicit the employment of any current Director, officer or employee of the other party or any Subsidiary of such other party and (ii) none of the parties shall actively solicit business relationships with clients of the other party or any Subsidiary of such other party solely as the result of review of the information contemplated in SECTION
8.2 hereof. This provision shall supercede in entirety the second sentence of
Section 6 of the Confidentiality Agreement.

     8.13 CONSENT TO JURISDICTION. Each of the parties consent to the exclusive personal jurisdiction and venue of the courts, state and federal, for St. Joseph County, State of Michigan, for the purposes of any suit, action or other proceeding arising out of this Agreement or the transactions contemplated hereby.

     8.14 FURTHER ASSURANCES. At the request of any party to this Agreement, the other party shall execute, acknowledge and deliver such other documents and/or instruments as may be reasonably required by the requesting party to carry out the purposes of this Agreement. In the event any party to this Agreement shall be involved in litigation, threatened litigation or government inquiries with respect to a matter covered by this Agreement, every other party to this Agreement shall also make available to such party, at reasonable times and subject to reasonable requirements of its own businesses, such of its personnel as may have information relevant to such matters, provided that such party shall reimburse the providing party for its reasonable costs for employee time incurred in connection therewith if more than one business day is required. Following the Closing, the parties will cooperate with each other in connection with tax audits and in the defense of any legal proceedings.

     8.15 REMEDIES. Unless expressly made the exclusive remedy by the terms of this Agreement, all remedies provided for in this Agreement are cumulative and shall be in addition to any and all other rights and remedies provided by law and by any other agreement between the parties.

     IN WITNESS WHEREOF, each party has caused this Agreement to be executed on its behalf by its duly authorized officers as of the date first set forth above.

                                       Sturgis Bank & Trust Company
                                       /s/ Leonard L. Eishen
                                       -----------------------------------------
                                       By: Leonard L. Eishen
                                       Title: President and Chief Executive
                                       Officer
                                       SOUTHERN MICHIGAN BANCORP, INC.
                                       /s/ James T. Grohalski
                                       -----------------------------------------
                                       By: James T. Grohalski
                                       Title: President and Chief Executive
                                       Officer

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Michigan Business Corporation Act, as amended ("MBCA"), provides that a Michigan corporation, such as Southern Michigan Bancorp, Inc. (the "registrant"), may indemnify a director, officer, employee or agent of the corporation (an "Indemnitee") against the Indemnitee's expenses and judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) involving the Indemnitee by reason of the fact that the Indemnitee is or was a director, officer, employee or agent of the corporation, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The MBCA also provides that in derivative actions, a corporation may indemnify a director, officer, employee or agent of the corporation against expenses actually and reasonably incurred by the Indemnitee to the extent that the Indemnitee is successful on the merits or otherwise in any such action, suit or proceeding or in the defense of any claim, issue or matter therein. Under the MBCA, no indemnification shall be made with respect to any claim, issue or matter as to which an Indemnitee shall have been adjudged to be liable to the corporation unless and only to the extent that the court shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. The MBCA also generally permits the advancement of reasonable expenses and empowers the corporation to purchase and maintain directors' and officers' insurance.

         Article V of the By-laws of the registrant contains provisions authorizing indemnification of directors, officers, employees and agents of the registrant and authorizes the registrant to purchase directors' and officers' insurance.

         Section 209 of the MBCA provides that the articles of incorporation of a corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 551(1) of the MBCA (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock and loans to a director, officer, or employee of the corporation or of a subsidiary of the corporation), (iv) for any transaction from which the director derived an improper personal benefit or (v) for an act or omission occurring prior to the date such a provision becomes effective. Article VIII of the registrant's Articles of Incorporation include such a provision.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in this Item 20 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

       (a) Exhibits. The following exhibits are filed as part of the registration statement on Form S-4:


        Item 601
      Regulation S-K
     Exhibit Reference
         Number              Exhibit Description
     -----------------       -------------------

      (2)(a)/(10)(a)         Agreement and Plan of Consolidation dated as of
                             February 15, 2000 by and between the registrant and Sturgis Bank & Trust Company, a Michigan savings bank (incorporated by reference to Exhibit 2 of the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 as filed with the Securities and Exchange Commission (File no.
                             2-78178)).

                             A conformed copy of this Agreement, without exhibits, is attached to the proxy statement/prospectus as Annex F.

      (3)(a)/(4)(a)          Articles of Incorporation of the registrant
                             (incorporated by reference to Exhibit (3) of the registrant's Annual Report on Form 10-K for the year ended December 31, 1991 as filed with the Securities and Exchange
                             Commission (file no. 2-78178)).

      (3)(b)/(4)(b)          By-laws of the registrant (incorporated by
                             reference to Exhibit (3) of the registrant's
                             Annual Report on Form 10-K for the year
                             ended December 31, 1997 as filed with the Securities and Exchange Commission (file no.
                             2-78178)).

            (5) Opinion and consent of Miller, Canfield, Paddock and Stone, P.L.C.**

          (8)(a)             Opinion and consent of Crowe, Chizek and Company,
                             LLP **

          (8)(b)             Opinion and consent of Plante & Moran, LLP**

          (10)(b) Master Agreements for Directors' Deferred Income Plan (incorporated by reference to Exhibit 10 of the registrant's Annual Report on Form 10-K for the year ended December 31, 1994 as filed with the Securities and Exchange Commission (file no. 2-78178)).

          (10)(c) Composite form of Executive Employee Salary Continuation Agreement, as amended (incorporated by reference to Exhibit 10 of the registrant's Annual Report on Form 10-K for the year ended December 31, 1994 as filed with the Securities and Exchange Commission (file no. 2-78178)).

          (10)(d) Master Agreement for Executives' Deferred Compensation Plan, as amended (incorporated by reference to Exhibit 10 of the registrant's Annual Report on Form 10-K for the year ended December 31, 1994 as filed with the Securities and Exchange Commission (file no. 2-78178)).

            (11) No statement is required to be filed because the computations can be clearly determined from the materials contained in the registration statement.

        Item 601
      Regulation S-K
     Exhibit Reference
         Number              Exhibit Description
     -----------------       -------------------

          (12) No statement is required to be filed because the computations can be clearly determined from the materials contained in the registration statement.

          (21) List of subsidiaries of the registrant (incorporated by reference to Exhibit 21 of the registrant's Annual Report on Form 10-K for the year ended December 31, 1997 as filed with the Securities and Exchange Commission (file no. 2-78178)).

        (23)(a) Consent of Miller, Canfield, Paddock and Stone, P.L.C. (included in Exhibit 5).**

        (23)(b) Consent of Crowe, Chizek and Company, LLP (included in Exhibit 8(a)).**

        (23)(c)              Consent of Plante & Moran, LLP (included in Exhibit
                             8(b)).**

        (23)(d) Consent of Crowe, Chizek and Company, LLP, independent certified public accountants.*

        (23)(e) Consent of Plante & Moran, LLP, independent certified public accountants.*

        (23)(f) Consent of PricewaterhouseCoopers LLP, independent certified public accountants.*

          (24) Powers of Attorney (contained in signature pages of the initial filing of this registration statement).

          (27)               Financial Data Schedule of the registrant.*

        (99)(a)              Form of Proxy for Sturgis Bank & Trust Company.**

        (99)(b) Opinion of Raymond James & Associates, Inc., which is set forth in full as Annex D to the Prospectus which is part of this Registration Statement.

        (99)(c) Opinion of Austin Associates, Inc., which is set forth in full as Annex E to the Prospectus which is part of this Registration Statement.

        (99)(d)              Consent of Raymond James & Associates, Inc.**

        (99)(e)              Consent of Austin Associates, Inc.*

        (99)(f) Consents of persons named as directors and executive officers of the registrant.**
------------------------

*        Filed herewith.
**       To be filed by amendment.

         (b) Financial Statement Schedules. The financial statement schedules are omitted because of the absence of the conditions under which they are required or because the required information is included in the financial statements, or the notes thereto, that are a part of this registration statement.

         (c) Information Pursuant to Item 4(b).  Not Applicable.

ITEM 22.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934, as amended; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         (2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933, as amended, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 of this registration statement or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

         The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coldwater, State of Michigan, on the 29th day of June, 2000.

                         SOUTHERN MICHIGAN BANCORP, INC.,
                         a Michigan corporation


                         By  /s/ James T. Grohalski
                             ---------------------------------------------------
                             Name:  James T. Grohalski
                             Title: President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         By signing below, each of the undersigned does hereby severally constitute and appoint James J. Morrison and James T. Grohalski, and each of them, his true and lawful attorneys and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (both pre-effective amendments and post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys and agents, and each and every one of them, full power and authority to do and perform each and every act and things requisite or necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys and agents, and each of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature                             Title                           Date

Principal Executive Officer,
Principal Financial Officer
and Principal Accounting Officer:
                                      President, Chief Executive
                                      Officer and Secretary
                                      (Principal Executive
                                      Officer, Principal
                                      Financial Officer and
                                      Principal Accounting
/s/ James T. Grohalski                Officer)                   June 29, 2000
---------------------------------
James T. Grohalski

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         By signing below, each of the undersigned does hereby severally constitute and appoint James J. Morrison and James T. Grohalski, and each of them, his true and lawful attorneys and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (both pre-effective and post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys and agents, and each and every one of them, full power and authority to do and perform each and every act and things requisite or necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys and agents, and each of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature                           Title                        Date
---------                           -----                        ----

/s/ James T. Grohalski              Director, President,
-----------------------------       Chief Executive Officer      June 29, 2000
James T. Grohalski                  and Secretary

/s/ James J. Morrison
-----------------------------       Director and Chairman        June 29, 2000
James J. Morrison

/s/ James Briskey                   Director                     June 29, 2000
-----------------------------
James Briskey

/s/ H. Kenneth Cole                 Director                     June 29, 2000
-----------------------------
H. Kenneth Cole

/s/ William E. Galliers             Director                     June 29, 2000
-----------------------------
William E. Galliers

/s/ Nolan E. Hooker                 Director                     June 29, 2000
-----------------------------
Nolan E. Hooker

/s/ Gregory J. Hull                 Director                     June 29, 2000
-----------------------------
Gregory J. Hull

/s/ Thomas E. Kolassa               Director                     June 29, 2000
-----------------------------
Thomas E. Kolassa

/s/ Jane L. Randall                 Director                     June 29, 2000
-----------------------------
Jane L. Randall

/s/ Freeman E. Riddle               Director                     June 29, 2000
-----------------------------
Freeman E. Riddle

                                INDEX OF EXHIBITS


      EXHIBIT
      NUMBER                         EXHIBIT DESCRIPTION

      (23)(d) Consent of Crowe, Chizek and Company, LLP, independent certified public accountants.*
      (23)(e) Consent of Plante & Moran, LLP, independent certified public accountants.*
      (23)(f) Consent of PricewaterhouseCoopers LLP, independent certified public accountants.*
       (27)        Financial Data Schedule of the registrant.*
      (99)(e)      Consent of Austin Associates, Inc.*

* Filed herewith